   As filed with the Securities and Exchange Commission on March 11, 2002
                                                      Registration No. 333-83570
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                 PRE-EFFECTIVE
                                 AMENDMENT NO.1
                                       TO

                                    FORM F-1

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              --------------------


                         COMMERCIAL CONSOLIDATORS CORP.
             (Exact Name of Registrant as Specified in its Charter)

        Alberta, Canada                            Not Applicable                               421690; 422120; 421430;
  (State or Other Jurisdiction of                  (IRS Employer                                     421620; 421210
  Incorporation or Organization)                Identification No.)                           (Primary Standard Industrial
                                                                                              Classification Code Number)

                         5255 Yonge Street, Suite 1010
                                Toronto, Ontario
                                Canada, M2N 6P4
                                 (416) 512-8299
    (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Office and Principal Place of Business)

                             Michael S. Weingarten
                             Chairman of the Board
                         Commercial Consolidators Corp.
                         5255 Yonge Street, Suite 1010
                                Toronto, Ontario
                                Canada, M2N 6P4
                           Telephone: (416) 512-8299
                           Facsimile: (416) 512-8348
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                with copies to:
                             Stephen A. Weiss, Esq.
                             Greenberg Traurig, LLP
                                200 Park Avenue
                            New York, New York 10166
                           Telephone: (212) 801-9200
                           Facsimile: (212) 801-6400
                              --------------------

   Approximate date of proposed sale to the public: From time to time after the effective date of this Registration Statement.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: |X|

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement in the same offering: |_|

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|.

   If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earliest effective registration statement for the same offering: |_|.

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: |_|.
                              --------------------


                                                   Calculation of Registration Fee
------------------------------------- -------------------- -------------------------- ----------------------- ----------------------
     Title of Each                                              Proposed Maximum              Maximum
  Class of Securities                     Amount to be           Offering Price              Aggregate              Amount of
   to be Registered                       Registered(1)           Per Share(2)             Offering Price        Registration Fee
------------------------------------- -------------------- -------------------------- ----------------------- ----------------------
Common Shares, without par value            2,608,824               $1.975(3)              $5,152,427.40             $474.02(4)
------------------------------------- -------------------- -------------------------- ----------------------- ----------------------
Common Shares, without par value              400,000               $1.30(5)                 $520,000.00              $47.84(6)
------------------------------------- -------------------- -------------------------- ----------------------- ----------------------



     (1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also includes any additional common shares that may become issuable upon stock splits, stock dividends or similar transactions.

     (2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act.

     (3) Based on the average of the high and low prices of the Registrant's common shares on the American Stock Exchange on February 26, 2002.

     (4) Previously paid with the initial filing of this Registration Statement on February 28, 2002.

     (5) Based on the average of the high and low prices of the Registrant's common shares on the American Stock Exchange on March 6, 2002.

     (6) Being paid with the filing of this Pre-Effective Amendment No. 1 to the Registration Statement.



   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this
Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
===============================================================================

                   Subject to Completion. Dated March 11, 2002.
Prospectus




                         COMMERCIAL CONSOLIDATORS CORP.


                            3,008,824 Common Shares

   This prospectus relates to the offer and sale to the public of up to an aggregate of 3,008,824 of our common shares, which may be made from time to time by the selling shareholders listed on page 74 of this prospectus or their transferees, pledgees, donees or successors. The number of our common shares covered by this prospectus was determined by agreements between us and the selling shareholders and consists of:


   o 392,157 shares, which we have agreed to issue to the shareholders of American Way Importing, Inc., as partial consideration for our acquisition of all of the outstanding capital stock of that company;


   o 1,666,667 shares, representing 200% of the number of our common shares issuable to the holders of our 8% convertible notes due March 15, 2003, assuming full conversion of US$1,250,000 aggregate principal amount of the notes at a price of US$1.50 per share and without regard to any applicable conversion limitations;


   o 250,000 shares, representing 100% of the number of our common shares issuable to the holders of our three-year warrants, assuming full cash exercise of all such warrants at a price of US$2.4675 per share and without regard to any applicable exercise limitations; and


   o 700,000 shares, which we have issued or agreed to issue to an affiliate of Investor Relations Services, Inc. in consideration of financial public relations services provided to us by Investor Relations Services since July 2001.


   Our 8% convertible notes and three-year warrants referred to above were issued to certain of the selling shareholders in private placement transactions completed in January and February 2002. We will not receive any proceeds from the sale of our common shares by the selling shareholders, nor will we receive any proceeds from any conversion of our 8% convertible notes. We will, however, receive cash infusions of capital to the extent that any holders of the warrants issued in January and February 2002 exercise their warrants for the cash exercise price, although the holders of these warrants are also entitled to utilize a "cashless exercise" procedure at their option.

   We have been advised by the selling shareholders that they may sell all or a portion of the shares from time to time on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of the sale, at prevailing market prices or at negotiated prices. The selling shareholders may also make private sales of the shares to purchasers directly. Alternatively, the selling shareholders may from time to time offer the shares through underwriters, brokers, dealers or agents, who may receive compensation in the form of underwriting discounts, commissions or concessions. We have agreed to pay all of the expenses incurred in connection with the registration of the shares covered by this prospectus under U.S. federal and state securities laws and to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended.


   Our common shares are traded on the American Stock Exchange under the Symbol "ZCC." The last reported closing price on the American Stock Exchange on March 6, 2002 was US$1.45 per share. Our common shares are also traded on the Canadian Venture Exchange under the symbol "CCZ." The last reported sale price of our common shares on the CDNX on March 6, 2002 was Cdn$2.26 per share (US$1.46 per share).


   Investing in our common shares involves a high degree of risk. See "Risk Factors" beginning on page 8.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



          The date of this prospectus is                  , 2002.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.

This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                              ABOUT THIS PROSPECTUS


   This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission, the SEC, using a "shelf" registration process. Under this process, the selling shareholders may, from time to time, offer and sell in one or more transactions up to an aggregate of 3,008,824 of our common shares. This prospectus does not contain all of the information included in the registration statement and the related exhibits. Statements included in this prospectus as to the contents of any contract or other document that is filed as an exhibit to the registration statement are not necessarily complete and you should refer to that agreement or document for a complete description of these matters. You should read this prospectus together with the additional information described under the heading "Where You Can Find Additional Information."


   You should rely only on the information provided in this prospectus. We have not authorized anyone else to provide you with different information. This prospectus is an offer to sell or to buy only the securities referred to in this prospectus, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of the date hereof. Neither the delivery of this prospectus, nor any distribution of securities made hereunder shall under any circumstances create any implication that there has not been any change in the facts set forth in this prospectus or in the affairs of our company and its subsidiaries since the date of this prospectus.
                                ----------------

   The securities offered hereby have not been recommended by any United States federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.
                                ----------------

   The securities offered hereby have not been and will not be qualified for public distribution under the securities laws of any province or territory of Canada. The securities are not being offered for sale and may not be offered or sold, directly or indirectly, in Canada or to any resident thereof except in accordance with the securities laws of the provinces and territories of Canada.




                               TABLE OF CONTENTS


Summary ..................................................................     1
Risk Factors .............................................................     8
Forward Looking Statements ...............................................    16
Use of Proceeds ..........................................................    17
Dividend Policy ..........................................................    17
Capitalization ...........................................................    18
Exchange Rate Information ................................................    19
Market for Common Shares .................................................    20
Selected Financial Data ..................................................    21
Management's Discussion and Analysis of
 Financial Condition and Results of Operations ...........................    24
Business .................................................................    41
Management ...............................................................    58

Options to Purchase Securities ...........................................    61
Certain Relationships and Related Transactions ...........................    63
Principal Shareholders ...................................................    66
Description of Securities ................................................    67
Shares Eligible for Future Sale ..........................................    73
Selling Shareholders .....................................................    74
Plan of Distribution .....................................................    77
Certain Canadian and United States Income Tax
 Considerations ..........................................................    79
Legal Matters ............................................................    82
Experts ..................................................................    82
Enforceability of Civil Liabilities.......................................    82
Where You Can Find Additional Information ................................    83

                                    SUMMARY


   This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully, including the "Risk Factors" section, together with the financial statements and the notes to these statements contained elsewhere in this prospectus.

   Unless we indicate otherwise, financial information in this prospectus has been prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP. Canadian GAAP differs in some respects from United States generally accepted accounting principles, or U.S. GAAP, and thus our financial statements may not be comparable to the financial statements of U.S. companies. The principal differences as they apply to us are summarized in note 22 to the consolidated financial statements beginning on page F-29.

   We present our financial information in Canadian dollars. In this prospectus, except where we indicate, all dollar amounts are in Canadian dollars. References to "$" or "Cdn$" are to Canadian dollars and references to "US$" are to U.S. dollars. This prospectus contains a translation of some Canadian dollar amounts into U.S. dollars at specified exchange rates solely for your convenience. Unless we indicate otherwise, U.S. dollar amounts have been translated from Canadian dollars at US$0.6452 per Cdn$1.00, which was the inverse of the average of the noon buying rates in New York City for the nine-month period ended November 30, 2001.

   Except as otherwise indicated, information in this prospectus regarding numbers of common shares and share prices are based on adjustments to give effect to a three-for-one share consolidation which occurred in October 1999.

                                  Our Company

Overview

   We are an international distributor of business technologies and consumer electronics. Our business consists of:

   o a Business Technologies Group, comprised of:

      o a wireless products division;

      o a computer products division;

      o an integrated applications division; and

      o a business supplies division.

   o a Consumer Electronics Group, that distributes:

      o recognized third party brands and our private label brand of televisions;

      o refrigerators, stoves, washer-driers, toasters, blenders, freezers and other household appliances; and

      o video cassette recorders, and audiovisual and entertainment equipment.

   We intend to increase both our business technologies and consumer electronics businesses by expanding our existing operations and through strategic acquisitions.

   Our Business Technologies Group sells, markets and distributes cellular telephones and accessories, computer systems and components, and a proprietary, integrated hardware and software system for the hospitality industry and other business applications. We also distribute business supplies in support of certain of our business technologies products. We currently distribute our business technology products throughout North America, certain Latin and South American countries and Israel.

   Our Consumer Electronics Group sells, markets and distributes well-known third party and private label brands of televisions and other household appliances. We currently distribute our consumer electronics products in certain Latin American countries.

   Since our inception in 1998, we have grown internally and through acquisitions. For our fiscal year ended February 28, 2001, we earned approximately $3.5 million (US$2.3 million) after taxes on revenues of approximately $103.5 million (US$66.8 million), compared to net income of approximately $284,500 (US$184,000) on revenues of approximately $45.1 million (US$29.1 million) for the fiscal year ended February 29, 2000. For the nine months ended November 30, 2001, we earned approximately $5.3 million (US$3.4 million) after taxes on revenues of approximately $98.5 million (US$63.6 million), compared to net income of approximately $2.9 million (US$1.9 million) on revenues of approximately $70.5 million (US$45.5 million) for the comparable nine month period ended November 30, 2000. We intend to continue to grow both internally through cross-selling our products within our various operating divisions, and externally by seeking additional opportunities for appropriate strategic acquisitions.

Recent Developments

   Issuance of US$1,250,000 of our 8% Aggregate Principal Amount Convertible Notes Due March 15, 2003 and Three-Year Warrants to Purchase up to 250,000 Common Shares

   In January and February 2002, we completed private placements of US$1,250,000 aggregate principal amount of our 8% convertible notes due March 15, 2003, and three-year warrants to purchase up to an aggregate of 250,000 of our common shares at US$2.4675 per share. The 8% convertible notes and three-year warrants have customary anti-dilution protections. The warrants have a cashless exercise provision and terms expiring in January and February 2005.

   Holders of the 8% convertible notes have the option to convert them at any time into our common shares at a conversion price equal to the lesser of:

   o US$1.90, representing 85% of the average closing bid price of our common shares on the American Stock Exchange for the 10 trading days immediately prior to December 31, 2001; or

   o 80% of the average of the three lowest closing prices of our common shares on any national securities exchange or quotation service on which the shares may be listed or quoted for the 15 trading days immediately prior to but not including the date of conversion;

provided, that the conversion price may not be less than US$1.50 per share. Notwithstanding the foregoing, the US$1.50 per share "floor" conversion price limitation will not apply if we fail to:

   o register for public resale under the Securities Act the shares issuable upon conversion of the 8% convertible notes and exercise of the warrants by August 27, 2002, or within 180 days after the closing of the transactions in which we issued them; or

   o meet certain projections of our consolidated net income after taxes for our fiscal quarters ending November 30, 2001, February 28, 2002, May 31, 2002 and August 31, 2002.

   No holder may convert its 8% convertible notes or exercise its warrants to the extent such conversion and/or exercise would cause the number of our common shares beneficially owned by such holder and its affiliates, other than shares deemed beneficially owned through ownership of unconverted notes and unexercised warrants, to exceed 4.99% of our then issued and outstanding common shares following such conversion and/or exercise. This limitation can be voided by any holder upon 75 days prior written notice to us. This limitation, however, does not prohibit aggregate conversions of the 8% convertible notes or aggregate exercises of the warrants resulting in beneficial ownership by a holder of more than 4.99% of our outstanding common shares in the aggregate. Furthermore, we have agreed that until we either obtain the requisite shareholder approval, or an exemption from the shareholder approval requirements of the American Stock Exchange, no holder may convert its 8% convertible notes or exercise its warrants to the extent such conversion and/or exercise would cause the aggregate number of our common shares beneficially owned by the holder and its affiliates, other than shares deemed beneficially owned through ownership of unconverted notes and unexercised warrants, to exceed 19.9% of the then issued and outstanding common shares following such conversion and/or exercise. We have covenanted to obtain the approval of our shareholders, if required under the corporate governance rules of the American Stock Exchange, to allow full conversion of US$1,250,000 aggregate principal amount, plus accrued interest, of the 8% convertible notes and full exercise of the related three-year warrants.

   We will have the right, for any reason, to redeem the notes within 90 days of the closing of the transactions for 140% of the face value of the notes, plus accrued interest. In the event the applicable conversion price of the notes is less than US$1.50 per share, we will have the right to redeem the notes at 130% of the face value of the notes, plus accrued but unpaid interest, provided that we issue three-year warrants to purchase, at a price equal to 120% of the closing price of our common shares on the date of redemption, one common share for each US$5.00 of principal amount and accrued but unpaid interest we elect to redeem.

   Under the terms of a general security agreement, we granted a security interest in all of our assets to the holders of our 8% notes as security for our obligations under the notes. These security interests are subordinate to all of our existing and future indebtedness for money borrowed from institutional and certain other lenders that is secured by liens on our assets. As collateral to assure the holders of our 8% convertible notes with a minimum of 20% return on their investment in our company, Leonard S. Black, a director and the President of our company, pledged to the holders an aggregate of 625,000 of his common shares. This pledge will terminate when

   o all of the common shares issuable upon full conversion of all outstanding 8% convertible notes and warrants are covered by an effective registration statement under the Securities Act or are otherwise freely tradable, and

   o the noteholders have received not less than 120% of their original investment.

   We agreed to file the registration statement of which this prospectus is a part to permit the holders of our 8% notes to publicly resell, from time to time, the common shares underlying the 8% notes and three-year warrants. We have agreed to pay all of the expenses incurred in connection with the registration of the shares covered by this prospectus under U.S. federal and state securities laws and to indemnify the holders of our 8% notes against certain liabilities, including liabilities under the Securities Act.

 Proposed Acquisition of American Way Cellular

   On January 20, 2002, we entered into an agreement to acquire all of the outstanding capital stock of American Way Importing Corp., a Los Angeles-based company doing business as American Way Cellular, for maximum consideration valued at approximately US$11.0 million. Commencing business in 1983, American Way Cellular is a wholesale distributor of cellular phones and accessories. In addition to its distribution operations, American Way Cellular is an activation agent for all major network carriers in the Western region of the United States. For its fiscal year ended December 31, 2001, American Way Cellular recorded revenues of approximately US$17.0 million and pre-tax income operating income of approximately US$1.8 million.

   We have agreed to pay the following consideration to the shareholders of American Way Cellular:

   o At closing, we will pay US$1.0 million of the purchase price by issuing to the shareholders of American Way Cellular an aggregate of 392,157 of our common shares, having an agreed upon value of US$2.55 per share.

   o At closing, we will arrange to assume US$6.0 million of the purchase price by refinancing, on terms acceptible to us, the indebtedness of American Way Cellular to MCG Finance under a US$6.0 million credit facility, which refinancing will terminate the personal liability of the American Way Cellular shareholders and another of their corporate affiliates to such lender.

   o In the event our American Way Cellular subsidiary reports audited net pre-tax income of at least US$3.3 million for either of its fiscal years ended December 31, 2002 or 2003, we will pay an additional US$4.0 million by issuing an additional 1,568,627 of our common shares to the former shareholders of American Way Cellular.

   The closing of this transaction is subject to satisfaction of certain conditions, including refinancing the existing indebtedness of American Way Cellular, at terms that are acceptable to us, the preparation and audit of the financial statements of American Way Cellular in which its net pre-tax income is reported to be at least US$1.6 million, and the reporting of its shareholders' equity to be at least US$1.5 million on the closing date of the acquisition. In this connection, we expect to receive a proposal in or about March 2002 from MCG Finance (the existing secured lender to American Way Cellular) to provide us with a maximum US$12.0 million line of credit facility to be secured by the accounts receivable and inventories of our YAM Wireless, Inc. and American Way Cellular subsidiaries. Subject to our receipt of this proposal and our ability to obtain financing thereunder, we intend to consummate the acquisition of American Way Cellular simultaneous with such refinancing with MCG Finance.

Additional Information

   Our principal executive offices are located at 5255 Yonge Street, Suite 1010, Toronto, Ontario, Canada, M2N 6P4, and our telephone number is (416) 512-8299.

   Our worldwide website is http://www.commercialconsolidator.com. The information in our website is not incorporated by reference into this prospectus.

                                  The Offering


Common shares offered by the selling shareholders:...  3,008,824 shares(1)


Common shares currently outstanding:.................  18,742,477 shares(2)


Common shares outstanding after the offering:........  21,751,301 shares(3)


Use of Proceeds:.....................................  We will not receive any of the proceeds from the
                                                       sale of our common
                                                       shares by the selling
                                                       shareholders.(4)

Risk factors:........................................  See "Risk Factors" and
                                                       other information
                                                       included in this
                                                       prospectus for a
                                                       discussion of factors you
                                                       should carefully consider
                                                       before deciding to invest
                                                       in our common shares.

American Stock Exchange symbol.......................  "ZCC"

Canadian Venture Exchange symbol.....................  "CCZ"



---------------
(1) Represents the aggregate number of our common shares we have agreed to register under the Securities Act for public resale by the selling shareholders, consisting of:

   o 392,157 shares, which we have agreed to issue to the shareholders of American Way Importing, Inc., initially, as partial consideration for our acquisition of all outstanding capital stock of that company;

   o 1,666,667 shares, representing 200% of the number of our common shares issuable to the holders of our 8% convertible notes due March 15, 2003, assuming full conversion of US$1,250,000 aggregate principal amount of the notes at a price of $1.50 per share and without regard to any applicable conversion limitations;

   o 250,000 shares, representing 100% of the number of our common shares issuable to the holders of our three-year warrants, assuming full cash exercise of all such warrants at a price of $2.4675 per share and without regard to any applicable exercise limitations; and

   o 700,000 shares, which we have issued or agreed to issue to an affiliate of Investor Relations Services, Inc. in consideration of financial public relations services provided to us by Investor Relations Services since July 2001.

    The actual prices at which all or part of our 8% convertible notes may be converted into common shares will be the lower of $1.90 per share or 80% of the three lowest closing prices of our common shares on any national securities exchange or quotation service on which the shares may be listed or quoted for the 15 trading days prior to but not including the date of conversion. These calculations may result in actual conversion prices greater than US$1.50 per share. Moreover, the US$1.50 "floor price" may be eliminated under certain circumstances, which may result in actual conversion prices less than US$1.50 per share. The 8% convertible notes and three-year warrants also have customary anti-dilution protections, which may require adjustments to the conversion prices of the notes and exercise prices of the warrants from time to time. Therefore, the actual number of our common shares that may be issued upon full conversion of the notes and upon full exercise of the warrants may be greater or less than the number of shares we designated to be covered by this prospectus. See "Selling Shareholders."
(2) Does not include an aggregate of approximately 1.7 million common shares reserved for issuance upon conversion of outstanding convertible securities (other than our 8% convertible notes due March 15, 2003), an aggregate of 3,752,600 common shares reserved for issuance upon exercise of outstanding options, and an aggregate of 513,333 common shares reserved for issuance upon exercise of outstanding warrants (other than the warrants issued to the holders of our 8% convertible notes).

(3) This number assumes that we will issue all of the shares covered by this prospectus and does not take into consideration any other issuances of our common shares or securities convertible into or exercisable for our common shares.


(4) We will, however, receive cash infusions of capital to the extent that any holders of our three-year warrants exercise their warrants for the cash exercise price. These warrants entitle the holders to purchase up to an aggregate of 250,000 common shares at a price of $2.4675 per share, subject to adjustment in certain circumstances, and have terms expiring in January and February 2005. We will use the proceeds from any cash exercise of the warrants for working capital and other general corporate purposes. The holders of these warrants are also entitled to utilize a "cashless exercise" procedure at their option.

                         Summary Financial Information
        (Dollars in thousands, except ratios, share and per share data)


   The following table summarizes our consolidated statement of operations data for the periods presented. You should read this information in conjunction with "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes appearing elsewhere in this prospectus. Our financial statements are prepared in accordance with Canadian generally accepted accounting principles, or Canadian GAAP, which varies in certain respects from United States generally accepted accounting principles, or U.S. GAAP. See Note 22 to our consolidated financial statements for a discussion of the significant differences between Canadian GAAP and U.S. GAAP as they apply to us for the periods presented therein. Note that historical results are not necessarily indicative of future results. Except where indicated, the financial results indicated in the following table are in Canadian dollars.


                                               Pro-forma
                                             Fiscal Period      Nine Months Ended
                                                 Ended             November 30,         Fiscal Year Ended February 28(29)(1)
                                              November 30,    ---------------------    ---------------------------------------
                                               2001(2)(4)        2001         2000       2001       2000      1999       1998
                                             -------------    -----------   -------    --------   -------    -------   -------
                                              (unaudited)           (unaudited)
Statement of
Operations Data:

Sales ....................................      $117,487        $98,532     $70,486    $103,507   $45,127    $29,014   $19,073
Cost of goods sold .......................        93,486         78,099      56,036      83,115    37,338     24,395    16,875
Other Operating
   Expenses ..............................        14,412         11,511       8,576      12,163     5,678      2,326     1,749
Interest expense .........................         2,467          2,467       1,970       3,962     1,559      1,064       314
Net Income under
   Canadian GAAP(2) ......................         6,219          5,266       2,866       3,545       285       1046        64
Net Income under
   U.S. GAAP(2) ..........................         4,865          3,839       2,152       2,679      (135)     1,008    N/A(1)
Number of Common
   Shares ................................        19,874         18,737      17,183      17,498    12,602      7,000     7,000
Fully diluted earnings per share--
   Canadian GAAP .........................          0.31           0.26        0.16        0.19      0.03       0.14      0.01
Fully diluted earnings per share--U.S.
   GAAP ..................................          0.24           0.19        0.12        0.15     (0.01)      0.14    N/A(l)

Balance Sheet Data:

Total Assets under
    Canadian GAAP ........................           N/A         82,744      50,617      60,325    14,745      8,583     4,901
Total Assets under U.S. GAAP .............           N/A         79,882      49,105      50,921    13,525      8,583    N/A(1)
Total debt ...............................           N/A         49,285      26,074      34,143     9,868      7,296       N/A
Net Assets under Canadian GAAP ...........           N/A         33,459      24,543      26,182     4,876      1,286       240
Net Assets under U.S. GAAP ...............           N/A         32,206      23,214      23,937     3,657      1,286    N/A(1)



                                               Pro-Forma
                                              Fiscal Year
Statement of                                     Ended
Operations Data:                             February 28,
                                              2001(1)(3)
                                             ------------
                                              (unaudited)
Sales ....................................     $161,136
Cost of goods sold .......................      133,272
Other Operating
   Expenses ..............................       15,176
Interest expense .........................        3,962
Net Income under
   Canadian GAAP(2) ......................        3,429
Net Income under
   U.S. GAAP(2) ..........................        2,563
Number of Common
   Shares ................................           --
Fully diluted earnings per share--
   Canadian GAAP .........................         0.18
Fully diluted earnings per share--U.S.
   GAAP ..................................         0.13
Balance Sheet Data:

Total Assets under
Canadian GAAP ............................          N/A
Total Assets under U.S. GAAP .............          N/A
Total debt ...............................
Net Assets under Canadian GAAP ...........          N/A
Net Assets under U.S. GAAP ...............          N/A

---------------
(1) Pro-forma presentation includes the financial position and results of operations of our company, including all subsidiaries, as if they had been consolidated for the entire fiscal year ended February 28, 2001, as disclosed in note 22(g) to our consolidated financial statements.
(2) Pro-forma presentation includes the financial position and results of operations of our company and American Way as if they had been consolidated for the nine-month period ending November 30, 2001.
(3) As discussed in note 22(g)(viii) of notes to our consolidated financial statements on page F-40, our MAX subsidiary incurred $990,000 of unusual and discretionary management charges. These charges related to the funding by MAX of certain activities by a former shareholder that are not related to the activities of MAX and are not expected to be repeated. Had these charges not been incurred, our pro-forma results would have been as disclosed in note 22(g)(x).
(4) As discussed in note 22(g)(ix) to our consolidated financial statements, American Way incurred US$950,000 and US$1,760,000 in discretionary non-recurring charges in its fiscal years ended December 31, 2001 and 2000 respectively. These charges related to the payment by American Way for marketing support. These charges are not expected to be repeated. Had these charges not been incurred, our results would have been as disclosed in note 22(g)(x).

   Except as noted, the summary financial information above was prepared in accordance with accounting principles generally accepted in Canada, or Canadian GAAP. The following adjustments have been utilized to present certain of the summary financial information in accordance with generally accepted accounting principles generally accepted in the United States, or U.S. GAAP, as shown above. Specific details of the adjustments are included in note 22 to our consolidated financial statements.


                                                                                                             As of
                                                                                As of                   February 28(29),
                                                                            November 30,    ---------------------------------------
                                                                                2001            2001          2000          1999
                                                                            ------------    -----------    -----------   ----------
Total Assets Under Canadian GAAP ........................................    $82,744,386    $60,325,497    $14,744,661   $8,582,997
 Adjustments ............................................................     (2,862,315)    (9,404,611)    (1,219,765)          --
                                                                             -----------    -----------    -----------   ----------
Total Assets Under U.S. GAAP ............................................    $79,882,071    $50,920,886    $13,524,896   $8,582,997
                                                                             ===========    ===========    ===========   ==========
Shareholders' Equity Under U.S. GAAP ....................................    $32,279,122    $23,936,637    $ 3,656,757   $1,286,261
                                                                             ===========    ===========    ===========   ==========
Net Income Under Canadian GAAP ..........................................    $ 5,266,160    $ 3,544,501    $   284,589   $1,046,374
 Adjustments ............................................................     (1,354,297)      (865,446)      (419,409)     (38,819)
                                                                             -----------    -----------    -----------   ----------
Net Income Under U.S. GAAP ..............................................    $ 3,911,863    $ 2,679,055    $  (134,820)  $1,007,555
                                                                             ===========    ===========    ===========   ==========

                                  RISK FACTORS


   An investment in our common shares involves a high degree of risk. You should carefully consider the risks described below and all other information contained in this prospectus before purchasing our common shares.

                  General risk factors related to our company.

   We have a substantial amount of high-interest rate short-term debt.

   As at November 30, 2001, we had outstanding an aggregate of approximately $27.1 million (US$17.5 million) of indebtedness to banks, financial institutions and individual lenders who have, since 2000 provided us with acquisition and working capital debt financing. Of our outstanding indebtedness on November 30, 2001, approximately $17.9 million (US$11.5 million) was in the form of short-term loans payable as to interest only and maturing at various dates between March 15, 2002 and April 1, 2003. Except for US$400,000, which bears interest at 14% per annum, our remaining short-term indebtedness bears interest at the rate of 20% per annum. In addition, we pay interest to our senior secured lender who provides us with approximately $6.1 million (US$3.9 million) inventory and working capital financing for our Cuban business operations at an annual rate of 27% per annum.

   In January and February 2002, we borrowed an aggregate of $1.55 million (US$1.25 million) and issued our 8% secured convertible notes due March 15, 2003. We used approximately $1.4 million (US$885,000) of the net proceeds from our 8% note financings to repay a portion of our 20% bridge loan indebtedness. An aggregate of $11.8 million (US$7.6 million) of such high-interest rate indebtedness remains due and payable at various periods commencing March 15, 2002 and ending April 1, 2003. We intend to raise additional capital to retire this short-term debt and have engaged the services of placement agents to assist us in the sale of preferred stock or related convertible securities. There can be no assurance that we will be able to raise the capital necessary to repay our 20% bridge loans when due. If we are unable to make timely payment, and the holders of our bridge notes refuse to provide us with additional time to arrange payment, they could commence legal collection proceedings and seek to foreclose on certain of our assets securing such notes, which would result in cross-defaults to our other senior secured lenders and may accelerate our other indebtedness for money borrowed.

   We will need additional equity financing, without which we may not be able to expand our business or continue our operations at all.

   Although we intend to expand our business primarily through acquisitions, we also intend to exploit the cross selling opportunities between our different business units. These endeavors will require additional capital. Our plans for our fiscal year ending February 28, 2003 anticipate that, in addition to a new senior credit facility, we will seek to secure additional equity-type financing of approximately US$5.0 million to US$10.0 million from various sources, including one or more private placements of our common shares. This additional financing will also allow us to continue to expand our business operations in North, Central and South America.

   We cannot assure you that any such financing will be available upon terms and conditions acceptable to us, if at all. The inability to obtain additional financing in a sufficient amount when needed and upon acceptable terms and conditions could materially adversely affect us. Although we believe that we can raise financing sufficient to meet our immediate needs, we will likely require funds to finance our development and marketing activities in the future. If additional funds are raised by issuing equity securities, further dilution to existing or future shareholders is likely to result. If adequate funds are not available on acceptable terms when needed, we may be required to delay, scale back or eliminate our promotional and marketing campaign or our development programs. Inadequate funding could also impair our ability to compete in the marketplace, which may result in our dissolution.

   Our multinational business operations expose us to a variety of risks which could have a material adverse effect on our business.

   Our multinational operations expose us to certain financial and operational risks. Our revenues are dependent upon our operations in a number of countries throughout the world and we receive a material amount of revenue and incur expenses in Canadian dollars, U.S. dollars and other foreign currencies. Operations in several different countries expose us to a number of risks, such as:

   o currency fluctuations;

   o unexpected changes in regulatory requirements;

   o longer payment cycles;

   o ability to secure and maintain the necessary physical and telecommunications infrastructure;

   o export and import restrictions, tariffs and other trade barriers;

   o potentially adverse tax consequences;

   o challenges in staffing and managing foreign operations;

   o employment laws and practices in foreign countries; and

   o political and economic instability.

   The occurrence of these factors could have a material adverse effect on our business, financial condition and results of operations.

   We may not be able to manage our growth effectively and efficiently.

   Our business has experienced significant growth recently and we anticipate future growth. Our ability to achieve our planned growth is dependent upon a number of factors including, but not limited to, our ability to hire, train and assimilate management and other employees and the adequacy of our financial resources, The future growth may strain our existing management resources and operational, financial, human and management information systems and controls, which may not be adequate to support our operations. There can be no assurance that such controls or procedures will be developed effectively on a timely basis, and the failure to do so may have a material adverse effect on our business, operating results and financial condition. In short, there can be no assurance that we will be able to achieve our planned expansion or that we will be able to successfully manage such expanded operations. Failure to manage anticipated growth effectively and efficiently could materially adversely affect us.

   You may not be able to enforce civil liabilities against us in the United States.


    Our company and our officers, directors and auditors are residents of Canada and substantially all of our assets are or may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon non-resident officers and directors, or to enforce against them judgments obtained in the United States courts predicated upon the civil liability provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the securities laws of any State, commonwealth or territory of the United States. We believe that a judgment of a United States court predicated solely upon civil liability under the Securities Act and/or the Exchange Act would probably be enforceable in Canada if the United States court in which the judgment was obtained had a basis for jurisdiction in the matter that was recognized by a Canadian court for such purposes. We cannot assure you that this will be the case. There is substantial doubt, however, whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon such laws.


   Goodwill on future earnings may adversely affect our financial condition.

   We recorded goodwill charges of approximately $847,000 (US$546,000) for the nine months ended November 30, 2001 and approximately $963,000 (US$624,514) for our fiscal year ended February 28, 2001. Prior to June 29, 2001, U.S. GAAP accounting regulations required us to write off this goodwill against our earnings over a period of up to 20 years. This would have adversely impacted the amount of our reportable earnings during the 20-year period by approximately $1.2 million per year (US$774,000), representing our annual goodwill amortization expense. U.S. GAAP pronouncements issued June 29, 2001 and recently issued Canadian GAAP pronouncements require that, beginning in our fiscal year commencing March 1, 2002, there will be no further regular charges for amortization of acquisition goodwill, but that such goodwill and certain other intangible assets acquired in business combinations be tested, at least annually, to determine if the carrying value has declined below fair value. To the extent that it is determined that current goodwill, or goodwill identified in further acquisitions, has declined to below fair value, we might have to record an impairment loss, the amount of which cannot currently be determined.

   We may not be able to integrate new businesses that we may acquire.

   The integration of our recently acquired businesses, YAM International Communications Inc., La Societe Desig Inc., MAX Systems Group Inc. and Tri-Vu Interactive Corporation, as well as our proposed acquisition of American Way Cellular, into our operations will be critical to our ongoing success. Our integration strategy includes marketing of the products sold by our Business Technologies Group in Cuba and other Latin and South American countries serviced by our Consumer Electronics Group; building the Commercial Consolidator's brand; cross-selling products among the various distribution channels within our Business Technologies Group; and eliminating certain duplicative accounting and administrative functions. We will not export goods of our U.S. subsidiaries to Cuba. We cannot assure you that we will be able to successfully integrate YAM, Desig, MAX, Tri-Vu and American Way Cellular into our operations or achieve our strategic objectives, cost savings and other benefits. Prior to our acquisition of YAM, Desig, MAX and Tri-Vu, we were not involved in the cellular/wireless communication industry, hospitality technology solutions industry, or the systems solution provider industry. In view of the limited experience of our executive management in these diverse industries, we are relying heavily upon the expertise of the former owners and executive management of YAM, Desig, MAX and Tri-Vu, and expect to rely upon the expertise of the current owners of American Way Cellular after we acquire that company. However, we may find it necessary to employ additional experienced professionals in order to implement our integration plans. We cannot assure you that we will be able to find suitable professionals to help us achieve these objectives.

   We depend upon our key personnel, and the loss of one or more key employees could significantly adversely affect our business.

   We consider each member of our management team and other key personnel, including Gregory Burnett, Michael Weingarten, Leonard Black, Frederick McLean, Guy Jarvis, Tomas Carlos Gonzales-Anleo, Ricardo Jose Alvarez San Pedro, Victor Noce, Kevin Hanson, Robert Marcoux, Bertrand Bolduc,
Joe Franklin, Yossi Vanon, Shani Sasson, Steven Parker, Bryn Meredith and William Krahule, to be vital to our continued operations. The loss of the services of any of them or other key employees, for any reason, may materially adversely affect our prospects. To the extent that the services of our key personnel become unavailable, we will be required to retain other qualified persons. We cannot assure you that we will be able to find a suitable replacement for any such person. Furthermore, due to the intense competition for qualified executive, technical, marketing and support personnel in the Latin and South American markets in which we do substantial business, recruiting and retaining such qualified personnel in the future will be critical to our success and there can be no assurance that we will be able to do so. We, or our subsidiaries, have entered into employment agreements with Messrs. Franklin, Noce, Marcoux, Bolduc, Krahule, Meredith, Parker, Sasson and Vanon. We maintain $1.0 million (US$648,508) of "key-man" life insurance on each such executive, with the exception of Mr. Franklin who has a "key-man" life insurance policy of US$750,000 and Messrs. Vanon, Parker, Meredith and Krahule for whom we do not have "key-man" policies in place.

   We rely on a limited number of key suppliers.

   We do not have any written agreements that ensure continuity of supply from our suppliers. We currently use a few key suppliers and depend on them for timely delivery of goods and materials. There can be no guarantee as to the ongoing maintenance of existing key supplier relationships, including certain exclusive distribution rights for products in export markets. We believe that the majority of our relationships with suppliers are non-exclusive. Although we also believe that there are many other suppliers in the marketplace that could be used for most of the products that we distribute, we cannot assure you that other suppliers will be willing to sell us supplies upon terms and conditions acceptable to us, or at all. Although we believe it is not likely, the inability to obtain supplies from other suppliers in a sufficient amount when needed, and upon acceptable terms and conditions, could materially adversely affect us. Inadequate sources of supplies would likely cause delays in, or disruption to, our business, and could also impair our ability to compete in the marketplace.

   We are subject to numerous regulatory requirements.

   Current or future operations may require permits from various federal, state and local governmental authorities. Such operations are and will be governed by laws and regulations relating to export taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection and other matters. To our knowledge, we are in substantial compliance with all material laws and regulations which currently apply to our activities and have all the required permits for our current operations. We cannot assure you that all permits required for the operation of our business will be obtainable on reasonable terms and that such laws and regulations would not have an adverse effect on any activity we might undertake.

   Failure to comply with applicable laws, regulations and permit requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of equipment or remedial actions.

   Amendments to current laws, regulations and permits governing our operations and activities, or more stringent implementation thereof, could have a material adverse impact on us and cause increases in capital expenditures or sales costs, or reduction in levels of sales.

   A significant amount of our outstanding common shares are owned by insiders.

   As of February 26, 2002, our directors and senior management beneficially owned approximately 46% of our outstanding common shares, giving effect to the exercise of options to purchase an aggregate of 1,575,000 common shares held by such individuals. Therefore, these persons may have the power to influence our business policies and affairs and determine the outcome of any matter submitted to a vote of our shareholders, including the election of members of our board of directors, mergers, sales of substantially all of our assets and changes in control.


    Regular purchases and sales of our common shares in the open market by our Chairman may affect the market price of our common shares. The cessation of regular open market purchases and the continued sales by our Chairman could cause the market price of our common shares to drop.

    Our Chairman has historically engaged in regular purchases and sales of our common shares on the CDNX for his own account and may continue to do so in the future. These transactions may affect the market price of our common shares. The cessation of such regular open market purchases and the continued sales by our Chairman could cause the market price of our common shares to drop. In addition, since our officers, directors and principal shareholders are exempt from the reporting requirements and short-swing profit recovery provisions contained in
Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, you may not be able to obtain any information concerning purchases or sales of our securities by any of our officers, directors or other affiliates and, therefore, you may not be able to make an evaluation of the impact of any such purchases or sales on the market price or trading volume of our securities.

   A large number of our common shares are eligible for future sale, which could lower the market price of our common shares.

   Sales of our common shares after the offering, or even the potential for these sales, could lower the market price of our common shares. In addition, these sales may negatively affect our ability to raise needed capital through the sale of common shares. On February 26, 2002, we had 18,742,477 common shares outstanding and listed on the AMEX and the CDNX. This amount does not include common shares which, in the future, we may issue upon exercise of options or warrants to purchase our common shares or upon conversion of securities convertible into our common shares. If we were to issue all of the common shares covered by this prospectus to the selling shareholders, we would have issued and outstanding 21,751,301 common shares, of which 3,008,824 shares will have been registered and would be freely tradeable without restriction under the Securities Act of 1933, as amended, unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The remaining 18,742,477 common shares outstanding may be sold immediately in Canada if certain Canadian regulations are met, and may be sold in the U.S. public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act.

   Possible volatility of share prices.

   The trading price of our common shares has been and may continue to be subject to wide fluctuations. The stock market has generally experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the companies. We cannot assure you that trading prices and price-to-earnings ratios previously experienced by our common shares will be matched or maintained. These broad market and industry factors may adversely affect the market price of our common shares, regardless of our operating performance. In the past, following periods of volatility in the market price of a company's securities, securities class-action litigation has often been instituted. Such litigation, if instituted, could result in substantial costs and a diversion of management's attention and resources.

            Risk factors related to our Business Technologies Group.

   We may not be able to respond effectively to the significant competition in the cellular/wireless communication industry.

   Approximately 35% and 41% of our sales during nine months ended November 30, 2001 and the year ended February 28, 2001, respectively, were derived from our wireless products division. Competition in the cellular/wireless communication industry is intense. We anticipate that competition will cause the market prices for two-way wireless products and services to remain competitive in the future. Our ability to compete will depend, in part, on our ability to anticipate and respond to various competitive factors affecting the telecommunications industry. One example of these competitive factors is the changes in consumer preferences, demographic trends or economic conditions. Some of our competitors have substantially greater financial, technological, marketing and sales and distribution resources than we have. Accordingly, such competitors have the ability to take advantage of economies of scale that we cannot, such as the negotiation and procurement of volume discounts we are not able to negotiate and access due to our relatively smaller size and capabilities. Further, when these competitors buy in larger volumes, they establish stronger relationships with suppliers and can further leverage their strong supplier relationships to achieve more competitive pricing terms. Moreover, these larger competitors are also able to negotiate more favorable trade credit terms. Therefore, we may be unable to compete successfully with larger competitors who have substantially greater resources than we do.

   Use of cellular/wireless handsets may pose health risks.

   Media reports have suggested that radio frequency emissions from wireless handsets may:

   o be linked to various health problems, including cancer;

   o interfere with various electronic medical devices, including hearing aids and pacemakers; and

   o cause explosions if used while fuelling an automobile.

   Concerns over radio frequency emissions may discourage use of wireless handsets or expose us to potential litigation.

   Political uncertainties in Israel present certain risks to us.

   We have, through our wireless products division, a significant presence in the State of Israel. Approximately 12% and 13% of our total sales during the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, respectively, were derived from our sales in Israel. Such sales accounted for approximately 35% and 32%, respectively, of our wireless products division's revenues in the nine months ended November 30, 2001, and for our fiscal year ended February 28, 2001. As a result, operation of our wireless products division may be affected in varying degrees by political instability in that region. Any unexpected eruption of terrorist activities or military confrontations between Palestinians and Israelis are beyond our control and may adversely affect our business. Our operations in Israel may be affected in varying degrees by political demonstrations, civil unrest or terrorist attacks. We cannot assure you that further political or economic instability will not occur in Israel in the future.

   Uncertainties inherent in expansion in Cuba and Latin/South American countries.

   Approximately 33% and 48% of our sales were derived from our operations in Cuba during the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, respectively. We are currently expanding our activities and operations in Latin/South America. To the extent that some Latin/South American countries may have commercial and contractual regimes that are not as contemplated and as experienced in North America, we will have to take steps to ensure that we do not suffer losses from our ability to conduct business activities, such as collections for sales, in those countries. While we are confident that, based on our experience in other divisions, we will take the appropriate steps to appropriately protect us, we cannot assure you that such losses will not occur.

   Adoption of uniform technical standards could reduce demands for our products.

   An important element of our business is the fact our wireless products division has the ability to sell cellular phones and related products that are compatible with the various cellular operating systems used throughout the world. North, Latin and South America do not presently have a standard phone system, such as GSM in Europe. Should any of these major markets move to adopt one standard phone system, overall demand for our cellular products could weaken. While there is no evidence at this time to indicate that this may occur, we cannot assure you that such standardization will not occur.

   We face significant competition.

   During the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, our revenues from our integrated applications division accounted for only approximately 3% of our sales and were an insignificant factor in this industry. Many of our integrated applications division's competitors, which are either part of or have alliances with large software makers, systems integrators or telecom suppliers, can, if they desire, devote substantially more resources to developing a market than our integrated applications division can. Accordingly, it is possible that a large competitor could attack a market aggressively. While there are no indications of this at the present time, we cannot assure you that one or more large competitors will not choose to attack our market niche.

   We depend on certain key staff, without whom our development efforts could be materially adversely affected.

   As with all technology companies, our integrated applications division is dependent on the intellectual capabilities of its development staff, in particular the work of Victor Noce, Robert Marcoux, Bertrand Bolduc, Steve and Bryn Meredith. These individuals have executed employment agreements with Desig and Tri-Vu, which operate our integrated applications division. We carry $1.0 million (US$648,508) of key-man life insurance on Messrs. Noce, Marcoux and Bolduc. A mass defection of development staff could cause delays or diminution in the quality of our development efforts. While we believe that this is unlikely, we cannot assure you that key development personnel will choose to remain with us for a significant period of time.

   A slowdown in the hospitality industry could negatively impact our business.

   At present, our hospitality sales efforts are supported by very strong performance and expansion in the hospitality industry. If there is any sort of worldwide economic slowdown and/or recession, the hospitality industry could slowdown or even stop its expansion. To the extent that the property management solutions segment of our integrated applications division develops a major niche in activities in this area, it could face a slowdown in sales and be forced to more aggressively target other markets such as residential facilities and apartment/condominium managers. Accordingly, we cannot assure you that a major slowdown in economic activities will not significantly impact our business.

   Our intellectual property rights may not be adequate to protect us.

   Our ability to compete effectively will depend on our ability to maintain the proprietary nature of certain of our technologies, including our proprietary property management system software and our proprietary interactive television software. We hold no patents and have no patent applications pending in Canada, the

United States or elsewhere. We rely on a combination of trade secrets and copyright laws, nondisclosure and other contractual agreements and technical measures to protect our rights in our technological know-how and proprietary services. We depend upon confidentiality agreements with our officers, directors, employees, consultants and subcontractors to maintain the proprietary nature of our technology. These measures may not afford us sufficient or complete protection, and others may independently develop know-how and services similar to ours, otherwise avoid our confidentiality agreements, or produce patents and copyrights that would materially and adversely affect our business, prospects, financial condition and results of operations.

   We believe that our software systems are not subject to any infringement actions based upon the patents or copyrights of any third parties; however, our know-how and technology may in the future be found to infringe upon the rights of others. Others may assert infringement claims against us, and if we should be found to infringe upon their patents or copyrights or otherwise impermissibly utilize their intellectual property, our ability to continue to use our technology could be materially restricted or prohibited. If this event occurs, we may be required to obtain licenses from the holders of this intellectual property, enter into royalty agreements, or redesign our products and services so as not to utilize this intellectual property, each of which may prove to be uneconomical or otherwise impossible. Licenses or royalty agreements required in order for us to use this technology may not be available on terms acceptable to us, or at all. These claims could result in litigation, which could materially adversely affect our business, prospects, financial condition and results of operations.

   We depend on certain key contracts, without which our business could be materially adversely affected.

   Our ability to compete effectively and grow depends on our ability to negotiate and implement supply contracts. Currently, our computer products division holds licenses from Compaq, Hewlett Packard, IBM and Microsoft to serve as a value-added reseller and distributor of their computers, software and related products and applications. These agreements do not have a specific duration, are generally renewed annually and may be cancelled upon 30 days notice. Our ability to sell these hardware and software products is dependent on the continuation of our OEM licenses. Our other operating divisions are not dependent on contracts to compete effectively in their respective markets.

   We depend on certain large customers for a significant amount of our business, without which our business could be materially adversely affected.

   Our computer products division is dependent on a relatively small number of large customers. Overall, the top five customers account for approximately 25% of our computer products division's annual sales. We cannot assure you that we can retain these customers going forward. The loss of any one of these customers could be materially adverse to our computer products division's operational results.

            Risk factors related to our Consumer Electronics Group.

   We may be subject to supply restrictions and price fluctuations that we cannot directly control.

   Our Consumer Electronics Group and the business supplies division of our Business Technologies Group do not offer proprietary products, except for our General Vision and LEC product lines that only comprised approximately 15% and 5% of our consumer product sales during our fiscal year ended February 28, 2001 and the nine months ended November 30, 2001, respectively. Most products in our Consumer Electronics Group and business supplies division are supplied to us on a non-exclusive basis and we occasionally may be subject to supply restrictions and price fluctuations that we cannot directly control.

   We face significant competition.

   The markets for the products that we distribute are, for the most part, highly competitive. We face competition from a number of sources, including several international trading companies that offer competitive products in our export and domestic markets. Such competitors may also have greater financial, marketing, technological and manufacturing resources than us. We expect that we will face additional competition from new entrants into the Latin American marketplace as the economic and political climate evolves in the coming years. New competition could have a negative impact on future sales performance and cause a reduction in margins should pricing become increasingly competitive. We cannot assure you that existing or future competitors will not develop or offer new products and services that have advantages over our products and services.

   We depend on key customers for most of business, without which our business could be materially adversely affected.

   Approximately 90% of our sales in our Consumer Electronics Group during our fiscal year ended February 28, 2001 and the nine months ended November 30, 2001 were derived from four customers. The loss of these significant customers would materially adversely affect our business, financial condition and operating results. In addition, we cannot assure you that we will be successful in marketing our products to potential customers. There are a limited number of companies in Latin America that are involved in the retail distribution of our product line and that are capable of purchasing products from us. Our sales growth in the short term will depend significantly on maintaining existing relationships with key customers and increasing sales to our existing customer base. The loss of any key customer would have a material negative impact on sales.

   Political and economic uncertainties in Cuba present certain risks to us.

   Approximately 99% of the total sales of our Consumer Electronics Group during the year ended February 28, 2001 and the nine months ended November 30, 2001 resulted from our sales to customers in Cuba. Such sales to customers in Cuba accounted for approximately 48% and 33% of our total revenues for our fiscal year ended February 28, 2001 and the nine months ended November 30, 2001, respectively. In addition, all transactions completed in Cuba are concluded in U.S. dollars. These operations may be affected in varying degrees by political instability and government regulations relating to industry and foreign investors. Any changes in regulations or shifts in political conditions are beyond our control and may adversely affect our business. Operations may be affected in varying degrees by government regulations with respect to restrictions on, for example, production, repatriation of profits, price controls, export controls, income taxes and expropriations of property.

   The international financial community has viewed the economic performance and political uncertainty of Cuba over the past number of years unfavorably. As a result, project financing is more difficult and thus more costly to achieve in view of the fact that the perceived risk of financing would demand greater returns to satisfy higher risk expectations. Such a situation could render projects less competitive compared to those located within more favorable economic and political environments. Such instability could affect the investors' perception of risk and cause further equity financing to be more difficult. Our operations could also be affected, which could reduce or interrupt cash flow.

   The United States' trade embargo against Cuba presently certain risks to us.

   Our operations may be affected by the United States' continual trade embargo against Cuba. From its inception in 1962 to 1996, the embargo only restricted the activities of U.S. citizens, U.S. residents, businesses organized under U.S. law, and businesses owned or controlled by U.S. citizens or residents. This changed with the enactment of the Cuban Liberty and Democratic Solidarity Act, or Helms-Burton Act, in March of 1996, which extended the reach of the U.S. embargo by creating a private cause of action and authorizing U.S. nationals with claims to property confiscated by the Cuban Government to file suit in U.S. courts against persons that may be selling, marketing, distributing, or trading in that property. However, causes of action under this provision do not accrue until three months after the date that the relevant provision of the Helms-Burton Act become effective. It has never taken effect. If it does ever take effect, we would have three months to terminate any of our activities. The effective date of this provision has been postponed, first by President Clinton and then by President Bush, so that they are covered by the Act before incurring any liability. Further the embargo does allow for U.S. citizens and businesses to make secondary investments in a Canadian or other foreign country corporation or other entity only if such company does not subsequently receive a majority of its revenues directly from activity in Cuba, and only if the investment is not a controlling interest. Finally, a 1992 Order issued by the Canadian government blocks the application of the U.S. embargo to Canadian corporations.

   Our activities in Cuba currently consist of furnishing components for televisions to a government-controlled assembly plant near Havana, and serving as an authorized distributor of brand name televisions and other consumer electronics in that country. Approximately 33%, 48%, 96% and 96% of our total revenues were derived from our operations in Cuba for the nine months ended November 30, 2001 and for our 2001, 2000 and 1999 fiscal years, respectively. Since, to our knowledge, we own no property in Cuba confiscated by the Government of Cuba and no property subject to a claim certified by the Foreign Claims Settlement Commission under the International Claims Settlement Act of 1949, we believe the Helms-Burton Act would not apply to us. Currently, our ownership of assets in Cuba is limited to furniture and fixtures, computers and leasehold improvements in our Cuban locations. We do not believe that any of our operations or leasehold interests involves confiscated property subject to a claim.

   In the very unlikely event that we were determined to be selling, marketing, distributing, or trading in confiscated property, we would have three months from the effective date of the relevant provision of the Helms-Burton Act to cease such activity before any damages would accrue or suits could be filed against us. Only if we did not terminate such activity, would we then be subject to monetary damages up to three times the amount of any claim by a United States national certified by the Foreign Claims Settlement Commission plus interest, or three times the fair market value of the property plus interest, which ever is greater, plus court costs and reasonable attorney fees. Given the fact that the value of such property, if any, owned by us would be minimal, the impact of such a suit on our business or our shareholders would also be minimal. No claims or causes of action, private or otherwise, have been brought against us in any U.S. court under the Helms-Burton Act, nor do we anticipate any such claims or causes of action against us.

   Liability arises and a private claim can be made under the Helms-Burton Act only after the applicable provision of the Act becomes effective and the three-month waiting period has elapsed. The purpose of the waiting period is to enable foreign companies to cease any covered activity, and thereby avoid liability and litigation. President Clinton suspended the effective date of the provisions creating private rights of action under the Act for six months in July 1996. Thereafter, a new six-month suspension has been renewed every six months since that time, having last been suspended by President George W. Bush in July 2001. Thus, even in the very unlikely event that the provision is not suspended again, when the current suspension expires in January 2002, or anytime thereafter, we would still have three months to terminate any covered activities before we would incur liability and before a lawsuit could be filed against us.

   In addition, as a result of recent acquisitions and other acquisitions we are presently contemplating, we expect that the percentage of our assets, revenues and profits located in and derived from our business operations in Cuba will decrease significantly as a percentage of our consolidated assets, revenues and profits. However, we cannot assure you that our existing or future United States business operations, efforts to achieve financing in the United States or the listing of our securities on United States securities exchanges will not be adversely affected by political considerations, including the U.S. trade embargo on Cuba.

                           FORWARD LOOKING STATEMENTS

   We may from time to time make written or oral statements that are "forward-looking," including statements contained in this prospectus and other filings with the Securities and Exchange Commission, the Canadian System for Electronic Document Analysis and Retrieval, the Canadian Venture Exchange and in reports to our shareholders or to appropriate Canadian securities regulatory authorities. These statements include statements regarding our intent, belief and current expectations about our strategic direction, prospects and future results. We have described some of the important factors that affect these statements as we discussed each subject. These matters are inherently difficult to predict. These statements are made on the basis of our views and assumptions, as of the time the statements are made, regarding future events and business performance. There can be no assurance, however, that our expectations will necessarily come to pass. Actual results may differ materially.

   For an enterprise doing business in as many different geographic regions as ours, with as many different lines of business, a wide range of factors could materially affect our future developments and performance, including the following:

   o changes in company-wide or business-group strategies, which may result in changes in the types, mix or geographic location of businesses in which we are involved;

   o changes in Canadian, global or regional economic conditions, which may affect the sales of our products or services, our relationships with our suppliers and the performance of our employees;

   o changes in global financial and equity markets, including significant interest rate and currency exchange fluctuations, which may impede our access to, or increase the cost of, external financing for our operations and investments;

   o increased competitive pressures, both domestically and internationally, which may, among other things, affect the performance of business-groups and lead to increased expenses in such areas as marketing, software development, sales and costs of goods sold;

   o legal and regulatory developments that may affect particular business units, such as regulatory actions affecting our operations in Cuba, consumer products, or the protection of intellectual properties, the imposition by foreign countries of trade restrictions or quotas, and changes in international tax laws or currency controls; and

   o changing public and consumer taste, which may affect the sale of our products and services.

   This list of factors that may affect future performance and the accuracy of forward-looking statements are illustrative, but by no means exhaustive. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty.

                                USE OF PROCEEDS


    The common shares covered by this prospectus may be offered and sold from time to time by the selling shareholders or their transferees, pledgees, donees or successors. We will not receive any proceeds from the sale of those shares, nor will we receive any proceeds from any conversion of our 8% convertible notes due March 15, 2003. We will, however, receive cash infusions of capital to the extent that any holders of the three-year warrants to purchase up to an aggregate of 250,000 of our common shares, which we issued to the holders of our 8% convertible notes in January and February 2002, exercise their warrants by paying the applicable cash exercise price, although the holders of these warrants are also entitled to utilize a "cashless exercise" procedure at their option. The "cashless exercise" feature of these warrants entitles the holder to cancel a warrant and receive, for no cash payment, a reduced number of our common shares based upon the difference, or "spread," between the then market value of our common shares and the applicable exercise price of the warrant. All proceeds we receive from the cash exercise of warrants, if any, will be used for working capital and other general corporate purposes.

                                DIVIDEND POLICY

   We have not paid any dividends on our common shares and do not intend to pay any dividends on our common shares in the foreseeable future. We currently intend to retain future earnings, if any, to finance the future growth of our business. In addition, our ability to pay cash dividends is currently restricted under the terms of financing agreements related to our short-term and revolving debt. Future dividends, if any, will be determined by our board of directors.

                                 CAPITALIZATION


   The following table sets forth our capitalization as of November 30, 2001, and as adjusted to give effect to the conversion into common shares of all $1,250,000 aggregate principal amount of our 8% convertible notes due March 15, 2003, the full cash exercise of all of the related three-year warrants to purchase up to 250,000 common shares, the consummation of our acquisition of American Way Cellular and our issuance of 700,000 shares to an affiliate of Investor Relations Services, Inc. The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our consolidated financial statements and related notes appearing elsewhere in this prospectus.



                                                                 As of
                                                           November 30, 2001
                                                       -------------------------
                                                         Actual      As Adjusted
                                                       -----------   -----------
Secured debt ......................................    $23,792,249   $22,542,249
Unsecured debt ....................................      3,276,459     3,276,459
                                                       -----------   -----------
   Total debt......................................     27,068,708    25,818,708
                                                       -----------   -----------
Shareholders' equity (capital deficit):
 Preferred Stock: no par value, unlimited shares
   authorized; none issued(1)......................              0             0
 Common Shares: no par value; unlimited shares
   authorized; 17,273,034 shares issued and
   outstanding(2)..................................     23,912,572    33,093,728
Accumulated earnings(3)............................      9,546,648     9,546,648
                                                       -----------   -----------
   Total shareholders' equity......................     33,459,220    42,640,376
                                                       -----------   -----------
   Total capitalization............................    $60,527,928   $68,459,084
                                                       ===========   ===========

---------------
(1) We currently have an unlimited number of authorized non-cumulative, non-voting, redeemable, retractable and non-participating Class A preference shares. As of February 27, 2002, none have been issued.
(2) Does not include an aggregate of approximately 1.7 million common shares reserved for issuance upon conversion of outstanding convertible securities (other than our 8% convertible notes due March 15, 2003), an aggregate of 3,752,600 common shares reserved for issuance upon exercise of outstanding options, and an aggregate of 513,333 common shares reserved for issuance upon exercise of outstanding warrants (other than the warrants issued to the holders of our 8% convertible notes).
(3) The accumulated earnings have not been adjusted to reflect any charge related to services provided by Investor Relations Services, Inc. or any other events or results after November 30, 2001.

                           EXCHANGE RATE INFORMATION


    Since June 1, 1970, the Canadian government has permitted a floating exchange rate to determine the value of the Canadian dollar as compared to the U.S. dollar. For the nine-month period ending November 30, 2001, the average exchange rate in effect for Canadian dollars exchanged for U.S. dollars, expressed in terms of Canadian dollars, was $1.55 per US$1.00. For the past five fiscal years ended February 28(29), 1997-2001, and each of the last six full months prior to the date hereof, the following exchange rates were in effect for Canadian dollars exchanged for U.S. dollars, expressed in terms of Canadian dollars:




                                                                                                                  Year End/
                            Year/Month End                             Average              Low-High             Period End
                            --------------                             -------    ---------------------------    ----------
                 (Based on the noon buying rates in New York City, for cable transfers in Canadian dollars, as certified for customs purposes by the Federal Reserve Bank of New York)
Fiscal Year Ended February 28, 1997 ................................   $l.3617    Low $1.3310 -- High $1.3775     $1.3670
Fiscal Year Ended February 28, 1998 ................................   $1.4032    Low $1.3649 -- High $1.4637     $1.4236
Fiscal Year Ended February 28, 1999 ................................   $1.5010    Low $1.4075 -- High $1.5770     $1.5090
Fiscal Year Ended February 29, 2000 ................................   $1.4767    Low $1.4350 -- High $1.5286     $1.4504
Fiscal Year Ended February 29, 2001 ................................   $1.4955    Low $1.4432 -- High $1.5625     $1.5299
Month Ended September 30, 2001 .....................................   $1.5678    Low $1.5535 -- High $1.5797     $1.5797
Month Ended October 31, 2001 .......................................   $1.5717    Low $1.5582 -- High $1.5905     $1.5905
Month Ended November 30, 2001 ......................................   $1.5922    Low $1.5717 -- High $1.6023     $1.5717
Month Ended December 31, 2001 ......................................   $1.5788    Low $1.5635 -- High $1.5990     $1.5925
Month Ended January 31, 2002 .......................................   $1.5997    Low $1.5899 -- High $1.6128     $1.5915
Month Ended February 28, 2002.......................................   $1.5961    Low $1.5888 -- High $1.6096     $1.6014

                            MARKET FOR COMMON SHARES

   We first filed an initial public offering with the Alberta Securities Commission in September of 1998 and our common shares were listed for trading on the Alberta Stock Exchange as a junior capital pool company on November 11, 1998, under the symbol "BAL." On June 7, 1999, trading of our common shares on the Alberta Stock Exchange was halted because our reverse acquisition of 100% of BSRU was determined to be a "foreign transaction" and not a "major transaction." We subsequently elected to delist our common shares from the Alberta Stock Exchange and applied to the Vancouver Stock Exchange for listing of our common shares. On October 15, 1999, the effective date of our revised acquisition of BSRU and 3-for-1 share consolidation, our common shares commenced trading on the Vancouver Stock Exchange as an advanced company under the trading symbol of "CCZ." The last closing price of common shares on the Alberta Stock Exchange was $0.64 per share (or $1.92 per share after the 3:1 share consolidation).

   The average daily trading volume and the high and low market prices for our common shares on the Canadian Venture Exchange (formed by the merger of the Alberta Stock Exchange and the Vancouver Stock Exchange and referred to as the "CDNX") for each fiscal quarter from its initial listing on October 15, 1999, were as follows:

                                                                                                              Average Daily Trading
Fiscal Quarter Ended/Period                                                                 High      Low            Volume
---------------------------                                                                ------    -----    ---------------------
October 15, 1999 to November 30, 1999..................................................     $2.42(1) $1.95            12,233
February 29, 2000......................................................................     $3.81    $2.03            11,857
May 31, 2000...........................................................................     $6.00    $3.25            17,716
August 31, 2000........................................................................     $4.88    $3.80            12,321
November 30, 2000......................................................................     $4.80    $3.85            11,911
February 28, 2001......................................................................     $4.30    $4.20             6,888
May 31, 2001...........................................................................     $5.00    $3.80            12,816
August 31, 2001........................................................................     $5.25    $4.40             9,714
November 30, 2001......................................................................     $4.44    $3.45            48,457

---------------
(1) Prior to the completion of our reverse acquisition to acquire 100% of the issued and outstanding securities of 1058199 Ontario Inc., we effected a consolidation of our common shares on the basis of three pre-consolidated common shares for each post-consolidated common share.


   The average daily trading volume and the high and low market prices for each of the most recent six months (September 2001 through February 2002) on the CDNX were as follows:



                                                                                                              Average Daily Trading
Month Ended                                                                                 High      Low            Volume
-----------                                                                                ------    -----    ---------------------
September 30, 2001.....................................................................     $4.44    $4.15            27,389
October 30, 2001.......................................................................     $4.20    $4.00            50,559
November 30, 2001......................................................................     $4.19    $3.45            63,592
December 31, 2001......................................................................     $4.00    $3.40            15,085
January 31, 2002.......................................................................     $4.00    $3.80             9,405
February 28, 2002......................................................................     $3.90    $2.85             9,060


   Our common shares have traded on the American Stock Exchange, or AMEX, under the symbol "ZCC" since December 8, 2001. The following table sets forth the high and low closing prices in U.S. dollars and the average daily trading volume of our common shares, as reported by AMEX, for the periods shown:


                                                                                                             Average Daily Trading
Period                                                                                      High      Low            Volume
------                                                                                     ------    -----   ---------------------
December 8 - December 31, 2001.........................................................    US$2.48   US$2.15            31,294
January 1 - January 31, 2002...........................................................    US$2.51   US$2.35            49,576
February 1 - February 28, 2002.........................................................    US$2.40   US$1.69            35,779

    The last reported closing price on the American Stock Exchange on March 6, 2002 was US$1.45 per share. The last reported sale price of our common shares on the CDNX on March 6, 2002 was Cdn$2.26 per share (US$1.46 per share). On February 25, 2002, there were 22 registered shareholders of record resident in Canada, including the Canadian Depository Service acting on behalf of Canadian brokerage firms, who held an aggregate of 16,787,977 common shares, or 89.6% of our outstanding common shares or that date, and 5 registered shareholders of record in the U.S. and its territories who held an aggregate of 1,954,500 common shares, or 10.4% of our outstanding common shares on that date.


                            SELECTED FINANCIAL DATA

   The selected financial data presented below is for the nine-month periods ended November 30, 2001 and November 30, 2000 and the four fiscal-years ended February 28, 2001.

   The selected financial data for the fiscal years ended February 28, 1999, February 29, 2000 and February 28, 2001, including the pro forma data for the year ended February 28, 2001, is derived from our consolidated financial statements that were examined by our independent auditor. The selected financial data for the interim period ended November 30, 2001 is derived from our interim financial statements, which have not been examined by our independent auditor. The selected financial data for the fiscal year ended February 28, 1998 is derived from our predecessor's financial statements, Business Supplies Are Us Inc., or BSRU. Our independent auditor examined these financial statements. The information set forth below should be read in conjunction with our consolidated financial statements and the related notes included in this prospectus. The data is presented in Canadian dollars.

   The pro forma selected financial data for the fiscal year ended February 28, 2001 gives effect to our acquisition of MAX Systems Group, Inc., or MAX, as if it had occurred as of March 1, 2000. Under Canadian GAAP, MAX is deemed acquired on December 1, 2000, which is the date we effectively acquired control and began significant operational integration of the company, subject only to final determination of the purchase price. However, under U.S. GAAP, control is not deemed legally transferred to us as of December 1, 2000, and the acquisition is not considered to have occurred as of such date. Accordingly, the financial effects of the acquisition are being presented on a pro forma basis.

   Also, the pro-forma selected financial data for the fiscal year ended February 28, 2001 and November 30, 2001 includes the results of the yet to be completed acquisition of American Way Importing Corp. as if it had been completed as of March 1, 2000.

   All selected financial data under Canadian GAAP takes into account the change in accounting principle retroactively applied under Canadian GAAP reflecting the decisions, as discussed in note 2 to our financial statements on page F-29, to expense previously deferred pre-operating, brand development and similar start-up costs.

                Pro-Forma                                                                                                Pro-Forma
              Fiscal Period        Nine Months Ended                                                                    Fiscal Year
                  Ended               November 30,                    Fiscal Year Ended February 28(29)(1)                 Ended
               November 30,    -------------------------     -------------------------------------------------------   February 28,
                2001(3)(5)        2001           2000           2001           2000           1999          1998        2001(2)(4)
              -------------    -----------   -----------    ------------   -----------    -----------    -----------   ------------
               (unaudited)            (unaudited)                                                                       (unaudited)
Statement of
Operations
Data:

Sales .....    $117,487,157    $98,531,691   $70,485,866    $103,506,5l3   $45,127,064    $29,013,528    $19,073,043   $161,135,503
Cost of
  goods
  sold.....      93,486,198     78,099,091    56,036,132      83,114,778    37,337,755     24,394,735     16,874,994    133,272,225
Amortization...   1,614,764      1,688,830       795,319       1,369,071       151,378         55,967         23,955      1,333,371
Other
  Operating
  Expenses.      14,412,153     11,510,627     8,575,610      12,163,305     5,677,572      2,326,031      1,749,374     15,175,668
Interest ..       2,466,747      2,466,747     1,969,939       3,961,937     1,558,808      1,064,310        314,244      3,961,937
Income --
  before
  foreign
  exchange
  and
  income
  taxes....       7,122,059      4,766,396     3,108,866       2,897,422       401,551      1,172,485        110,476      4,501.621
Foreign
  exchange
  (loss)
  gain.....       1,092,805      1,092,805       343,496         331,865       (89,732)        38,819        (12,376)       427,442
Income --
  before
  income
  taxes....       8,214,864      5,859,201     3,452,362       3,229,287       311,819      1,211,304         98,100      4,929,063
Net Income
  under
  Canadian
  GAAP.....       6,218,946      5,266,160     2,866,111       3,544,501       284,589      1,046,374         64,028      3,428,725
Net Income
  under
  U.S. GAAP       4,864,649      3,911,863     2,152,169       2,679,055      (134,820)     1,007,555            N/A(1)   2,563,279
Balance Sheet
Data:
Total
  Assets
  under
  Canadian
  GAAP.....             N/A     82,744,386    50,617,368      60,325,497    14,744,661      8,582,997      4,902,789            N/A
Total
  Assets
  under
  U.S. GAAP             N/A     79,882,071    49,105,384      50,920,886    13,524,896      8,582,997            N/A(1)         N/A
Net Assets
  under
  Canadian
  GAAP.....             N/A     33,459,220    24,543,303      26,182,274     4,876,522      1,286,261        239,887            N/A
Net Assets
  under
  U.S. GAAP             N/A     32,279,122    23,214,230      23,936,637     3,656,757      1,286,261            N/A(1)         N/A
  Capital
  Stock
  (excluding
  long term
  debt and
  redeemable
  preferred
  stock).......         N/A     23,912,572    20,215,494      21,176,075     3,414,824            300            300             N/A
Number of
  Common
  Shares
  (adjusted
  to
  reflect
  changes
  in
  capital).      19,874,377     18,737,477    17,183,034      17,498,328    12,601,666      7,000,000(6)   7,000,000(6)  19,309,850
Basic
  earnings
  per share
  under
  Canadian
  GAAP.....            0.36           0.30          0.18            0.21          0.03           0.15           0.01           0.20
Basic
  earnings
  per share
  under
  U.S. GAAP            0.28           0.22          0.14            0.16         (0.01)         (0.14)           N/A(1)        0.15
Fully
  diluted
  earnings
  per share
  --
  Canadian
  GAAP.....            0.31           0.26          0.16            0.19          0.03           0.14           0.01           0.18
Fully
  diluted
  earnings
  per share
  -- U.S.
  GAAP.....            0.24           0.20          0.12            0.15         (0.01)         (0.14)           N/A(1)        0.13
Dividends
  per
  common
  Share....             nil            nil           nil             nil           nil            nil            nil            nil
Dividends
  per
  common
  Share in
  US$......             nil            nil           nil             nil           nil            nil            nil            nil

---------------
(1) Reconciliation to U.S. GAAP for our 1998 fiscal year has not been provided as it is not required.
(2) Pro-forma presentation includes the financial position and results of operations of our company, including all subsidiaries, as if they had been consolidated for the entire fiscal year ended February 28, 2001, as disclosed in note 22 (g) to our consolidated financial statements.
(3) Pro-forma presentation includes the financial position and results of operations of our company and American Way as if they had been consolidated for the nine-month period ending November 30, 2001.
(4) As discussed in note 22(g)(viii) to our consolidated financial statements on page F-40, MAX incurred $990,000 of unusual and discretionary management charges. These charges related to the funding by MAX of certain activities by a former shareholder that are not related to the activities of MAX and are not expected to be repeated. Had these charges not been incurred, our pro-forma results would have been as disclosed in note 22(g)(x).
(5) As discussed in Note 22(g) (ix) to our consolidated financial statements, American Way incurred US$950,000 and US$1,760,000 in discretionary non-recurring charges in its fiscal year ended December 31, 2001 and 2000 respectively. These charges related to the payment by American Way to an affiliate for marketing support. bonuses and management fees. These charges are not expected to be repeated. Had these charges not been incurred, our results would have been as disclosed in Note 22(g)(x).
(6) Reflects the share split on May 17, 1999, pursuant to which the 300 shares were reclassified into 7,000,000 shares.

   Except as noted, the selected financial data above was prepared in accordance with accounting principles generally accepted in Canada, or Canadian GAAP. The following adjustments have been utilized to present certain of the selected financial data in accordance with generally accepted accounting principles generally accepted in the United States, or U.S. GAAP, as shown above. Specific details of the adjustments are included in note 22 to our consolidated financial statements.


                                                                                                             As of
                                                                                As of                   February 28(29),
                                                                            November 30,    ---------------------------------------
                                                                                2001            2001          2000          1999
                                                                            ------------    -----------    -----------   ----------
Total Assets Under Canadian GAAP ........................................    $82,744,386    $60,325,497    $14,744,661   $8,582,997
 Adjustments ............................................................     (2,862,315)    (9,404,611)    (1,219,765)          --
                                                                             -----------    -----------    -----------   ----------
Total Assets Under U.S. GAAP ............................................    $79,882,071    $50,920,886    $13,524,896   $8,582,997
                                                                             ===========    ===========    ===========   ==========
Shareholders' Equity Under U.S. GAAP ....................................    $32,279,122    $23,936,637    $ 3,656,757   $1,286,261
                                                                             ===========    ===========    ===========   ==========
Net Income Under Canadian GAAP ..........................................    $ 5,266,160    $ 3,544,501    $   284,589   $1,046,374
 Adjustments ............................................................     (1,354,297)      (865,446)      (419,409)     (38,819)
                                                                             -----------    -----------    -----------   ----------
Net Income Under U.S. GAAP ..............................................    $ 3,911,863    $ 2,679,055    $  (134,820)  $1,007,555
                                                                             ===========    ===========    ===========   ==========

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

   The following discussion should be read in conjunction with "Selected Financial Data" and the consolidated financial statements and notes included elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under "Risk Factors" and elsewhere in this prospectus.

General

   We are an international distributor of business technologies and consumer electronics. Our business consists of:

   o a Business Technologies Group, comprised of:

      o a wireless products division;

      o a computer products division;

      o an integrated applications division; and

      o a business supplies division.

   o a Consumer Electronics Group, that distributes:

      o recognized third party brands and our private label brand of televisions;

      o refrigerators, stoves, washer-driers, toasters, blenders, freezers and other household appliances; and

      o videocassette recorders, and audiovisual and entertainment equipment.

   We intend to grow our business by expanding our existing business operations and through strategic acquisitions.

   The following table sets forth our total revenues, by business group, for the past three fiscal years:

                                                                                       FYE        FYE        FYE       Nine Months
                                                                                     2/28/99    2/29/00    2/28/01   Ended 11/30/01
                                                                                     -------    -------    -------   --------------
                                                                                                (in thousands of dollars)
Consumer Electronics Group .......................................................   $18,208    $28,833    $31,273       $19,689
Business Technologies Group ......................................................   $10,896    $16,294    $72,234       $78,843


   The following table sets forth the revenues of our Business Technologies Group, by division, for the past three fiscal years:

                                                                                       FYE        FYE        FYE       Nine Months
                                                                                     2/28/99    2/29/00    2/28/01   Ended 11/30/01
                                                                                     -------    -------    -------   --------------
                                                                                                (in thousands of dollars)
Wireless products division .......................................................   $    --    $    --    $42,227       $34,044
Computer products division .......................................................        --         --      6,841*       29,155
Integrated applications division .................................................        --         --      2,984         3,380
Business supplies division .......................................................    10,896     16,294     20,182        12,264
                                                                                     -------    -------    -------       -------
   Total..........................................................................   $10,896    $16,294    $72,234       $78,843
                                                                                     =======    =======    =======       =======

---------------
* The computer products division represents the sales of MAX which, under Canadian legal principles and Canadian GAAP, we acquired as of December 1, 2000. Under U.S. GAAP, such acquisition was deemed completed as of September 4, 2001.

   The following table sets forth our total revenues, by geographic market, for the past three fiscal years:


Geographic Markets*                                                                   FYE        FYE        FYE        Nine Months
-------------------                                                                 2/28/99    2/29/00    2/28/01    Ended 11/30/01
                                                                                    -------    -------    --------   --------------
                                                                                               (In thousands of dollars)
Domestic (Canada and U.S.A.) ....................................................   $ 1,270    $ 1,711    $ 40,848       $64,330
Cuba ............................................................................    27,834     43,416      49,287        31,723
Israel ..........................................................................                           13,371         2,479
                                                                                    -------    -------    --------       -------
                                                                                    $29,014    $45,127    $103,506       $98,532
                                                                                    =======    =======    ========       =======

---------------
* For information as to geographic markets, excluding sales of our computer products division (MAX), see note 22(y) of our consolidated financial statements.

   We do not believe that the performance of our main business operations is subject to any seasonal cycles on disruptions.

   We were incorporated under the name Balmoral Capital Corp. in May 1998 and completed an initial public offering of our common shares with the Alberta Securities Commission in September 1998. On October 15, 1999, we began trading on the Vancouver Stock Exchange, which subsequently became the Canadian Venture Exchange (CDNX). Our common shares also began trading on American Stock Exchange (AMEX) on December 5, 2001.

   Effective April 1, 2000, we acquired a 100% interest in YAM Wireless Inc., formerly YAM International Communications Inc., or YAM. Located and operating in Miami, Florida since 1994, YAM is an international distributor of cellular telephones and accessories. We issued 1.247 million common shares, at a fair value of $3.75 per share, and US$3.3 million in cash as consideration for 100% of the issued and outstanding shares of YAM to its two owners Yossi Vanon and Shani Sasson.

   Effective May 1, 2000, we acquired 100% of La Societe Desig Inc., or Desig, which has been operating in the hospitality industry since 1984. Based in Montreal, Canada, Desig develops and markets proprietary property management solutions software for the hospitality industry. We issued a total of 3.1 million common shares in consideration for 100% of the issued and outstanding shares of Desig to its owners Victor Noce, Robert Marcoux, Bertrand Bolduc and certain members of their families.

   Effective December 1, 2000 (under Canadian GAAP), and effective September 4, 2001 under U.S. GAAP, we acquired 100% of MAX Systems Group Inc. Founded in 1996 and based in Calgary, Canada, MAX is a provider of notebook computers, computer components and MIS solutions throughout Canada and the United States. We acquired MAX for a purchase price equal to 2.5 times MAX's audited earnings before income taxes for the 12 months ending February 28, 2002, plus the unaudited earnings before income taxes for the three months ending May 31, 2002. We agreed to pay the purchase price to complete the acquisition in cash and common shares. Specifically, we will pay $750,000 (US$483,000) in cash, with the balance to be paid in common shares at $4.25 per share (US$2.75 per share), which per share amount represented the trading price of our common shares on CDNX as of December 1, 2000. In no event shall the total purchase price be less than $1,750,000 (US$1.1 million) or more than $2,750,000 (US$1.8 million). The $750,000 (US$483,000) cash portion of the purchase price is evidenced by our interest-free promissory note, which is payable no earlier than June 15, 2002 and no later than August 15, 2002. The stock component of the purchase price is comprised of (i) 235,294 common shares which have already been issued, representing payment of the $1,000,000 (US$645,000) balance of the purchase price if the minimum purchase price of $1,750,000 (US$1.1 million) is paid, and (ii) 235,294 common shares which have been placed in escrow, representing the additional $1,000,000 (US$645,000) to be paid on the purchase price if the maximum purchase price of $2,750,000 (US$1.8 million) is paid. In addition to the purchase price, approximately $700,000 (US$450,000) in loans made to MAX by its former shareholders are to be repaid by November 1, 2002.

   As security for the payment of the balance of the purchase price, we pledged the shares of MAX to the sellers. Although under the Canadian GAAP, the effective date of this transaction is December 1, 2000, because certain terms of the acquisition agreement were not formally finalized until September 4, 2001, the effective date under U.S. GAAP is September 4, 2001, as more fully explained in note 22 of notes to our consolidated financial statements.

   Effective September 1, 2001, we acquired a 100% interest in Mississauga, Ontario-based Tri-Vu Interactive Corporation, or Tri-Vu. Tri-Vu develops, implements and services customized interactive entertainment and information television-based content and Internet services to the global four/five star hospitality industry. We agreed to purchase Tri-Vu for a purchase price equal to 4.5 times Tri-Vu's net income for the 12 months ending May 31, 2002. The entire purchase price shall be paid in our common shares, at $3.74 per share (US$2.41), on or before August 31, 2002.

   However, if Tri-Vu does not have a minimum net profit of Cdn $292,000 (US$188,000) for the 12-month period ending May 31, 2002, then we may terminate the acquisition agreement and unwind the transaction. Pursuant to the acquisition agreement, the $292,000 (US$188,000) minimum threshold amount was determined by multiplying a notional corporate tax rate (50%) by the forecasted net income for Tri-Vu of $584,000 (US$377,000) for the 12 months ending May 31, 2002. Tri-Vu's forecasted income statement was prepared by its management group and set forth in the acquisition agreement. If Tri-Vu's pre-tax profit for the twelve month period ending May 31, 2002 is less than the minimum pre-tax requirement, Tri-Vu is afforded a three month extension in which to achieve the forecast and, if the minimum threshold is not met during the entire 15 month period, then we may elect to put the Tri-Vu shares back to the sellers, in which case all the common shares held in escrow shall be surrendered to us for cancellation. If we elect to consummate the transaction notwithstanding the fact that the minimum pre-tax profit forecast target had not been met, we would multiply the actual pre-tax profit by 4.5 and settle the transaction.

   Because we are currently treating Tri-Vu as our wholly-owned subsidiary and control its operations, under Canadian GAAP, we can consolidate the revenues and results of operations of Tri-Vu. However, under U.S. GAAP, since we can rescind the transaction pending receipt of Tri-Vu's fiscal 2002 financial results, its revenues and results of operations are not included for U.S. GAAP financial reporting purposes, as explained in note 22(v) of our consolidated financial statements.

   The following is a summary description, including the amounts invested, of our principal acquisitions since October 15, 1999.

Effective Date of
  Transaction                 Description of Transaction   Amount of Transaction
  ------------                --------------------------   ---------------------
April 1, 2000 ............    Acquisition of YAM               $11,124,737(1)
May 1, 2000 ..............    Acquisition of Desig             $12,247,153(2)
December 1, 2000(3) ......    Acquisition of MAX               $ 2,100,325(4)
September 1, 2001(5) .....    Acquisition of Tri-Vu           To be determined

---------------
(1) Includes approximately $1,522,397 (US$982,000) in transaction costs.
(2) Includes approximately $622,153 (US$410,000) in transaction costs.
(3) For Canadian GAAP purposes. However, for U.S. GAAP purposes, the transaction was not formally finalized until September 4, 2001.
(4) Comprised of the $750,000 (US$483,000) cash portion of the purchase price, plus approximately $350,325 (US$226,000) in transaction costs, plus $1,000,000 (US$645,000) which represents the minimum amount of consideration to be paid in common shares.
(5) For Canadian GAAP purposes, however, for U.S. GAAP purposes, this acquisition is not yet finalized.

   With respect to our recent acquisitions, we do not anticipate any material difficulties in integrating the businesses of the acquired companies into our business operations. We have accomplished what we believe to be a successful transition and retention of key management personnel from the acquired businesses, which we believe to be most beneficial to the integration process. Most of the key personnel from the acquired businesses have elected to retain their positions and each person has entered into a three-year employment agreement with us which provides them with incentive stock options in addition to their salaries.

   We had intended to introduce a new online service to our customers on or about June 30, 2001, that would provide our customers access to all of the additional products and services we now offer as a result of our acquisition of these new businesses. The online service will provide links to the acquired businesses, which are operated through separate divisions of our company, through which customers can order products and obtain up-to-date information regarding inventory, order status and account information. Our planned online service is approximately 95% complete and is capable of being launched within approximately two weeks of our decision to so launch. However, we have decided to temporarily delay its introduction due to the current downturn in demand for electronic commerce services within the industries we service. We reassess these economic conditions on a monthly basis, and will launch our online service as soon as we determine there is adequate demand.

Proposed Acquisition of American Way Cellular

   On January 20, 2002, we entered into an agreement to acquire all of the outstanding capital stock of American Way Importing Corp., a Los Angeles-based wireless company doing business as American Way Cellular, for maximum consideration valued at approximately US$11.0 million including assumption of US$6.0 million of American Way debt. Commencing business in 1983, American Way Cellular is a wholesale distributor of cellular phones and accessories. In addition to its distribution operations, American Way Cellular is an activation agent for all major network carriers in the Western region of the United States. For its fiscal year ended December 31, 2001, American Way Cellular recorded revenues of approximately US$20.0 million and pre-tax income of approximately US$1.6 million.

   We have agreed to pay the following consideration to the shareholders of American Way Cellular:

   o At closing, we will pay US$1.0 million of the purchase price by issuing to the shareholders of American Way Cellular an aggregate of 392,157 common shares, having an agreed upon value of US$2.55 per share.

   o At closing, we will assume US$6.0 million by refinancing, on terms acceptable to us, the indebtedness of American Way Cellular to MCG Finance under a US$6.0 million credit facility, which refinancing will terminate the personal liability of the American Way Cellular shareholders and another of their corporate affiliates to such lender.

   o In the event our American Way Cellular subsidiary reports audited net pre-tax income of at least US$3.3 million for either of its fiscal years ended December 31, 2002 or 2003, we will pay an additional US$4.0 million by issuing an additional 1,568,627 of our common shares to the former shareholders of American Way Cellular.

   The closing of this transaction is subject to satisfaction of certain conditions, including refinancing, at terms and conditions satisfactory to us, the existing indebtedness of American Way Cellular, the preparation and audit of the financial statements of American Way Cellular in which its net pre-tax income is reported to be at least US$1.6 million, and the reporting of its shareholders' equity to be at least US$1.5 million on the closing date of the acquisition. In this connection, we expect to receive a proposal in or about March 2002 from MCG Finance (the existing lender to American Way Cellular) to provide us with a maximum US$12.0 million line of credit facility to be secured by the accounts receivable and inventories of our YAM Wireless, Inc. and American Way Cellular subsidiaries. Subject to our receipt of this proposal and our ability to obtain financing thereunder, we intend to consummate the acquisition of American Way Cellular simultaneous with such refinancing with MCG Finance.

Results of Operations

   We recognize our revenues when the risks and rewards of ownership of products we distribute have transferred from us to our customers. Such ownership transfer occurs either:

   o at shipment on an "FOB shipping point" basis when our only interest in the product is as potential security for the receivable, should the receivable not be paid; or

   o on delivery to the customer at their point of acceptance.

   Our cost of goods sold represent the cost of purchase of these products either from Canadian or United States suppliers or from sources arranged and contracted for in the Far East, mainly Mainland China.

   All customers and sources of supply are in the commercial sector and we have no retail sales or purchases.

   Selling and marketing expenses include advertising, commissions and sales expenses, postage, routine sales and marketing, consulting and travel incurred to make sales and identify specific sources of product, particularly outside North America.

   General and administrative expenses include our normal operating costs, including office and warehouse salaries, telephone, general office expenses, management salaries, professional fees, rent on our release premises and repairs and maintenance of office equipment.

   Capital assets are added in the normal course of business and consist primarily of furniture, vehicles, computers and leasehold improvements. In the fiscal year ended February 28, 2001, we developed a proprietary television "chassis," which is the electronic circuitry inside the television. Our capital expenditures in connection with our development of this technology were approximately $2.4 million (US$1.6 million), and were incurred during our fiscal year ended February 28, 2001. Our total capital asset investment for the nine months ended November 30, 2000 and our fiscal year ended February 28, 2001 was approximately $2.4 million (US$1.6 million) and $3.2 million (US$2.1 million), respectively, compared with approximately $574,000 (US$372,000) and $656,000 (US$417,000) for the nine months ended November 30, 1999 and our fiscal year ended February 29, 2000, respectively.

Nine Months Ended November 30, 2001 Compared With Nine Months Ended November 30, 2000

   For the nine months ended November 30, 2001 compared with the nine months ended November 30, 2000, our sales increased by approximately $28.0 million (US$18.1 million), or 40%, from approximately $70.5 million (US$45.5 million) to approximately $98.5 million (US$63.6 million). This increase was driven by continued strong growth in our Business Technologies and Consumer Electronics Groups, as well as from the contribution of our computer products division.

   Gross margin increased by approximately 41% from approximately $14.5 million (US$9.4 million) for the nine months ended November 30, 2000 to approximately $20.4 million (US$13.2 million) for the nine months ended November 30, 2001. Overall, our gross margin percentage increased from approximately 20.5% in the nine months ended November 30, 2000 to approximately 20.7% in the nine months ended November 30, 2001. The increase reflects the contribution from our recently acquired integrated applications division, and continued strong gross margins from our Consumer Electronics Group.

   Total operating expenses, including general and administrative, selling and marketing, interest and bank charges and amortization of capital assets and deferred charges increased by approximately $3.9 million (US$2.5 million), or 36%, from approximately $10.9 million (US$7.0 million) for the nine months ended November 30, 2000 to approximately $14.8 million (US$9.5 million) for the nine months ended November 30, 2001. As a percentage of sales, total operating expenses decreased from approximately 15.4% for the nine months ended November 30, 2000 to approximately 15.0% for the nine months ended November 30, 2001, reflecting the relatively smooth integration of our newly acquired operations.

   General and administrative expenses increased approximately $4.1 million (US$2.6 million), or 95%, from approximately $4.3 million (US$2.8 million) for the nine months ended November 30, 2000 to approximately $8.4 million (US$5.4 million) for the nine months ended November 30, 2001, which increase is primarily attributable to the three major acquisitions completed in fiscal 2002. General and administrative expenses as a percentage of sales increased from approximately 6.2% in the nine months ended November 30, 2000 to approximately 8.5% for the nine months ended November 30, 2001 reflecting our investment in corporate infrastructure.

   Selling and marketing expenses decreased approximately 26% from approximately $4.2 million (US$2.7 million) for the nine months ended
November 30, 2000 to approximately $3.1 million (US$2.0 million) for the nine months ended November 30, 2001. The decrease in selling and marketing costs is primarily attributable to a decrease in the costs associated with developing our new business ventures and developing of our brands. Sales and marketing costs as a percentage of revenues decreased from approximately 6.0% for the previous year, as compared with approximately 3.1% for this year.

   Amortization, including capital assets, deferred charges and goodwill, increased from approximately $795,000 (US$513,000) for the nine months ended November 30, 2000 to approximately $1.7 million (US$1.1 million) for the nine months ended November 30, 2001, reflecting the significant increase in our goodwill due to the major acquisitions during the nine months ended
November 30, 2001, as well as our continued write-off of deferred charges related to the development of our Latin American brands and costs incurred by our attempts to obtain additional financing.

   Interest and bank charges increased approximately $500,000 (US$323,000), or 25%, from approximately $2.0 million (US$1.3 million) for the nine months ended November 30, 2000 to approximately $2.5 million (US$1.6 million) for the nine months ended November 30, 2001, reflecting the working capital requirements to finance our sales growth in the nine months ended November 30, 2002.

   Income before provision for income taxes increased approximately $2.4 million (US$1.5 million), or 69%, from approximately $3.5 million (US$2.3 million) for the nine months ended November 30, 2000 to approximately $5.9 million (US$3.8 million) for the nine months ended November 30, 2001. This growth reflects our strong growth in gross margins in conjunction with our focus on managing our operating expenses.

   Our income tax provision increased by approximately $7,000 (US$5,000), or 1.2%, from approximately $586,000 (US$378,000) in the nine months ended November 30, 2000 to approximately $593,000 (US$383,000) for the nine months ended November 30, 2001. Our relatively low tax provision reflects the tax advantages obtained by our international business operations through Mirage Trading Corp., and Mirage Trading Services, Inc. our Barbadian subsidiary, which has lower tax rates than North America. As an International Business Corporation formed under Barbadian law, Mirage Trading is subject to a 2.5% tax rate on income. Under Canadian law, such foreign subsidiaries of Canadian companies are permitted to remit business income to the Canadian parent through tax-free inter corporate dividends. Thus, we are not subject to an additional tax on income generated by Mirage Trading other than the 2.5% tax imposed in Barbados.

   Overall, our net income increased approximately $2.4 million (US$1.5 million), or 83%, to approximately $5.3 million (US$3.4 million), for the nine months ended November 30, 2001 from approximately $2.9 million (US$1.9 million), for the nine months ended November 30, 2000. For the nine months ended November 30, 2001, net income as a percentage of sales was 5.3% as compared with 4.1% for the nine months ended November 30, 2000.

Year Ended February 28, 2001 Compared With Year Ended February 29, 2000

   For the year ended February 28, 2001 compared with the year ended
February 29, 2000, our sales increased by approximately $58.4 million (US$37.7 million), or 129%, from approximately $45 million (US$29.0 million) to approximately $103.5 million (US$67.8 million). This increase was driven by continued strong growth in our Business Technologies and Consumer Electronics Groups, as well as from the contribution of our three major acquisitions. For the year ended February 28, 2001 compared with the year ended February 29, 2000, sales from our existing Consumer Electronics and Business Technologies Groups increased by approximately $6.5 million (US$4.2 million), or 14%, from approximately $45 million (US$29.0 million) to approximately $51.5 million (US$33.2 million). It should be noted that, in the fourth quarter of fiscal 2001, sales from our existing Consumer Electronics and Business Technologies Groups decreased by approximately $4.2 million (US$2.7 million) to approximately $10.4 million (US$6.7 million), from approximately $14.6 million (US$9.4 million) in the fourth quarter of fiscal 2000. This decrease in revenues reflects a return to normal sales levels in the fourth quarter of fiscal 2001 after an exceptionally strong fourth quarter in fiscal 2000 in our Consumer Electronics Group. Based on our experience, we believe that our Consumer Electronics Group has benefited from the increased demand for consumer products in Cuba. The overall growth for the fiscal year ended February 28, 2001 was driven by our three major acquisitions, which contributed approximately $52.0 million (US$33.6 million) in aggregate sales during the year.

   Gross margin increased by approximately 162% from approximately $7.8 million (US$5.0 million) for the year ended February 29, 2000 to approximately $20.4 million (US$13.2 million) for the year ended February 28, 2001. Overall, our gross margin percentage increased from approximately 17.3% in the year ended February 29, 2000 to approximately 19.7% in the year ended February 28, 2001. The increase reflects the contribution from our recently acquired integrated applications division, and continued strong gross margins from our Consumer Electronics Group. Gross margins from our existing Consumer Electronics and Business Technologies
Groups increased by approximately $1.7 million (US$1.1 million), or 22%, from approximately $7.8 million (US$5.0 million) for the year ended February 29, 2000 to approximately $9.5 million (US$6.1 million) for the year ended
February 28, 2001. Despite management's focus on the completion and integration of the three acquisitions, gross margin as a percentage of sales for our existing business groups remained strong, increasing from approximately 17.3% for the year ended February 29, 2000 to approximately
18.4% for the year ended February 28, 2001.

   Total operating expenses, including general and administrative, selling and marketing, interest and bank charges and amortization of capital assets and deferred charges, increased by approximately $9.1 million (US$5.9 million), or 123%, from approximately $7.4 million (US$4.8 million) for the year ended February 29, 2000 to approximately $16.5 million (US$10.6 million) for the year ended February 28, 2001. As a percentage of sales, total operating expenses decreased marginally from approximately 16.4% for the year ended February 29, 2000 to approximately 16.0% for the year ended February 28, 2001, reflecting the relatively smooth integration of our newly acquired operations.

   General and administrative expenses increased approximately $2.9 million (US$1.9 million), or 112%, from approximately $2.6 million (US$1.7 million) for the year ended February 29, 2000 to approximately $5.5 million (US$3.5 million) for the year ended February 28, 2001, which increase is primarily attributable to the three major acquisitions completed in fiscal 2001. Despite the increase, general and administrative expenses as a percentage of sales decreased from approximately 5.7% in the year ended February 29, 2000 to approximately 5.3% for the year ended February 28, 2001. This decrease is due to our continued commitment to more stringent cost management. In particular, we focused on only acquiring companies with historically strong general and administrative controls in place. As a result, the general and administrative costs, as a percentage of sales, associated with these acquisitions are similar to those of our existing business groups.

   Selling and marketing expenses increased approximately 116% from approximately $3.1 million (US$2.0 million) for the year ended February 29, 2000 to approximately $6.7 million (US$4.3 million) for the year ended February 28, 2001. The significant increase in selling and marketing costs is primarily attributable to the three major acquisitions we closed during the year. Despite the increase, sales and marketing costs as a percentage of revenues remained constant at approximately 6.5% for the year, as compared with approximately 6.8% for the previous year.

   Amortization, including capital assets, deferred charges and goodwill, increased from approximately $151,000 (US$97,000) for the year ended
February 29, 2000 to approximately $1.4 million (US$703,000) for our fiscal year ended February 28, 2001, reflecting the significant increase in our goodwill due to the major acquisitions during the year ended February 28, 2001, as well as our continued write-off of deferred charges related to the development of our Latin American brands and costs incurred by our attempts to obtain additional financing.

   Interest and bank charges increased approximately $2.4 million (US$1.5 million), or 112%, from approximately $1.6 million (US$1.0 million) for the year ended February 29, 2000 to approximately $4.0 million (US$2.6 million) for our fiscal year ended February 28, 2001, reflecting the working capital requirements to finance our sales growth in the year ended February 28, 2001.

   Income before provision for income taxes increased approximately $2.9 million (US$3.1 million), or 929%, from approximately $311,000 (US$200,000) for the year ended February 29, 2000 to approximately $3.2 million (US$2.1 million) for the year ended February 28, 2001. This growth reflects our strong growth in gross margins in conjunction with our focus on managing our operating expenses.

   Our income tax provision decreased from approximately $27,000 (US$17,000) in our fiscal year ended February 29, 2000 to a recovery of approximately $315,000 (US$203,000) for the year ended February 28, 2001. Our relatively low tax provision reflects the tax advantages obtained by our international business operations through Mirage Trading Corp., our Barbadian subsidiary, which has lower tax rates than North America. As an International Business Corporation formed under Barbadian law, Mirage Trading is subject to a 2 1/2% tax rate on income. Under Canadian law, foreign subsidiaries of Canadian companies are permitted to remit

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
income to the Canadian parent through tax-free dividends. Thus, we are not subject to an additional tax on income generated by Mirage Trading other than the 2 1/2% tax imposed in Barbados.

   Overall, our net income increased approximately $3.2 million (US$2.1 million), or 1128%, to approximately $3.5 million (US$2.3 million), for our fiscal year ended February 28, 2001 from approximately $285,000 (US$184,000), for the year ended February 29, 2000. For the year ended February 28, 2001, net income as a percentage of sales was 3.4% as compared with 0.6% for the fiscal year ended February 29, 2000.

Year Ended February 29, 2000 Compared With Year Ended February 28, 1999

   For our fiscal year ended February 29, 2000 compared with our fiscal year ended February 28, 1999, our sales increased by approximately $16.1 million (US$10.4 million), or 55.5%, from approximately $29 million (US$18.7 million) to approximately $45.1 million (US$29.2 million). This growth reflects the continued growth of our Consumer Electronics Group within Cuba. As increasing amounts of U.S. currency flowed into Cuba, demand for consumer electronics, in particular televisions, continued to grow rapidly. As a result of our established relationships, we continued to supply increased volumes of goods into the market. In addition, a significant factor in our growth resulted from the opening of the Cuban assembly plant in October 1999. As a result of our investment into the plant, we have the exclusive right to supply the components to be assembled at the plant. Sales to the new plant began in October 1999.

   Our gross margin percentage increased from approximately 15.9% in our fiscal year ended February 28, 1999 to approximately 17.3% in our fiscal year ended February 29, 2000, reflecting increased buying leverage as we grew and were able to realize the benefits of more direct sourcing in Asia. Also, as we sourced more and more products for sale by way of direct shipment from suppliers, we were able to achieve economies of scale in buying and direct shipping. The increased gross margin percentages yielded approximately
$900,000 (US$585,000) of additional gross profit.

   Gross margin increased by approximately 70% from approximately $4.6 million (US$3.0 million) in our fiscal year ended February 28, 1999 to approximately $7.8 million (US$5.1 million) in our fiscal year ended February 29, 2000, reflecting buying margin improvements and the fact that we were able to achieve economies of scale in our sourcing activities.

   Total operating expenses increased by approximately $4.0 million (US$2.6 million), or 118%, from approximately $3.4 million (US$2.2 million) in our fiscal year ended February 28, 1999 to approximately $7.4 million (US$4.8 million) for our fiscal year ended February 29, 2000.

   General and administrative expenses increased by 102% from approximately $1.28 million (US$825,000) for the year ended February 28, 1999 to approximately $2.59 million (US$1.7 million) for the year ended February 29, 2000, reflecting the fact that we had commenced expansion of our staff and administrative capacities as we became a fully operational public company and, accordingly, needed to incur more infrastructure and development expenses. The increase in general and administrative expenses also reflected the fact that we were expanding our office network to investigate and to serve new markets. In addition, during period, we commenced investigating future markets in South America and Central America.

   Selling and marketing increased from approximately $1.0 million (US$645,000) for the year ended February 28, 1999 to approximately $3.1 million (US$2.0 million) for the year ended February 29, 2000. The slight decrease in selling and marketing costs is attributable to our being able to take advantage of previously established relationships in our major markets and with our major customers, thereby decreasing the need for fresh investment in sales and marketing activities.

   Amortization increased by approximately $100,000 (US$64,000), or 170%, to approximately $151,000 (US$97,000) for the year ended February 29, 2000 from approximately $51,000 (US$33,000) for the year ended February 28, 1999, reflecting our increased capital asset base and the write-offs of deferred charges that commenced during fiscal 2000.

   Interest and bank charges increased by 46.4% from approximately $1.06 million (US$683,000) for the year ended February 28, 1999, representing 2.7% of sales, to approximately $1.56 million (US$1.0 million)

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
for the year ended February 29, 2000, representing approximately 3.45% of sales. This increase reflects the fact that we expanded our financing and sales activities and were operating with essentially an unchanged line of available credit. Accounts receivable and inventory increased by approximately $4.0 million (US$2.6 million), or 66.67%, from February 28, 1999 to
February 29, 2000. Such increase, together with a significant increase in sales volume, caused us to incur significantly higher transaction costs to turn our available credit facilities faster.

   Income before provision for income tax decreased by approximately $900,000 (US$580,000), or 7.4%, from approximately $1.2 million (US$775,000) in fiscal 1999 to approximately $300,000 (US$194,000) in fiscal 2000. This reflected the leverage gained from improved buying and gross margins and the fact that we were able to increase our gross margins at a faster rate than our expense base.

   Our income tax provision dropped from approximately $165,000 (US$106,000) in fiscal 1999 to approximately $27,000 (US$17,000) in fiscal 2000, reflecting the decrease in net income and the fact that, in the year ended February 29, 2000, a higher proportion of our business was carried on through our Mirage subsidiary, which has the benefit of substantially lower tax rate than the BSRU subsidiary in North America.

   Our income decreased by 73% from approximately $1.0 million (US$645,000) in fiscal 1999 to approximately $285,000 (US$184,000) in fiscal 2000, reflecting our increased costs of production, and brand and marketing development.

Summary Discussion of Significant Subsidiaries and Segment Information

   Wireless Products Division

   On April 1, 2000, we acquired YAM Wireless, Inc., formerly, Yam International Communications, Inc., which is a Florida-based cellular/wireless communications company that provides new, used and refurbished cellular phones and original equipment manufacturer accessories, and operates as our wireless products division.

   For the nine months ended November 30, 2001, our wireless products division contributed $34.0 million (US$21.9 million) in revenues. For the year ended February 28, 2001, our wireless products division contributed 11 months of revenues totaling approximately $42.2 million (US$27.2 million), compared with approximately $36.1 million (US$23.3 million) for the 12-month pre-acquisition period ended December 31, 1999. Our wireless products division's revenues for the period ended November 30, 2001 and for fiscal 2001 revenues reflect its strategic sales shift to an increased corporate focus on the used phone market in developing countries. Our wireless products division has also taken advantage of opportunities to sell new, high demand cellular phones domestically and in certain core foreign markets, particularly the Caribbean and Israel.

   Our wireless products division accounted for $7.4 million (US$4.8 million) gross profits for the nine months ended November 30, 2001. Our wireless products division accounted for approximately $6.9 million (US$4.5 million) of gross profit for fiscal 2001, compared with $3.8 million (US$2.5 million) for the 12-month period ended December 31, 1999. Overall, our wireless products division had a gross profit margin of approximately 16.4% for fiscal 2001, as compared with approximately 10.7% for the 12-month pre-acquisition period ended December 31, 1999. The gross margin reflects our wireless products division's ability to purchase cellular phones and accessories at more advantageous pricing due to its larger volume purchases.

   Our wireless products division financed the majority of its growth and operations from existing cash flow.

   Our wireless products division accounted for $2.2 million (US$1.4 million) general and administrative expense for the nine months ended November 30, 2001. During fiscal 2001, our wireless products division accounted for approximately $1.7 million (US$1.1 million) in general and administrative expenses, as compared with approximately $1.1 million (US$700,000) for the 12-month pre-acquisition period ended December 31, 1999. Overall, general and administrative expenses were 4.0% as a percentage of sales for such period. The majority of our wireless products division's general and administrative costs reflect its continued

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efforts to seek out opportunities to purchase cellular products at the most competitive prices available, conclude new distribution arrangements and service its clients' needs.

   Our wireless products division accounted for approximately $560,000 (US$363,000) sales and marketing expense for the nine months ended November 30, 2001. Our wireless products division accounted for approximately $560,000 (US$363,000) in sales and marketing expenses during fiscal 2001, as compared with approximately $267,000 (US$179,000) for the 12-month pre-acquisition period ended December 31, 1999. Overall, sales and marketing expenses were approximately 1.3% as a percentage of sales for such period. The majority of these sales and marketing expenses are comprised of commissions for its sales staff.

   During fiscal 2001 and the 12-monthpre-acquisition period ended December 31, 1999, our wireless products division did not incur significant costs related to capital expenditures. Its capital assets costs reflect normal course of business expenditures for vehicles, computers and office furniture.

   Overall, our wireless products division accounted for approximately $4.1 million (US$2.6 million) of the approximately $9.0 million (US$5.8 million) in operating profit for fiscal 2001, compared with profit of approximately $2.5 million (US$1.6 million) for the 12-month pre-acquisition period ended December 31, 1999.

   Integrated Applications Division

   On May 1, 2000, we acquired La Societe Desig Inc., a Montreal-based software developer of property management systems for small and mid-size hotels and large resorts, which operates as our integrated applications division.

   For the period ended November 30, 2001, our integrated applications division recorded a nine month revenue contribution of approximately $3.4 million (US$2.2 million). For fiscal 2001, our integrated applications division recorded a 10-month revenue contribution of approximately $3.0 million (US$1.9 million) compared with approximately $2.0 million (US$1.3 million) for the 12-month pre-acquisition period ended October 31, 1999. Revenues reflect the highly successful year-2000 launch of our integrated applications division's newest developed suite of property management software solutions into the North American and Caribbean hospitality markets.

   For the period ended November 30, 2001, our integrated applications division accounted for an overall gross profit margin of approximately $2.6 million (US$1.7 million). Our integrated applications division accounted for approximately $2.7 million (US$1.7 million) of overall gross profit and recorded a gross profit margin of approximately 92%, compared with approximately $1.5 million (US$968,000) and 77%, respectively, for the 12-month period ended October 31, 1999. The gross profit reflects the stronger sales established by our integrated applications division and the relatively low direct costs related to the implementation of its software systems.

   Our integrated applications division financed the majority of its growth and operations from existing cash flow.

   For the period ended November 30, 2001, our integrated applications division incurred a nine month general and administrative expense of approximately $1.1 million (US$710,000). During fiscal 2001, our integrated applications division accounted for approximately $265,000 (US$171,000) of general and administrative expenses, representing approximately 6.5% as a percentage of sales. These expenses reflect the costs associated with the normal course of business operations.

   Our integrated applications division accounted for approximately $628,000 (US$405,000) of selling and marketing expenses during the nine months ended November 30, 2001, as compared to approximately $1.3 million (US$840,000) of selling and marketing expenses during fiscal 2001. This amount represents approximately 18.6% and 43.6% as a percentage of sales in the respective fiscal periods and reflects expenses related to our integrated applications division's aggressive marketing of its new software suites to its target markets in the hospitality industry.

   During fiscal 2001, our integrated applications division did not incur significant costs related to capital expenditures. Its capital assets costs reflect normal course of business expenditures for vehicles, computers and office furniture.

   Our integrated applications division accounted for approximately $786,000 million (US$507,000) and $731,393 million (US$472,000) of operating profit in the period ended November 30 2001 and in fiscal 2001, respectively, as it successfully launched and marketed its new and expanded suite of software solutions.

   Computer Products Division

   On December 1, 2000 (September 4, 2001 for U.S. GAAP purposes), we acquired MAX Systems Group, Inc., a Calgary-based computer hardware value-added reseller and systems solutions provider, which operates as our computer products division.

   Under Canadian GAAP, our computer products division contributed only three months of financial results to our overall 2001 fiscal year. During this three-month period, revenues were approximately $6.8 million (US$4.4 million), while gross profit was approximately $1.2 million (US$774,000), representing a gross profit margin for the period of 18.2%, compared with approximately $53.5 million (US$34.5 million), approximately $5.6 million (US$3.6 million) and 10.5%, respectively, for the 12-month pre-acquisition period ended July 31, 2000. For the nine months ended November 30, 2001, our computer products division contributed under Canadian GAAP approximately $29.2 million in revenue, $4.3 million in gross profits (15% margin) and $444,680 (US$ 286,000) million of operating profits. The apparent decrease in our computer products division's first quarter sales following acquisition reflects the fact that during this period senior management of our computer products division diverted its focus from operations to closing the acquisition. In addition, in the months prior to its acquisition by us and following the end of its fiscal year ended July 31, 2000, MAX was without a line of credit and had to rely on its own cash flow. This lack of access to regular working capital restricted operations. As of the middle of February 2001, our computer products division had established a $5.0 million (US$3.2 million) line of credit and management is focused on growing its sales volumes to previous levels.

   Our computer products division accounted for approximately $326,000 (US$210,000) of interest during the nine months ended November 30, 2001 and $254,000 (US$165,000) for the fourth quarter ended February 28, 2001, respectively. We concluded a $5.0 million (US$3.2 million) operating-line financing in February 2001 to take advantage of purchasing opportunities going forward.

   During fiscal 2001, our computer products division did not incur significant costs related to capital expenditures. Its capital assets costs reflect normal course of business expenditures for vehicles, computers and office furniture.

   Overall, our computer products division recorded an operating profit of approximately $445,000 (US$287,000) for the nine months ended November 30, 2001 and an operating loss of $10,5000 (US$6,800) the three months ended February 28, 2001, respectively. This loss reflects the fact that our computer products division did not have an operating line in place until February 2001 and, consequently, was unable to pursue available sales growth opportunities.

   Business Supplies Division

   Our business supplies division, headquartered in Toronto, Canada, distributes business supplies and computer components to Latin American markets. It specializes in sourcing and distributing a large variety of business supplies including computer components, photocopiers, fax machines, printers, point-of-sale equipment and miscellaneous business supplies such as batteries, office furniture, hotel supplies and security systems.

   Our business products division received revenues of approximately $12.5 (US$8.1 million) for the nine months ended November 30, 2001. Our business supplies division recorded fiscal 2001 revenues of approximately $20.1 million (US$13.0 million) compared with revenues of approximately $16.3 million (US$10.5 million) for fiscal 2000, representing a growth of approximately 23%. Revenue growth was driven

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
by growth in sales of computer hardware and components to Latin America as this division continues to leverage our existing relationships in the Latin American marketplace.

   Our business products division recorded gross profit of approximately $1.4 million (US$930,000) for the nine months ended November 30, 2001. Our business supplies division recorded fiscal 2001 gross profit of approximately $2.7 million (US$1.8 million), a gross profit margin of approximately 13.1%, compared with approximately $3.2 million (US$2.1 million), a gross profit margin of approximately 19.3% for fiscal 2000. The decline in both gross profit and gross profit margin reflects this division's transition from a focus on only staple consumable products such as paper and supplies, to a diversified product mix including capital intensive items such as computer components and office furniture. Although the shift to this newer product mix has created additional revenues, competitive pricing has negatively impacted.

   Our business products division accounted for interest of approximately $614,000 (US$396,000) for the nine months ended November 30, 2001. During fiscal 2001, our business supplies division accounted for approximately $166,000 (US$107,000) of interest, compared with approximately $478,000 (US$308,000) in fiscal 2000. The decrease in interest costs reflects the change in product mix. The expansion into a diversified product mix resulted, in some instances, in better trade terms and the ability to obtain customer deposits. The net result has been a decrease in the working capital required to support operations.

   Our business products division accounted for general and administrative costs of approximately $685,000 (US$442,000) for the nine months ended November 30, 2001. Our business supplies division accounted for general and administrative costs of approximately $2.4 million (US$1.6 million) in fiscal 2001, compared with approximately $1.2 million (US$778,000) for fiscal 2000. General and administrative costs as a percentage of sales were approximately 11.9% in fiscal 2001 compared with approximately 7.4% in fiscal 2000. This growth in general and administrative expenses as a percentage of sales reflects increased costs being allocated to manage our business supplies division's growth and shifting its product mix to include a greater focus on computer components.

   Our business products division accounted for selling and marketing costs of approximately $294,000 (US$190,000) for the nine months ended November 30, 2001. During fiscal 2001, our business supplies division accounted for selling and marketing costs of approximately $1.1 million (US$710,000), compared with approximately $642,000 (US$414,000) for fiscal 2000. General and administrative costs as a percentage of sales were approximately 5.5% in fiscal 2001 compared with approximately 3.9% in fiscal 2000.

   Our business supplies division did not incur significant costs related to capital expenditures during fiscal 2001. Its capital assets costs reflect normal course of business expenditures for vehicles, computers and office furniture.

   Overall, our business supplies division had an operating loss of approximately $310,000 (US$200,000) for the nine months ended November 30, 2001 and lost approximately $422,000 (US$272,000) in fiscal 2001, compared with an operating profit of approximately $244,000 (US$157,000) in fiscal 2000.

   Consumer Electronics Group

   Our Consumer Electronics Group is focused on the distribution of consumer electronic devices to high-growth Latin American markets. It specializes in distributing consumer electronics, such as televisions, compact disc players, stereos, air conditions and fans, to the Latin American marketplace. In addition to distributing recognized brand names such as Philips, Sony and Samsung, it has, during the past five years, developed its own brand names of General Vision and LEC, which it actively and successfully markets in Latin America.

   During the nine months ended November 30, 2001 and in the nine months ended November 30, 2000, our Consumer Electronics Group generated revenues of approximately $19.7 million (US$12.7 million) compared with revenues of approximately $26.7 million (US$17.3 million) for 2000. This represents a reduction of approximately 26%. This reflects management's decision to reduce activity in Latin American market.

   Our Consumer Electronics Group achieved gross profit for the nine months ended November 30, 2001 of approximately $4.2 million (US$2.7 million), compared with approximately $6.6 million (US$4.2 million) for 2000, representing a decrease of approximately 36% for the nine months ended November 30, 2001 as compared to 2000. Overall, our Consumer Electronics Group recorded a gross profit margin of approximately 21.2% in 2001 as compared to 24.6% in 2000. This reflects our Consumer Electronics Group's decision to reduce exposure in Latin America and pursue other markets more aggressively.


   During fiscal 2001, our Consumer Electronics Group accounted for approximately $2.4 million (US$1.6 million) in interest costs, compared with approximately $1.0 million (US$645,000) for fiscal 2000, as it continues to pay above average interest rates for operating lines into the Latin American marketplace and higher borrowing amounts to finance its continued growth.

   During the nine months ended November 30, 2001 and in fiscal 2001, our Consumer Electronics Group accounted for selling and marketing costs of approximately $1.1 million (US$710,000) and $3.4 million (US$2.2 million), respectively, as compared with approximately $3.7 million (US$2.4 million) during fiscal 2000.

   Our Consumer Electronics Group accounted for general and administrative costs of approximately $312,000 (US$202,000) during fiscal 2001 as compared with approximately $1.3 million (US$843,000) during fiscal 2000. General and administrative costs as a percentage of sales were approximately 1.0% during fiscal 2001, as compared with approximately 4.5% for fiscal 2000. The significant decrease in selling, general and administrative costs reflects the benefits of our Consumer Electronics Group's significant investment in fiscal 2000 in the installation of a Cuban television assembly plant. As a result of the assembly plant's successful operations and our exclusive distribution rights of television components to the plant, our Consumer Electronics Group has significantly downsized its required ongoing administrative operations within Cuba.

   Selling and marketing costs as a percentage of sales were approximately 5.7% for the period ended November 30, 2001, 11.2% during fiscal 2001, and approximately 12.8% for fiscal 2000. The significant decrease in selling and marketing costs reflects the transition from the establishment and initial support of the new Cuban television assembly plant in fiscal 2000, which plant assembles televisions for several international manufacturers such as Philips, Samsung and Sanyo with higher associated selling and marketing costs and more immediate benefits, to, in the period ended November 30, 2001 and fiscal 2001, focusing on the development of a proprietary brand name with more long-term benefits. As a result of our Consumer Electronics Group's exclusive distribution rights to the now fully operational Cuban assembly plant, our Consumer Electronics Group has been able to decrease the bulk of its ongoing repeatable selling and marketing expenses. For fiscal 2001, our Consumer Electronics Group incurred material expenditures relating to the development of its own brands for use in products to be sold within Cuba and Latin
America.

   Our Consumer Electronics Group accounted for additions to our capital assets of approximately $2.7 million (US$1.7 million). In addition to the normal course of business assets included in furniture, fixtures and equipment, computer equipment, leasehold improvements and vehicles, we invested approximately $2.4 million (US$1.6 million) in the development of proprietary chassis technology and circuitry for assembly and sale of televisions into the Latin American markets. This proprietary chassis relates to the configuration of the electronic circuitry inside each television and we anticipate being the beneficiary of this technology for approximately three years.

   Overall, our Consumer Electronics Group recorded fiscal 2001 operating profit of approximately $485,000 (US$313,000) compared with approximately $157,000 (US$101,000) for fiscal 2000, a growth of approximately 59%. This growth reflects the continued success of our Consumer Electronics Group's Latin American operations, its continued strong marketing efforts into the region and the rewards of developing its own brand names within Latin America.

   Recently Issued Accounting Pronouncements

   On June 29, 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill and
Other Intangible Assets" ("SFAS 142"). SFAS 141 requires that all business combinations be accounted for under the purchase method, and the use of the pooling-of-interests method is prohibited for business combinations initiated after June 30, 2001. SFAS 141 also establishes criteria for the separate recognition (from goodwill) of intangible assets acquired in a business combination. SFAS 142 requires that goodwill no longer be amortized to earnings, but instead be subject to periodic testing for impairment. Beginning in our fiscal year commencing March 1, 2002, there will be no further regular charges for amortization of acquisition goodwill, but such goodwill and certain other intangible assets acquired in business combinations must be tested, at least annually, to determine if the carrying value has declined below fair value. We are currently evaluating the effect of these new standards as they relate to us, and do not anticipate that the application of SFAS 142 will have a material adverse effect on our financial condition and results of operations. To date, all of our acquisitions have been accounted for as purchases in accordance with APB 16, which is similar to SFAS 141 in all areas, except for the requirement in SFAS 141 that criteria be established for separate recognition (from goodwill) of intangible assets acquired in the business combination be followed.

   In October 2001, the Financial Accounting standards Board (FASB) issued Statement No. 144 "Accounting for the Impairment of Long-Lived Assets and for long-lived assets to be disposed of." For fiscal years beginning after December 15, 2001, the statement requires that long-lived assets be measured at the lower of carrying amount on fair value less cost to sell, whether reported in continuing operations or in discontinued operations. At this time, management does not expect that the adoption of FAS 144 will have a material effect on our operations or financial position.

Liquidity and Capital Resources


   As at November 30, 2001, we had outstanding an aggregate of approximately $27.1 million (US$17.5 million) of indebtedness to banks, financial institutions and individual lenders who have, since 2000, provided us with acquisition and working capital debt financing. Of our outstanding indebtedness on November 30, 2001, approximately $17.9 million (US$11.5 million) was in the form of short-term loans payable as to interest only and maturing at various dates between March 15, 2002 and April 1, 2003. Except for US$400,000, which bears interest at 14% per annum, our remaining short-term indebtedness bears interest at the rate of 20% per annum. In addition, we pay interest to our senior secured lender who provides us with approximately $6.1 million (US$3.9 million) inventory and working capital financing for our Cuban business operations at an annual rate of 27% per annum.

   In January and February 2002, we borrowed an aggregate of $l.55 million (US$1.25 million) and issued our 8% secured convertible note due March 15, 2003. We used approximately $1.4 million (US$885,000) of the net proceeds from our note financings to repay a portion of our 20% bridge loan indebtedness. An aggregate of $11.8 million (US$7.6 million) of such high-interest rate indebtedness remains due and payable at various periods commencing March 15, 2002 and ending April 1, 2003. We intend to raise additional capital to retire this short-term debt and have engaged the services of placement agents to assist us in the tale of preferred stock or related convertible securities. There can be no assurance that we will be able to raise the capital necessary to repay our 20% bridge loans when due. If we are unable to make timely payment, and the holders of our bridge notes refuse to provide us with additional time to arrange payment, they could commence legal collection proceedings and seek to foreclose on certain of our assets securing such notes, which would result in cross-defaults to our other senior secured lenders and may accelerate our othcr indebtedness for money borrowed.


   Cash generated by operations for the nine months ended November 30, 2001 was approximately $3.7 million (US$2.4 million) compared with used in by operations of approximately $1.9 million (US$1.2 million) for the nine months ended November 30, 2000. In the nine months ended November 30, 2001, net income with amortization of goodwill, capital assets and deferred charges, and future income taxes added back provided approximately $7.0 million (US$4.5 million) of cash flow compared with approximately $3.7 million (US$2.4 million) for the comparable period in 2000. This increase was a direct result of increased net income under Canadian GAAP of approximately $5.3 million versus approximately $2.9 million (US$1.9 million) in 2000. This income increase was offset for the nine months ended November 30, 2001 by approximately $3.3 million (US$2.1 million) of increase in current assets and liabilities compared with approximately $5.6 million (US$3.6 million) of net increases in operating assets for the nine months ended November 30, 2000.

   The most significant of these increases were approximately $4.2 million (US$2.7 million) in inventory compared with approximately $2.4 million (US$1.5 million) for the nine months ended November 30, 2000. We also increased our accounts receivable for the nine months ended November 30, 2001 by approximately $6.8 million (US$4.4 million) compared with approximately $4.4 million (US$2.8 million) for the nine months ended November 30, 2000. In addition, we increased realized cash by increasing payables by approximately $9.3 million (US$6.0 million) for the nine months ended November 30, 2001 compared with approximately $1.5 million (US$970.000) for the nine months ended November 30, 2000. The increase in accounts receivable and inventory occurred due to our sales increases in the consumer electronics business where we are subject to extended payment terms. Inventories also increased as we invested in new and expanded product lines for our acquisitions, including our wireless products division.

   Cash used in operations for the year ended February 28, 2001 was approximately $5.2 million (US$3.4 million), compared to approximately $2.2 million (US$1.4 million) for the year ended February 29, 2000.

   In the year ended February 28, 2001, our operations used approximately $5.2 million (US$3.4 million) of cash, resulting from our cash flow from net income with amortization of goodwill, capital assets and deferred charges, and future income taxes added back of approximately $4.9 million (US$3.2 million) being absorbed by increases of approximately $10.1 million (US$6.5 million) of non-cash assets and liabilities related to operations. This resulted from increases in accounts receivable (approximately $3.2 million, or US$2.1 million) and inventories (approximately $1.6 million, or US$1.0 million) that occurred because of our sales increases, a significant portion of which came in our consumer electronics business where we are subject to extended payment terms. Inventories increased as we invested in new and expanded product lines for acquisitions in our wireless products and computer products divisions. Also, we used the capital raised in our equity and debt financings to substantially reduce accounts payable by approximately $3.2 million (US$2.1 million). Certain legal subsidiaries provided for income taxes of approximately $1.9 million (US$1.2 million).

   During fiscal 2000, we consumed approximately $2.2 million (US$1.4 million) of cash in operations, which consisted of net income with amortization of goodwill, capital assets and deferred charges, and future income taxes added back of approximately $436,000 (US$281,000) being offset by approximately $2.7 million (US$1.7 million) in changes in non-cash balances. The most significant component in this was increases in accounts receivable of approximately $4.4 million (US$2.8 million), and prepayments to suppliers of approximately $1.3 million (US$838,000) under Canadian GAAP. Receivables increased as a direct result of significant sales increases (approximately $15.7 million, or US$10.2 million, or 95% of total sales increase) in our Latin America business where we are subject to payment terms of up to 150 days. We made prepayments to suppliers of approximately $1.3 million (US$838,000) to support expanded product lines. To partially offset these demands for cash, our trade accounts payables increased by approximately $3.0 million (US$1.9 million).

   During fiscal 1999, we used approximately $1.4 million (US$903,000) of cash in operations, which consisted of net income with amortization of goodwill, capital assets and deferred charges, and future income taxes added back of approximately $1.1 million (US$710,000) offset by approximately $2.5 million (US$1.6 million) in changes in non-cash balances. The changes in non-cash balances consisted primarily of increases in accounts receivable of approximately $1.6 million (US$1.0 million) and approximately $750,000 (US$484,000) in inventory. Accounts receivable and inventory increases were a direct result of increased business activity in Cuba where we had a 52.1% sales increase.

   During fiscal 1998, we used an approximate $200,000 (US$130,000) in cash from operations. The main use of cash was $300,000 (US$195,000) increases in non-cash balances. Accounts receivable increased by approximately $1.0 million (US$649,000) reflecting increased business activities, particularly in Cuba. We financed this use of cash by increasing trade payables.


   Financing activities during the period ended November 30, 2001 provided approximately $5.5 million (US$3.5 million) compared with approximately $10.8 million (US$7.0 million) for the period ended November 30, 2000. The $5.5 million (US$3.5 million) was provided primarily by increases of approximately $1.4 million (US$903,000) in borrowings under lines of credit approximately
$2.8 million (US$1.9 million)
increase in advances to related parties, increase in long-term loans of $2.2 million (US$1.4 million) and approximately $1.9 million (US$1.2 million from the exercising of outstanding warrants.


   Financing activities during the year ended February 28, 2001 provided approximately $15.4 million (US$9.9 million) compared with approximately $1.8 million (US$1.2 million) for the year ended February 29, 2000. The $15.4 million (US$9.9 million) was provided primarily by a cash infusion of approximately $9.7 million (US$6.3 million) in term loans and notes payable, and an increase of approximately $6.5 million (US$4.2 million) in borrowings under a line of credit. These loans were from various different sources and were used to finance our major acquisitions and supplement working capital. In addition, we paid out approximately $700,000 (US$452,000) to repay advances from related parties.

   Cash used in investing activities for the year ended February 28, 2001 was approximately $10.8 million (US$7.0 million), as compared with approximately $656,000 (US$423,000) in the year ended February 29, 2000. The cash was used for the following primary purposes: the costs related to our major acquisitions which amounted to approximately $7.3 million (US$4.7 million), and the acquisition of approximately $3.2 million (US$2.1 million) of capital assets, which consisted of the addition of approximately $2.4 million (US$1.5 million) related to the development of a proprietary technology related to televisions chassis. We invested, under Canadian GAAP, approximately $2.4 million (US$1.5 million) in support to our Cuban trading partners, which was required under our exclusive supply contracts with them.

   As of November 30, 2001, our principal source of liquidity was approximately $1.4 million (US$903,000) in cash and short-term deposits. We have short-term debt of approximately $17.9 million (US$11.5 million) which is comprised primarily of the term loans which carry an average interest rate of approximately 20%. Approximately $6.5 million (US$4.2 million) of the outstanding long-term debt was raised in May 2000 to close the YAM acquisition and to finance our general working capital needs. In April 2001, these bridge loans were extended for an additional year until April 30, 2002. In addition, we had approximately $8.8 million (US$5.7 million) in borrowings. These borrowings are comprised of two material lines of credit and two small lines of credit of $300,000 (US$194,000) and $400,000 (US$258,000) from Canadian banks. The first material line of credit, which supports our Cuban operations, is for approximately $6.1 million (US$3.9 million), bears interest at a rate of 27% is secured by a general security agreement. The second material line of credit is for $5.0 million (US$3.2 million), bears interest at a rate of prime plus 3.25% is secured by a general security agreement and a specific assignment of amounts owed to MAX. These amounts are primarily comprised of accounts receivable, which were approximately $5.0 million (US$3.2 million) as of the end of fiscal 2001. As of November 30, 2001, $2.5 million of this line of credit was drawn, with approximately $2.6 million remaining available.



Research and Development, Patents and Licenses

   At present, our integrated applications division spends somewhat less than $1.0 million (US$5,000) per year, before recovery of tax credits, on research and development for products and applications. Investment tax credits for scientific research are available, on the Canadian Federal level, in the program formally known as "Tax Credits for Scientific Research and Experimental Development ("SR&ED")." Under this program, Canadian-controlled corporations with taxable income of less than CDN $200,000 (US$129,000) (such as our subsidiary, La Societe Desig, Inc., was pre-acquisition) receive tax reductions or cash rebates at the rate of 35% of allowable expenditures. This 35% rate applies to the first $2.0 million (US$1.3 million) of qualifying scientific research expenditures, which are made in a particular year. Amounts incurred in excess of that first $2.0 million (US$1.3 million) in a particular year receive refunds at a 20% rate. All other Canadian corporations (such as Desig, post-acquisition) receive tax credits at the rate of 20% of such expenditures. Also, on a provincial level, the Province of Quebec provides additional tax credits or rebates at the rate of 40% of such expenditures made by Canadian-controlled private companies conducting scientific research and development in Quebec, (i.e. Desig, pre-acquisition) and at the rate of 20% for all other companies (i.e. Desig, post-acquisition) conducting research and development in Quebec. Qualifying expenditures include expenditures such as salaries and payments under contracts and other direct costs. For the fiscal year ended October 31, 1999, gross research and development expenses were $735,290, (US$474,000) and investment tax credits were $544,212 (US$351,000), for a net expense of $191,078. For the fiscal year ended October 31, 1998, gross research and development expenses were $609,864 (US$393,000), and investment tax credits were $383,288 (US$247,000), for a net expense of $216,576(US$139,000). We feel that this is an appropriate and affordable level to remain competitive and to produce products that are attractive and saleable in our market niches. Accordingly, our integrated applications division will have the continuous need for free working capital of approximately $1.0 million (US$645,000) per year to continue to fund research and development. Both programs are administered through the Federal and Quebec corporate income tax return filing and assessment process, respectively. These returns must be filed within six months of fiscal year-end, and the authorities then take appropriate time to assess the return, review the SR&ED claim and process the rebates. Accordingly, we must incur the actual costs as much as 24 months prior to receiving the funds back. Therefore, we must have resources to fund the "gross" expenditures. While we are committed to continue to fund research and development, we cannot assure you that the necessary amount of working capital will be available.

   All our research and development costs are incurred by and through our subsidiary, Desig. The total amount spent (prior to Canadian federal and Quebec provincial rebates and recoveries) on research and development by Desig during its fiscal year beginning November 1, 1999 up to its acquisition by us on May 1, 2000, was approximately $384,000 (US$248,000). Desig spent approximately $722,000 (US$466,000) and $587,000 (US$380,000) for the years ended October 31, 1999 and 1998, respectively. Any recoveries from governmental programs are received after we file our corporate income tax returns. Accordingly, research and development costs are our responsibility before filing for recovery, which can be as much as nine to twelve months after the year end.

Trend Information

   We are not aware of any trends related to purchasing, sales, inventory or otherwise, or any uncertainties, demands, commitments or events which are reasonably likely to have a material effect upon our net sales or revenues, income from continuing operations, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating financial condition. The risk factors inherent in our business are disclosed elsewhere in this prospectus.

                                    BUSINESS


Overview

   We are an international distributor of business technologies and consumer electronics. Our business consists of:

   o a Business Technologies Group, comprised of:

      o a wireless products division;

      o a computer products division;

      o an integrated applications division; and

      o a business supplies division.

   o a Consumer Electronics Group, that distributes:

      o recognized third party brands and our private label brand of televisions;

      o refrigerators, stoves, washer-driers, toasters, blenders, freezers and other household appliances; and

      o videocassette recorders, and audiovisual and entertainment equipment.

   We intend to grow our business through a combination of an expansion of our existing business operations and through strategic acquisitions.

   The following table sets forth our total revenues, by business group, for the past three fiscal years:


                                                                                       FYE        FYE        FYE       Nine Months
                                                                                     2/28/99    2/29/00    2/28/01   Ended 11/30/01
                                                                                     -------    -------    -------   --------------
                                                                                                (In thousands of dollars)
Consumer Electronics Group .......................................................   $18,208    $28,833    $31,273       $19,689
Business Technologies Group ......................................................   $10,896    $16,294    $72,234       $78,843


   The following table sets forth the revenues of our Business Technologies Group, by division, for the past three fiscal years:


                                                                                       FYE        FYE        FYE       Nine Months
                                                                                     2/28/99    2/29/00    2/28/01   Ended 11/30/01
                                                                                     -------    -------    -------   --------------
                                                                                                (In thousands of dollars)
Wireless products division .......................................................   $    --    $    --    $42,227       $34,044
Computer products division .......................................................        --         --      6,841*      $29,155
Integrated applications division .................................................        --         --      2,984       $ 3,380
Business supplies division .......................................................    10,896     16,294     20,182       $12,264
                                                                                     -------    -------    -------       -------
   Total..........................................................................   $10,896    $16,294    $72,234       $78,843
                                                                                     =======    =======    =======       =======

---------------
* The computer products division represents the sales of MAX which, under Canadian legal principles and Canadian GAAP, we acquired as of December 1, 2000. Under U.S. GAAP, such acquisition was deemed completed as of September 4, 2001.

   The following table sets forth our total revenues, by geographic market, for the past three fiscal years:


Geographic Markets*                                                                   FYE        FYE        FYE        Nine Months
  -------------------                                                               2/28/99    2/29/00    2/28/01    Ended 11/30/01
                                                                                    -------    -------    --------   --------------
                                                                                               (In thousands of dollars)
Domestic (Canada and U.S.A.) ....................................................   $ 1,270    $ 1,711    $ 40,848       $64,330
Cuba ............................................................................    27,834     43,416      49,287       $31,723
Israel ..........................................................................                           13,371       $ 2,479
                                                                                    -------    -------    --------       -------
                                                                                    $29,014    $45,127    $103,506       $98,532
                                                                                    =======    =======    ========       =======

---------------
* For information as to geographic markets, excluding sales of our computer products division (MAX) and Tri-Vu, see note 22(y) of our consolidated financial statements.

   We do not believe that the performance of our main business operations is subject to any seasonal cycles on disruptions.

   Some of our business operations are dependent on certain licenses, contracts and intellectual property rights, the most significant of which include:

   o A five-year agreement with Tecnotex, a Cuban corporation, under which our consumer electronics group supplies and advises an assembly plant located near Havana, Cuba. The plant produces televisions and other consumer electronics. Under our agreement that expires October 2006, we are the exclusive supplier of television components to the plant, which completes final assembly and shipment of such products to department stores and other retailers within Cuba. We provided economic and technical assistance in connection with the construction of the facility and, in addition to payments for components supplied, we are to receive a monthly royalty of 0.7% of sales until we recoup our original investment of approximately $1.5 million (US$970,000).

   o Licenses from Compaq, Hewlett Packard, IBM and Microsoft under which our computer products division serves as a value-added reseller and distributor of their computers, software and related products and applications. These agreements do not have a specific duration, are generally renewed annually and may be cancelled upon 30 days notice. Our ability to sell these hardware and software products is dependent on the continuation of our OEM licenses.

Our Strategy

   Our primary strategic objective is to expand the markets in which our business groups and divisions operate in South and Central America in order to increase our sales by leveraging existing distribution channels and selling more products/services to our existing customers. In this regard, we are not experiencing the higher costs normally associated with a growing company acquiring new business lines. Rather, our acquired businesses are able to enter these new markets through our established relationships with existing customers and distributors thereby resulting in lower integration costs. With the exception of MAX, each acquired business was a profitable enterprise in its respective industry when we acquired it. These lower costs associated with entering new markets have allowed the acquired businesses to maintain, and in some cases increase, net profit Levels.

   Certain synergies currently in place consist of the following:

   o We have utilized our corporate purchasing power to secure operating lines for our computer products and wireless products divisions, which reduced their costs with their major suppliers.

   o We have co-located the Toronto operations of our business supplies and computer products divisions, thereby reducing their combined costs of maintaining premises by approximately 20%.

   o We have cross-introduced our business supplies and computer products divisions' suppliers.

Business Technologies Group

   Our Business Technologies Group sells, markets and distributes products such as cellular telephones and accessories, computer systems and components and a proprietary, integrated hardware and software system for the hospitality industry and other business applications. We also distribute business supplies in support of certain of our products and services. We currently distribute our products and services throughout North America, certain Latin and South American countries and Israel. Overall, our Business Technologies Group represented approximately 80% and 70% of our total revenues during the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, respectively.

   Wireless Products Division

   Our wireless products division is currently comprised of a Miami, Florida based wholesale distributor of new, used and refurbished cellular telephones, including recognized brand names such as Nokia, Ericsson, Motorola and Samsung, which has been in business for over seven years. Our customers include leading international carriers (network operators) and wireless telecommunications equipment wholesalers and retailers. We service the U.S. and Israeli markets where the demand for new, used and refurbished cellular products has been, and we believe will continue to remain, strong.

   For the nine months ended November 30, 2001 and the year ended February 28, 2001, our wireless products division recorded revenues of approximately $34.0 million (US$21.9 million) and $42.2 million (US$27.2 million), respectively, representing approximately 35% and 41%, respectively, of our overall total revenues and 43% and 58%, respectively, of the total revenues of our Business Technologies Group for such periods. Approximately 93% and 78% of our wireless products division's sales during the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, respectively, were in the U.S. and 8% and 22%, respectively, were in Israel. Many of our U.S. customers resell the cellular telephones and accessories they purchase from us into the Latin and South American markets.

   Industry Overview

   The market for cellular telephones within developing countries is one that is characterized by a demand that is defined and segmented by the different types of wireless systems used, customer price sensitivity and brand penetration in the various markets.

   The U.S. market for distribution of cellular phones and accessories to retailers is characterized by significant competition for digital cellular technologies. This competition exists from both large national earners as well as regional and local distributors, all of whom have access to multiple product types and recognized brand names, either through distribution agreements with the manufacturers directly or through the purchase of wholesale cellular products through third-party distributors.

   The Israeli market for cellular phones, parts and accessories is highly developed with a significant portion of the Israeli population using cellular phones. The Israeli market is also highly advanced in its demand for new products and is considered to be at the forefront of using new technologies such as digital capabilities and phones with Internet-ready access. As a result, we believe that the market in Israel has high penetration rates for cellular phone use, and experiences significant turnover of new phones with consumers looking to upgrade their phones less than every 18 months.

   Unlike North America, Europe and Israel, which are currently witnessing a gradual convergence toward digital cellular technologies, developing markets such as Latin and South America do not show any signs of convergence, as multiple wireless technologies are widely used, although none is dominant. This is primarily a result of the broad range of consumer demand profiles among the various developing countries, topographical suitability constraints and the open-market nature of competition for wireless licenses.

   Overlaying the diversity of network systems in Latin and South America is the varying levels of penetration by competing brands. Certain phones are more in demand in certain countries. Moreover, not every manufacturer makes cellular phones for every kind of wireless system. For example, up until its recent association with Qualcomm, Ericsson did not make a Code Division Multiple Access, or CDMA, cellular telephone. Similarly, Samsung does not offer a Time Division Multiple Access, or TDMA, cellular telephone.

These distinct systems operate on different technology platforms with different frequencies that are allocated to specific carriers by government regulators.

   Growth in wireless communication in developing markets such as Latin and South America is driven by two key factors: the lack of teledensity, or number of landline phone lines per capita, and the relative economics of the development of landline versus cellular networks. Teledensity rates are substantially lower in emerging markets than in the U.S. with five to ten phone lines per 100 people as opposed to 85 to 90 in the U.S. In the past, demand has not been sufficient to justify laying extensive landline systems. Industry studies have shown that deployment costs for wireless systems are cheaper than landline systems in many developing countries. Cellular networks can also be cheaper to maintain. As such, wireless is quickly becoming the dominant form of communication in these areas.

   Products and Services

   The operations of our wireless products division can be divided into three main functions: procurement of product, delivery and shipping, and distribution to customers.

   In addition to the straight purchase of new cellular phones and auxiliary products from a variety of international and domestic suppliers, we source used products in those markets experiencing shifts in demand patterns. As customers upgrade their cellular telephones for newer more-advanced products, the majority returns their used phones to the dealers, which are, in turn, returned to the actual carriers. Given that the carriers have no functional use for these used and outdated phones, they look to sell these products quickly and often at deeply discounted prices. Information about the availability of such products is usually obtained either directly from the carriers or through cellular products brokers. These phones are subsequently refurbished and repackaged at our warehouse facility located in Miami, Florida and then sold and distributed to our customers.

   During the past two years, we have positioned ourselves as an informal market maker in diverse markets. We act as an intermediary between carriers in developed countries and customers in developing countries that would not otherwise transact business. This is especially true with our Latin and South American customers who buy in the U.S. and then distribute the products into Latin and South America. Frequently, these customers can obtain better or newer products at better prices in more plentiful quantities from us than they can in their home countries.

   Strong relationships with suppliers and customers are critical to continued growth and success in the wireless products industry. Our wireless products division has well-established relationships with carriers and local distribution channels in its major markets. Our wireless products division's top five customers, Cellcom Israel, Ltd. (Israel), Brightpoint, Inc. (United States), DIN Dynamic (Israel), PH Cellular, Inc. (United States) and Must Coin Communications, Inc. (Israel), purchased approximately 40% and 42% of our wireless products division's products through the nine months ended November 30, 2001 and the year ended February 28, 2001, respectively.

   We have also developed relationships with many leading manufacturers, carriers and dealers in our focus markets. The strength of these relationships is instrumental in facilitating the timely and cost-effective procurement of products, especially those products in high demand. Our top supplier, RMG Enterprises, Inc., accounted for approximately 18% and 15% of our total purchases for the nine months ended November 30, 2001 and the year ended February 28, 2001, respectively.

   We believe both our established and developing networks in this industry's emerging markets, such as Central America and the Caribbean where we are experiencing continued sales growth, will lead to financial benefits in the next few years and beyond. Unlike the Latin American cellular phone market which continues to be in its development stage, both the U.S. and Israeli markets for cellular phones is categorized as advanced. As a result, we generally distribute new cellular phones into both the U.S. and Israel. These phones are primarily recognized brand names, including Nokia, Samsung and Ericsson. In addition to the cellular phones, we also distribute certain accessories, such as batteries, carrying-cases and re-chargers, into these two markets.

   Given the relative infancy in the trade of used and refurbished cellular phones to Latin and South America, we experienced little competition relative to the fiercely competitive U.S. cellular telephone market. There are, however, companies that market and sell new phones into the Latin and South American markets such as Bnightpoint Inc., a provider of outsourced services in the global wireless telecommunications and data industry. In the Latin and South American markets, companies like Brightpoint Inc. are both a customer and a competitor. Their status is dependent, at any time, upon the needs of their own customers and their own inventory and supply channels.

   Within the U.S. cellular market, we face significant competition from a variety of national, international and regional cellular distributors, many of which are substantially larger and better capitalized than us. Similar to the U.S. cellular market, we face strong competition in Israel. As a developed market, there are a number of well-established distributors in Israel. We have, however, developed strong relationships and networks over the past five years which allow us to be one of the leading distributors of cellular phones and accessories into the Israeli market.

   Computer Products Division

   Our computer products division is as a value-added reseller of computer equipment, components and peripheries. Located in the Canadian cities of Calgary, Edmonton and Toronto and Birmingham, Alabama, this division has broad access to the North American market, serving over 200 customers in approximately 1,000 different locations. Our computer products division provides North American clients, including companies such as Fairmont Resorts and Calgary Regional Health Authority, with the latest packages of computer hardware and software solutions designed to facilitate easy deployment and use for its clients' MIS departments and ultimately their employees. During the three months ended February 28, 2001 and the nine months ended November 30, 2001, we generated revenues of approximately $3.5 million (US$2,260,000) and $1.4 million (US$903,226) from Fairmont Resorts and the Canadian Depository for Securities, respectively. Fairmont Resorts and the Canadian Depository of Securities are the two largest customers of our computer products division, and accounted for approximately 12% of the total revenues of such division for our fiscal year ended February 28, 2001 and the nine months ended November 30, 2001.

   Our computer products division is authorized to sell and service its products in both the United States and Canada from manufacturers such as Compaq, Hewlett Packard and IBM. We believe this provides us with a significant advantage over many of our competitors.

   We acquired our computer products division on December 1, 2000 under Canadian GAAP (September 4, 2001 under U.S. GAAP). As a result, it did not contribute any revenues during the nine months ended November 30, 2000 and contributed only approximately 7% of our total revenues for our fiscal year ended February 28, 2001, or approximately $6.8 million (US$4.4 million). Under Canadian GAAP, overall, it represented approximately 10% of our Business Technologies Group's total revenues for our fiscal year ended February 28, 2001.

   Industry Overview

   The North American market for the resale of value-added computers is highly fragmented and competitive. Generally, manufacturers such as IBM, Compaq and Toshiba sell their products to major wholesale distributors, such as Tech-Data Corp. and Merisel, Inc., which in turn distribute computer hardware and components to companies such as value-added resellers. These value-added resellers then provide customers with customized computer packages. Given the highly service oriented nature of value-added resellers, they tend to be regional in focus, concentrating on specific markets and relationship. As a result, the market is fragmented, with hundreds of local resellers providing services to clients in the local areas in which they compete.

   Products and Services

   Our computer products division sells and services computer equipment, components and peripheries to our customers. We target large and medium sized customer accounts that require assistance in determining their technology requirements and need access to those products/services at competitive prices. We

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subsequently source the computer components and software and provide the customer with the full package of computer hardware and software solutions designed to facilitate easy installation. Our customers are spread across several different industries including financial, hospitality, insurance and transportation and the energy sector. Our customer base varies from end-user customers to systems integrators and re-marketers of new and used products around the world.

   In addition, we provide clients with comprehensive after-sales service. Services provided to our customers include a 24 hour-a-day, seven days-a-week telephone helpdesk, and an Internet-based set of electronic tools that allows customers access to buy online, and provides information about a customer's complete financial and service history. A component of our after-sales service is manufacturer authorized warranty repairs. With a product under a manufacturers' warranty, customers can call our help-desk and we will either solve the problem over the phone or send a representative to deal with the problem on-site. The costs incurred with these services are billed back to the original equipment manufacturer and a manufacturer warranty repair credit is then issued to us.

   We differentiate ourselves from the competition by virtue of our authorization to sell and service products and systems in both Canada and the United States. In contrast to many of our competitors, we believe we are one of a few value-added resellers authorized for sales and service in both the United States and Canada from manufacturers such as Compaq, Toshiba, Hewlett Packard and IBM. The most common types of equipment we sell from these manufacturers are notebook (laptop) computers, desktop computers and servers, as well as a variety of software systems such as Microsoft Office(R), CorelDraw(R) and Adobe Photoshop(R). In addition, for certain large clients, we provide full-time, on-site technical and maintenance support.

   Typically, we receive the following types of orders for these manufacturers' products:

   o Five Toshiba notebooks, for an aggregate cost of approximately $12,000 (US$7,800).

   o One Compaq Proliante server, for a cost of approximately $5,000
     (US$3,200).

   o Ten IBM desktops and screens, with Microsoft Office(R), for an aggregate cost of approximately $22,000 (US$14,300).

   We believe our ability to work with customers in both the United States and Canada without a product ever having to cross the border provides us with a competitive advantage. Our ability to sell in both countries allows us to service an account in both countries in either currency, which provides us with an advantage over most of our competitors in this industry, particularly for our Canadian customers with U.S. offices. While we acknowledge that this cross-border competitive advantage is more valuable to our Canadian operations than to our U.S. operations, we believe the advantages it provides to our company as a whole are important. Our Canadian competitors still have access to all of the products sold and serviced by our computer products division, but may not be able to service their clients with Canadian and U.S. operations. Our cross-border capabilities provide the following distinct competitive advantages:

   o Timing Benefits: Since we can provide the products to customers without having to go through customs officials at the border, we believe we can get certain products to customers more quickly than our competitors.

   o Warranty: Since the products we sell do not have to cross the border, we are not affected by the fact that products transferring between countries sometimes may not maintain their warranties from the originating country.

   o Duty Charges: We are also not affected by duties that may be imposed on products crossing the border.

   Our computer products division's top five customers for fiscal year 2001 were Fairmont Hotels & Resorts (a global hospitality company), Canada Depository for Securities (central depository for Canadian securities), Canada Life Assurance Company (a Canadian insurance company), Agra Monenco (environmental engineering firm) and Grant Thorton (accounting firm -- Canada only). These customers purchased approximately 40% of such products for our fiscal year ended February 28, 2001, which individual purchases

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were of the type described above. We believe that our relationships with these and other customers are strong and well established. It has been our experience that strong customer relationships enable our computer products division to take advantage of the cyclical nature of the computer products industry in that such customers normally purchase upgrades and/or new product from our computer products division instead of other sources in the industry.

   We have developed relationships with many leading manufacturers including 3COM, Cisco, Compaq, Hewlett Packard, IBM, Microsoft and Toshiba, as well as their distributors. Our top three suppliers for fiscal year 2001 were Tech Data Canada, Ingram Micro and Merisel Canada. For the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, these suppliers sold to us approximately $11.9 million (US$7.7 million) and $15.9 million (US$10.3 million). Such number represented 90% of and 90% of our computer product division's total purchases for such periods.

   Our computer products division competes with a variety of different value-added resellers across Canada and the United States. The majority of its competitors are small to medium sized enterprises with geographically regional focuses. Based on our experience, these regional value-added resellers typically use only one or two suppliers on a consistent basis. We believe our successful efforts to broaden our supplier base to seven or eight at any given time gives us a competitive advantage in this regard due to the fact that a broader base of suppliers allows us to obtain more competitive pricing from our suppliers which, in turn, allows us to quote lower prices to our customers. Given the importance of customer service in the value-added reseller industry and the relatively local and regional focus of the majority of its customers, this division tends to compete with different companies in each of its four major markets, Calgary, Edmonton, Toronto and Birmingham, Alabama.

   Integrated Applications Division

   During the nine months ended November 30, 2000 and our fiscal year ended February 28, 2001, we acquired, through our acquisition of Desig, a comprehensive and technologically advanced property management solutions (PMS) software system for small and mid-size hotels and large resorts. Our PMS systems are software tools used by the hospitality industry to manage their room availability and inventory, and to assist in administrative tasks such as managing reservations, maintaining guest history, interacting with tour operators, arranging group sales, and other important functions.

   In addition, in March 2001 we acquired Tri-Vu Interactive Corporation, a development stage company that has developed proprietary, interactive entertainment and information television-based content and Internet services, such as scheduled and video-on-demand movies, guest billing review and express checkout, targeted to the global four/five star hospitality industry.

   For the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, our integrated applications division recorded revenues of approximately $3.4 million (US$2.2 million) and $3.0 million (US$1.95 million), respectively. Overall, it represented approximately 4% of our revenues for each such period.

   Hospitality

   We believe that the hospitality technology solutions industry will experience continued growth in the coming years, and believe there are several factors contributing to its growth. First, travel and tourism is one of the world's largest industries and, outside of large hotel chains, has only recently realized the benefits that information and Internet technologies can provide. Many smaller and independent hotels and motels are still working with manual or non-computerized systems. The hospitality industry is modernizing so that it can become more customer oriented and, therefore, more competitive. Hotels are integrating their various guest touch points into fully integrated customer relationship management tools. This has created a significant opportunity for PMS systems suppliers.


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
   Interactive Information Services

   Historically, providers of software and programming to hotels delivered content on a fixed time schedule that did not provide the hotel guest flexibility in choosing when to watch a movie. In addition to greater flexibility in terms of movie selections, rapid and significant changes in technology over the past two decades, particularly the 1990's, have resulted in the ability to provide a number of on-demand interactive services such as guest billing review, automatic checkout, survey completion, guest messaging, video games and Internet service. The current North American marketplace for interactive entertainment and information services is dominated by several companies, particularly On Command Corp. and Lodgenet Entertainment Corp. These companies command a majority share of the North American marketplace. However, these two companies have focused the bulk of their sales and marketing efforts within North America and, despite a highly competitive industry, we do not believe that any company has a dominant international market position. We believe that the competition to provide interactive guest services to the international markets can be characterized as disparate.

   Products and Services

   Our integrated applications division's operations consist of two separate software design and production operations: a property management solutions
(PMS) team, and a customized interactive entertainment and information systems team.

   The PMS team develops products for small and mid-size hotels and large resorts. It not only designs and develops new software programs, but also upgrades and enhances our existing software products. We also market and sell our PMS software solutions to North American and global hospitality companies, and provide on-going support to our clients through the maintenance of a 24 hour-a-day, seven days-a-week helpdesk.

   We receive revenue from a one-time perpetual license fee, payable upon the initial sale of the PMS software package. The one-time license fee equates to approximately $100 per room for software training and installation. Additional revenue may be generated thereafter from the annual sale of upgrades and service packages to the originally purchased software. We offer a discretionary maintenance contract that includes software upgrades, training and maintenance for which we charge approximately 20% of the base license fee per year.

   We have developed a package of software suites to address the needs of small, medium and large hospitality providers and resorts. These software tools are used by the hospitality industry to manage room availability and inventory, and to assist in administrative tasks such as managing reservations, maintaining guest history, interacting with tour operators, arranging group sales and other administrative functions. We have also developed an Internet-based PMS system that we have not yet actively marketed.

   Our software products are currently available in English, French, Spanish and Portuguese, and have been installed in more than 750 locations in over 24 countries. Our customers include hotels with the Delta, Ramada, Best Western and Radisson chains. Given the fact that the individual hospitality properties can either be full or limited in their affiliation with the actual brand names, we provided system solutions designed to address a specific property's needs. These hotel chains purchased either our GrandVision or InnVision software, described below, depending upon their particular needs. They pay us a one-time license fee which is priced both on the basis of the number of users and the number of hotels rooms each property operates. In addition, there are annual software upgrade and maintenance fees which are based on 20% of the total software, interface and modules purchased by the customer.

   There are currently more than 20 property management system developers in the North American hospitality market. There are six vendors that hold a large portion of the industry share due to their long-time association with international hotel chains. These vendors are MICROS-Fidelio International, Pegasus Systems, Inc., GEAC Computer Corp., Hospitality Solutions International, Hotel Information Systems and Verso Technologies, Inc. The remaining vendors tend to compete in fragmented and regionalized markets.

   Our customers are located primarily in Canada (70%), with the remainder in the United States (15%) and the Caribbean and other countries (15%). These customers consist of independently owned and operated single, small to medium sized hotels within some of the best known chains including Ramada, Best Western,

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
Delta and Radisson. Approximately 90% of our integrated application division's Canadian sales are in the Province of Quebec. The majority of hotels in Quebec are independently owned, as opposed to the rest of Canada which is chain based. Since American companies own most of the hotel chains, the decision of what to purchase has rested mainly in the United States. In response, we opened an office under the name Central Point Technologies in Florida to market and manage our relationships with these chains.

   We differentiate ourselves from our competition through our ability to provide our customers with custom-tailored solutions. Unlike the majority of our competitors that provide static, off-the-shelf and non-customizable solutions, we offer packages that can be easily customized as to hotel name, location and services offered in order to meet each customer's individual needs.

   We recently acquired a group of key technical personnel and the related technology from Tri-Vu, a startup company focused on the creation of a customized interactive entertainment and information system for the hospitality industry. This customizable and interactive system is delivered by way of a set-top-box and a television. The interactive television system provides a variety of services on demand. Every system is tailored to meet the specific needs of each customer and the property being served. The following services can be delivered via the interactive television system: Scheduled Movies; Pay-Per-View, Pay-Per-Day, Pay-Per-Stay and Tiered Channel Sales.

   Currently, both of these systems are actively being market to resorts and hotels in the hospitality industry, while we simultaneously develop alternative interactive functions such as inventory management. These alternative functions are in the development stage and are not currently being marketed or sold.

   We are still refining the revenue model upon which we will charge customers for these products and services. We are currently charging customers approximately $500 for the sale of the in-room hardware and software system. Once installed, we intend to provide in-room movies at cost, thereby permitting the hotel to generate additional profits from in-room viewing. This is in contrast to our competitors that charge a percentage of the fee received for in-room viewing of movies, but no up front fees for the hardware or software system. Depending upon our success in securing appropriate financing and our overall capital needs, we are considering switching to the revenue sharing model of our competitors in order to reduce our customers' initial capital costs for this product.

   The particular products currently marketed and sold, or licensed, through our integrated applications division are as follows:

   o Grand Vision/Inn Vision: This suite of property management systems is based on a powerful multi-tiered distributed framework which uses all of the latest IT standards and is accessible from any terminal in a local or enterprise-wide configuration. Each product in the suite provides its own unique property management solution to hospitality companies. These products include:

    o  GrandVision Property Management System;

    o  InnVision Property Management System;

    o  GlobalVision Central Management System;

    o  OnePoint Central Reservation System;

    o  SharePoint Condo Management System; and

    o  CorpRes Housing Management System.

   o HotelPMS.com: This product is our front-office solution designed to help inns, budget hotels, seasonal resorts and limited service properties and chains benefit from property management system functionality with reduced up-front costs, system complexity and technical expertise. With this product, we target small hotels, generally with less than 75 rooms, that cannot afford the investment in most technology solutions systems. Although the HotelPMS.com software provides many of the same operations as the GrandVision/InnVision Suite, Hotel PMS.com differs in that it is an Internet-based application whereby the client can access the software by the Internet and does not need the software installed on its computer.


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
   o Integra: This software manages hotel call accounting (local and long distance phone costs, by room), which is critical for hotel management as it can typically generate high revenues. This product was developed by Desig through a verbal partnership with MDR Technologies, Inc., a Canadian-based communications management solutions provider, and Bell Canada, for distribution to hotels in Ontario and Quebec. This product is sold and managed by MDR and Bell Canada, and we are paid a licensing fee comprised of 50% of the software sale and 50% of the servicing fee.

   o BonjourQuebec.com: This product, which is an Internet-based client reservation system developed for Bonjour Quebec (part of the government agency Tourism Quebec), was developed by Desig through a partnership with Bell Canada and others. This online client reservation system offers individuals web connectivity to hotels in Ontario and Quebec using Windows or Unix systems. Desig received a onetime license fee of $100,000 (US$64,500) for the creation of this Internet software system.

   Our integrated applications division markets its products in two ways. First, the division's highly professional and well-trained direct sales staff is responsible for generating leads, making presentations and closing transactions. This sales force was responsible for approximately 85% of our integrated application division's sales for both the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001. Second, this division generates sales by responding to formal bids tendered by hospitality companies. This method of marketing accounted for approximately 15% of our integrated application division's sales for both the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001.

   Business Supplies Division

   Our business supplies division, headquartered in Toronto, Canada, distributes business supplies and computer components to the Cuban markets. We specialize in sourcing and distributing a large variety of business supplies including computer components, photocopiers, fax machines, printers, point-of-sales equipment and miscellaneous business supplies such as batteries, office furniture, hotel supplies and security systems. Approximately 95% of the business supplies and equipment sold by us during both the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001 were purchased from Canadian supply sources.

   For the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, the business supplies division-recorded revenues of approximately $12.5 million (US$7.9 million) and $20.2 million (US$13.0 million). Overall, this division represented approximately 16% and 28%, respectively, of our Business Technologies Group's sales for such periods.

   Products and Services

   There are no legislative barriers for a Canadian company to enter the Cuban business supplies market. Canada does not restrict companies from competing in the Cuban marketplace, nor does the Cuban government require any specific license or governmental authorization to conduct business in the Cuban business supplies market. Our exports into Cuba began in 1995 and consisted of the sale of consumable supplies, including fax paper, roll paper and general business supplies. In addition to these consumable supplies, we export computer components into the Cuban marketplace.

   The products we sell in Cuba are obtained from a number of different sources, including major Canadian wholesale distributors of business supplies and computer components. We currently have one supply contract with Epson Canada for the purchase of computer components for sale into Cuba.

   Our business supplies division's two largest customers for the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001 were Cuban corporations, namely Copextel S.A. and Cubalse S.A. These customers purchased approximately $9.5 million (US$6.13 million) and $15.0 million (US$9.7 million), respectively, in business supplies during such periods, or 76% and 77%, respectively, of the products sold by our business supplies division during such periods. Our three major suppliers during such periods were Samtack Computers, Tech Data Canada and Tecway Technologies Ltd. Our purchases from these suppliers accounted for approximately $4.4 million (US$2.89 million) and $6.9 million (US$4.5 million) in

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
expenses, or 40% and 39%, respectively, of cost of goods sold for the nine months ended November 30, 2000 and our fiscal year ended February 28, 2001, respectively.

   Within Canada, competition comes primarily from two sources: "big box" retailers and point-of-sale vendors. Competition from "big box" retailers, such as Staples, Grand & Toy, The Office Place and Corporate Express, is most apparent in major Canadian urban centers where these retailers have set up outlets from which to sell office supplies at the retail level. We also face competition throughout Canada from similar direct POS vendors. To compete with similar POS vendors, we position ourselves by providing competitive pricing, quality products and attentive service.

   Within Cuba, we face competition from similar distributors seeking to sell a variety of business supplies and computer components. We compete in the market on the basis of price, product and service.

Consumer Electronics Group

   Our Consumer Electronics Group, headquartered in Panama, is focused on the distribution of consumer electronic devices to Cuba and certain other Latin American markets. We specialize in distributing consumer electronics such as televisions, CD players, stereos, air conditioners and fans. In addition to distributing recognized brand names such as Philips, Sanyo, Sony and Samsung, we have, during the past five years, developed our own brand names, General Vision and LEC, which we actively market. Our Consumer Electronics Group also sells refrigerators, stoves, washers, dryers, toasters, blenders, freezers, hair dryers and audiovisual and entertainment equipment. Approximately 87% and 83% of the consumer electronic products supplied by us were purchased from Asian sources during the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, respectively.

   During the nine months ended November 30, 2001 and our fiscal year ended February 28, 2001, approximately 99% and 99% of our Consumer Electronics Group's revenues were derived from sales in Cuba. We generally offer customer credit financing that has an effective term of 120-150 days for our sales in Cuba.

   Typically, upon a sale in Cuba, we receive a negotiable "bill of exchange" from the customer/purchaser which can be redeemed at any one of several Cuban financial institutions. Upon our redemption of the bill of exchange, the financial institution collects the receivable directly from the customer/ purchaser. To date, we have not yet experienced an uncollectable bill of exchange in Cuba.

   An assembly line operation has been established near Havana, Cuba in an economic association with Tecnotex, an agency of the Cuban government, whereby Sanyo, Samsung and Philips brand televisions, and our own General Vision and LEC brand televisions, are assembled. We do not own or operate the assembly facility in Cuba. We supply unfinished components and advise on technical and quality control matters. We are the exclusive supplier to the assembly plant and receive a royalty on sales from this facility. We buy the products from our suppliers, thereby taking title to them, and then sell the products to Tecnotex for its use in assembling the televisions, thereby transferring title to Tecnotex. Our risk ends upon delivery of the components to the Cuban assembly plant because all of our sales to the plant are guaranteed by a debit note to the plant's bank account.

   During our fiscal year ended February 28, 2001, sales of finished products by our Consumer Electronics Group accounted for approximately 25% of its revenues, while sales of assembly parts accounted for approximately 75% of its revenues. For the same period, gross margins for the finished products were approximately 15%, while gross margins for sales of the assembly components were approximately 25%.

   As a result of our focus on the development of our Business Technologies Group and the integration of our recent acquisitions, our management has purposely limited the growth of our Consumer Electronics Group and its sales within Cuba. We intentionally did not pursue potential new orders in Cuba or expand the range of our products and services then being offered in Cuba. The purposeful limitation of sales/growth within Cuba enabled us to accomplish our goals of diversification of our products and services, integration of the newly acquired businesses and creation of a more geographically balanced sales base.


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   For the nine months ended November 30, 2001 and our fiscal year ended
February 28, 2001, our Consumer Electronics Group recorded revenues of approximately $19.7 million (US$12.7 million) and $31.0 million (US$20.0 million), respectively. Overall, our Consumer Electronics Group represented approximately 20% and 30%, respectively, of our total revenues for such periods. All transactions in Cuba are completed in U.S. dollars,

   During the first half of our fiscal year ended February 28, 2001, we had plans to construct and operate a manufacturing and assembly plant in Montevideo, Uruguay. On or about June 15, 2001, we decided not to proceed with the initiative in Uruguay because both our local business partner and the authorities in Uruguay failed to meet certain conditions precedent to the initiative. Although we have not formally abandoned the initiative, we do not anticipate proceeding with it at this time. Certain media and press articles about our company appeared in the beginning of the year 2001 and referred to a goal of $1 billion Canadian dollars a year in revenue for our company within four years. We never approved or reviewed these statements. To avoid creating confusion with respect to our goals for our growth over the next four years, we note that, partly due to our decision not to proceed with the Uruguayan plans identified above, our goal for growth over the next four years would be less than the $1 billion Canadian dollar target previously articulated.

   Industry Overview

   We believe that demand for consumer electronics within Cuba continues to grow rapidly. This growth is being driven by a number of factors, including:

   o the opening of the country to foreign investment and business through a variety of political initiatives including the creation of free-trade zones, and the encouragement of joint-ventures;

   o the access to U.S. dollars through the growing tourism industry, permitted U.S. dollar remittances from relatives abroad, and foreign investment;

   o the introduction of limited capitalistic businesses in select free-trade areas;

   o the entry of numerous foreign businesses; and

   o the modernizing of retail stores.

   We believe that approximately ten major state-owned corporations exist in Cuba and dominate the business and consumer products marketplace, particularly Cimex S.A., TRD Caribe, Cubalse S.A. and Copextel S.A. These companies operate department store chains, retail outlets, and other business enterprises. We believe that each of these companies currently generates revenues of between US$100 million and US$750 million annually and are growing rapidly. All appear to be projecting continued strong growth in the future.

   The wholesale/institutional consumer electronics market in Cuba is comprised primarily of hotels and government ministries, many of which have entered into joint ventures with foreign corporations for their supplies of consumer electronics. All other consumer electronics sold in Cuba are distributed through retail stores wholly-owned by Cuban corporations. There is, however, significant competition among the numerous distributors, which must be Cuban corporations, for the sale of consumer electronics into the retail locations. Like in Canada and the United States, this competition is driven by factors such as price, brand name recognition, service and product warranty. Thus, the market resembles the Canadian and U.S. markets, but is much more regulated in that, among other things, only Cuban corporations are permitted to distribute to the retail locations and the government regulates which companies are allowed to supply the distribution chains.

   Products and Services

   There are no legislative barriers for a Canadian company to enter the Cuban consumer electronics market. Canada does not restrict companies from engaging in business in Cuba, with Cuban businesses or with the Cuban government. The Cuban government does not require Canadian companies to obtain any specific license or government approval to conduct business in the domestic Cuban markets in which we currently do business. We believe this provides us with a competitive advantage over our U.S. competitors because U.S. businesses, persons and goods are blocked from Cuba by U.S. law.


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   We currently export both finished and unfinished products into the Cuban marketplace. Our exports into Cuba began in 1995 and consisted of the distribution of consumable supplies, including fax and photocopier paper and general business supplies. Although we continue to export business supplies and computer components into the Cuban market, our most significant business operations in Cuba to date has been the creation of our television distribution networks.

   Our four largest customers for the nine months ended November 30, 2000 and our fiscal year ended February 28, 2001 were Tecnotex, TRD Caribe, Cubalse S.A. and Cimex S.A. These customers purchased approximately $26.0 million (US$16.9 million) and $30.0 million (US$19.5 million), respectively, in business supplies during these periods, or 97% and 92%, respectively, of the products sold by our Consumer Electronics Group during such periods. Our four major suppliers for the nine months ended November 30, 2000 and our fiscal year ended February 28, 2001 were Peikard Zona Libra S.A., Sony Corp, Philips and Samsung Electronics. Our purchases from these suppliers accounted for approximately $10.2 million (US$6.6 million) and $11.6 million (US$7.5 million), respectively, in expenses, or 50% and 48%, respectively, of cost of goods sold for such periods.

   Finished Products

   Between 1996 and 2000, we entered into written and oral distribution agreements with major consumer electronics companies, such as Philips, Samsung, and Sanyo, to supply the Cuban market with their products. These agreements do not give us an exclusive right to sell their products in Cuba. However, we believe that we are currently the only supplier of these products into Cuba. We distribute these brand name consumer electronics to a number of different retailers in Cuba. Each retailer in Cuba is free to decide which products to market to consumers and consumers, in turn, are free to choose which products they wish to purchase.

   In addition to our distribution agreements, we also sell televisions and assorted household appliances from Asian sources that we have branded with our two proprietary brand names -- General Vision and LEC. We have actively marketed products with these brand names in Cuba over the past four years. In an effort to establish closer relationships with our Asian suppliers, we opened an office in Hong Kong in April 1999, for which we incurred capital costs of approximately $220,000.

   Assembled Products

   In April 1999, we signed an agreement with Tecnotex, a Cuban corporation and our customer, to establish a television assembly plant and to supply operational and quality control advice. Tecnotex provided the land and an empty facility. We procured the equipment, designed the plant, installed the equipment and incurred all ancillary costs to establish the facility. In October 1999, the assembly facility became fully operational and we sold the improvements in the facility to Tecnotex (operating under the name S.J. Electronica del Carihe). During our fiscal year ended February 28, 2001, Tecnotex generated approximately $34.4 million (US$22.3 million) in sales from its operations at the plant. We will begin receiving, and will continue to receive until repaid, 0.7% of the sales from the assembly plant, on a monthly basis. Additionally, the agreement provides us with the exclusive right to supply to the assembly plant all the unfinished product kits required to assemble the televisions. Our exclusivity rights expire in or about October 2006.

   In addition to the construction of the assembly plant, we had originally intended to roll-out approximately 18 after-sales service centers across Cuba to better service the television market as a whole. By November 2000, we established approximately 15 after-sales service centers in Cuba. At the end of 2000, the Cuban government implemented regulations requiring all local retailers to provide after-sales service warranties for all television products. As a result of the new regulations, the Cuban government began using a subsidiary of the Cuban Internal Commerce Ministry, Servihogar, to establish and administer a network of after-sales service centers in Cuba. Rather than establishing our own service centers, we arranged for Servihogar to service all of our television products sold through Cuban retailers. We provide Servihogar with the spare parts necessary for it to service our products at Servihogar's 45 service centers throughout Cuba. We believe that this arrangement will ultimately prove beneficial to us in that contracting out our television service function to Servihogar should result in our incurring lower capital and related costs than those associated with establishing our own service centers.

   Until 1999, the majority of televisions distributed in Cuba were imported from outside sources. Since the creation of the state-owned television assembly facility, the Cuban Finance & Price Ministry (Ministerio de Finanzas y Precios) modified the pricing index that sets the minimum mark-up percentages for retailers selling finished goods to encourage Cuban retailers to purchase televisions assembled in Cuba. As a result, during the past two years, the percentage of televisions currently purchased by the Cuban public and assembled in Cuba has grown significantly and, as of the end of fiscal 2001, was approximately 90%. Of that amount, our facility produces approximately 70% of these televisions, while 23% are supplied by another state-owned assembly facility with which we have no affiliation or association. Of the remaining 7%, 5% is comprised of products exported by us, while the last 2% are made up of different brands exported by other distributors.

   Our Consumer Electronics Group does business in Cuba in a relatively non-competitive environment. Historically, our major competition came from international trading organizations from Canada, Spain, Japan and Panama who were shipping various brand names of consumer electronics into Cuba. Since 1999, however, the Cuban government has implemented and sustained significant price controls on the export of televisions to Cuba. This policy change occurred within the same period as our assembly facility began full operations. As a result of the price controls, exports of televisions to Cuba declined significantly. We believe that our exclusive rights under the economic association agreement, our agreements with Philips, Samsung, Sanyo and Sony to sell their products in Cuba, the sale of our own proprietary brand name products in Cuba and the price controls on the export of assembled televisions to Cuba implemented by the Cuban government, are providing us with a significant competitive advantage in Cuba.

   We understand, however, that this advantage is due in part to the protective measures the Cuban government has implemented to protect its domestic markets, and that this advantage may, regardless of our actions, disappear at any time. While we believe that our business operations will be adversely affected by the expiration of our exclusive rights and the removal of export price controls to the consumer electronics market in Cuba, we also believe that the significant head start we have had under the current environment will allow us to continue to maintain our competitive advantage for some time.

   To increase sales/production volumes, improve margins, increase model diversity, sell regionally and gain competitive advantages within the Cuban market and any future markets we may enter, during fiscal 2001, we developed our own proprietary "chassis" technology for televisions. The chassis, which is the electronic circuitry inside the television, was critical to the development of our proprietary technology. Given that the development of such a technology typically benefits the owner for a period of five to eight years, we will be the beneficiary of this development for many years to come. Without such a proprietary technology, we would have to pay a third party for its technological developments. The development of our own proprietary chassis will reduce our dependence on existing suppliers and the costs associated with buying from third parties. The chassis' modern design requires fewer and better components, which translates into lower production costs. According to our preliminary forecasts, we believe our proprietary chassis technology will reduce our costs by approximately 8-10%, thereby improving our operating margin by at least approximately 6%.

Organizational Structure

   Our Corporate Structure

   Below is a schematic depiction of our company and each of our direct and indirect subsidiaries, their jurisdictions of incorporation and the corporate relations among them.

                                        -------------------
                                            COMMERCIAL
                                        CONSOLIDATORS CORP.
                                             (ALBERTA)
                                        -------------------
                                                 |
                                                 |
    -------------------------------------------------------------------------------------------
    |                 |                  |                  |                |                 |
    |                 |                  |                  |                |                 |
-----------    -----------------    -------------      ----------      -------------      -----------
MAX SYSTEMS    BUSINESS SUPPLIES        YAM            LA SOCIETE         MIRAGE             TRI-VU
 GROUP INC.       ARE US INC.       WIRELESS INC.      DESIG INC.      INTERNATIONAL       INTERACTIVE
 (ALBERTA)        (ONTARIO)         (FLORIDA)(1)        (QUEBEC)       SERVICES INC.          CORP.
                                                                         (BARADOS)          (ONTARIO)
-----------    -----------------    -------------      ----------      -------------      -----------
    |                 |                  |                  |
    |                 |                  |                  |
-----------     --------------           |             -------------
MAX SYSTEMS     MIRAGE TRADING           |             CENTRAL POINT
GROUP (USA)         CORP.                |              TECHNOLOGIES
   INC.          (BARBADOS)              |                  INC.
(ALABAMA)            (2)                 |               (DELAWARE)
-----------     --------------           |             -------------
                      |                  |                   |
                      |                  |                   |
            -----------------------------------------------------------------
            |                 |                       |                     |
            |                 |                       |                     |
       ----------        -----------           --------------         --------------
          PLAY            COMMERCIAL           NATIONS MILLION          EVERSUPER
         CENTRE          CONSOLIDATORS           INDUSTRIAL             INDUSTRIAL
          INC.               CORP.                LIMITED                LIMITED
       (BARBADOS)        (PANAMA)(3)           (HONG KONG)(4)         (HONG KONG)(4)
       ----------        -----------           --------------         --------------





---------------
(1) Formerly, Yam International Communications Inc.
(2) Operating in Cuba as ACC Corp.
(3) Previously operated as Mirage Impex
(4) Currently inactive

                            Our Operating Structure

   Below is a schematic depiction of our business groups and divisions and of the subsidiaries that operate within them.

[graphic]

                                        -------------------
                                           COMMERCIAL
                                        CONSOLIDATORS CORP.
                                        -------------------
                                                 |
                                                 |
    ------------------------------------------------------------------------------------------------
    |                                                                                               |
    |                                                                                               |
     ------------                                                                              -----------
       BUSINESS                                                                                  CONSUMER
     TECHNOLOGIES                                                                              ELECTRONICS
        GROUP                                                                                     GROUP
     ------------                                                                              -----------
          |                                                                                    |          |
          |                                                                                    |          |
   ----------------------------------------------------------------------                      |          |
   |               |                         |                           |                     |          |
   |               |                         |                           |                     |          |
--------       --------                -----------                    --------       --------------     --------------
WIRELESS       COMPUTER                 INTEGRATED                    BUSINESS       MIRAGE TRADING        MIRAGE
PRODUCTS       PRODUCTS                APPLICATIONS                   SUPPLIES            CORP.         INTERNATIONAL
DIVISION       DIVISION                  DIVISION                     DIVISION                          SERVICES INC.*
--------       --------                -----------                    --------       --------------     --------------
   |               |                  |           |                      |
   |               |                  |           |                      |
--------     -----------        -----------      ----------           ----------
  YAM        MAX SYSTEMS          TRI-VU         LA SOCIETE            BUSINESS
WIRELESS       GROUP            INTERACTIVE         DESIG               SUPPLIES
  INC.          INC.               CORP.            INC.              ARE US INC.
--------     -----------        -----------      ----------           ----------
                   |                                 |
                   |                                 |
             -----------                       -------------
             MAX SYSTEMS                       CENTRAL POINT
             GROUP (USA)                       TECHNOLOGIES
                INC.                               INC.
             -----------                       -------------













---------------
* Mirage International Services Inc. also services the Consumer Electronics Group and the other three divisions of the Business Technologies Group

Property, Plants and Equipment

   We do not own any real property. However, we lease business premises in the following locations for the following purposes:


                          Approximate
                          Floor Space           Principal Use and Products
       Location          (Square Feet)                 Manufactured
       --------          -------------    --------------------------------------
Toronto, Ontario
  Canada (Commercial).        6,700       Executive offices and general
                                          administration
North York, Ontario
  Canada (BSRU/MAX)...       19,302       Administrative & Sales offices and
                                          warehouse
Calgary, Alberta,
  Canada (MAX)........        8,000       Administrative & Sales offices and
                                          warehouse
Edmonton, Alberta,
  Canada (MAX)........        2,200       Sales offices and warehouse
Birmingham, Alabama
  (MAX)...............        6,000       Sales offices and warehouse
Wajay Free Zone,
  Havana Cuba (Mirage)        8,500       Warehouse space
Havana, Cuba (Mirage)        10,000       Administrative offices, sales showroom
Panama Colon Free                         Warehouse space for in-transit
  Trade Zone, Panama                      shipping and
  (Mirage)............        5,000       consolidation shipments
Saint Michael,
  Barbados (Mirage)...        1,000       Administrative & Sales offices
Montreal, Quebec,
  Canada (Desig)......        4,998       Administrative & Sales offices
Deerfield Beach,
  Miami (Desig).......        1,546       Administrative & Sales offices

Miami, Florida (YAM) .        8,186       Administrative & Sales offices and
                                          warehouse
Mississauga, Ontario
  (TRI-VU)............        3,800       Administrative & Sales offices and
                                          warehouse

   We also have access to production capacity in the assembly plant owned and operated by S.J. Electronica del Caribe located near Havana, Cuba. S.J. Electronica del Caribe is an unaffiliated third party that assembles television sets.

Employees

   The following table sets forth the number of employees in our different business groups/divisions at November 30, 2001 and at the end of our 1999, 2000 and 2001 fiscal years:



                                                        Number of       Number of       Number of       Number of        Number of
                                                       Employees in   Employees in    Employees in     Employees in    Employees in
                                                       our Consumer   our Business    our Wireless    our Integrated   our Computer
Period Ended                           Total Number    Electronics      Supplies        Products       Applications      Products
------------                           of Employees       Group         Division        Division         Division        Division
                                       ------------    ------------   ------------    ------------    --------------   ------------
Nine Months 11/30/01 ...............        166             28             26              22               41              49
Fiscal Year 2/28/01 ................        177*            36             32              19               36              54
Fiscal Year 2/28/00 ................         62             43             15               0                0               0
Fiscal Year 2/28/99 ................         53             36             14               0                0               0


---------------
* The significant changes in the number of employees resulted from our acquisition of YAM, Desig and MAX.

   The following table sets forth the number of employees in our different geographic regions in which we operate at the end of our 1999, 2000 and 2001 fiscal years:



                                                    Number of     Number of Employees      Number of      Number of Employees
Period Ended                       Total Number    Employees in      in Other Latin       Employees in    in Other Geographic
  ------------                     of Employees        Cuba        America Countries     North America          Regions
                                   ------------    ------------   -------------------    -------------    -------------------
Nine Months 11/30/01 ...........        166             18                  9                 139                  0
Fiscal Year 2/28/01 ............        177             26                 10                 141                  0
Fiscal Year 2/28/00 ............         62             26                 10                  25                  1
Fiscal Year 2/28/99 ............         53             20                  9                  23                  1



   There is no relationship between our management and any labor unions. We do not employ a significant number of temporary employees.

Legal Proceedings

   We are not currently subject to any pending or, to our knowledge, threatened material legal proceedings.

                                   MANAGEMENT


Directors and Senior Management


    The following table sets forth information concerning our directors and senior management. Senior management serves at the pleasure of our Board of Directors.


 Name and Office                                                                               Function and Business
      Held                         Principal Business Activities Performed Outside the           Experience in the
 in the Company        Age                 Company During the Past Five Years                         Company
 --------------     --------    --------------------------------------------------------    ---------------------------
Michael S.             47       July 1993--November 1994 owner and President of             Director since October 15,
  Weingarten, (1)               Isolceles Telephone Corp.; January 1994 to July 1995,       1999; direct and supervise
  Director and                  Director of Operations of Preferred Telemanagement; in      our overall business
  Chairman                      March 1994 founding majority shareholder of Business        operations; develop and
  of the Board                  Supplies Are Us Inc.; from 1997 to Present, founder and     formulate our business
                                President of Complete Telemanagement Services Inc.          plan.

Leonard S. Black,      43       Since March 1994, President of Business Supplies Are Us     Director since October 15,
  Director                     Inc.; December 1984 to March 1994, Sales Manager and        1999; direct and supervise
  and President                 eventually General Manager of Network Business Supplies     our overall business
                                Inc. and Majestic Paper Ltd.                                operations.

Guy P. Jarvis,         40       Mr. Jarvis served as Vice President & Director, Private     Chief Executive Officer
  Director and                  Placement of Deloitte & Touche Corporate Finance Canada     since July 19, 2000;
  Chief Executive               Inc. In his previous capacity with the Business             execute and implement our
  Officer                       Development Bank of Canada, Mr. Jarvis was responsible      business plan.
                                for the Bank's subordinated debt market in the GTA and
                                assisted clients with minority equity investments in a
                                consulting role. He has 10 years of extensive
                                transaction experience in mid-market commercial banking,
                                with experience in corporate banking, syndication,
                                acquisitions and divestitures, cross-border credit
                                facilities, and loan recovery.

Gregory C.             40       Since 1989, President of Carob Management Ltd., a           Director since May 4, 1998;
  Burnett,                      management consulting company in Vancouver, B.C.; since     direct and supervise our
  Director and                  1996, President of Orko Gold Corporation, a junior gold     overall business
  Secretary                     exploration company listed on the CDNX; from 1993--April    operations; maintain all
                                1997, officer and director of Pender Capital Corp., an      records and effect all
                                industrial company listed on the ASE; director only of      necessary filings.
                                Pender Capital Corp. since 1997.

Ricardo Jose           65       Mr. San Pedro is a seasoned professional with over 30       Chief Financial Officer
  Alvarez San                   years of experience in accounting and engineering. He       since October 15, 1999;
  Pedro,                        previously served as CFO for a number of companies,         manage our financial
  Chief Financial               including Cubanacan S.A., the major Cuban Tourism Group     resources and accounts.
  Officer                       with annual revenues in excess of $1 billion, and
                                Interholdings Group, where he managed state-owned
                                insurance company funds on an international level.

 Name and Office                                                                               Function and Business
      Held                         Principal Business Activities Performed Outside the           Experience in the
 in the Company        Age                 Company During the Past Five Years                         Company
 --------------     --------    --------------------------------------------------------    ---------------------------
Tomas Carlos           38       Mr. Anleo has over eight years of experience in             Chief Operating Officer
  Gonzales-Anleo,               international product sourcing and strategic                since October 15, 1999;
  Chief Operating               distribution. For five years, he was General Manager of     manage our day-to-day
  Officer                       the Advanced Business Division of Commercial Cimex, S.A.    operations.
                                a large organization specializing in POS technology, and
                                one of the four largest Cuban commercial entities.

Frederick McLean,      41       Since 1997, Chief Operating Officer for Complete            Director since August 24,
  Director                      Telemanagement Services Inc., from 1994-1996, Vice-         1999; direct and supervise
                                President, Sales for Preferred Telemanagement Inc.; from    our overall business
                                1990-1994, director of Sales for ACC Long Distance.         operations; develop and
                                                                                            formulate our business
                                                                                            plan.
Victor Noce,           53       Between 1977 and 1994, Mr. Noce was President of MDS        Director since August 5,
  Director                      Sharp, a distributor of Sharp products throughout           2001; direct and supervise
                                Canada. After MDS Sharp was acquired by Danka Canada in     our overall business
                                1994, Mr. Noce remained with Danka as Senior Vice           operations.
                                President until 1997, when he left to become President
                                of Desig, the position he currently holds.

Kevin Hanson,          45       Since 1991, Mr. Hanson has been a partner with Amisano      Director since November 20,
  Director                      Hanson, Chartered Accountants, in Vancouver, B.C.           2001; direct and supervise
                                                                                            our overall business
                                                                                            operations.


---------------
(1) Mr. Weingarten served as our Chief Executive Officer from October 15, 1999 to July 19, 2000.

    In 1994, Mr. Weingarten, though not active in the business, was a minority shareholder (less than 10%) and served as secretary-treasurer of Network Business Supplies, Inc. of Toronto, which filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code.

    In addition, Mr. Weingarten, though not active in the business, was a minority shareholder and a Director of Majestic Paper Limited, which filed a petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in 1994. Majestic Paper Limited had shareholders in common with Network Business Supplies, Inc.

   There are no family relationships among any of our directors or executive officers. There are no arrangements or understandings between any of our directors and/or executive officers and any other person pursuant to which that director and/or executive officer was selected.

Board Practices and Committees

   Our directors were elected at the Annual General Meeting held on August 5, 2001, except for Kevin Hanson who was elected by our board on November 20, 2001, and will hold office until the next Annual General Meeting or until their respective successors are appointed. Our chief executive officer, Guy P. Jarvis, chief operating officer, Tomas Carlos Gonzales-Anleo, and chief financial officer, Ricardo Jose Alvarez San Pedro, all serve at the pleasure of our board.

   There are no service contracts between us and any of our directors providing for benefits upon termination of service.

   We have an audit committee consisting of Michael Weingarten, Frederick McLean and Kevin Hanson. We do not have a remuneration committee. The function of the audit committee is to review and approve the scope of the audit procedures employed by our independent auditors, to review the results of the auditor's examination, the scope of audits, the auditor's opinion on the adequacy of internal controls and quality of financial reporting, and our accounting and reporting principles, policies and practices, as well as our accounting, financial and operating controls. The audit committee also reports to our board of directors with respect to such matters and recommends the selection of independent auditors. The audit committee met once during the nine months ended November 30, 2001 and once during our fiscal year ended February 28, 2001.

Executive Compensation

 Directors

   Except for Greg Burnett, a director and our secretary who receives a management fee of $2,500 per month, none of our directors received compensation or director's fees during our fiscal years ended February 28/29, 2001, 2000 and 1999.

 Executive Officers

   Alberta securities legislation requires disclosure of particulars of compensation paid to our Executive Officers by us or any of our subsidiaries for services rendered during the most recently completed financial year. For these purposes, "Executive Officer" means:

   o our chairman and any vice-chairman of our board of directors who performs the functions of that office on a full-time basis;

   o our president or any vice-president in charge of a principal business unit such as sales, finance or production; or

   o any officer of our company or any subsidiary who performs a policy making function in respect of our company, whether or not that officer is also a director of our company or such subsidiary.

   Similarly, British Columbia securities legislation requires disclosure of particulars of compensation paid to each following "Named Executive Officer" in each of the three most recently completed fiscal years:

   o our chief executive officer or an individual who acted in a similar capacity at any time during the most recently completed financial year;

   o each of our four most highly compensated executive officers who were serving as executive officers at the end of the most recently completed financial year, and whose total salary and bonus exceeds $100,000 per year; or

   o any additional individuals for whom disclosure would have been provided under the previous bullet point but for the fact that the individual was not serving as an executive officer of our company at the end of the most recently completed financial year.

   Greg C. Burnett, who has been one of our directors since May 4, 1998, served as our president from May 4, 1998 to October 15, 1999 when he was replaced by Leonard Black. Mr. Burnett continues to serve as a director and, as of October 15, 1999, also serves as our secretary.

   As of the most recently completed financial year ended on February 28, 2001, Mr. Black, our president, and Mr. Weingarten, our former chief executive officer and current chairman of the board, are our only current Named
Executive Officers. Mr. Burnett, our past president, is also a Named Executive Officer since he served during the financial year in question.

   Other than as set forth in the tables below, no Executive Officer or Named Executive Officer was paid or earned compensation from us for performing his or her duties during the fiscal years ended February 28(29), 1999, 2000 and 2001.

                           Summary Compensation Table


                                                 Annual Compensation               Long Term Compensation Awards
                                            -----------------------------   ------------------------------------------
                                                                            Securities
                                 Fiscal                            Other       Under      Restricted Shares               All Other
Name and                          Year                            Compen-     Option/       or Restricted        LTIP      Compen-
Principal Position             Ended (1)     Salary    Bonus $    sation       SARs          Share Units       Payout $     sation
------------------             ---------    --------   -------    -------   ----------    -----------------    --------   ---------
Michael S. Weingarten, .....      2001      $168,000    Nil(9)    Nil(9)        Nil              Nil             Nil         Nil
 Former CEO(2)                    2000      $ 70,000(8) Nil(9)    Nil(9)      500,000            Nil             Nil         Nil
                                  1999        N/A        N/A        N/A         N/A              N/A             N/A         N/A
Guy P. Jarvis, .............      2001      $ 85,000(11) Nil      500,000       Nil              Nil             Nil         Nil
 CEO(3)
Leonard S. Black, ..........      2001      $168,000     Nil        Nil         Nil              Nil             Nil         Nil
 President(4)                     2000      $ 70,000     Nil        Nil       50,000             Nil             Nil         Nil
                                  1999        N/A        N/A        N/A         N/A              N/A             N/A         N/A
Greg C. Burnett, ...........      2001        Nil        Nil      Nil(7)        Nil              Nil             Nil         Nil
 Former President (5)             2000        Nil        Nil      Nil(7)      50,000             Nil             Nil         Nil
                                  1999        Nil        Nil        Nil         Nil              Nil             Nil         Nil
Tomas Carlos Gonzales-
Anleo, .....................      2001      $165,000     Nil        Nil         Nil              Nil             Nil         Nil
 COO(6)                           2000      $ 69,000     Nil        Nil         Nil              Nil             Nil         Nil
                                  1999        N/A        N/A        N/A         N/A              N/A             N/A         N/A

---------------
 (1) Fiscal year ended February 28(29), 1999, 2000 and 2001.
 (2) Mr. Weingarten served as our chief executive officer from October 15, 1999 to July 19, 2000.
 (3) Mr. Jarvis has been chief executive officer since July 19, 2000.
 (4) Mr. Black has been president since October 15, 1999.
 (5) Mr. Burnett acted as president from May 4, 1998 to October 15, 1999. Mr. Burnett has been our secretary since October 15, 1999.
 (6) Mr. Gonzales was appointed chief financial officer on October 15, 1999.
 (7) Mr. Burnett receives a management fee of $2,500 per month.
 (8) Salary is from October 1999 to February 29, 2000, which is $14,000 per month.
 (9) Mr. Weingarten receives $950 per month as automobile benefits.
(10) Salary is from October 1999 to February 29, 2000, which is $13,800 per month.
(11) Salary is from September 2000 to February 29, 2001, which is $14,166.88 per month.

   There were no bonus or profit sharing plans in place for any director, Executive Officer or Named Executive Officer during our fiscal years ended February 28/29, 2001, 2000 and 1999.


                         OPTIONS TO PURCHASE SECURITIES

Stock Option Information

   The following table discloses the grants of options to purchase or acquire common shares to our executive officers during our fiscal year ended February 28, 2001.


                 Option/SAR Grants During the Fiscal Year Ended
                               February 28, 2001



                                                                                                  Market Value of
                                                                 % of Total                         Securities
                                                 Securities     Options/SARs                        Underlying
                                                   Under         Granted to       Exercise or     Options/SARs on
Name                                            Options/SARs    Employees in      Base Price     the Date of Grant     Expiration
----                                            Granted (#)    Financial Year    ($/Security)      ($/Security)           Date
                                                ------------   --------------    ------------    -----------------   --------------
Guy Jarvis, CEO.............................      500,000           20.9%            $3.90             $3.90         August 3, 2005


   During the fiscal year ended February 28, 2001, no options were exercised by any Executive Officer or Named Executive Officer, no options held by any Executive Officer or Named Executive Officer were repriced downward, and no defined accruing pension or retirement benefit plans were in place for any Executive Officer or Named Executive Officer.

2000 Stock Option Plan

   We received approval of our 2000 Stock Option Plan, effective June 16, 2000, from the Canadian Venture Exchange on July 24, 2000 and our shareholders at the Annual General Meeting held on August 11, 2000. On August 7, 2001, the
2000 Stock Option Plan was amended to increase the number of common shares authorized for issuance pursuant to the plan from 3,400,000 shares to 3,788,300 shares. Accordingly, the 2000 Stock Option Plan provides for the grant of options to key employees, consultants, directors and officers to purchase up to an aggregate of 3,788,300 common shares. The terms of the 2000 Stock Option Plan are as follows:

   o The plan shall be administered by the Executive Committee of directors appointed from time to time by our board of directors, or, if no Executive Committee is appointed, by our president; in either case subject to approval by the board of directors pursuant to rules of procedure fixed by the board of directors.

   o The number of shares reserved for issuance to any one person pursuant to options shall not exceed the maximum number of shares permitted under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, which is presently 5% of our issued and outstanding share capital.

   o The administrator of the plan may determine the time during which any options may vest and the method of vesting or that no vesting restriction shall exist.

   o The exercise price of an option shall not be lower than the price permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction.

   o The options shall be for such periods as the administrator may determine, subject to any limits imposed by any stock exchange on which our shares are listed.

   o Unless otherwise determined by the administrator, an option will terminate 30 days after an optionee ceases to be a director, officer or full-time employee or consultant.

   o In the event of the death of an optionee, the option will only be exercisable within 12 months of such death but in any event no longer than ten years from the date of grant.

   o The options shall be non-transferable.

Grants of Stock Options Pursuant to the 2000 Stock Option Plan

   On August 3, 2000, we granted, subject to shareholder approval which was later obtained, stock options to certain key employees for the right to purchase an aggregate of 750,000 common shares, exercisable for five years at a price of $3.90 per share.

   On August 18, 2000, we granted stock options to one director to purchase 20,000 common shares, exercisable for five years at a price of $3.90 per share.

   On August 18, 2000, we granted stock options to five key employees, officers and directors of our subsidiaries to purchase an aggregate of 1,185,000 common shares, exercisable for five years at a price of $3.75 per share. On the same day, we also granted stock options to 21 key employees of a subsidiary to purchase an aggregate of 72,600 common shares, exercisable for five years at a price of $3.75 per share.

   On October 27, 2000, we granted options to certain employees of our subsidiaries to purchase an aggregate of 90,000 common shares, exercisable for five years at a price of $3.75 per share, which options were canceled and regranted, effective November 20, 2000, to four key employees, officers and directors of our subsidiaries. Such cancellation and reissuance of these options to purchase 90,000 common shares did not occur until after the fiscal year ended February 28, 2001.

   A total of 3,788,300 common shares have been authorized for issuance under the terms of the 2000 Stock Option Plan, as amended. As of the date of this annual report, options to purchase an aggregate of 2,117,600 common shares have been granted, and options to purchase an aggregate of 1,670,700 common shares remain ungranted and reserved for issuance under the 2000 Stock Option Plan.

Grants of Stock Options Outside of the 2000 Stock Option Plan

   On October 14, 1999, as part of the reverse acquisition of 1058199 Ontario Inc. by Balmoral Capital Corp., we granted options to purchase an aggregate of 233,333 common shares, exercisable for ten years at a price of $0.30 per share.

   On October 14, 1999, we granted options to ten officers and directors to purchase an aggregate of 900,000 common shares, exercisable for ten years at a price of $1.00 per share.

   On October 26, 1999, we granted options to Michael Weingarten, our Chairman of the Board, to purchase 100,000 common shares, exercisable for ten years at a price of $2.07 per share.

   On November 16, 1999, January 12, 2000, March 1, 2000 and March 15, 2000, we granted options to various employees and consultants to purchase an aggregate of 260,000 common shares, all exercisable for five years at prices ranging from $2.18 per share to $3.53 per share.

   On March 1, 2000, we granted options to various employees and consultants to purchase an aggregate of 150,000 common shares, exercisable for five years at a price of $3.53 per share.

   On March 15, 2000, we granted options to various employees and consultants to purchase an aggregate of 40,000 common shares, exercisable for five years at a price of $3.53 per share.

   Accordingly, as of the end of fiscal 2001, we have granted options to purchase an aggregate of 1,493,333 common shares outside of out 2000 Stock Option Plan. Altogether, as of the date of this prospectus, we have outstanding options to purchase a total of 3,610,000 common shares, 2,117,600 of which have been granted pursuant to our 2000 Stock Option Plan, and 1,493,333 of which have been granted outside of our 2000 Stock Option Plan.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


General

   Except as set forth below, none of the following persons had or is to have any material interest, direct or indirect, in any transaction or loan during our last three fiscal years, or during the period between March 1, 2001 and the date of this prospectus, or any presently proposed transaction to which we, or any of our subsidiaries, was or is to be a party:

   o an enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with us;

   o associates, an unconsolidated enterprise in which we have a significant influence or which has a significant influence over us;

   o individuals owning, directly or indirectly, an interest in our voting power that gives them significant influence over us, such as 10% shareholders, and close members of such individuals' families;

   o key management personnel having authority and responsibility for planning, directing and controlling our activities, including our directors and senior management and close members of such individuals' families; and

   o an enterprise in which a substantial interest in the voting power is owned, directly or indirectly, by any person described in the 3rd or 4th bullet points above or over which such a person is able to exercise significant influence.

   On October 14, 1999, Michael Weingarten acquired 3,640,000 common shares pursuant to the acceptance of the reverse acquisition with BSRU. In conjunction with the closing of the reverse acquisition, Mr. Weingarten also acquired 100,000 escrowed common shares. He also purchased an aggregate of 34,900 common shares between the fiscal year ended February 28, 2001 and the date of this prospectus.

   On October 14, 1999, Delia Rico acquired 1,820,000 common shares pursuant to the acceptance of the reverse acquisition. In conjunction with the closing of the reverse acquisition, Ms. Rico also acquired 333,333 escrowed common shares.

   On October 14, 1999, Leonard Black acquired 1,540,000 common shares pursuant to the acceptance of the reverse acquisition. Mr. Black also acquired 20,000 common shares in February 2001.

   During the quarter ended November 30, 1999, we paid Gregory Burnett the sum of $13,800 in respect of consulting fees and administrative expenses and Leonard Black the sum of $78,000 in respect of management fees and benefits.

   Commencing in December of 1999, Michael Weingarten advanced us an aggregate of approximately $500,000, bearing no interest and repayable on demand any time on or after 30 days from advancement of funds. In consideration for the advances, we agreed to pay Mr. Weingarten a fee of $10,000 and issue 50,000 common share purchase warrants having a term of one year, and entitling the holder to purchase 50,000 common shares at $2.21 per share. The warrants were not exercised and have expired. The advances were applied to bridge a working capital shortfall related to advance payments on component orders.

   During the period from October 1999 to February 2000, we paid Gregory Burnett the sum of $15,000 in respect of consulting fees, Leonard Black the sum of $70,000 in respect of management fees, and Michael Weingarten the sum of $70,000 in respect of management fees. In addition, subsidiary companies paid directors of those companies fees totaling $27,500 during October 1999 to February 2000.

   Outstanding advances from Michael Weingarten, a principal shareholder and director (which includes the advances referred to above), and a company under common control with Mr. Weingarten totaled $475,630 at February 28, 2001, compared to $298,951 and $509,341 owed to such parties at February 29, 2000 and February 28, 1999, respectively. Mr. Weingarten also personally guaranteed $300,000 of our term loan, which was at $159,079 as of February 28, 2001.

   We carried $131,000 in accounts receivable at year end due from private companies under common control arising from sales made in the normal course of operations and accounted for at normal trade terms.

   During the period from March 2000 to May 2000, we made aggregate expenditures of $129,260 to parties not at arm's length. We paid Gregory Burnett $7,500 in consulting fees. We also paid Leonard Black and Michael Weingarten management fees of $42,500 each. In addition, subsidiary companies paid directors of those companies fees totaling $36,760 during the three months ended May 31, 2000.

   Victor Noce, a significant shareholder, beneficially owns Complexe Pitfield Inc., the lessor of the property in Montreal, Quebec disclosed in "Business -- Property, Plants and Equipment."

   In May 2000, we received a bridge loan in the amount of $2.5 million from Frederick McLean, one of our directors, which loan matures April 30, 2002. In consideration for the loan, we issued Mr. McLean common share purchase warrants entitling him to purchase 83,334 common shares at $4.00 per share until April 30, 2002. The loan formed a part of the $6.5 million in bridge loans due April 2002 discussed in "Management's Discussion and Analysis of Financial Condition and Results of Operations Liquidity and Capital Resources" and carried the same terms as all other investors in the syndicate.

   In November 2001, Michael Weingarten loaned the Company US$1,000,000, the loan matures on November 15, 2002, and carries an interest rate of 12% per annum. Mr. Weingarten was issued a common share purchase warrant entitling him to purchase 50,000 common shares at $3.48 per share.


   In June 2001, we entered into an agreement with Investor Relations Services Inc. to provide us with financial public relations services, including access to the banking and brokerage community in the United States. Under the terms of the agreement we agreed to issue to an affiliate of Investor Relations Services, Inc. a total of 300,000 of our common shares, 50% of which vested on December 31, 2001 and the balance of which vest on June 30, 2002. Investor Relations Services has agreed to pay for such shares by providing us with US$1.0 million of services during the one year term of the agreement, of which not less than US$600,000 will be represented by actual cash out-of-pocket costs (including salaries and payments to employees and agents of Investor Relations Services) and expenditures incurred on our behalf. In March

2002, we agreed to increase to 700,000 shares the total number of our common shares we will issue to an affiliate of Investor Relations Services, Inc., primarily as a result of the recent decline in our per-share market price.


Corporate Governance

   Pursuant to the Business Corporations Act (Alberta), any of our directors or officers who is party to a material contract or proposed material contract with us, or is a director or an officer of or has a material interest in any person who is a party to a material contract or proposed material contract with us, must disclose in writing to the board or request to have entered in the minutes of meetings of directors, the nature and extent of his interest.

   Any director having such a material interest shall not vote on any resolution to approve the contract, unless the contract is:

   o an arrangement by way of security for money lent to or obligations undertaken by him, or by a body corporate in which he has an interest, for our benefit.

   o a contract relating primarily to his remuneration as a director, officer, employee or agent;

   o a contract for indemnity or insurance, or a contract with an affiliate.

   If a director or officer fails to disclose his interest in a material contract, the Court of Queens Bench of Alberta may, on our application or a shareholder, set aside the contract on any terms it deems fit.

   We believe that we have implemented internal corporate governance procedures which adequately protect shareholders against our entering into transactions with affiliated parties on less than commercially acceptable terms. In addition to adhering to the provisions of the Business Corporations Act (Alberta), which apply in respect of conflicts of and the Policies of The Canadian Venture Exchange, as they pertain to non-arms length transactions, the board of directors has been organized such that the majority of our members are outside directors to ensure that all matters brought before the board receive consideration independent of inside directors. All proposed transactions with an affiliated party, regardless of the size of the transaction, must be brought before the board for consideration and approval. Members of the board, as a matter of corporate policy, are entitled to engage independent professional advisors in respect of any such matter brought before the board of directors.

                             PRINCIPAL SHAREHOLDERS


   The following table sets forth information regarding beneficial ownership of our common shares as of February 26, 2002, by:

   o each person who is known by us to beneficially own more than 5% of our outstanding common shares;

   o each of our executive officers and directors; and

   o all executive officers and directors as a group.


    Common shares not outstanding but deemed beneficially owned because an individual has the right to acquire the shares within 60 days are treated as outstanding when determining the amount and percentage of common shares owned by that individual and by all officers and directors as a group. The table is based on 18,742,477 common shares outstanding on February 26, 2002.



Name (1)                                  Number of Shares       Percentage of
  --------                               Beneficially Owned   Shares Outstanding
                                         ------------------   ------------------
Michael S. Weingarten ...............        4,274,900(2)            22.2%
Leonard S. Black ....................        1,610,000(3)             8.6%
Guy Jarvis ..........................          508,900(4)             2.6%
Gregory Burnett .....................          605,500(5)             3.2%
Tomas Carlos Gonzales-Anleo .........          100,000(6)                *
Ricardo Jose Alvarez San Pedro ......           25,000(6)                *
Frederick McLean ....................          242,168(7)             1.3%
Victor Noce .........................        1,775,000(8)             9.3%
Kevin Hanson ........................          175,417(9)                *
Delia Rico ..........................        2,100,933(10)           11.1%
Robert Marcoux ......................        1,775,000(11)            9.3%
Yossi Vanon .........................        1,286,176(12)            6.8%
All officers and directors as a
  group (nine persons)...............        9,316,885(13)           45.9%

---------------
*    Indicates less than 1%.
 (1) Unless otherwise indicated, the address of each person listed in the table is c/o Commercial Consolidators Corp., 5255 Yonge Street, Suite 1010, Toronto, Ontario, Canada, M2N 6P4.
 (2) Includes 500,000 common shares issuable upon currently exercisable options.
 (3) Includes 50,000 common shares issuable upon currently exercisable options.
 (4) Includes 500,000 common shares issuable upon currently exercisable options.
 (5) Includes 50,000 common shares issuable upon currently exercisable options.
 (6) All shares are issuable upon currently exercisable options.
 (7) Includes 50,000 common shares issuable upon currently exercisable options.
 (8) Includes 275,000 common shares issuable upon currently exercisable options.
 (9) Includes 25,000 common shares issuable upon currently exercisable options.
(10) Includes 100,000 common shares issuable upon currently exercisable options.
(11) Includes 275,000 common shares issuable upon currently exercisable options.
(12) Includes 225,000 common shares issuable upon currently exercisable options.
(13) Includes an aggregate of 1,575,000 common shares issuable upon currently exercisable options.

                           DESCRIPTION OF SECURITIES


Share Capital

   Our authorized capital consists of:

   o an unlimited number of common shares, without par value, of which 18,742,477 shares were issued and outstanding as of February 26, 2002;

   o an unlimited number of non-cumulative, non-voting, redeemable, retractable and non-participating Class A preference shares, without par value, of which no shares were issued or outstanding as of February 26, 2002; and

   o an unlimited number of non-voting special shares, without par value, of which no shares were issued or outstanding as of February 26, 2002.

 Common Shares

   Each holder of common shares is entitled to one vote for each share held on all matters properly submitted to the shareholders for their vote, except matters which are required to be voted on as a particular class or series of stock. Holders of outstanding common shares are entitled to those dividends declared by the board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of our affairs, holders of common shares are entitled to receive, pro rata, net assets available after provision has been made for the preferential rights of holders of preferred shares (if any). Holders of common shares have no pre-emptive, conversion or redemption rights. All of the issued and outstanding common shares are, and all unissued common shares when offered and sold will be, duly authorized, validly issued, fully paid and non-assessable. To the extent that additional common shares may issued in the future, the relative interests of the then existing holders of common shares may be diluted.

 Preferred Shares

   Our board of directors is authorized to issue from time to time, without shareholder authorization, in one or more designated series, unissued preferred shares with such dividends, redemption, conversion and exchange provisions as may be provided by the board with regard to such particular series. Any series of preferred shares may possess voting, dividend, liquidation and redemption rights superior to those of the common shares. The right of the holders of common shares will be subject to and may be adversely affected by the rights of the holders of any preferred shares that we may issue in the future. Our issuance of a new series of preferred shares could make it more difficult for a third party to acquire, or discourage a third party from acquiring, our outstanding common shares and make removal of the board of directors more difficult. No preferred shares are currently issued and outstanding and we do not have any current plans to issue any preferred shares.

Authorized But Unissued Common Shares


   In addition to our 8% convertible notes due March 15, 2003 and related three-year warrants to purchase up to 250,000 of our common shares, as of February 26, 2002, the following securities to acquire common shares were outstanding:




                                                                        Number of Underlying    Exercise Price
Type of Security                                                           Common Shares            (Cdn $)       Expiration Date
----------------                                                        --------------------    --------------   ------------------
Warrants attached to loans(1)(4).......................................           50,000            $4.00        April 30, 2002
Warrants attached to loans(1)(4).......................................           83,334            $4.00        April 30, 2002
Warrants attached to loans(1)(4).......................................           50,000            $4.00        March 19, 2002
Warrants attached to loans(1)(2)(4)(5).................................           66,666            $4.00        March 28, 2003
Warrants attached to loans(1)(5).......................................           50,000            $4.00        April 14, 2002
Warrants attached to loans(1)..........................................           33,333            $4.25        September 13, 2002
Warrants attached to loans(1)(5).......................................           55,000            $4.00        April 30, 2003
Warrants attached to loans(1)..........................................           50,000            $4.25        September 30, 2002
Warrants attached to loans(1)(5).......................................           50,000            $3.48        November 20, 2002
Warrants attached to loans(1)(5).......................................           25,000            $4.18        March 28, 2003
Options(3).............................................................          850,000            $1.00        October 14, 2009
Options................................................................           40,000            $2.18        November 16, 2004
Options(3).............................................................          100,000            $2.07        October 26, 2009
Options(3).............................................................           30,000            $2.25        January 12, 2005
Options(3).............................................................          150,000            $3.53        February 28, 2005
Options................................................................           40,000            $3.53        March 18, 2005
Options(3).............................................................          750,000            $3.90        August 3, 2005
Options(3).............................................................           20,000            $3.90        August 18, 2005
Options(3).............................................................        1,257,600            $3.75        August 18, 2005
Options(3).............................................................           90,000            $3.75        November 20, 2005
Options................................................................           60,000            $4.55        June 6, 2003
Options(3).............................................................          340,000            $4.00        May 17, 2005
Options................................................................           25,000            $3.54        November 19, 2006

---------------

(1) For every warrant held, the owner is entitled to purchase one common share, subject to adjustment in accordance with the anti-dilution provisions of the warrant.
(2) Immediately exercisable as to 33,333 common shares, and exercisable as to the remaining 33,333 common shares at such time as the holder foregoes its right to have the loan, pursuant to which the warrants were issued, paid out as of September 13, 2001.
(3) Options granted to employees generally vest pro-rata over a period of three years based on our annual financial performance.
(4) Warrants issued after February 28, 2001, which replaced 216,667 expired warrants entitling the holders to acquire one common share per warrant at $4.60 per share.
(5) Warrants issued after February 28, 2001.


Normal Course Issuer Bid


   On May 29, 2001, we filed a notice to purchase up to 863,000 of our common shares through the facilities, and in accordance with the bylaws and rules, of the CDNX. Through November 30, 2001, 241,000 common shares were repurchased by us, for total consideration of $1,017,214 (US$656,306).


Exchange Controls

   There are no government laws, decrees or regulations in Canada which restrict the export or import of capital or which affect the remittance of dividends, interest or other payments to non-resident holders of our common shares. Any remittances of dividends to U.S. residents and to other non-residents are, however, subject to withholding tax.

Transfer Agent

   The transfer of our common shares is managed by our transfer agent, CIBC Mellon Trust Company, 1066 Hastings Street, Vancouver, British Columbia V6C 3K9 (telephone: (604) 688-4330; facsimile: (604) 688-4301).

   On May 4, 1998, our articles of incorporation were registered with the Alberta Registries and we were assigned Corporate Access Number 207810987. Our articles were subsequently amended and restated effective September 17, 1998, August 26, 1999 and October 13, 1999. Our articles do not contain any restriction on our objects and purposes.

   As a corporation formed under the laws of Alberta, Canada, we are subject to the rules and regulations of the Alberta Business Corporation Act (ABCA).

Provisions Relating to Directors and Officers

 Duties of Directors and Officers

   When exercising powers and discharging duties, Section 117 of the ABCA requires that such officer or director act honestly, in good faith and in the best interests of the corporation. Such section of the ABCA also requires that the officer or director exercise the care, diligence and skill that a reasonable prudent person would exercise in comparable circumstances.

 Voting and Related Matters

   Section 7 of our bylaws governs a director's and officer's power to vote on a proposal, arrangement or contract in which the director is materially interested. Section 7 of our bylaws provides as follows:

   (1) Disclosure of Interest. A director or officer who (i) is a party to a material contract or proposed material contract with us; or (ii) is a director or an officer of, or has a material interest in, any person who is a party to a material contract with us, must disclose in writing to us, or request to have entered in the minutes of meetings of our board, the nature and extent of the director's or officer's interest.

   (2) Approval and Voting. A director on officer must disclose in writing to us, or request to have entered in the minutes of meetings of our board, the nature and extent of the director's or officer's interest in a material contract or proposed material contract if the contract is one that in the ordinary course of our business would not require approval by our board or shareholders. The disclosure must be made immediately after the director or officer becomes aware of the contract of proposed contract. A director who is required to disclose an interest in a material contract or proposed material contract may not vote on any resolution to approve the contract unless the contract is:

   o an arrangement by way of security for money lent to or obligations undertaken by the director, or by a body corporate in which the director has an interest, for the benefit of our company or an affiliate;

   o a contract relating primarily to the director's remuneration as a director or officer, employee or agent of our company or as a director, officer, employee or agent of an affiliate;

   o a contract for indemnity or insurance under the ABCA; or

   o a contract with an affiliate.

   (3) Effect of Conflict of Interest. If a material contract is made between us and a director or officer, or between us and another person of which a director or officer is a director or officer or in which the director or officer has a material interest:

   o the contract is neither void nor voidable by reason only of that relationship, or by reason only that a director with an interest in the contract is present at or is counted to determine that authorized the contract; and

   o a director or officer who is a party to such contract may be present at a meeting of our board or committee of our board for the purpose of constituting a quorum of directors at such meeting, but may not vote in connection with any matter relating to the approval of such contract;

if the director or officer disclosed the director's or officer's interest in the contract in the manner prescribed by the ABCA and the contract was approved by our board or shareholders and was reasonable and fair to us at the time it was approved.

   Section 3(1) of our bylaws generally provides that our board may, without authorization from the shareholders:

   o borrow money on our credit;

   o issue, reissue, sell or pledge our debt obligations;

   o give a guarantee on our behalf to secure performance of an obligation of any person; and

   o mortgage, hypothecate, pledge or otherwise create a security interest in all or any of our property to secure any of our obligations.

 Compensation of Directors

   There is no provision in our articles or bylaws with respect to the directors' power, in the absence of an independent quorum, to vote compensation to themselves or any members of their body. Section 4(12) of our bylaws generally provides that the directors are entitled to receive remuneration for their services in the amount our board determines. It also stipulates that the directors must disclose to our shareholders the aggregate remuneration paid to the directors in a written statement to be placed before our shareholders at every annual meeting of shareholders.

 Liability and Indemnification

   Under Canadian law, directors and officers may be held liable for monetary damages if found to be in breach of their fiduciary duties, subject to a right of indemnification in certain circumstances as provided for in Section 8 of our bylaws.

 General

   There is no provision in our articles or bylaws with respect to retirement or non-retirement of directors under an age limit requirement, nor is there any provision with respect to number of shares required for directors' qualification.

   With respect to the above noted matters, there are generally no significant differences between Canadian and U.S. law.

 Provisions Relating to Changes to the Rights of Shareholders

   Provisions as to the modification, amendment or variation of the rights attaching to our common shares are contained in the ABCA. The ABCA requires adoption by a special resolution approved by at least two-thirds of the votes cast at a meeting of our shareholders, or consented to in writing by each of our shareholders, in order to effect any of the following changes:

   o change the designation of all or any of our shares, or add, change or remove any rights, privileges, restrictions and conditions, including rights to accrued dividends, in respect of all or any of our shares, whether issued or unissued;

   o change the shares of any class or series, whether issued or unissued, into a different number of shares of the same class or series or into the same or a different number of shares of other classes or series;

   o divide a class of shares, whether issued or unissued, into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions of that series;

   o authorize our directors to divide any class of unissued shares into series and fix the number of shares in each series and the rights, privileges, restrictions and conditions of that series;

   o authorize our directors to change the rights, privileges, restrictions and conditions attached to unissued shares of any series; or

   o add, change or remove restrictions on the transfer of shares.

   Generally, there are no significant differences between Canadian and U.S. law with respect to changing the rights of shareholders as most state corporation statutes require shareholder approval (usually a majority) for any such changes that affect the rights of shareholders.

 Provisions Relating to Annual General Meetings and Extraordinary General
Meetings

   An Annual General Meeting, AGM, must be held once every financial year, within 15 months of the previous AGM. If we fail to hold an AGM, the Court of Queen's Bench of Alberta may, on the application of one or more of our shareholders, call or direct an AGM. Under the ABCA, we must give our shareholders written notice of an AGM not less than 21 days and not more than 50 days before the AGM is to be held.

   Our directors may, whenever they deem appropriate, convene an Extraordinary General Meeting, EGM. An EGM may also be requisitioned by one or more of our shareholders so long as such shareholders own not less than 5% of the issued and outstanding shares at the date such shareholders requisition an EGM. After receiving such requisition, our directors must immediately give notice of the EGM which must be held within four months after the date of the delivery of the requisition to us.

   All of our shareholders entitled to attend and vote at an AGM or an EGM will be admitted to the meeting.

   Most state corporation statutes require a public company to hold an AGM for the election of directors and for the consideration of other appropriate matters. The state statutes also include general provisions relating to shareholder voting and meetings. Apart from the timing of when an AGM must be held and the percentage of shareholders required to call a AGM or EGM, there are generally no material differences between Canadian and U.S. law respecting AGMs and EGMs.

 Provisions Relating to Rights to Own Securities

   There are no limitations imposed by our articles or bylaws on the rights of non-resident or foreign shareholders to hold or exercise voting rights.

   Except as provided in the Investment Canada Act (ICA), there are no limitations under the applicable laws of Canada or by our charter or other constituent documents on the right of foreigners to hold or vote our common shares or other securities.

   The ICA will prohibit implementation, or, if necessary, require divestiture of an investment deemed "reviewable" under the ICA by an investor that is not a "Canadian" as defined in the ICA (a "non-Canadian"), unless after review the Minister responsible for the ICA (the "Minister") is satisfied that the "reviewable" investment is likely to be of net benefit to Canada. An investment in our common shares by a non-Canadian would be reviewable under the ICA if it was an investment to acquire control of us and the value of our assets was $5 million or more. A non-Canadian would be deemed to acquire control of us for the purposes of the ICA if the non-Canadian acquired a majority of our outstanding common shares (or less than a majority but controlled us in fact through the ownership of one-third or more of our outstanding common shares) unless it could be established that, on the acquisition, we were not controlled in fact by the acquirer through the ownership of such common shares. Certain transactions in relation to our common shares would be exempt from review under the ICA, including, among others, the following:

   o acquisition of common shares by a person in the ordinary course of that person's business as a trader or dealer in securities;

   o acquisition of control of us in connection with the realization of security granted for a loan or other financial assistance and not for any purpose related to the provisions of the ICA; and

   o acquisition of control of us by reason of an amalgamation, merger, consolidation or corporate reorganization following which the ultimate direct or indirect control of us, through the ownership of voting interests, remains unchanged.

   The ICA was amended with the World Trade Organization Agreement to provide for special review thresholds for "WTO Investors" of countries belonging to the World Trade Organization, among others, nationals and permanent residents, including "WTO Investor controlled entities" as defined in the ICA. Under the ICA, as amended, an investment in our common shares by WTO Investors would be reviewable only if it was an investment to acquire control of us and the value of our assets was equal to or greater than a specified amount (the "Review Threshold"), which is published by the Minister after its determination for any particular year. The Review Threshold was $209 million for the year 2001.

 Change in Control

   There are no provisions in our articles that would have the effect of delaying, deferring or preventing a change in control of us, and that would operate only with respect to a merger, acquisition or corporate restructuring involving us.

   Generally, there are no significant differences between Canadian and U.S. law in this regard, as many state corporation statutes also do not contain such provisions and only empower our board of directors to adopt such provisions.

 Ownership Threshold

   There are no provisions in our articles or bylaws or in the ABCA governing the threshold above which shareholder ownership must be disclosed. The Securities Act (British Columbia) requires that we disclose, in our AGM proxy statement, holders who beneficially own more than 10% of our issued and outstanding shares. Most state corporation statutes do not contain provisions governing the threshold above which shareholder ownership must be disclosed. U.S. federal securities laws require us to disclose holders who own more than 5% of our issued and outstanding shares.

 Changes in our Capital

   There are no conditions imposed by our articles which are more stringent than those required by the ABCA.

 Comity Between Judgments of U.S. and Canadian Courts

   Generally, a judgment against us which was obtained in a U.S. court can be directly enforced against us in Canada if the U.S. state in which the U.S. court is situated is recognized in the Reciprocal Enforcement of Judgments legislation of the applicable Canadian province. If the state is not so recognized, a judgment from a U.S. court would be enforced in Canada through a separate original action for the amount of the judgment.

   A U.S. investor may bring an original action, based on U.S. law, against us, an affiliate or any named expert in the registration statement in the courts of a Canadian province if there is a reasonable causal connection between the action and the particular Canadian province.

                        SHARES ELIGIBLE FOR FUTURE SALE


   Our common shares are traded on the AMEX under the Symbol "ZCC" and on the CDNX under the symbol "CCZ." Sales of substantial amounts of our common shares in the public market or the perception that such sales may occur could materially adversely affect the prevailing market prices of our common shares and our ability to raise equity capital in the future.


   On February 26, 2002, we had 18,742,477 common shares outstanding and listed on the AMEX and the CDNX. This amount does not include common shares which, in the future, we may issue upon exercise of options or warrants to purchase our common shares or upon conversion of securities convertible into our common shares. If we were to issue all of the common shares covered by this prospectus to the selling shareholders, we would have issued and outstanding 21,751,301 common shares, of which 3,008,824 shares will have been registered and would be freely tradeable without restriction under the Securities Act of 1933, as amended, unless purchased by our "affiliates," as that term is defined in Rule 144 under the Securities Act. The remaining 18,742,477 common shares outstanding may be sold immediately in Canada if certain Canadian regulations are met, and may be sold in the U.S. public market only if the sale is registered under the Securities Act or qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act. Sales of these shares in the public market, or the availability of these shares for sale, could materially adversely affect the market price of our common shares.


   In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned restricted securities of our company for at least one year (including the holding period of any prior owner other than an affiliate of ours) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (i) one percent of the number of our common shares then outstanding or (ii) the average weekly trading volume of our common shares during the four calendar weeks preceding the filing of notice of such sale with the SEC. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about our company. Under Rule 144(k), a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate of ours), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

   Any employee, officer or director of or consultant to us who purchased his or her common shares pursuant to a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701. Rule 701 permits affiliates of ours to sell their Rule 701 shares under Rule 144 without complying with the holding period requirements of Rule 144, as described above. Rule 701 further provides that nonaffiliated shareholders may sell such shares in reliance on Rule 144 without having to comply with the public information, volume limitation or notice provisions of Rule 144.

                              SELLING SHAREHOLDERS


General

   The common shares covered by this prospectus may be offered and sold from time to time by the selling shareholders or their transferees, pledgees, donees or successors. The total number of shares set forth under the heading "Number of Common Shares That May Be Offered and Sold Through This Prospectus" in the table below was determined by agreements between us and the selling shareholders and consists of:

   o 392,157 shares, which we have agreed to issue to the shareholders of American Way Importing, Inc., initially, as partial consideration for our acquisition of all outstanding capital stock of that company;

   o 1,666,667 shares, representing 200% of the number of our common shares issuable to the holders of our 8% convertible notes due March 15, 2003, assuming full conversion of US$1,250,000 aggregate principal amount of the notes at a price of US$1.50 per share and without regard to any applicable conversion limitations;

   o 250,000 shares, representing 100% of the number of our common shares issuable to the holders of our three-year warrants, assuming full cash exercise of all such warrants at a price of US$2.4675 per share and without regard to any applicable exercise limitations; and


   o 700,000 shares, which we have issued or agreed to issue to an affiliate of Investor Relations Services, Inc. in consideration of financial public relations services provided to us by Investor Relations Services since July 2001.


   Our 8% convertible notes and three-year warrants referred to above were issued to certain of the selling shareholders in private placement transactions completed in January and February 2002. The actual prices at which all or part of the 8% convertible notes may be converted into common shares will be the lower of US$1.90 per share or 80% of the average of the three lowest closing prices of our common shares on any national securities exchange or quotation service on which the shares may be listed or quoted for the 15 trading days immediately prior to but not including the date of conversion. These calculations may result in actual conversion prices greater than US$1.50 per share. Moreover, the US$1.50 "floor" conversion price set forth under the terms of the notes may be eliminated under certain circumstances, which may result in actual conversion prices less than US$1.50 per share. The 8% convertible notes and three-year warrants also have customary anti-dilution protections, which may require adjustments to the conversion prices of the notes and exercise prices of the warrants from time to time. Therefore, the actual number of our common shares that may be issued upon full conversion of the notes and upon full exercise of the warrants may be greater or less than the number of shares we designated to be covered by this prospectus.

   No holder may convert its 8% convertible notes or exercise its warrants to the extent such conversion and/or exercise would cause the number of our common shares beneficially owned by such holder and its affiliates, other than shares deemed beneficially owned through ownership of unconverted notes and unexercised warrants, to exceed 4.99% of our then issued and outstanding common shares following such conversion and/or exercise. This limitation can be voided by any holder upon 75 days prior written notice to us. This limitation, however, does not prohibit aggregate conversions of the 8% convertible notes or aggregate exercises of the warrants resulting in beneficial ownership by a holder of more than 4.99% of our outstanding common shares in the aggregate. Furthermore, we have agreed that until we either obtain the requisite shareholder approval, or an exemption from the shareholder approval requirements of the American Stock Exchange, the holder may not convert its 8% convertible notes or exercise its warrants to the extent such conversion and/or exercise would cause the aggregate number of our common shares beneficially owned by the holder and its respective affiliates, other than shares deemed beneficially owned through ownership of unconverted notes and unexercised warrants, to exceed 19.9% of the then issued and outstanding common shares following such conversion and/or exercise. We have covenanted to obtain the approval of our shareholders, if required under the corporate governance rules of the American Stock Exchange, to allow full conversion of US$1,250,000 aggregate principal amount, plus accrued interest, of the 8% convertible notes and full exercise of the related three-year warrants.

   We do not know when or in what amounts the selling shareholders may offer shares for sale. The selling shareholders may determine not to sell all or any of the shares offered by this prospectus. The selling shareholders may distribute the shares, from time to time, to one or more of their limited and/ or general partners, who may sell shares pursuant to this prospectus. We may amend or supplement this prospectus from time to time to update the disclosure set forth herein. Because the selling shareholders may from time to time offer all or some of the shares pursuant to this offering, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares that will be held by the selling shareholders after one or more of the events described above, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of the offering. Except for ownership of our securities, none of the selling shareholders has held a position or office in our company, or has otherwise had a material relationship with us within the past three years.

   The following table sets forth, to our knowledge, certain information regarding the beneficial ownership of common shares by the selling shareholders as of February 26, 2002. We prepared this table based on the information supplied to us by the selling shareholders named in the table. Beneficial ownership is calculated based upon Securities and Exchange Commission requirements and as described above and is not necessarily indicative of beneficial ownership for any other purpose. Under these requirements, more than one person may be deemed to be a beneficial owner of the same shares. Unless otherwise indicated below, the selling shareholders named in this table have sole voting and investment power with respect to all shares beneficially owned by them. Pursuant to Rule 416 under the Securities Act, the registration statement of which this prospectus is a part also covers any additional common shares that may become issuable because of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding common shares. The table is based on 18,742,477 common shares outstanding on February 26, 2002.

                                                                                           Number of
                                                               Before the Offering          Common           After the Offering
                                                           --------------------------     Shares That    --------------------------
                                                            Number of                       May Be        Number of
                                                              Common       Percent of     Offered and       Common       Percent of
                                                              Shares         Common      Sold Through       Shares         Common
Name                                                       Beneficially      Shares          This        Beneficially      Shares
----                                                          Owned       Outstanding     Prospectus        Owned       Outstanding
                                                           ------------   -----------    ------------    ------------   -----------
Alpha Capital Aktiengesellschaft(1)....................       800,962(2)      4.1%         1,533,334(3)          0              *
The Shaar Fund Ltd.(4).................................       200,240(5)      1.1%           383,334(6)          0              *
Steven Javidzad........................................             0           *             78,432(7)          0              *
Shawn Javidzad.........................................             0           *             78,431(7)          0              *
Jeffrey Javidzad.......................................             0           *             78,431(7)          0              *
Bobby Melamed..........................................             0           *             78,431(7)          0              *
Beza Melamed...........................................             0           *             78,431(7)          0              *
Summit Trading Limited(8)..............................       150,000           *            700,000(9)          0              *
                                                            ---------         ---          ---------         -----          -----
   Total...............................................     1,151,202         5.8%         3,008,824             0              *
                                                            =========         ===          =========         =====          =====

---------------
 *  Indicates less than 1%.
(1) Alpha Capital Aktiengesellschaft is a Lichtenstein corporation.
(2) Consists of (i) 600,962 shares, representing the number of our common shares issuable to the selling shareholder, assuming full conversion of US$1,000,000 aggregate principal amount of our 8% convertible notes at a price of US$1.664 per share (the applicable conversion price of the notes on February 26, 2002), and (ii) 200,000 shares, representing the number of our common shares issuable to the selling shareholder, assuming full cash exercise of the warrants held by the selling shareholder at US$2.4675 per share on February 26, 2002.
(3) Consists of (i) 1,333,334 shares, representing 200% of the number of our common shares issuable to the selling shareholder, assuming full conversion of US$1,000,000 aggregate principal amount of our 8% convertible notes at a price of US$1.50 per share (the "floor" conversion price of the notes), and
    (ii) 200,000 shares, representing the number of our common shares issuable to the selling shareholder, assuming full cash exercise of the warrants held by the selling shareholder at US$2.4675 per share on February 26, 2002, which shares we have agreed to register pursuant to a registration rights agreement we entered into with the selling shareholder in January 2002.


(4) The Shaar Fund Ltd is a British Virgin Islands corporation.

(5) Consists of (i) 150,240 shares, representing the number of our common shares issuable to the selling shareholder, assuming full conversion of US$250,000 aggregate principal amount of our 8% convertible notes at a price of US$1.664 per share (the applicable conversion price of the notes on February 26, 2002), and (ii) 50,000 shares, representing the number of our common shares issuable to the selling shareholder, assuming full cash exercise of the warrants held by the selling shareholder at US$2.4675 per share on February 26, 2002.
(6) Consists of (i) 333,334 shares, representing 200% of the number of our common shares issuable to the selling shareholder, assuming full conversion of US$250,000 aggregate principal amount of our 8% convertible notes at a price of US$1.50 per share (the "floor" conversion price of the notes), and
    (ii) 50,000 shares, representing the number of our common shares issuable to the selling shareholder, assuming full cash exercise of the warrants held by the selling shareholder at US$2.4675 per share on February 26, 2002, which shares we have agreed to register pursuant to a registration rights agreement we entered into with the selling shareholder in February 2002.
(7) Represents the number of our common shares we have agreed to issue to the selling shareholder upon consummation of our acquisition of American Way Cellular.
(8) Summit Trading Limited is a Bahamian corporation, the principal shareholder of which is Charles Arnold.

(9) Consists of (i) 150,000 shares we have issued to the selling shareholder and (ii) 550,000 shares we have agreed to issue to the selling shareholder.

   We have agreed to pay all of the expenses incurred in connection with the registration of the shares covered by this prospectus under U.S. federal and state securities laws and to indemnify the selling shareholders against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Plan of Distribution."

                              PLAN OF DISTRIBUTION


   The shares covered by this prospectus may be offered and sold from time to time by the selling shareholders. The term "selling shareholders" includes pledgees, donees, transferees or other successors in interest selling shares received after the date of this prospectus from the selling shareholders as a pledge, gift, partnership distribution or other non-sale related transfer. To the extent required, we may amend and supplement this prospectus from time to time to describe a specific plan of distribution.

   The selling shareholders will act independently of us and we believe from each other in making decisions with respect to the timing, manner and size of each sale. The selling shareholders may make these sales at prices and under terms then prevailing or at prices related to the then current market price. The selling shareholders may also make sales in negotiated transactions. Each selling shareholder may offer its shares from time to time pursuant to one or more of the following methods:

   o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

   o ordinary brokerage transactions and transactions in which the broker solicits or acts as intermediary for purchasers;

   o one or more block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;


   o on the American Stock Exchange or, in compliance with Canadian securities legislation and regulatory requirements, on the Canadian Venture Exchange (or through the facilities of any U.S. national securities exchange, U.S. inter-dealer quotation system of a registered national securities association, foreign securities exchange or foreign inter-dealer quotation system, on which the shares are then listed, admitted to unlisted trading privileges or included for quotation);


   o through underwriters, brokers or dealers (who may act as agents or principals) or directly to one or more purchasers;

   o through agents; and

   o in public or privately negotiated transactions.

   In connection with distributions of the shares or otherwise, each selling shareholder may:

   o enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares in the course of hedging the positions they assume;


   o subject to certain limitations, sell the shares short and redeliver the shares to close out such short positions;


   o enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to them of shares offered by this prospectus, which they may in turn resell or otherwise transfer; and

   o pledge or loan shares to a broker-dealer or other financial institution, which, upon a default, it may in turn resell or otherwise transfer.

   In addition to the foregoing methods, the selling shareholder may offer its shares from time to time in transactions involving principals or brokers not otherwise contemplated above, in a combination of such methods described above or any other lawful methods.

   In addition, the selling shareholder may sell all or a portion of the shares that qualify for sale pursuant to Rule 144 of the Securities Act under Rule
144 rather than pursuant to this prospectus.

   Sales through brokers may be made by any method of trading authorized by any stock exchange or market on which the shares may be listed or quoted, including block trading in negotiated transactions. Without limiting the foregoing, such brokers may act as dealers by purchasing any or all of the shares covered by this prospectus, either as agents for others or as principals for their own accounts, and reselling such shares pursuant to this prospectus. The selling shareholder may effect such transactions directly, or indirectly through underwriters, broker-dealers or agents acting on their behalf. In effecting sales, broker-dealers or agents engaged by the selling shareholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling shareholder, in amounts to be negotiated immediately prior to the sale (which compensation as to a particular broker-dealer might be in excess of customary commissions for routine market transactions).

   In offering the shares covered by this prospectus, the selling shareholder, and any broker-dealers and any other participating broker-dealers who execute sales for the selling shareholder, may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. Any profits realized by the selling shareholder and the compensation of such broker-dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

   In order to comply with the securities laws of certain states, the shares must be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

   We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934, as amended, may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

   At the time a particular offer of shares is made, if required by applicable law, we will distribute a prospectus supplement that will set forth:

   o the number of shares being offered;

   o the terms of the offering, including the name of any selling shareholder, underwriter, broker, dealer or agent;

   o the purchase price paid by any underwriter;

   o any discount, commission and other underwriter compensation;

   o any discount, commission or concession allowed or reallowed or paid to any dealer;

   o the proposed selling price to the public; and

   o other facts material to the transaction.

   In addition, if we are notified by a selling shareholder that a donee, pledgee, transferee or other successor-in-interest intends to sell more than 500 shares, and if we are required by law to do so, a supplement to this prospectus will be filed.

   We have agreed to indemnify certain of the selling shareholders against certain liabilities, including certain liabilities under the Securities Act.

   We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until the latest of

   o 24 months after the latest maturity date of our 8% convertible notes,


   o 12 months after the shares issuable upon conversion of our 8% convertible notes and upon exercise of the related three-year warrants are eligible for resale under Rule 144(k) under the Securities Act, or


   o such time as the registration statement has been effective for a period of not less than 365 days.


   All costs, expenses and fees in connection with the registration of the shares offered hereby will be borne by us. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling shareholders.

          CERTAIN CANADIAN AND UNITED STATES INCOME TAX CONSIDERATIONS


Canadian Taxation Issues

   The following is a summary of the principal Canadian federal income tax considerations generally applicable in respect of the common shares. The tax consequences to any particular holders of common shares will vary according to the status of that holder as an individual, trust, corporation or member of a partnership, the jurisdiction in which that holder is subject to taxation, the place where that holder is resident and, generally, according to that holder's particular circumstances.

   This summary is applicable only to holders who are resident in the United States, have never been resident in Canada, hold their common shares as capital assets and will not use or hold the common shares in carrying on business in Canada.

   The following general discussion in respect of taxation is based upon our understanding of the rules. No opinion was requested by us or provided by our auditors and lawyers.

   Generally, dividends paid by Canadian corporations to non-resident shareholders are subject to a withholding tax of 25% of the gross amount of such dividends. However, Article X of the tax treaty between Canada and the United States reduces to 15% the withholding tax on the gross amount of dividends paid to residents of the United States. A further reduction in the withholding tax rate on the gross amount of dividends to 5% for dividends paid in 1997 and thereafter where a United States corporation owns at least 10% of the voting stock of the Canadian corporation paying the dividends.

   A non-resident who holds common shares as a capital asset will not be subject to taxes on capital gains realized on the disposition of such common shares unless such common shares are "taxable Canadian property" within the meaning of the Income Tax Act (Canada) and no relief is afforded under any applicable tax treaty. The common shares would be taxable Canadian property of a non-resident if, at any time during the five year period immediately preceding a disposition by the non-resident of such common shares not less than 25% of the issued shares of any class belonged to the non-resident, the person with whom the non-resident did not deal at arm's length, or to the non-resident and any person with whom the non-resident did not deal at arm's length. Article XIII of the tax treaty between Canada and the United States provides relief from Canadian tax on capital gains from the sale of common shares which are "taxable Canadian property" unless the person who disposes of the common shares:

   o was resident in Canada for 120 months in the 20 years preceding the disposition;

   o was resident in Canada at any time in the 10 years preceding the disposition; and

   o he common shares were owned at the time the person ceased to be resident in Canada.

United States Federal Income Tax Consequences

   The following is a general discussion of certain United States federal income tax consequences that may apply to a "U.S. Holder" (as defined below) of common shares. This discussion is based upon the sections of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department regulations promulgated thereunder (the "Regulations"), published Internal Revenue Service ("IRS") rulings, published administrative positions of the IRS, and court decisions that are currently applicable, any or all of which could materially and adversely change at any time, possibly on a retroactive basis. In addition, the discussion does not consider the potential effects, both adverse and beneficial, of any proposed legislation which, if enacted, could be applied at any time, possibly on a retroactive basis. The following discussion is not intended to be, nor should it be construed to be, legal or tax advice to any holder or prospective holder of common shares. No opinion was requested by us, or is provided by our lawyers and/or auditors, with respect to the United States federal income tax consequences described in the following discussion. Accordingly, holders and prospective holders of common shares should consult their own tax advisors about the United States federal, state, local and foreign tax consequences of purchasing, owning, and disposing of common shares.

U.S. Holders

   As used herein, a "U.S. Holder" includes a holder of common shares who is a citizen or resident of the United States, a corporation, partnership, or certain other entities created or organized in or under the laws of the United States or of any political subdivision thereof, certain defined trusts and estates, and any other person or entity whose ownership of common shares is effectively connected with the conduct of a trade or business in the United States. A U.S. Holder does not include persons subject to special provisions of Federal income tax law, such as tax-exempt organizations, qualified retirement plans, financial institutions, insurance companies, real estate investment trusts, regulated investment companies, broker-dealers, non-resident alien individuals or foreign corporations whose ownership of common shares is not effectively connected with the conduct of a trade or business in the United States. Also shareholders who acquired their stock through the exercise of employee stock options or otherwise as compensation may be taxed differently than described below.

Distributions on Common Shares

   U.S. Holders receiving dividend distributions (including constructive dividends) with respect to common shares are required to include in gross income for United States federal income tax purposes the gross amount of such distributions to the extent that we have current or accumulated earnings and profits, without reduction for any Canadian income tax withheld from such distributions. Such Canadian tax withheld may be credited, subject to certain limitations, against the U.S. Holder's United States federal income tax liability or, alternatively, may be deducted in computing the U.S. Holder's United States federal taxable income by those who itemize deductions. (See the detailed discussion at "Foreign Tax Credit" below). To the extent that distributions exceed our current or accumulated earnings and profits, they will be treated first as a return of capital up to the U.S. Holder's adjusted basis in the common shares (and not subject to tax) and thereafter as gain from the sale or exchange of the common shares (which generally is taxable as capital gains). Preferential tax rates for long-term capital gains may apply to certain U.S. Holders who satisfy minimum holding period and other requirements. There are currently no preferential tax rates for long-term capital gains for a U.S. Holder that is a corporation.

   Dividends paid on the common shares generally will not be eligible for the dividends-received deduction available to corporations receiving dividends from certain United States corporations. A U.S. Holder which is a corporation may, under certain circumstances, be entitled to a 70% deduction of the United States source portion of dividends paid by us (unless we qualify as a "foreign personal holding company" or a "passive foreign investment company," as defined below) if such U.S. Holder owns shares representing at least 10% of our voting power and value. The availability of this deduction is subject to several complex limitations which are beyond the scope of this discussion.

Foreign Tax Credit

   A U.S. Holder who pays (or has withheld from distributions) Canadian income tax with respect to the ownership of common shares may be entitled, at the option of the U.S. Holder, to either a deduction or a tax credit for such foreign tax paid or withheld. Furthermore, a U.S. Holder which is a domestic corporation may claim a deemed paid foreign tax credit based on the underlying income taxes paid by us.

   Generally, it will be more advantageous to claim a credit because a credit reduces United States federal income taxes on a dollar-for-dollar basis, while a deduction merely reduces the taxpayer's income subject to tax. This election is made on a year-by-year basis and applies to all foreign income taxes (or taxes in lieu of income tax) paid by (or withheld from) the U.S. Holder during the year. There are significant and complex limitations which apply to the credit, among which is the general limitation that the credit cannot exceed the proportionate share of the U.S. Holder's United States federal income tax liability that the U.S. Holder's foreign source income bears to his/her or our worldwide taxable income. In the determination of the application of this limitation, the various items of income and deduction must be allocated to foreign and domestic sources. Complex rules govern this allocation process. There are further limitations on the foreign tax credit for certain types of income such as "passive income," "high withholding tax interest," "financial services income," "shipping income," and certain other classifications of income. The availability of the foreign tax credit, the deemed paid foreign tax credit, and the application of the limitations on the credit are fact-specific and holders and prospective holders of common shares should consult their own tax advisors regarding their individual circumstances.

Disposition of Common Shares

   A U.S. Holder will recognize gain or loss upon the sale of common shares equal to the difference, if any, between (i) the amount of cash plus the fair market value of any property received, and (ii) the shareholder's tax basis in the common shares. This gain or loss will be capital gain or loss if the common shares are a capital asset in the hands of the U.S. Holder, which will be a short-term or long-term capital gain or loss depending upon the holding period of the U.S. Holder. Gains and losses are netted and combined according to special rules in arriving at the overall capital gain or loss for a particular tax year. Deductions for net capital losses are subject to significant limitations. For U.S. Holders who are individuals, any unused portion of such net capital loss may be carried over to be used in later tax years until such net capital loss is thereby exhausted. For U.S. Holders that are corporations (other than corporations subject to Subchapter S of the Code), an unused net capital loss may be carried back three years from the loss year and carried forward five years from the loss year to be offset against capital gains until such net capital loss is thereby exhausted.

Other Considerations

   In the following four circumstances, the above sections of the discussion may not describe the United States federal income tax consequences resulting from the holding and disposition of common shares. However, on the basis of
(a) the number of shareholders of our common shares, (b) the majority ownership of our shares by Canadian and other non-U.S. residents, and (c) the fact that the majority of our assets are actively managed (not passively held), we believe that we are neither a "Foreign Personal Holding Company," "Foreign Investment Company," "Passive Foreign Investment Company," nor a "Controlled Foreign Company." We cannot, however, provide any certainty that we will never be considered one of the aforementioned entities.

Foreign Personal Holding Company

   If at any time during a taxable year more than 50% of the total combined voting power or the total value of our outstanding shares is owned, actually or constructively, by five or fewer individuals who are citizens or residents of the United States, and 60% or more of our gross income for such year was derived from certain passive sources (e.g. in certain cases dividends received from our subsidiaries), we would be treated as a "foreign personal holding company" for United States federal income tax purposes. In that event, U.S. Holders that hold common shares would be required to include in gross income for such year their allocable portions of our taxable income to the extent we do not actually distribute such income.

Foreign Investment Company

   If 50% or more of the combined voting power or total value of our outstanding shares is held, actually or constructively, by citizens or residents of the United States, United States domestic partnerships or corporations, or estates or trusts (as defined by Code Section 7701(a)(30)), and we are found to be engaged primarily in the business of investing, reinvesting, or trading in securities, commodities, or any interest therein, it is possible that we might be treated as a "foreign investment company" as defined in Section 1246 of the Code, causing all or part of any gain realized by a U.S. Holder selling or exchanging common shares to be treated as ordinary income rather than capital gains.

Passive Foreign Investment Company

   As a foreign corporation with U.S. Holders, we could potentially be treated as a passive foreign investment company ("PFIC"), as defined in Section 1297 of the Code, depending upon the percentage of our income which is passive, or the percentage of our assets which are held for the purpose of producing passive income.

   The rules governing PFICs can have significant tax effects on U.S. shareholders of foreign corporations. Section 1297(a) of the Code defines a PFIC as a corporation that is not formed in the United States and, for any taxable year, either (i) 75% or more of our gross income is "passive income", which generally includes interest, dividends, rents and royalties or (ii) the average percentage, by fair market value (or, if we are a controlled foreign corporation or make an election, by adjusted tax basis), of our assets that produce or are held for the production of "passive income" is 50% or more. The taxation of a U.S. shareholder who owns stock in a PFIC is extremely complex and is therefore beyond the scope of this discussion. U.S. persons should consult with their own tax advisors with regard to the impact of these rules.

Controlled Foreign Corporation

   If more than 50% of the voting power or the value of all classes of stock are owned, directly or indirectly, by citizens or residents of the United States, United States domestic partnerships and corporations or estates or trusts other than foreign estates or trusts, each of whom own 10% or more of the total combined voting power of all classes of our stock ("United States shareholders"), we could be treated as a controlled foreign corporation under Subpart F of the Code.

   This classification would trigger the application of many complex tax consequences including the required inclusion by such United States shareholders in income of their pro rata share of our "Subpart F income" (as specifically defined by the Code) and our earnings invested in U.S. property. In addition, under Section 1248 of the Code, gain from the sale or exchange of common shares by a U.S. person who is or was a United States shareholder (as defined above) at any time during the five-year period ending with the sale or exchange may be treated as ordinary dividend income to the extent of our earnings and profits attributable to the stock sold or exchanged. Because of the complexity of Subpart F and Section 1248, and because it is not clear that we are a controlled foreign corporation, a more detailed review of these rules is outside of the scope of this discussion.


                                 LEGAL MATTERS


   Certain legal matters with respect to the validity of the securities offered hereby will be passed upon by Greenberg Traurig, LLP, New York, New York, on matters of United States securities laws, and by Clark, Wilson, Vancouver, British Columbia, on matters of Canadian law.


                                    EXPERTS


   Our financial statements for our fiscal years ended February 28/29, 2001, 2000 and 1999 included in this prospectus and in the registration statement have been audited by Mintz & Partners, LLP, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.



                      ENFORCEABILITY OF CIVIL LIABILITIES


   We are a Canadian corporation. All of our directors, controlling persons and officers, and the experts named in this prospectus, are residents of Canada, and a substantial portion of their assets and all of our assets are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon them or to enforce against them judgements of courts of the United States based upon the civil liability under the federal securities laws of the United States. We have been advised by our Canadian counsel that there is doubt as to the enforceability in Canada against us or against any of our directors, controlling persons, officers or experts in original actions or in actions for enforcement of judgements of United States courts, of liabilities based solely upon the federal securities laws of the United States.

                   WHERE YOU CAN FIND ADDITIONAL INFORMATION


   We have filed with the Securities and Exchange Commission, 450 Fifth Street N.W., Washington, D.C. 20549, a registration statement on Form F-1 under the Securities Act with respect to the securities offered. As permitted by SEC rules, this prospectus does not contain all of the information set forth in the registration statement. For further information concerning Westlinks and the securities offered, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

   Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. In each instance where a copy of that contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement is qualified in all respects by reference to that exhibit. The registration statement, including its exhibits and schedules, may be inspected without charge at the SEC's Public Reference Room at 450 Fifth Street, N.W., Room 1024 in Washington, D.C. 20549, and at the SEC's regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of all or any part of those documents may be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at the SEC's prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the SEC's public room reference rooms. The SEC maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding companies that file electronically with the SEC.


   The electronic filing system for public companies in Canada has a Web site at http://www.sedar.com that contains our proxy statements, new releases, material change reports, financial statements and other information that public companies in Canada are required to file. In addition, filed documents and trading information of our common shares may be found on the Web site of the Canadian Venture Exchange at http://www.cdnx.ca.


   We provide our shareholders with annual reports containing consolidated financial statements audited by an independent chartered accounting firm and make available to shareholders quarterly reports containing unaudited consolidated financial data for the first three quarters of each year. We are also subject to the information and reporting requirements of the Securities and Exchange Act of 1934, as amended, and file periodic reports and other information with the SEC. However, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Under the Exchange Act, we are not required to publish financial statements as frequently or as promptly as U.S. companies. Any information filed with the SEC can be inspected and copies at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional office at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can also be obtained from the SEC at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

                         INDEX TO FINANCIAL STATEMENTS



                                                                            Page
                                                                            ----
                     COMMERCIAL CONSOLIDATORS CORP.
Auditors' Report .......................................................     F-2
Consolidated Balance Sheets as at February 28/29 2001, 2000 and 1999 ...     F-3
Consolidated Statements of Retained Earnings for the years ended
  February 28/29 2001, 2000 and 1999....................................     F-5
Consolidated Statements of Operations for the years ended
  February 28/29 2001, 2000 and 1999....................................     F-6
Consolidated Statements of Cash Flows for the years ended
  February 28/29 2001, 2000 and 1999....................................     F-7
Notes to Consolidated Financial Statements .............................     F-8

                 YAM INTERNATIONAL COMMUNICATIONS, INC.
Auditors' Report .......................................................    F-55
Balance Sheets as at December 31, 1999 and 1998 ........................    F-56
Statements of Retained Earnings for the years ended December 31, 1999
  and 1998..............................................................    F-57
Statements of Operations for the years ended December 31, 1999 and 1998     F-58
Statements of Cash Flows for the years ended December 31, 1999 and 1998     F-59
Notes to Financial Statements ..........................................    F-60
Auditors' Report .......................................................    F-62
Balance Sheets as at March 31, 2000 (audited) and 1999 (unaudited) .....    F-63
Statements of Operations and Retained Earnings for the three months
  ended March 31, 2000 (audited) and 1999 (unaudited)...................    F-64
Statements of Cash Flows for the three months ended March 31, 2000
  (audited) and 1999 (unaudited)........................................    F-65
Notes to Financial Statements ..........................................    F-66

                         LA SOCIETE DESIG INC.
Auditors' Report .......................................................    F-69
Auditors' Report .......................................................    F-70
Consolidated Statements of Operations for six months ended April 30,
  2000 and twelve months ended October 31, 1999 and 1998................    F-71
Consolidated Statements of Retained Earnings for six months ended April
  30, 2000 and twelve months ended October 31, 1999 and 1998............    F-72
Consolidated Statements of Cash Flows for six months ended April 30,
  2000 and twelve months ended October 31, 1999 and 1998................    F-73
Consolidated Balance Sheets as at April 30, 2000 and October 31, 1999
  and 1998..............................................................    F-74
Notes to Consolidated Financial Statements .............................    F-75

                         MAX SYSTEMS GROUP INC.
Auditors' Report .......................................................    F-82
Consolidated Statements of Income (Loss) and Retained Earnings
  (Deficit) for the years ended July 31, 2000, 1999 and 1998............    F-83
Consolidated Balance Sheets as at July 31, 2000, 1999 and 1998 .........    F-84
Consolidated Statements of Cash Flows for the years ended July 31,
  2000, 1999 and 1998...................................................    F-85
Notes to Consolidated Financial Statements .............................    F-86
Auditors' Report .......................................................    F-90
Consolidated Balance Sheets as at February 28/29, 2001 and 2000 ........    F-91
Interim Consolidated Statements of Operations and Deficit for the seven
  months ended February 28/29, 2001 and 2000............................    F-92
Interim Consolidated Statements of Cash Flows for the seven months
  ended February 28/29, 2001 and 2000...................................    F-93
Notes to the Interim Consolidated Financial Statements .................    F-94

                      AMERICAN WAY IMPORTING CORP.
Auditors' Report .......................................................    F-97
Balance Sheets as at December 31, 2001 and 2000 ........................    F-98
Statements of Operations and Retained Earnings for the years ended
  December 31, 2001 and 2000............................................    F-99
Statements of Cash Flows for the years ended December 31, 2001 and 2000    F-100
Notes to Financial Statements ..........................................   F-101

                                AUDITORS' REPORT


To the Directors of

Commercial Consolidators Corp.

   We have audited the consolidated balance sheets of Commercial Consolidators Corp. as at February 28, 2001, February 29, 2000, and February 28, 1999, and the consolidated statements of operations, retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the corporation as at February 28, 2001, February 29, 2000 and February 28, 1999, and the results of operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.


                                                     /s/ "MINTZ & PARTNERS, LLP"
                                                     ---------------------------
                                                     Chartered Accountants


Toronto, Ontario May 1, 2001, except as to certain matters in Note 9 and Note 22(v) which are as of September 4, 2001.


                       CANADA--U.S. REPORTING DIFFERENCES

(i) Change in Accounting Principles

   In the United States, reporting standards for auditors require the addition of an explanatory paragraph when there is a change in accounting principles such as the change described in Note 2 to the financial statements.

(ii) Restatement of a Previously Filed U.S. GAAP Reconciliation

   In the United States, to comply with certain requirements of the Securities & Exchange Commission, a specific reference to the restatement of a previously filed U.S. GAAP reconciliation, as described in Note 22 to the financial statements, is required in the auditors' report.

Comment by Auditors

   Our report to the Directors dated May 1, 2001, except as to certain matters in Note 9 and Note 22(v) which are as of September 4, 2001 is expressed in accordance with Canadian reporting standards which do not require a reference to such a change in accounting principles or the impact in a specific note in the auditor's report when the change is properly accounted for and adequately disclosed in the financial statements.


                                                     /s/ "MINTZ & PARTNERS, LLP"
                                                     ---------------------------
                                                     Chartered Accountants


Toronto, Ontario
February 15, 2001

                         COMMERCIAL CONSOLIDATORS CORP.

                          CONSOLIDATED BALANCE SHEETS
                        (Expressed in Canadian Dollars)


                                                               As of November 30,                          As at
                                                           -------------------------    -------------------------------------------
                                                                                        February 28,    February 29,   February 28,
AS AT                                                         2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
                                                                  (Unaudited)                        (Restated--Note 2)
                         ASSETS
Current
 Bank..................................................    $ 1,407,268   $ 1,260,314     $   566,294    $   458,048     $1,461,460
 Accounts receivable...................................     28,387,423    18,458,887      21,615,125      9,757,378      5,326,700
 Inventory.............................................      8,135,140     4,275,068       3,911,017        804,133      1,045,015
 Prepayments to suppliers..............................      2,116,189     1,623,802       1,894,875      1,424,508        158,632
 Prepaid expenses and sundry assets....................      1,583,550       594,259       1,074,692        256,384        161,253
 Investment tax credits receivable.....................        411,494            --         411,494             --             --
 Future income tax assets..............................      2,526,614       349,858       1,452,437             --             --
                                                           -----------   -----------     -----------    -----------     ----------
                                                            44,567,678    26,562,188      30,925,934     12,700,451      8,153,060

Deferred charges (Note 5)..............................      3,201,921       687,941         770,751        509,141        110,135
Software development costs.............................        853,472            --         338,624             --             --
Capital assets (Note 6)................................      6,533,222     3,051,943       4,572,472        824,445        319,802
Goodwill (Note 7)......................................     27,588,093    20,315,296      23,717,716        710,624             --
                                                           -----------   -----------     -----------    -----------     ----------
                                                           $82,744,386   $50,617,368     $60,325,497    $14,744,661     $8,582,997
                                                           ===========   ===========     ===========    ===========     ==========



                                                               As of November 30,                          As at
                                                           -------------------------    -------------------------------------------
                                                                                        February 28,    February 29,   February 28,
AS AT                                                         2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
                                                                  (Unaudited)                        (Restated--Note 2)
                      LIABILITIES
Current
 Borrowings under line of credit
   (Note 10)...........................................    $10,621,701   $ 5,109,386     $ 9,272,485     $2,745,918     $3,378,333
 Accounts payable......................................     19,453,828     9,754,698      11,362,715      5,926,211      3,205,245
 Accrued liabilities...................................      1,759,437       999,996         583,469        342,891         90,648
 Income taxes payable..................................        590,798       239,658         561,886         11,784        113,169
 Deferred revenue......................................        412,395       314,529         414,058             --             --
 Acquisition loan payable (Note 9).....................        750,000            --         750,000             --             --
 Notes payable (Note 11)...............................        477,914            --         969,707        247,010             --
 Current portion of term loans
   (Note 12)...........................................      6,231,300     3,100,200       1,600,200        107,950             --
                                                           -----------   -----------     -----------     ----------     ----------
                                                            40,297,373    19,518,467      25,514,520      9,381,764      6,787,395

Term loans (Note 12)...................................      5,287,403     6,199,101       7,701,362        187,424             --
Advances from related parties
  (Note 20)............................................      3,700,390       356,497         927,341        298,951        509,341
                                                           -----------   -----------     -----------     ----------     ----------
                                                            49,285,166    26,074,065      34,143,223      9,868,139      7,296,736
                                                           -----------   -----------     -----------     ----------     ----------

                         COMMERCIAL CONSOLIDATORS CORP.

                          CONSOLIDATED BALANCE SHEETS
                        (Expressed in Canadian Dollars)


                                                              As of November 30,                           As at
                                                         ---------------------------    -------------------------------------------
                                                                                        February 28,    February 29,   February 28,
AS AT                                                        2001           2000            2001            2000           1999
                                                         ------------   ------------    ------------    ------------   ------------
                                                                 (Unaudited)                         (Restated--Note 2)
                 SHAREHOLDERS' EQUITY
Capital stock (Note 13)..............................     $23,912,572    $20,215,494     $21,176,075     $3,414,824           $300
Retained earnings....................................       9,546,648      4,327,809       5,006,199      1,461,698      1,285,961
                                                         ------------   ------------    ------------    -----------     ----------
                                                           33,459,220     24,543,303      26,182,274      4,876,522      1,286,261
                                                         ------------   ------------    ------------    ------------   ------------
                                                         $ 82,744,386   $ 50,617,368    $ 60,325,497    $14,744,661     $8,582,997
                                                         ============   ============    ============    ===========     ==========

                         COMMERCIAL CONSOLIDATORS CORP.

                  CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                        (Expressed in Canadian Dollars)



                                                              For the Nine Months
                                                                     Ended,                         For the Years Ended
                                                           -------------------------    -------------------------------------------
                                                                  November 30,          February 28,    February 29,   February 28,
AS AT                                                         2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
                                                                  (Unaudited)                        (Restated--Note 2)
Opening balance, as previously reported................    $10,791,649   $ 3,679,702     $ 3,679,702     $1,432,032     $  239,587
Change in accounting policy............................     (5,785,450)   (2,218,004)     (2,218,004)      (146,071)            --
                                                           -----------   -----------     -----------     ----------     ----------
Opening balance--as restated...........................      5,006,199     1,461,698       1,461,698      1,285,961        239,587
Net income.............................................      5,266,160     2,866,111       3,544,501        284,589      1,046,374
Distributions on convertible share purchase units
  (Note 13)............................................             --            --              --       (108,852)            --
                                                           -----------   -----------     -----------     ----------     ----------
Retained earnings......................................     10,272,359     4,327,809       5,006,199      1,461,698      1,285,961
                                                           -----------   -----------     -----------     ----------     ----------
Premium on share repurchase (Note 13)..................       (725,711)           --              --             --
                                                           -----------   -----------     -----------     ----------     ----------
Retained earnings......................................    $ 9,546,648   $ 4,327,809     $ 5,006,199     $1,461,698     $1,285,961
                                                           ===========   ===========     ===========     ==========     ==========

                         COMMERCIAL CONSOLIDATORS CORP.

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        (Expressed in Canadian Dollars)



                                                           For the Nine Months Ended                For the Years Ended
                                                           -------------------------    -------------------------------------------
                                                                  November 30,          February 28,    February 29,   February 28,
                                                              2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
                                                                  (Unaudited)                        (Restated--Note 2)
Sales..................................................    $98,531,691   $70,485,866    $103,506,513    $45,127,064     $29,013,528
Cost of goods sold.....................................     78,099,091    56,036,132      83,114,778     37,337,755      24,394,735
                                                           -----------   -----------    ------------    -----------     -----------
Gross profit...........................................     20,432,600    14,449,734      20,391,735      7,789,309       4,618,793
                                                           -----------   -----------    ------------    -----------     -----------
Expenses
 General and administrative............................      8,414,824     4,342,548       5,484,672      2,588,533       1,284,803
 Selling and marketing.................................      3,095,803     4,233,062       6,678,633      3,089,039       1,041,228
 Interest and bank charges.............................      2,466,747     1,969,939       3,961,937      1,558,808       1,064,310
 Amortization of capital assets and deferred charges...        814,530       329,319         406,111        151,378          55,967
                                                           -----------   -----------    ------------    -----------     -----------
                                                            14,791,904    10,874,868      16,531,353      7,387,758       3,446,308
                                                           -----------   -----------    ------------    -----------     -----------
Income--Before foreign exchange, income taxes, and
  amortization of acquisition goodwill.................      5,640,696     3,574,866       3,860,382        401,551       1,172,485
Foreign exchange gain (loss)...........................      1,092,805       343,496         331,865        (89,732)         38,819
                                                           -----------   -----------    ------------    -----------     -----------
Income--Before income taxes and amortization of
  acquisition goodwill.................................      6,733,501     3,918,362       4,192,247        311,819       1,211,304
Provision for income taxes
  (Note 17)............................................        593,041       586,251        (315,214)        27,230         164,930
                                                           -----------   -----------    ------------    -----------     -----------
Income--Before amortization of acquisition goodwill....      6,140,460     3,332,111       4,507,461        284,589       1,046,374
Amortization of acquisition goodwill (Note 7)..........        874,300       466,000         962,960             --              --
                                                           -----------   -----------    ------------    -----------     -----------
Net income.............................................    $ 5,266,160   $ 2,866,111    $  3,544,501    $   284,589     $ 1,046,374
                                                           ===========   ===========    ============    ===========     ===========
Earnings per share--Before amortization of acquisition
  goodwill (Note 14)
 Basic.................................................    $      0.35   $      0.21    $       0.27    $      0.03     $      0.15
                                                           ===========   ===========    ============    ===========     ===========
Fully Diluted..........................................    $      0.31   $      0.19    $       0.24    $      0.03     $      0.14
                                                           ===========   ===========    ============    ===========     ===========
Earnings per share (Note 14)
 Basic.................................................    $      0.30   $      0.18    $       0.21    $      0.03     $      0.15
                                                           ===========   ===========    ============    ===========     ===========
Fully Diluted..........................................    $      0.26   $      0.16    $       0.19    $      0.03     $      0.14
                                                           ===========   ===========    ============    ===========     ===========

                         COMMERCIAL CONSOLIDATORS CORP.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Expressed in Canadian Dollars)


                                                           For the Nine Months Ended                For the Years Ended
                                                           -------------------------    -------------------------------------------
                                                                  November 30,          February 28,    February 29,   February 28,
                                                              2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
                                                                  (Unaudited)                        (Restated--Note 2)
Cash flows from operating activities
Net income.............................................    $ 5,266,160   $ 2,866,111    $  3,544,501    $   284,589     $ 1,046,374
Items not affecting cash
 Amortization of acquisition goodwill..................        874,300       466,000         962,960             --              --
Amortization of capital assets.........................        514,902        99,789         377,284        151,378          55,967
Amortization of deferred charges.......................        299,628       229,530          28,827             --              --
Future income taxes....................................             --            --         (12,546)            --              --
                                                           -----------   -----------    ------------    -----------     -----------
                                                             6,954,990     3,661,430       4,901,026        435,967       1,102,341
Changes in non-cash balances related to operations
  (Note 15)............................................     (3,298,720)   (5,576,532)    (10,055,515)    (2,678,479)     (2,502,821)
                                                           -----------   -----------    ------------    -----------     -----------
Cash flows from (used in) operating activities.........      3,656,270    (1,915,102)     (5,154,489)    (2,242,512)     (1,400,480)
                                                           -----------   -----------    ------------    -----------     -----------
Cash flows used in Investing Activities
Acquisition of capital assets, net.....................     (2,811,809)   (2,350,052)     (3,154,275)      (656,521)       (241,697)
Software development costs.............................       (514,848)           --        (338,624)            --              --
Acquisitions...........................................             --    (4,801,170)     (4,801,170)            --              --
Acquisition transaction costs .........................     (4,998,562)   (1,880,927)     (2,494,875)            --              --
                                                           -----------   -----------    ------------    -----------     -----------
Cash flows used in investing activities................     (8,325,219)   (9,032,149)    (10,788,944)      (656,521)       (241,697)
                                                           -----------   -----------    ------------    -----------     -----------
Cash flows provided by financing activities
Increase (decrease) in borrowings under line of credit.      1,412,966     2,116,458       6,526,567       (632,415)      2,585,084
Advances from (to) related parties.....................      2,773,049      (183,114)       (703,374)      (210,390)        (66,185)
Increase in long-term loans............................      2,217,143     8,899,490       9,006,188        295,374              --
Increase (decrease) in notes payable...................       (491,793)           --         722,697        247,010              --
Costs associated with reverse takeover.................             --            --              --       (289,270)             --
Shares issued for cash, net............................      2,964,250       161,160         335,081      2,993,170              --
Increase in deferred financing and offering costs......     (2,348,478)     (178,800)       (444,241)      (399,006)       (110,135)
Shares repurchased.....................................     (1,017,214)           --              --             --              --
Distributions on convertible share purchase units......             --            --              --       (108,852)             --
                                                           -----------   -----------    ------------    -----------     -----------
Cash flows provided by financing activities............      5,509,923    10,815,194      15,442,918      1,895,621       2,408,764
                                                           -----------   -----------    ------------    -----------     -----------
Increase in cash from business activities..............        840,974      (132,057)       (500,515)    (1,003,412)        766,587
Cash acquired in acquisitions..........................             --       934,323         608,761             --              --
                                                           -----------   -----------    ------------    -----------     -----------
Increase in cash from all activities...................        840,974       802,266         108,246     (1,003,412)        766,587
Bank--Beginning of period..............................        566,294       458,048         458,048      1,461,460         694,873
                                                           -----------   -----------    ------------    -----------     -----------
Bank--End of period                                        $ 1,407,268   $ 1,260,314    $    566,294    $   458,048     $ 1,461,460
                                                           ===========   ===========    ============    ===========     ===========

                         COMMERCIAL CONSOLIDATORS CORP.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

1. Basis of Presentation and Basis of Accounting

   (a)   Basis of presentation
         The accompanying consolidated financial statements of Commercial Consolidators Corp. ("the Company") include the financial position, results of operations and cash flows of the Company and its wholly owned subsidiaries, Business Supplies Are Us Inc. ("BSRU"), Mirage International Services Inc. ("Mirage Services"), Yam Wireless, Inc. ("Yam"), Max Systems Group Inc. ("Max"). La Societe Desig Inc. ("Desig") and Tri-Vu Interactive Corporation ("Tri-Vu").

         BSRU includes its wholly-owned subsidiary, Mirage Trading Corp. ("Mirage"), which was incorporated outside Canada in March 1998, and its wholly-owned subsidiaries, Play Centre Inc., Commercial Consolidators Corp. (Panama), Nations Million Industrial Limited and Eversuper Industrial Limited. Nations Million Industrial Limited and Eversuper Industrial Limited are currently inactive. Desig includes its wholly-owned subsidiary, Central Pointe Technologies Inc. ("Central Pointe"). Max includes its wholly-owned subsidiary, Max Systems Group Inc. (USA) ("Max USA"). All intercompany transactions have been eliminated.

         On November 30, 2000, BSRU amalgamated with, its then parent, a subsidiary of Commercial Consolidators Corp., 1058199 Ontario Inc. and continued operations under the name of BSRU.

   (b)   Basis of accounting
         These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles which are similar to United States generally accepted accounting principles except as described in Note 22.

2. Change in Accounting Policy
   During the year ended February 28, 2002 ("fiscal 2002") the Company changed its accounting policy with respect to costs incurred in the development of the Company's own brands of home appliances and other consumer electronics, the costs incurred to obtain licenses for and to develop specific products to be assembled and distributed under identified third party brand names under various long-term supply contracts and expenditures incurred for the Company start-up of business activities in Panama, Asia, Cuba and Uruguay.

   Previously, as permitted under Canadian Generally Accepted Accounting Principles (Abstract 27 of the Emerging Issues Committee of the Canadian Institute of Chartered Accountants), these costs had been capitalized and were being amortized, in the case of product related costs, on a straight-line basis over three years or the life of the license and, in the case of new business activities, over three years, on a straight-line basis, once commercial activities commence.

   Commencing in fiscal 2002, in the nine months ended November 30, 2001, the Company changed its policy in respect of these costs and, as permitted under Canadian generally accepted accounting principles, expensed current expenditures and applied this change of accounting principles retroactively with restatement of all comparative balances presented.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

2. Change in Accounting Policy -- (Continued)

   The effects of this restatement on previously reported comparative balances are summarized as:

                                                    Nine months
                                                       Ended            Years ended February 28/29,
                                                   November 30,    --------------------------------------
      Increase/(Decrease)                              2000           2001           2000         1999
      -------------------                          ------------    -----------   -----------    ---------
      Selling and marketing expenses ...........    $ 2,974,198    $ 4,510,006   $ 2,148,703    $ 155,445
      Amortization expense .....................        (31,239)      (420,410)           --       (9,374)
      Provision for income taxes ...............       (392,576)      (522,150)      (76,770)          --
                                                    -----------    -----------   -----------    ---------
      Income ...................................     (2,550,383)    (3,567,446)   (2,071,933)    (146,071)
                                                    -----------    -----------   -----------    ---------
      Retained earnings ........................     (4,768,387)    (5,785,450)   (2,218,004)    (146,071)
                                                    -----------    -----------   -----------    ---------
      Total assets, net ........................    $(4,768,387)   $(5,785,450)  $(2,218,004)   $(146,071)
                                                    ===========    ===========   ===========    =========


3. Significant Accounting Policies
   (a)   Use of estimates
         The preparation of these financial statements in conformity with Canadian generally accepted accounting principles has required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as at February 28, 2001, February 29, 2000 and February 28, 1999, as well as at November 30, 2001 and 2000, and the revenues and expenses reported for the periods then ended. Actual results will differ from those estimates.

   (b)   Revenue recognition
      (i)   Distribution
               Revenue is recognized when the rights of the ownership of the products are transferred to the purchaser upon the shipment or delivery based on the specific terms.

      (ii)  Software
               License fees are recognized when all significant vendor obligations have been completed, the software products and services to be provided are contained in a contractual agreement, delivery of the software has occurred, fees are fixed and determinable and collectibility of fees is reasonably assured.

               Revenue from installation and other services, including customization, implementation and conversion, is recorded on the percentage-of-completion basis.

               For contracts in which the values in respect to software products are not separable from values in respect of installation and other services, in revenues are recognized over the term of the provision of installation and related services.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

3. Significant Accounting Policies -- (Continued)

         Revenue from on-site maintenance and support services provided to customers at their premises is recognized as the services are provided.

   (c)   Inventories

         Inventories are valued at the lower of cost and net realizable value, with cost being determined on a first-in, first-out basis.

   (d)   Capital assets

         (i)   Purchased capital assets

               Purchased capital assets are recorded at cost less accumulated amortization.

         (ii)  Internally constructed or developed capital assets

               All costs directly attributable to the construction or development of capital assets for the Company's own use or intended for sale or lease are capitalized.

               The cost of internally constructed or developed capital assets includes interest on borrowings related to expenditures incurred for various activities to construct or develop each asset for the Company's own use or intended for sale or lease. Interest costs incurred subsequent to the period when the asset is substantially complete and ready for its intended use are recorded as a period expense.

               Indirect costs related to the construction or development of the capital asset are not capitalized and are recorded as period costs.

         (iii) Amortization

               Rates and basis of amortization applied by the Company to write-off the cost of the capital assets over their estimated useful lives are as follows:

         Furniture, fixtures and equipment.................   20% declining balance basis
         Computer equipment and software...................   20% declining balance basis
         Leasehold improvements............................   20% straight-line basis
         Vehicles..........................................   30% declining balance basis
         Television and cellular telephone chassis.........   20% straight-line basis


               Amortization of the television electronic circuitry and component telephone chassis will commence in fiscal 2002 and in 2003 for the cellular telephone electronic circuitry and component chassis when the Company begins using the chassis technology.

   (e)   Goodwill

         Goodwill, representing the excess of the purchase price over the fair market value of the net assets of acquired subsidiaries, is amortized on a straight-line basis over the estimated useful lives of the underlying assets being 15 years in the case of goodwill arising in the reverse takeover transaction described in Note 8, and 20 years in the case of goodwill arising as a result of acquisitions described in
         Note 9.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

3. Significant Accounting Policies -- (Continued)

         Effective with the commencement of the fiscal year beginning March 1, 2002, the Company will, as directed by Section 3062 of the Handbook of the Canadian Institute of Chartered Accountants, cease recording amortization charges in respect of acquisition goodwill.

   (f)   Deferred charges

         Costs incurred in connection with the company's initial public offering were included in deferred charges and were charged against proceeds on completion of the company's public offering. Cost incurred with respect to future issues with be allocated against the proceeds of the issues.

         Incremental costs incurred in respect of raising capital are charged against equity proceeds raised.

         Deferred finance costs, representing costs incurred to obtain additional debt financing, will be amortized on a straight-line basis over five years.

   (g)   Software development costs

         The company reports all software development costs net of related investment tax credits received.

         Software development costs, net of related investment tax credits received, are deferred once management determines that a new product is technologically feasible and commercially viable. Costs that are deferred are amortized on a straight-line basis over the lesser of the expected economic life of the related product and three years upon commencement of sales to the customers.

         If it is determined that no further benefit exists in respect of previously deferred amounts, the unamortized balances are charged to income in the year of such determination.

   (h)   Translation of foreign currency

         The results of foreign operations which are financially and operationally integrated with the Company are translated using the temporal method as described in Section 1650 of the Handbook of the Canadian Institute of Chartered Accountants. Under this method, monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at the rate of exchange prevailing at yearend. Other assets and liabilities have been translated at the historical exchange rate. Any foreign currency denominated longterm debt would have been translated at the yearend rate with any resulting gain or loss thereon amortized over the remaining term of the debt.

         Revenue and expense items are translated at the average rate of exchange for the year.

         Amortization is translated at the rates prevailing when the related assets were acquired. Unrealized gains and losses on longterm monetary items with an ascertainable life are deferred and amortized over the life of the asset or liability.

   (i)   Income taxes

         The Company follows the asset and liability approach to accounting and reporting for income taxes.

          Future income tax assets are recorded, net of valuation allowance, when it is believed that realization through future profitable operations is more likely than not. Future income tax liabilities are recognized when it is believed that it is more likely than not that there will be future liabilities arising because of the temporary difference between the tax basis and carrying value of assets and liabilities.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

3. Significant Accounting Policies -- (Continued)

          The income tax provision differs from that calculated by applying the statutory rates to the changes in current or future income tax assets or liabilities during the year.

          Current income taxes payable differ from the total tax provisions as a result of changes in taxable and deductible temporary differences between the tax basis of assets and liabilities and their carrying amounts in the balance sheet.

4. Financial Instruments

   The Company's financial assets and liabilities are stated at fair value.

   The Company is exposed to currency risk as certain items will be settled in U.S. dollars and have been translated into Canadian dollars as described in
Note 3(h). To the extent that final settlement amounts differ from those recorded as a result of changes in the relative exchange rates, a foreign exchange translation gain or loss will be recorded.

   The company is exposed to credit risk which arises from the possibility that its customers may experience financial difficulty and be unable to fulfill their contractual obligations.

   The following approximate amounts included in the respective balances in the attached consolidated balance sheets are in respect of transactions denominated in U.S. dollars:

                                                                  November 30,
                                                           -------------------------    February 28,    February 29,   February 28,
                                                              2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
                                                                  (unaudited)
      Cash.............................................    $   683,000   $ 1,027,000     $   361,000     $  243,000     $  791,000
      Accounts receivable..............................     15,760,000    16,283,000      14,060,000      8,139,000         66,000
      Prepayments to suppliers.........................      1,900,000     1,397,000       1,792,000      1,425,000             --
      Borrowings under line of credit..................      4,441,000     4,409,000       6,325,000      2,833,000      1,874,000
      Accounts payable and accrued liabilities.........     13,373,000    10,418,000       4,853,000      3,201,000        662,000
      Term loans.......................................      9,383,000     5,100,000       5,142,000             --             --


   During the fiscal year ended February 29, 2000, the Company entered into foreign exchange contracts of US$2,000,000. These foreign exchange contracts were marked to market as at February 29, 2000 and for the year then ended. The effect of this was a gain of approximately $80,000. Accordingly, changes in the market value of these contracts was recognized as a gain or loss in the period of change.

   All foreign exchange contracts lapsed during the year ended February 28, 2001. There are no foreign exchange contracts outstanding as at November 30, 2001.

   The company is exposed to credit risk which arises from the possibility that its customers may experience financial difficulty and be unable to fulfil their contractual obligations.

   The company's financial assets are valued at management's best estimates of fair value as follows:

         (i)   Accounts receivable and prepayments to suppliers

               The carrying amount is equal to fair value due to the liquidity of the assets.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

4. Financial Instruments -- (Continued)

         (ii)  Accounts payable

               The carrying value is equal to the fair value due to the requirements to extinguish the liabilities on demand.

         (iii) Borrowing under line of credit, term loans and notes payable

               Based on maturity and interest at fixed rates, the estimated fair value is approximately equal to the carrying value.

5. Deferred Charges (Restated -- Note 2)

                                                                 Accumulated    Net Carrying
      As at November 30, 2001                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Deferred finance charges .................   $3,534,762      $332,841      $3,201,921
                                                   ==========      ========      ==========




                                                                 Accumulated    Net Carrying
      As at November 30, 2000                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Share issue costs ........................   $  149,419      $     --      $  149,419
      Deferred finance charges .................      538,522            --         538,522
                                                   ----------      --------      ----------
                                                   $  687,941      $     --      $  687,841
                                                   ==========      ========      ==========




                                                                 Accumulated    Net Carrying
      As at February 28, 2001                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Deferred finance charges .................   $  803,963      $ 33,212      $  770,751
                                                   ==========      ========      ==========




                                                                 Accumulated    Net Carrying
      As at February 29, 2000                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Share issue cost .........................   $  149,419      $     --      $  149,419
      Deferred finance charges .................      359,722            --         359,722
                                                   ----------      --------      ----------
                                                   $  509,141      $     --      $  509,141
                                                   ==========      ========      ==========




                                                                 Accumulated    Net Carrying
      As at February 28, 1999                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Share issue costs ........................   $  110,135      $     --      $  110,135
                                                   ==========      ========      ==========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

6. Capital Assets


                                                                 Accumulated    Net Carrying
      As at November 30, 2001                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Television chassis .......................   $3,438,464     $       --     $3,438,464
      Portable phone chassis ...................      247,096             --        247,096
      Furniture, fixture and equipment .........    1,627,694        532,258      1,095,436
      Computer equipment .......................    1,795,436        879,915        915,521
      Leasehold improvements ...................      823,447        251,721        571,726
      Vehicles .................................      394,267        129,288        264,979
                                                   ----------     ----------     ----------
                                                   $8,326,404     $1,793,182     $6,533,222
                                                   ==========     ==========     ==========




                                                                 Accumulated    Net Carrying
      As at November 30, 2000                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Television chassis .......................   $1,896,448     $       --     $1,896,448
      Furniture, fixture and equipment .........      981,558        278,748        702,810
      Computer equipment .......................      167,588         81,732         85,856
      Leasehold improvements ...................      316,516        122,040        194,476
      Vehicles .................................      248,927         76,574        172,353
                                                   ----------     ----------     ----------
                                                   $3,611,037     $  559,094     $3,051,943
                                                   ==========     ==========     ==========




                                                                 Accumulated    Net Carrying
      As at February 28, 2001                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Television chassis .......................   $2,370,560     $       --     $2,370,560
      Furniture, fixtures and equipment ........    1,217,282        374,600        842,682
      Computer equipment and software ..........    1,386,878        777,763        609,115
      Leasehold improvements ...................      701,102        163,659        537,443
      Vehicles .................................      307,968         95,296        212,672
                                                   ----------     ----------     ----------
                                                   $5,983,790     $1,411,318     $4,572,472
                                                   ==========     ==========     ==========




                                                                 Accumulated    Net Carrying
      As at February 29, 2000                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Furniture, fixtures and equipment ........   $  483,578     $   88,151     $  395,427
      Computer equipment and software ..........      143,510         47,775         95,735
      Leasehold improvements ...................      315,697         66,123        249,574
      Vehicles .................................      119,584         35,875         83,709
                                                   ----------     ----------     ----------
                                                   $1,062,369     $  237,924     $  824,445
                                                   ==========     ==========     ==========




                                                                 Accumulated    Net Carrying
      As at February 28, 1999                         Cost       Amortization      Amount
                                                   ----------    ------------   ------------
      Furniture, fixtures and equipment ........   $  265,791     $   63,570     $  202,221
      Computer equipment and software ..........       84,876         20,083         64,793
      Leasehold improvements ...................       64,343         11,555         52,788
                                                   ----------     ----------     ----------
                                                   $  415,010     $   95,208     $  319,802
                                                   ==========     ==========     ==========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

7. Goodwill

   Goodwill, which includes acquisition transaction and integration costs, is comprised as follows:

                                                          November 30,
                                                    -------------------------   February 28,    February 29,
                                                       2001          2000           2001            2000
                                                   -----------    -----------   ------------    ------------
      Balmoral Capital Corp. (Note 8) ..........   $   710,624    $   710,624    $   710,624      $710,624
      Yam Wireless Inc. (Note 9) ...............    11,100,131      9,192,368      9,676,041            --
      La Societe Desig Inc. (Note 9) ...........    11,591,252     10,878,304     11,438,062            --
      Max Systems Group Inc. (Note 9) ..........     2,932,999             --      2,855,949            --
      Tri-Vu Interactive Corporation ...........       188,171             --             --            --
      Acquisitions in progress .................     2,902,176             --             --            --
                                                   -----------    -----------    -----------      --------
                                                    29,425,353     20,781,296     24,680,676       710,624
      Less: accumulated amortization ...........    (1,837,260)      (466,000)      (962,960)           --
                                                   -----------    -----------    -----------      --------
                                                   $27,588,093    $20,315,296    $23,717,716      $710,624
                                                   ===========    ===========    ===========      ========


8. Reverse Takeover
   On October 14, 1999, 1058199 Ontario Inc. completed a reverse takeover transaction with Balmoral Capital Corp. Business is carried on with Balmoral Capital Corp. changing its name to Commercial Consolidators Corp. Assets acquired, liabilities assumed and purchase consideration are:

      Cash..............................................................    $  321,749
      Sundry assets.....................................................         6,912
      Goodwill (Note 7).................................................       710,624
                                                                            ----------
                                                                             1,039,285
      Accounts payable and accrued liabilities..........................        42,480
                                                                            ----------
      Purchase consideration............................................    $  996,805
                                                                            ==========


   The reverse takeover was completed by the issuance of 2,033,333 common shares (Note 13).

9. Acquisitions
   Acquisitions which are accounted for using the purchase method of accounting comprise:

      Acquisition                                                          Date
      -------------------------                                      -----------------
      Yam Wireless, Inc. ("Yam").................................    April 1, 2000
      La Societe Desig Inc. ("Desig")............................    May 1, 2000
      Max Systems Group Inc. ("Max").............................    December 1, 2000
      Tri-Vu Interactive Corporation ("Tri-Vu")..................    September 1, 2001

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

9. Acquisitions -- (Continued)

   All of the issued and outstanding shares of Yam, Desig, Max, and Tri-Vu were acquired. Assets acquired and liabilities assumed at fair value which, except for goodwill, approximated underlying book value, and purchase consideration for significant transactions are:

                                                       Yam           Desig          Max           Total
                                                   -----------    -----------   -----------    ------------
      Cash (Bank indebtedness) .................   $   927,372    $     6,951   $  (325,562)   $    608,761
      Other current assets .....................     4,805,536     1,7067,785     5,763,175      12,275,496
      Deferred charges .........................            --        205,888        --             205,888
      Capital assets ...........................        68,852         69,363       832,821         971,036
      Goodwill, including
       transaction costs (Note 7) ..............     9,676,041     11,438,062     2,855,949      22,970,052
                                                   -----------    -----------   -----------    ------------
                                                    15,477,801     13,427,049     9,126,383      37,031,233
      Current liabilities ......................    (4,353,064)      (713,350)   (6,148,294)    (11,214,708)
      Future income taxes ......................            --        (12,546)           --         (12,546)
      Advances from directors ..................            --       (454,000)     (877,764)     (1,331,764)
                                                   -----------    -----------   -----------    ------------
      Purchase value ...........................   $11,124,737    $12,247,153   $ 2,100,325    $ 24,472,215
                                                   ===========    ===========   ===========    ============
      Purchase value satisfied by:
      Cash .....................................   $ 4,801,170    $        --   $        --    $  4,801,170
      Loan payable .............................            --             --       750,000         750,000
      Payment of transaction costs .............     1,522,397        622,153       350,325       2,494,875
      Common shares (Note 13) ..................     4,801,170     11,625,000     1,000,000      16,426,170
                                                   -----------    -----------   -----------    ------------
                                                   $11,124,737    $12,247,153   $ 2,100,325    $ 24,472,215
                                                   ===========    ===========   ===========    ============


   The purchase value for the shares issued on acquisition of Yam and Desig was based on the quoted market value at the time of the respective transaction.

   The final purchase price of Max is contingent on its post-acquisition results and will be computed as being 2.5 times the audited earnings before income taxes of Max for the 12 months ending February 28, 2002 plus the unaudited earnings before income taxes for the three months ended May 31, 2002, but, as agreed subsequent to February 28, 2001, will be no more than $2,750,000 and no less than $1,750,000. The minimum purchase price is, therefore, $1,750,000. The purchase price will be paid by cash of $750,000 and common shares at a value of $4.25 per share representing the trading value of the Company's common shares at December 1, 2000. The value of additional purchase consideration above $1,750,000, if any, will be charged to goodwill. The $750,000 payable in cash is interest free and is due no earlier than June 15, 2002.

   Effective September 1, 2001, the Company acquired all of the issued and outstanding shares of Tri-Vu Interactive Corporation ("Tri-Vu"). The purchase price will be equal to 4.5 times the net income of Tri-Vu for the twelve month period ending May 31, 2002 and will be satisfied by issuing common shares of the Company at $3.74 per share subject to minimum performance criteria.

   The net assets acquired amounted to $164,671. As the final purchase price will be determined by future events, the results of which are unknown, no further purchase consideration has been recorded at the date of these financial statements. Total consideration will be charged to either goodwill or software, based on the fair value of the net assets when the final purchase price is determined.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

10. Borrowings Under Line of Credit

     Borrowings under available lines of credit are approximately as follows:

     November 30, 2001

                                                Additional
Loan facilities          Borrowing          Available Capacity          Interest                         Security
---------------          ---------          ------------------          --------                         --------
Line of credit ...          $4,379,454   $             3,617,090              27.00%   General security agreement of the Company,
                                                                                       BSRU and Mirage
Line of credit ...           4,584,176                   415,824       Prime + 2.00%   General security agreement of Max and
                                                                                       assignment of amounts due to the Company
Demand Loan ......             350,000                        --       Prime + 1.00%   General security agreement of Desig
Demand Loan ......             400,000                        --       Prime + 3.00%   General security agreement of Desig
                      ----------------   -----------------------
                            $9,713,630   $             4,032,914
                      ================   =======================


   Also included in borrowings under line of credit are cheques issued in excess of funds on deposit of approximately $908,000 (February 28, 2001-- $430,000, February 28, 2000--nil)

   November 30, 2000

                                                Additional
Loan facilities          Borrowing          Available Capacity          Interest                         Security
---------------          ---------          ------------------          --------                         --------
Line of credit ...          $4,859,000   $                    --              27.00%   General security agreement of BSRU and
                                                                                       Mirage
Demand loan ......             250,000                   100,000    Prime plus 1.00%   General security agreement of Desig
                      ----------------   -----------------------
                            $5,109,000   $               100,000
                      ================   =======================


   February 28, 2001

                                                Additional
Loan facilities          Borrowing          Available Capacity          Interest                         Security
---------------          ---------          ------------------          --------                         --------
Line of credit ...          $6,117,000   $                    --              27.00%   General security agreement of BSRU and
                                                                                       Mirage
Line of credit ...           2,474,000                 2,526,000    Prime plus 3.25%   General security agreement of MAX and
                                                                                       assignment of amounts due to the company
Demand loan ......             251,000                    99,000    Prime plus 1.00%   General security agreement of Desig
                      ----------------   -----------------------
                            $8,842,000   $             2,625,000
                      ================   =======================


   February 28, 2000

                                                Additional
Loan facilities          Borrowing          Available Capacity          Interest                         Security
---------------          ---------          ------------------          --------                         --------
Line of credit ...          $2,746,000   $                    --              27.00%   General security agreement of BSRU and
                                                                                       Mirage
                      ================   =======================


   February 28, 1999

                                                Additional
Loan facilities          Borrowing          Available Capacity          Interest                         Security
---------------          ---------          ------------------          --------                         --------
Line of credit ...          $3,378,000   $                    --              27.00%   General security agreement of BSRU
                      ================   =======================

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

11. Notes Payable

   The notes payable bear interest at an effective rate of 14% per annum, mature at dates between December 1, 2001 and May 20, 2002 and are secured by a general security agreement.

12. Term Loans


                                                                                  November 30,
                                                                             -----------------------    February 28,   February 29,
                                                                               2001          2000           2001           2000
                                                                            ----------    ----------    ------------   ------------
Loan bearing interest at 20% per annum payable monthly with the
  principal balance due April 1, 2003....................................   $1,387,403    $2,500,000     $2,500,000      $     --
Loan of US$1 million bearing interest at 20% per annum payable monthly
  with the principal balance due April 30, 2003..........................    1,500,000     1,500,000      1,500,000            --
Loan of US$1 million bearing interest at 20% per annum payable monthly
  with the principal balance due January 15, 2002........................           --            --      1,500,000            --
Loan of US$1.4 million bearing interest at 20% per annum payable monthly
  with the balance due March 7, 2002.....................................    2,205,726     2,100,000      2,142,483            --
Loan of US$1.1 million bearing interest at 20% per annum payable monthly
  with the balance due April 20, 2002....................................    1,646,134            --             --            --
Loan of US$0.4 million bearing interest at 20% per annum payable monthly
  with the balance due December 31, 2001.................................      632,320            --             --            --
Loan of US$0.4 million bearing interest at 14% per annum payable monthly
  with the balance due February 15, 2002.................................      582,320            --             --            --
Loan of US$1.5 million bearing interest at 20% per annum payable monthly
  with the balance due April 1, 2003.....................................    2,216,800            --             --            --
Loan of US$0.5 million bearing interest at 20% per annum payable monthly
  with the balance due April 1, 2002.....................................      750,000            --             --            --
Loans bearing interest at 12% per annum payable monthly with the balance
  due June 1, 2002.......................................................      598,000            --             --            --
Loan bearing interest at 20% per annum payable monthly with the balance
  due April 30, 2002.....................................................           --            --      1,500,000            --
Loan of US$1 million bearing interest at 20% per annum payable monthly
  with the principal balance due January 31, 2001........................           --     1,500,000             --            --
Loan bearing interest per annum payable monthly with the principal
  balance due December 1, 2000...........................................           --     1,500,000             --            --
$300,000 term loan bearing interest at 13% per annum, repayable in
  monthly instalments of $8,350..........................................           --       199,301        159,079       295,374
                                                                            ----------    ----------     ----------      --------
                                                                            11,518,703     9,299,301      9,301,562       295,274
Less: current portion ...................................................    6,231,300     3,100,200      1,600,200       107,950
                                                                            ----------    ----------     ----------      --------
                                                                            $5,287,403    $6,199,101     $7,701,362      $187,424
                                                                            ==========    ==========     ==========      ========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

12. Term Loans -- (Continued)

   The $300,000 term loan was secured by a general security agreement, personal guarantees from certain shareholders, an assignment of shareholdersi advances, and an assignment of certain life insurance policies on management. The
Company was also obligated to pay a royalty of 0.0306% of gross revenue of a subsidiary calculated on a monthly basis over the term of loan which amounted to approximately $6,000 for the year ended February 28, 2001.

   The $1,387,403 loan is due to a director of the Company. During nine months ended November 30, 2001 and the year ended February 28, 2001 interest of approximately $275,000 and $251,000, respectively was charged on the loan.

   The loans, other than the $300,000 term loan, are secured by promissory notes and general security agreements.

   As part of the agreements for the above loans, other than the $300,000 term loan, warrants totalling 363,333 were issued to the lenders. The warrants entitle the owners to purchase one common share for every warrant held at exercise prices ranging from $4.00 per share to $4.18 per share.

   Future repayments of the term loan in each of the next two years are as follows:

      2002.............................................................    $ 6,231,300
      2003.............................................................      5,287,403
                                                                           -----------
                                                                           $11,518,703
                                                                           ===========

13. Capital Stock

   (a)   Authorized and issued

      Authorized
      ----------
      Unlimited non-cumulative, non-voting, redeemable,
       retractable and non-participating Class A preference
       shares .................................................
      Unlimited non-voting, special shares ....................
       limited common shares ..................................

      Issued                                                        Number         Amount
      -------------------------                                  ----------     -----------
      Common shares
       Balance as at February 28, 1999 and 1998 ...............          300    $       300
       Effect of share split May 7, 1999 ......................    6,999,700             --
       Proceeds from private placement (net of issue costs) ...    3,335,000      2,923,170
       Issued on reverse takeover (Note 8) ....................    2,033,333        710,624
       Costs of reverse takeover ..............................           --       (289,270)
       Exercise of options on November 30, 1999 ...............      233,333         70,000
                                                                  ----------    -----------
       Balance as at February 29, 2000 ........................   12,601,666      3,414,824
       Issued on exercise of warrants .........................      187,250        374,500
       Issued on acquisition of Yam Wireless, Inc. (Note 9) ...    1,294,118      4,801,170
       Issued on acquisition of La Societe Desig Inc.
         (Note 9) .............................................    3,100,000     11,625,000
                                                                  ----------    -----------
      Balance (unaudited) as at November 30, 2000 .............   17,183,034    $20,215,494
                                                                  ==========    ===========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

13. Capital Stock -- (Continued)



      Issued                                             Number        Amount
      ---------------                                  ----------   ------------
      Balance (unaudited) as at November 30, 2000..    17,183,034   $ 20,215,494
      Issued acquisitions of Max Systems Group Inc.
       (Note 9) ...................................       235,294      1,000,000
      Issued on exercise of warrants...............        30,000         60,000
      Issued exercise of options...................        50,000         50,000
                                                       ----------   ------------
                                                       17,498,328     21,325,494
                                                       ----------   ------------
      Less: share issue costs......................            --        149,419
                                                       ----------   ------------
      Balance, as at February 28, 2001.............    17,498,328     21,176,075
      Issued on exercise of warrants...............     1,443,250      2,886,500
      Repurchase of shares, net....................      (241,100)      (291,503)
      Other, net...................................        37,000        141,500
                                                       ----------   ------------
      Balance, (unaudited) as at November 30, 2001.    18,737,478   $ 23,912,572
                                                       ==========   ============


Distributions on convertible share purchase units:

   Included in the proceeds from the private placement is $1,000,000 raised by the conversion of 1,000,000 convertible share purchase units. The units bore interest at 12% per annum prior to conversion. As these units have been converted to share capital, the interest charged on these units has been charged to retained earnings to reflect the substance of the units being equity rather than debt.

Repurchase of Shares:

   During the nine months ended November 30, 2001 the Company repurchased 241,000 of shares in the open market. Total consideration paid was $1,017,214. The average per share value at February 28, 2001 of the capital stock was $1.21. As the average repurchase price was $4.22, the difference of $3.01 per share totalling $725,711 is charged to retained earnings.

   (b)   Stock options

          The Company has granted employees and directors common share purchase options. These options are granted with an exercise price equal to the market price of the Company's stock on the date of the grant. Presented below is a summary of stock option activity:


                                                             Weighted                         Weighted
                                                             Average          Options         Average
                                               Number     Exercise Price   Exerciseable    Exercise Price
                                             ---------    --------------   ------------    --------------
      Balance, February 28, 1999 .........          --           --                 --            --
      Granted ............................   1,070,000        $1.18          1,070,000         $1.18
                                             =========        =====          =========         =====
      Balance, February 29, 2000 .........   1,070,000        $1.18          1,070,000         $1.18
                                             =========        =====          =========         =====
      Granted ............................   2,307,600        $3.78          2,307,600         $3.78
                                             =========        =====          =========         =====

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

13. Capital Stock -- (Continued)



                                                                                       Weighted                         Weighted
                                                                                        Average         Options          Average
                                                                         Number     Exercise Price    Exerciseable   Exercise Price
                                                                       ---------    --------------    ------------   --------------
      Balance November 30, 2000.....................................   3,377,600         $2.98         3,377,600          $2.98
                                                                                         =====                            -----
      Exercised.....................................................     (50,000)        $1.00           (50,000)          1.00
                                                                       ---------         =====         ---------          -----
      Balance, February 28, 2001....................................   3,327,600         $3.33         3,327,600          $3.33
                                                                                         =====                            =====
      Granted.......................................................     425,000         $4.05           425,000          $4.05
                                                                       ---------         =====         ---------          =====
      Balance, November 30, 2001....................................   3,752,600         $3.41         3,752,600          $3.41
                                                                       =========         =====         =========          =====


          The company has outstanding and exercisable stock options as follows:


                                                         Outstanding                               Exercisable
                                                         -----------                               -----------
                                                                                                                        Exercisable
                                                                              Weighted       Weighted                     Weighted
                                                                              Average         Average                     Average
                                                                  Expiry     Remaining       Remaining                    Exercise
      Price                                          Number        Date         Life      Exercise Price     Number        Price
      -----                                        ---------    ----------   ---------    --------------    ---------   -----------
      $2.18.....................................      40,000    Nov., 2004    4 years          $2.18           40,000      $2.18
       2.25.....................................      30,000    Jan., 2005    4 years           2.25           30,000       2.25
       3.53.....................................     150,000    Feb., 2005    4 years           3.53          150,000       3.53
       3.53.....................................      40,000    Mar., 2005    4 years           3.53           40,000       3.53
       3.75 to
       3.90.....................................   1,937,600    Aug., 2005    5 years           3.81        2,027,600       3.81
       3.75.....................................      90,000    Oct., 2005    5 years           3.75           90,000       3.75
       3.75.....................................      90,000    Nov., 2005    5 years           3.75           90,000       3.75
       1.00 to
       2.07.....................................     950,000    Oct., 2009    9 years           1.11          950,000       1.11
       4.55.....................................      60,000    June, 2003    2 years           4.55           60,000       4.55
       4.00.....................................     340,000     May, 2005    3 years           4.00          340,000       4.00
      $3.54.....................................      25,000    Nov., 2006    6 years          $3.54           25,000      $3.54

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

13. Capital Stock -- (Continued)

   (c)   Share purchase warrants

          The following is a summary of share purchase warrants activity:


                                               Number          Expiry Date
                                               ------          -----------
      Balance, February 28, 1999 .........           --
      Issued .............................    3,335,000        October 8, 2001
                                             ----------
      Balance, February 29, 2000 .........    3,335,000        Between April 30, 2001 to September 20, 2002
      Issued .............................      300,000
      Exercised ..........................     (364,500)
                                             ----------
      Balance, November 30, 2000 .........    3,270,500
      Issued .............................      100,000
      Exercised ..........................      (70,000)
                                             ----------
      Balance, February 28, 2001 .........    3,300,500        Between December 31, 2001 to March 28, 2003
      Expired ............................     (314,000)
      Issued .............................      413,333
      Exercised ..........................   (2,886,500)
                                             ----------
      Balance, November 30, 2001 .........      513,333
                                             ==========


          The Company has outstanding share purchase warrants as follows:

                                                                                        Exercise Price
      Quantity                                                                             Per Share             Expiry Date
      --------                                                                          --------------    ------------------------
       50,000.......................................................................         $4.00                December 31, 2001
       66,666.......................................................................         $4.00                    March 1, 2002
       50,000.......................................................................         $4.00                   March 19, 2002
       50,000.......................................................................         $4.00                    April 4, 2002
      171,667.......................................................................         $4.00                   April 30, 2002
       50,000.......................................................................         $4.25               September 20, 2002
       50,000.......................................................................         $3.48                November 20, 2002
       25,000.......................................................................         $4.18                   March 28, 2003
      -------
      513,333
      =======


          Should all outstanding warrants be exercised, the total additional consideration available to the Company is approximately $2,044,000. A maximum of 513,333 shares would be issued.

14. Earnings Per Share

   (a)   Basic earnings per share

          Earnings per share are calculated on the basis of the weighted average number of common shares outstanding for the nine months ending November 30, 2001 which amounted to 17,677,903 shares (2000-- 15,399,799) and for the year ending February 28 which amounted to 16,601,661 shares (2000--9,087,845, 1999--7,000,000).

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

14. Earnings Per Share -- (Continued)

   (b)   Diluted earnings per share

          Diluted earnings per share reflects the dilutive effect of the exercise of the granted options outstanding at November 30, 2001, November 30, 2000 February 28, 2001, February 29, 2000 and February 28, 1999 , November 30, 2001 and 2001 and the exercise of the warrants issued in the private placement. The number of shares for the diluted earnings per share calculation determined in accordance with the directions of Handbook of the Canadian Institute of Chartered Accountants is for the nine months ended November 30, 2001 as 20,034,377 shares (2000--15,399,799), and for the year ended
          February 28, 2001--18,504,581 shares, (2000--10,110,158 and 1999--
          7,438,700).

          During the 2001 fiscal year, the Company adopted the January 2001 release of Section 3500, "Earnings per Share," of the Handbook of the Canadian Institute of Chartered Accountants. The effect of this change, which directs that the treasury stock method be used to account for the outstanding options and warrants, was to change the calculated number of shares outstanding on a diluted basis as at February 29, 2000, from 15,338,500 shares to 10,110,158 shares, as at February 28, 1999 from 5,998,986 shares to 7,438,700 shares; and, as at November 30, 2000, from 17,183,034 shares to 17,348,995 shares. This change has been accounted for retroactively.

15. Supplemental Cash Flows Information

   (a) Changes in non-cash balances related to operations are as follows:


                                                               Nine Months Ended                    For The Years Ended
                                                           -------------------------    -------------------------------------------
                                                                  November 30,          February 28,    February 29,   February 28,
                                                              2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
Accounts receivable....................................    $(6,772,298)  $(4,361,099)   $ (3,238,421)   $(4,430,678)    $(1,595,154)
Inventory..............................................     (4,224,123)   (2,377,783)     (1,628,784)       240,882        (749,578)
Prepaid expenses and sundry assets.....................       (221,314)     (199,294)        112,865        (95,131)       (114,392)
Prepayments to suppliers...............................       (508,858)       54,731        (216,341)    (1,265,876)       (158,632)
Deferred charges.......................................        183,094            --              --             --              --
Accounts payable and accrued liabilities...............      9,281,258     1,459,867      (3,241,674)     2,973,709          35,838
Income taxes payable (recoverable).....................     (1,034,816)      (79,848)     (1,869,577)      (101,385)         79,097
Deferred revenue.......................................         (1,663)      (73,106)        (26,417)            --              --
                                                           -----------   -----------    ------------    -----------     -----------
Net changes............................................    $(3,298,720)  $(5,576,632)   $(10,055,515)   $(2,678,479)    $(2,502,821)
                                                           ===========   ===========    ============    ===========     ===========


   (b) Supplementary cash flow information:


                                                                   Nine Months Ended                  For The Years Ended
                                                                -----------------------    ----------------------------------------
                                                                      November 30          February 28    February 29   February 28
                                                                   2001         2000           2001          2000           1999
                                                                ----------   ----------    -----------    -----------   -----------
                                                                      (Unaudited)
Interest paid...............................................    $2,523,923   $1,969,939     $3,904,972    $1,558,008     $1,064,310
Interest received...........................................        54,413       43,413         56,657            --             --
Income taxes paid...........................................    $       --   $  358,377     $  135,293    $  128,615     $   85,833


   There have been no material non-cash financing or investing activities in the years ending February 28, 2001, February 29, 2000, February 28, 1999 and 1998 or in the nine months ending November 30, 2001 and 2000.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

16. Commitments

   The Company operates from leased premises in several locations. Minimum future rental payments are as follows:

      2002..............................................................    $  902,601
      2003..............................................................       631,236
      2004..............................................................       619,374
      2005..............................................................       532,613
      2006..............................................................       692,236
                                                                            ----------
                                                                            $3,378,060
                                                                            ==========


17. Provision for Income Taxes

   Vehicle and premises rentals for the fiscal years amounted to approximately $724,000 (2000--$430,000, 1999--$361,000, 1998--$118,000) and approximately
$490,000 for the nine months ended November 30, 2001 (2000--$490,000).

   The Company files, Canadian, United States and other income tax returns for each business unit as required by governing legislation.

   Provision for income taxes is comprised as follows:


                                                                Nine Months Ended                   For the Years Ended
                                                             -----------------------    -------------------------------------------
                                                                   November 30,         February 28,    February 29,   February 28,
                                                                2001          2000          2001            2000           1999
                                                             -----------   ---------    ------------    ------------   ------------
                                                                   (Unaudited)
Provision for current income tax.........................    $ 1,667,158   $ 936,109     $ 1,086,331      $27,230        $164,930
Future tax recovery......................................     (1,074,117)   (349,858)     (1,452,437)          --              --
Future income tax liability..............................             --          --          50,892           --              --
                                                             -----------   ---------     -----------      -------        --------
                                                             $   593,031   $ 586,251     $  (315,214)     $27,230        $164,930
                                                             ===========   =========     ===========      =======        ========


   The provision for income taxes differs from the expense that would be obtained by applying statutory rates as a result of the following:


                                                                                           November 30, 2001     November 20, 2000
                                                                                              (Unaudited)           (Unaudited)
                                                                                          -------------------    ------------------
                                                                                            Amount        %        Amount       %
                                                                                         -----------    -----    ----------   -----
Statutory income tax .................................................................   $ 2,548,752     43.5    $1,704,487    43.5
Private company tax reductions .......................................................      (210,000)    (3.5)     (570,000)  (14.5)
Effect of lower income tax in non-Canadian jurisdictions .............................    (1,745,711)   (29.8)     (548,236)  (14.0)
                                                                                         -----------    -----    ----------   -----
                                                                                         $   593,041     10.1    $  586,251    15.0
                                                                                         ===========    =====    ==========   =====

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

17. Provision for Income Taxes -- (Continued)



                                                                       February 28, 2001     February 29, 2000    February 28, 1999
                                                                      -------------------    -----------------    -----------------
                                                                        Amount        %       Amount       %       Amount       %
                                                                     -----------    -----   ---------    -----    ---------   -----
Statutory income tax rate ........................................   $ 1,823,627     43.5   $ 135,642     43.5    $ 526,917    43.5
Effect of private company tax rates ..............................      (245,482)    (5.9)         --       --      (32,000)   (2.6)
Effect of lower income tax in non-Canadian jurisdictions .........    (1,893,354)   (45.1)   (108,412)   (34.8)    (329,987)  (27.3)
                                                                     -----------    -----   ---------    -----    ---------   -----
                                                                     $  (315,214)    (7.5)  $  27,230      8.7    $ 164,930    13.6
                                                                     ===========    =====   =========    =====    =========   =====

18. Segmented Information

   (a)   Reportable segments

          The operating results of the Company's business segments are regularly reviewed by the Company's chief operating decision makers. The Company's reportable business segments are strategic business units that distribute at the wholesale level various business and consumer products and are those for which complete and discrete financial information is available. As of November 30, 2001, the Company had five reportable business segments: consumer electronics, business products, integrated applications, wireless products, and computer products. Information that is readily available to the chief operating decision maker is as follows:

          For the nine months ended November 30, 2001

                               Consumer       Business      Integrated      Wireless       Computer     Inter-segment
                              Electronics     Products     Applications     Products       Products     Eliminations       Total
                              -----------   -----------    ------------   -----------    -----------    -------------   -----------
      Sales...............    $19,689,048   $12,459,109    $ 3,380,034    $34,044,286    $29,154,745      $(195,531)    $98,531,691
                              ===========   ===========    ===========    ===========    ===========      =========     ===========
      Interest expense....    $   267,449   $   614,231    $    72,034    $     3,729    $   326,247      $      --     $ 1,283,690
                              ===========   ===========    ===========    ===========    ===========      =========     ===========
      Amortization........    $   513,718   $    70,236    $   440,423    $   352,902    $   275,551      $      --     $ 1,652,830
                              ===========   ===========    ===========    ===========    ===========      =========     ===========
      Segment profit......    $ 1,491,049   $  (310,306)   $   786,390    $ 4,221,668    $   444,680      $      --     $ 6,633,481
                              ===========   ===========    ===========    ===========    ===========      =========     ===========
      Capital assets......    $ 4,587,011   $   422,737    $   132,883    $   485,160    $   905,431      $      --     $ 6,533,222
                              ===========   ===========    ===========    ===========    ===========      =========     ===========
      Goodwill............    $        --   $        --    $10,943,294    $10,345,659    $ 2,710,020      $      --     $24,059,973
                              ===========   ===========    ===========    ===========    ===========      =========     ===========
      Total assets........    $18,022,116   $ 4,416,151    $17,480,545    $22,086,862    $13,324,021      $      --     $75,329,698
                              ===========   ===========    ===========    ===========    ===========      =========     ===========


          For the nine months ended November 30, 2000

                                 Consumer      Business      Integrated      Wireless      Computer     Inter-segment
                               Electronics     Products     Applications     Products      Products     Eliminations       Total
                               -----------    -----------   ------------    -----------    ---------    -------------   -----------
      Sales.................   $26,739,654    $14,260,935    $ 2,522,265    $26,963,012   $       --     $       --     $70,485,866
                               ===========    ===========    ===========    ===========   =========      =========      ===========
      Interest expense......   $ 1,324,337    $    58,669    $    15,307    $    18,975   $       --     $       --     $ 1,417,288
                               ===========    ===========    ===========    ===========   =========      =========      ===========
      Amortization..........   $   175,612    $   116,560    $   270,091    $   197,056   $       --     $       --     $   759,319
                               ===========    ===========    ===========    ===========   =========      =========      ===========
      Segment profit........   $ 1,309,669    $  (376,461)   $   636,897    $ 2,206,628   $       --     $       --     $ 3,776,733
                               ===========    ===========    ===========    ===========   =========      =========      ===========
      Capital assets........   $ 2,529,227    $   357,044    $    48,459    $   117,213   $       --     $       --     $ 3,051,943
                               ===========    ===========    ===========    ===========   =========      =========      ===========
      Goodwill..............   $        --    $        --    $11,530,183    $ 7,594,070   $       --     $       --     $19,124,253
                               ===========    ===========    ===========    ===========   =========      =========      ===========
      Total assets..........   $14,034,024    $ 5,123,219    $13,800,437    $15,538,597   $       --     $       --     $48,496,277
                               ===========    ===========    ===========    ===========   =========      =========      ===========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

18. Segmented Information -- (Continued)



                                                                       For the year ended February 28, 2001
                                               ------------------------------------------------------------------------------------
                                                Consumer      Business      Integrated       Wireless      Computer
                                              Electronics     Products     Applications      Products      Products        Total
                                              -----------    -----------   ------------    -----------    ----------   ------------
Sales .....................................   $31,272,980    $20,181,940    $ 2,983,587    $42,226,631    $6,841,375   $103,506,513
Interest expense ..........................   $ 2,438,621    $   166,013    $    30,765    $    37,928    $  254,967   $  2,928,294
Amortization ..............................   $    78,610    $   206,467    $   475,590    $   469,979    $   90,425   $  1,321,071
Segment profit ............................   $   485,853    $  (422,170)   $   731,393    $ 4,144,352    $  (10,541)  $  9,018,483
Capital assets ............................   $ 3,201,686    $   418,290    $    53,539    $   121,892    $  777,065   $  4,572,472
Goodwill ..................................   $        --    $        --    $10,992,528    $ 9,224,520    $3,838,044   $ 23,055,092
                                              -----------    -----------    -----------    -----------    ----------   ------------
Total assets ..............................   $13,562,556    $ 5,106,523    $13,759,668    $16,959,501    $9,265,261   $ 58,653,509
                                              ===========    ===========    ===========    ===========    ==========   ============




                                                                       For the year ended February 29, 2000
                                               ------------------------------------------------------------------------------------
                                                                            Integrated       Wireless      Computer
                                                Consumer      Business     Applications      Products      Products
                                              Electronics     Products          (i)            (i)           (ii)          Total
                                              -----------    -----------   ------------    -----------    ----------   ------------
Sales .....................................   $28,833,339    $16,293,725    $        --    $        --    $       --   $ 45,127,064
Interest expense ..........................   $ 1,047,232    $   511,576    $        --    $        --    $       --   $  1,558,808
Amortization ..............................   $   110,277    $    41,101    $        --    $        --    $       --   $    151,378
Segment profit ............................   $   157,493    $   244,058    $        --    $        --    $       --   $    401,551
Capital assets ............................   $   538,451    $   285,994    $        --    $        --    $       --   $    824,445
Goodwill ..................................   $        --    $        --    $        --    $        --    $       --   $         --
                                              -----------    -----------    -----------    -----------    ----------   ------------
Total assets ..............................   $10,645,693    $ 3,102,301    $        --    $        --    $       --   $ 13,747,994
                                              ===========    ===========    ===========    ===========    ==========   ============




                                                Consumer      Business      Integrated       Wireless      Computer
                                              Electronics     Products     Applications      Products      Products        Total
                                              -----------    -----------   ------------    -----------    ----------   ------------
Sales .....................................   $18,117,457    $10,896,071    $        --    $        --    $       --   $ 29,013,528
Interest expense ..........................   $   585,581    $   478,729    $        --    $        --    $       --   $  1,064,310
Amortization ..............................   $    12,611    $    43,356    $        --    $        --    $       --   $     55,967
Segment profit ............................   $ 1,234,096    $    10,398    $        --    $        --    $       --   $  1,244,485
Capital assets ............................   $   113,466    $   206,336    $        --    $        --    $       --   $    319,802
Goodwill ..................................   $        --    $        --    $        --    $        --    $       --   $         --
                                              -----------    -----------    -----------    -----------    ----------   ------------
Total assets ..............................   $ 4,291,398    $ 4,291,599    $        --    $        --    $       --   $  8,582,997
                                              ===========    ===========    ===========    ===========    ==========   ============

---------------
(i) In the years ended February 29, 2000, February 28, 1999 and 1998, the company only operated in the consumer electronics and business products segments. Other segments were acquired in the acquisitions described in
     Note 8.
(ii) Acquired effective December 1, 2000 as described in Note 9.


                                                                  November 30,
                                                            ------------------------    February 28,    February 29,   February 28,
                                                               2001          2000           2001            2000           1999
                                                            -----------   ----------    ------------    ------------   ------------
Total profit for reportable Segments....................    $ 6,633,481   $3,776,133     $4,928,887       $401,551      $1,244,485
Unallocated amounts:
 Interest...............................................      1,183,057      552,651      1,033,643             --              --
 General and administrative.............................        648,028       79,216        821,630             --          72,000
 Selling and marketing..................................             --           --        128,192             --              --
 Foreign exchange loss (gain)...........................     (1,092,805)    (343,496)      (331,865)        89,732         (38,819)
 Amortization of goodwill...............................         36,000       36,000         48,000             --
                                                            -----------   ----------     ----------       --------      ----------
                                                                774,280      324,371      1,699,600         89,732          33,181
                                                            -----------   ----------     ----------       --------      ----------
Income--Before income Taxes.............................    $ 5,859,201   $3,452,362     $3,229,287       $311,819      $1,211,304
                                                            ===========   ==========     ==========       ========      ==========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

18. Segmented Information -- (Continued)

          Reconciliation of assets


                                                                  November 30,
                                                           -------------------------    February 28,    February 29,   February 28,
                                                              2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
      Total assets in reportable segments..............    $75,329,698   $48,496,277    $ 58,653,509    $13,747,994     $8,582,997
      Unallocated assets
       Cash............................................        151,917        11,176          11,635         89,962             --
       Prepaid expenses and sundry assets..............        581,039       230,934          64,076         46,662             --
       Future income tax  assets.......................        740,602            --         506,108             --             --
       Deferred charges................................      2,412,250       687,941         427,545        149,419             --
       Goodwill........................................      3,528,880     1,191,043         662,624        710,624             --
                                                           -----------   -----------    ------------    -----------     ----------
                                                           $82,744,386   $50,617,368     $60,325,497    $14,744,661     $8,582,997
                                                           ===========   ===========    ============    ===========     ==========


   (b)   Geographic information


                                                               Nine Months Ended                    For the Years Ended
                                                                  November 30,          -------------------------------------------
                                                           -------------------------    February 28,    February 29,   February 28,
                                                              2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
      Sales
       Domestic........................................    $64,329,766   $25,596,711    $ 40,848,202    $ 1,711,456     $ 1,269,846
       Cuba............................................     31,723,084    38,148,396      49,286,975     43,415,608      27,743,682
       Israel..........................................      2,478,841     6,740,753      13,371,336             --              --
                                                           -----------   -----------    ------------    -----------     -----------
                                                           $98,531,691   $70,485,860    $103,506,513    $45,127,064     $29,013,528
                                                           ===========   ===========    ============    ===========     ===========



                                                               Nine Months Ended                    For the Years Ended
                                                                  November 30,          -------------------------------------------
                                                           -------------------------    February 28,    February 29,   February 28,
                                                              2001           2000           2001            2000           1999
                                                           -----------   -----------    ------------    ------------   ------------
      Accounts receivable
       Domestic........................................    $15,821,161   $ 3,703,179     $ 8,964,936     $  505,536     $  209,157
       Cuba............................................     11,771,705    12,533,417       9,691,550      9,251,842      5,117,543
       Israel..........................................        794,557     2,222,291       2,958,639             --             --
                                                           -----------   -----------     -----------     ----------     ----------
                                                           $28,387,423   $18,458,887     $21,615,125     $9,757,378     $5,326,700
                                                           ===========   ===========     ===========     ==========     ==========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

18. Segmented Information -- (Continued)

   (c)   Enterprise -- wide disclosures

          In addition to the geographic information disclosed above, sales to the Company's five largest customers are as follows:


                                                                        Nine Months
                                                                           Ended                    For the Years Ended
                                                                        November 30,    -------------------------------------------
                                                                       -------------    February 28,    February 29,   February 28,
      Customer                                                         2001     2000        2001            2000           1999
      --------                                                        ------   ------   ------------    ------------   ------------
      A............................................................     7.1%    7.3%        13.3%          16.6%           20.3%
      B............................................................     4.8%   16.8%        12.6%          37.7%              --
      C............................................................     3.0%    8.3%         7.0%           9.7%           22.5%
      D............................................................    10.4%   10.6%         6.4%          19.3%           18.4%
      E............................................................     2.5%   10.4%         7.3%             --              --
      F............................................................     5.1%      --           --             --              --


          Companies A through D are domiciled in Cuba, Company E is domiciled in Israel, and Company F is domiciled in the United States.

19. Comparative Figures

   Comparative figures have been reclassified in accordance with the current year's presentation.

20. Related Party Transactions

     (a) Included in advances from related parties at November 30, 2001 was $131,000 (February 28, 2001: $131,000) due from parties under common control, arising from sales of approximately $131,000 during the year ended February 28, 2001 made in the normal course of operations and accounted for at normal trade terms.

     (b) Included in advances from related parties is $1,889,056 due to shareholders of the Company which bears interest at 12% to 20% per annum, is due on demand and is unsecured. During the nine months ended November 30, 2001, interest of $50,629 was paid on these loans. The remaining advances from related parties are noninterest bearing, have no fixed repayment terms and are unsecured.

     (c) Included in term loans is a loan of $1,387,403 from a director of the company which bears interest at 20% per annum, is due on or before March 31, 2003, and is unsecured. During the nine months ended November 30, 2001, interest of $251,347 was paid on this loan.

     (d) Rent expense for the nine months ended November 30, 2001 includes $34,200 (2000 $34,200) paid to a company controlled by a shareholder of the Company in the normal course of operations accounted for at an amount of consideration established and agreed to by the related parties.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

21. Subsequent Event

   On January 22, 2002 the Company agreed to acquire all of the issued and outstanding shares of American Way Importing Corporation ("American Way"). The minimum purchase price, in addition to the transaction costs and assumption of American Way debt of US$6,000,000 will be US$1,000,000 in common shares (392,157 shares). If American Way achieves certain minimum operating results in either of the fiscal years ending February 28, 2003 or February 29, 2004, additional common shares with a total value of US$4,000,000 will be issued as further consideration. Contingent consideration will be charged to goodwill if the performance condition is satisfied.

22. Canadian and United States Accounting Principles Differences
   The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). In certain respects, Canadian GAAP differs from United States generally accepted accounting principles ("U.S. GAAP"). The effects on the Company's financial statements resulting from these differences are summarized as follows:

Balance Sheet


                                                         November 30,   November 30,    February 28,    February 29,   February 28,
                                                             2001           2000            2001            2000           1999
                                                         ------------   ------------    ------------    ------------   ------------
Total Assets Under Canadian GAAP.....................    $82,744,386     $50,617,368     $60,325,497    $14,744,661     $8,582,997
 Write-off of deferred finance charges (Note 22(a))..     (1,059,521)       (687,941)       (770,750)      (359,722)            --
 Share issue costs (Note 22(t))......................             --        (149,419)             --       (149,419)            --
 Adjustment in respect of Max (Note 22(v))...........         70,349              --      (8,879,238)            --             --
 Adjustment in respect of Tri-Vu (Note 22 (v)).......     (1,246,519)             --              --             --             --
 Goodwill on reverse takeover (Note 22(b))...........       (626,624)       (674,624)       (662,624)      (710,624)            --
                                                         -----------     -----------     -----------    -----------     ----------
Total assets under U.S. GAAP.........................    $79,882,071     $49,105,384     $50,920,886    $13,524,896     $8,582,997
                                                         ===========     ===========     ===========    ===========     ==========
Liabilities under Canadian GAAP......................    $49,285,166     $26,074,064     $34,143,223    $ 9,868,139     $7,296,736
 Detachable stock purchase warrants (Note 22(j)).....       (448,968)       (261,138)       (358,290)            --             --
 Amortization of discount on debt securities (Note
  22(k)).............................................        250,388          78,227         216,794             --             --
 Adjustment in respect of Max (Note 22(v))...........             --              --      (7,925,479)            --             --
 Adjustment in respect of Tri-Vu (Note 22(v))........     (1,410,337)             --              --             --             --
                                                         -----------     -----------     -----------    -----------     ----------
Liabilities under U.S. GAAP..........................    $47,676,249     $25,891,153     $26,076,248    $ 9,868,139     $7,296,736
                                                         ===========     ===========     ===========    ===========     ==========




                                                         November 30,   November 30,    February 28,    February 29,   February 28,
                                                             2001           2000            2001            2000           1999
                                                         ------------   ------------    ------------    ------------   ------------
Shareholders' Equity Under Canadian GAAP.............    $33,459,220     $24,543,303     $26,182,274    $ 4,876,522     $1,286,261
Adjustment to opening balances to reflect effect of:
 Write-off of deferred finance charges (Note 22(a))..       (770,750)       (359,722)       (359,722)            --             --
 Adjustment in respect of Max (Note 22(v))...........       (953,759)             --              --             --             --
 Share issue costs (Note 22(t))......................        149,419        (149,419)        149,419             --             --
 Share issue costs (Note 22(t))......................       (149,419)             --        (149,419)            --             --
 Goodwill on reverse takeover (Note 22(b))...........       (662,624)       (710,624)       (710,624)            --             --
 Detachable stock purchase warrants (Note 22(j)).....        358,290              --              --             --
 Amortization of discount on debt-securities (Note
  22(j)).............................................       (216,794)             --              --             --             --
                                                         -----------     -----------     -----------    -----------     ----------
 Opening balance under U.S. GAAP, as adjusted........     31,213,583      23,323,528      25,111,928      4,876,522      1,286,261

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)



                                                         November 30,   November 30,    February 28,    February 29,   February 28,
                                                             2001           2000            2001            2000           1999
                                                         ------------   ------------    ------------    ------------   ------------
Adjustments in respect of:
 Write-off of deferred finance charges (Note 22(a))..       (588,400)       (328,219)       (444,241)      (359,722)            --
 Amortization of deferred finance charges (Note
   22(a))............................................        299,628              --          33,213             --             --
 Goodwill on reverse takeover (Note 22(b))...........             --              --              --       (710,624)            --
 Share issue costs (Note 22(t))......................             --              --              --       (149,419)            --
 Amortization of goodwill on reverse takeover (Note
   22(b))............................................         36,000          36,000          48,000             --             --
 Detachable stock purchase warrants expired (Note
   22(j))............................................       (102,235)             --              --             --             --
 Detachable stock purchase warrants (Note 22(j)).....        320,642         261,138         358,290             --             --
 Adjustment in respect of Max (Note 22(v))...........         97,408              --        (953,759)            --             --
 Adjustment in respect of Tri-Vu (Note 22(v))........        163,818              --              --             --             --
 Acquisition of Max (Note 22(v)).....................      1,000,000              --              --             --             --
 Amortization of discount on debt securities (Note
   22(j))............................................       (161,323)        (78,227)       (216,794)            --             --
                                                         -----------     -----------     -----------     ----------     ----------
Shareholders' Equity under U.S. GAAP.................    $32,279,122     $23,214,230     $23,936,637     $3,656,757     $1,286,261
                                                         ===========     ===========     ===========     ==========     ==========


Consolidated Statements of Operations and Comprehensive Income

Net Income under Canadian GAAP.................................    $ 5,266,160   $2,866,111    $3,544,501    $ 284,589   $1,046,374
Adjustments in respect of:
 Write-off of deferred finance charges (Note 22(a))............       (588,400)    (328,219)     (444,241)    (359,722)          --
 Amortization of deferred finance charges (Note 22(a)).........        299,628           --        33,213           --           --
 Foreign exchange (gain) loss (Note 22(e)).....................     (1,036,758)    (343,496)     (331,865)      89,732      (38,819)
 Share issue costs (Note 22(t))................................             --           --            --     (149,419)          --
 Amortization of discount on debt securities (Note 22(j))......       (161,323)     (78,227)     (216,794)          --           --
 Adjustment in respect of Max (Note 22(v)).....................         97,408           --        46,241           --           --
 Adjustment in respect of Tri-Vu (Note 22(v))..................           (853)          --            --           --           --
 Amortization of goodwill on reverse takeover (Note 22(b)).....         36,000       36,000        48,000           --           --
                                                                   -----------   ----------    ----------    ---------   ----------
Net income under U.S. GAAP.....................................    $ 3,911,863   $2,152,169    $2,679,055    $(134,820)  $1,007,555
                                                                   ===========   ==========    ==========    =========   ==========
Other comprehensive income items:
 Change in cumulative foreign currency translation adjustment
   (Note 22(e))................................................      1,036,758      343,496       331,865      (89,732)      38,819
                                                                   -----------   ----------    ----------    ---------   ----------
Comprehensive income under U.S. GAAP...........................    $ 4,948,621   $2,495,665    $3,010,920    $(224,552)  $1,046,374
                                                                   ===========   ==========    ==========    =========   ==========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

  Earnings per common share per U.S.
   GAAP (Note 22(h))
  Basic
   Weighted average common shares
     outstanding........................    17,517,903     15,399,799    16,543,643      9,087,845    7,000,000
   Basic earnings per share ............   $      0.22    $      0.14   $      0.16    $     (0.01)  $     0.14
  Diluted
   Weighted average common shares
     outstanding........................    19,874,377     17,348,995    18,446,564     10,110,158    7,438,700
   Diluted earnings per share ..........   $      0.20    $      0.12   $      0.15    $     (0.01)  $     0.14


Reconciliation of Consolidated Operating Income

   Canadian GAAP permits, in statements of operations, amortization of acquisition goodwill to be shown as a separate line item, net of tax, immediately before the display of net income. U.S. GAAP requires that statements of operation show as a line item "income before taxes," which is income, after deductions of all charges including amortization of acquisition goodwill, and which is understood as "operating income." Accordingly, U.S. GAAP requires the following be provided:


                                                         November 30,   November 30,    February 28,    February 29,   February 28,
                                                             2001           2000            2001            2000           1999
                                                         ------------   ------------    ------------    ------------   ------------
Income before income taxes and amortization of
  acquisition goodwill under Canadian GAAP...........    $ 6,733,501     $3,918,362      $4,192,247      $ 311,819      $1,211,304
Adjustments under U.S. GAAP as per reconciliation of
  consolidated statement of operations and
  comprehensive income...............................     (1,427,597)      (713,942)       (865,446)      (419,409)        (38,819)
Amortization of acquisition goodwill (Note 22(u))....       (874,300)       466,000        (962,960)            --              --
                                                         -----------     ----------      ----------      ---------      ----------
Operating income under U.S. GAAP.....................    $ 4,431,604     $2,738,420      $2,363,841      $(107,590)     $1,172,485
                                                         ===========     ==========      ==========      =========      ==========


Consolidated Statements of Cash Flows

   Under U.S. GAAP, the impact of Max and Tri-Vu (Note 22(v)) on the consolidated statement of cash flows would be excluded from consolidated cash flow information.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

   Accordingly, the previously prepared and audited consolidated statement of cash flows would have been adjusted under U.S. GAAP and presented as follows:


                                                         November 30,   November 30,    February 28,    February 29,   February 28,
                                                             2001           2000            2001            2000           1999
                                                         ------------   ------------    ------------    ------------   ------------
Cash Flows From Operating Activities
Cash flows provided by (used in) operating activities
  under Canadian GAAP................................     $3,656,270     $(1,915,102)    $(5,154,489)   $(2,242,512)   $ (1,400,480)
Adjustment in respect of Max (Note 22(v))............        460,786              --       2,474,870             --              --
Adjustment in respect of Tri-Vu (Note 22(v)).........        390,334              --              --             --              --
                                                          ----------     -----------     -----------    -----------    ------------
Cash flows provided by (used in) operating activities
  under U.S. GAAP....................................     $4,507,390     $(1,915,102)    $(2,679,619)   $(2,242,512)   $(1,400,480)
                                                          ==========     ===========     ===========    ===========    ============


Cash Flows From Investing Activities
Cash flows provided by (used in) investing activities under
  Canadian GAAP............................................    $(8,325,219)  $(9,032,169)   $(10,788,944)   $ (656,521)  $ (241,697)
Adjustment in respect of Max (Note 22(v))..................        363,116            --          16,763            --           --
Adjustment in respect of Tri-Vu (Note 22(v))...............        598,488            --              --            --           --
                                                               -----------   -----------    ------------    ----------   ----------
Cash flows used in investing activities under U.S. GAAP....    $(7,363,615)  $(9,032,149)   $(10,772,181)   $ (656,521)  $ (241,697)
                                                               ===========   ===========    ============    ==========   ==========
Cash Flows From Financing Activities
Cash flows provided by financing activities under Canadian
  GAAP.....................................................    $ 5,509,923   $10,815,194    $ 15,442,918    $1,895,621   $2,408,764
Adjustment in respect of Max (Note 22(v))..................     (1,197,383)           --      (2,313,899)           --           --
Adjustment in respect of Tri-Vu (Note 22(v))...............     (1,059,314)           --              --            --           --
                                                               -----------   -----------    ------------    ----------   ----------
Cash flows provided by financing activities under U.S. GAAP    $ 3,253,226   $10,815,194    $ 13,129,019    $1,895,621   $2,408,764
                                                               ===========   ===========    ============    ==========   ==========


Change in Accounting Policy

   The change in accounting policy described in Note 2 has been accounted for in accordance with Canadian GAAP (CICA Handbook Section 1506) and applied retroactively to previously reported results. U.S. GAAP requires that such a transaction to be accounted for as an item in current operations. Because the

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

newly adopted Canadian policy is consistent with US GAAP (SOP 98-5), there is no impact on reconciliations to U.S. GAAP.

Differences Between Canadian and U.S. GAAP and Additional Disclosures

(a)   Deferred Charges

     Financing Costs

     In accordance with Canadian GAAP, financing costs incurred to arrange debt financing are deferred and amortized on a straight line basis over five years.

     In accordance with U.S. GAAP, certain of the costs incurred to obtain the loans described in Notes 10, 11 and 12 should be expensed in the year the loans were arranged. Other costs should be written off over the term of the loans. As substantially all of the loans were originally for one year, these costs have been expensed in fiscal 2000 and 2001 under U.S. GAAP.

(b)   Goodwill on Reverse Takeover

     In accordance with Canadian GAAP (EIC-10), the excess of purchase consideration paid in a reverse takeover transaction over the sum of the amounts assigned to the assets acquired and liabilities assumed is recorded as goodwill as described in Note 8.

     In accordance with U.S. GAAP, the purchase consideration paid on the merger of a public shell and a private operating company is accounted for as a recapitalization of the private operating company and no goodwill is recorded.

     Accordingly, the reverse takeover previously recorded in accordance with Canadian GAAP would have been adjusted under US GAAP and presented as follows:

   Cash ...........................................................   $  321,749
   Sundry assets ..................................................        6,912
   Goodwill (Note 8) ..............................................      710,624
                                                                      ----------
                                                                       1,039,285
   Accounts payable and accrued liabilities .......................      (42,480)
                                                                      ----------
   Purchase consideration in accordance with Canadian GAAP ........   $  996,805
   Less: Goodwill on reverse takeover .............................     (710,624)
                                                                      ----------
   Net assets acquired in accordance with U.S. GAAP ...............   $  286,181
                                                                      ==========
   Net assets acquired in accordance with U.S. GAAP consist of:
   Cash ...........................................................   $  321,749
   Sundry assets ..................................................        6,912
                                                                      ----------
                                                                         328,661
   Less: Accounts payable and accrued liabilities .................      (42,480)
                                                                      ----------
   Net assets acquired ............................................   $  286,181
                                                                      ==========


     As a result, the previously prepared balance sheets would have been restated to record the reverse takeover transaction effectively at net asset value under U.S. GAAP by reducing the goodwill and share

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

     capital recorded under Canadian GAAP. Statements of operations are also adjusted to reverse the amortization of goodwill at an annual rate of $48,000.

(c)   Accounts Receivable

     The consolidated financial statements include accounts receivable net of an allowance for doubtful accounts. In accordance with U.S. GAAP, the allowance for doubtful accounts should be separately disclosed in the financial statements. Accordingly, the following information is presented:


                                                         November 30,   November 30,    February 28,    February 29,   February 28,
                                                             2001           2000            2001            2000           1999
                                                         ------------   ------------    ------------    ------------   ------------
   Accounts receivable...............................    $28,610,030     $18,608,887     $22,273,885     $9,786,760     $5,356,082
   Impact of Max (Note 22(v))........................             --              --      (4,983,277)            --             --
   Impact of Tri-Vu (Note 22(v)).....................       (269,389)             --              --             --             --
                                                         -----------     -----------     -----------     ----------     ----------
   Accounts receivable under U.S. GAAP...............     28,340,641      18,608,887      17,290,608      9,786,760      5,356,082
   Less: Allowance for doubtful accounts.............        222,607         150,000         658,760         29,382         29,382
                                                         -----------     -----------     -----------     ----------     ----------
   Net accounts receivable under U.S. GAAP...........    $28,118,034     $18,458,887     $16,631,848     $9,757,378     $5,326,700
                                                         ===========     ===========     ===========     ==========     ==========


(d)   Translation of Foreign Currency Statements

     In accordance with Canadian GAAP (CICA Handbook Section 1650), the results of foreign operations which are financially and operationally integrated with the Company have been translated using the temporal method. Under this method, monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at the rate of exchange prevailing at year-end. Other assets and liabilities have been translated at the historical exchange rate. Any foreign currency denominated long-term debt would have been translated at the year-end rate with any resulting gain or loss thereon amortized over the remaining term of the debt. Revenue and expense items are translated at the average rate of exchange for the year.

     The functional currency of all non-Canadian subsidiaries is United States dollars. Consequently, assets and liabilities denominated in U.S. dollars have been translated into Canadian dollars at exchange rate prevailing at the balance sheet date and the result of operations at the average rate for the period, and the effects of foreign currency translation adjustments are included as a component of shareholder's equity.

     The functional currency of all Canadian subsidiaries is Canadian dollars. All amounts and liabilities denominated in U.S. dollars have been converted into Canadian dollars at the exchange rate prevailing at the balance sheet date and the consolidated results of operations at the average rate for the period.

     The functional currency of the Company is the U.S. dollar. As the reporting currency in these financial statements is the Canadian dollar, assets and liabilities denominated in U.S. dollars have been translated into Canadian dollars at the exchange rate prevailing at the balance sheet date, and the consolidated results of operations at the average rate for the period.

     Notwithstanding, that there are no differences in accounting for the translation of foreign exchange between Canadian GAAP described above and U.S. GAAP (SFAS 52), SFAS 52 requires that the

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

     cumulative net translation adjustment be included as a separate component of shareholders' equity and that the adjustment be disclosed, under SFAS 130 as a component of comprehensive income.

     Accordingly, in addition to the disclosure of comprehensive income as shown in this note, the presentation of shareholders' equity to conform with U.S. GAAP after taking into account all adjustments previously described, will be as follows:


                                                                                            Cumulative
                                                                                             Foreign
                                                                                             Currency                      Total
                                                                               Capital     Translation     Retained    Shareholders
                                                                                Stock      Adjustments     Earnings       Equity
                                                                             ----------    -----------    ----------   ------------
   Common stock and other Balance, March 1, 1998..........................   $      300      $     --     $  239,587    $  239,887
   Translation adjustment.................................................           --        38,819             --        38,819
   Net income.............................................................           --            --      1,007,555     1,007,555
                                                                             ----------      --------     ----------    ----------
   Balance, February 28, 1999.............................................          300        38,819      1,247,142     1,286,261
   Issued during the year
    Proceeds from private placement ......................................    2,923,170            --             --     2,923,170
    Costs of reverse takeover ............................................     (289,270)           --             --      (289,270)
    Exercise of options ..................................................       70,000            --             --        70,000
    Translation adjustment ...............................................           --       (89,732)            --       (89,732)
   Net loss...............................................................           --            --       (134,820)     (134,820)
   Distributions on convertible shares....................................           --            --       (108,852)     (108,852)
                                                                             ----------      --------     ----------    ----------
   Balance, February 29, 2000.............................................    2,704,200       (50,913)     1,003,470     3,656,757
                                                                             ==========      ========     ==========    ==========



                                                                                            Cumulative
                                                                                             Foreign
                                                                                             Currency                      Total
                                                                              Capital      Translation     Retained    Shareholders
                                                                               Stock       Adjustments     Earnings       Equity
                                                                            -----------    -----------    ----------   ------------
   Issued during the year
   Acquisition of YAM International Communications Inc...................     4,801,170            --             --      4,801,170
    Acquisition of La Societe Desig
      Inc................................................................    11,625,000            --             --     11,625,000
    Exercise of warrants ................................................       434,500            --             --        434,500
    Detachable stock purchase
      warrants...........................................................       358,290            --             --        358,290
    Share issue costs ...................................................      (149,419)           --             --       (149,419)
    Share issue costs ...................................................       149,419            --             --        149,419
    Exercise of options .................................................        50,000            --             --         50,000
    Translation adjustment ..............................................            --       331,865             --        331,865
   Net income............................................................            --            --      2,679,055      2,679,055
                                                                            -----------      --------     ----------    -----------
   Balance under U.S. GAAP, February 28, 2001............................   $19,973,160      $280,952     $3,682,525    $23,936,637
    Exercise of warrants ................................................     2,886,500            --             --      2,866,500
    Detachable stock purchase
      warrants...........................................................       320,642            --             --        320,642
    Detachable stock purchase warrants expired ..........................      (102,235)           --             --      (102,235)

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)



                                                                                            Cumulative
                                                                                             Foreign
                                                                                             Currency                      Total
                                                                               Capital     Translation     Retained    Shareholders
                                                                                Stock      Adjustments     Earnings       Equity
                                                                             ----------    -----------    ----------   ------------
   Repurchase of shares...................................................     (291,503)            --            --       (291,503)
   Other, net.............................................................      141,500             --            --        141,500
   Adjustment in respect of Tri-Vu........................................           --             --       164,671        164,671
   Premium on share repurchase ...........................................           --             --      (725,711)      (725,711)
   Shares issued on MAX acquisition.......................................    1,000,000             --            --      1,000,000
   Translation adjustment.................................................           --      1,036,758            --      1,036,758
   Net income.............................................................           --             --     3,911,863      3,911,863
                                                                             ----------     ----------    ----------    -----------
   Balance, under US GAAP, November 30, 2001..............................   $  291,503     $1,317,710    $4,866,840    $32,279,122
                                                                             ==========     ==========    ==========    ===========


(e)   Exchange Gains and Losses on Long-Term Monetary Items

     In accordance with Canadian GAAP (CICA Handbook section 1650), unrealized gains and losses on long-term monetary items with an ascertainable life are deferred and amortized over the life of the asset or liability.

     In accordance with U.S. GAAP (SFAS 52, 133 and 138), such exchange gains and losses should be included in the determination of income for the period in which the exchange rate changes. This difference in the accounting treatment under U.S. GAAP would not result in any material adjustment.

(f)   Government Assistance

     In accordance with Canadian GAAP (CICA Handbook section 3850), investment tax credits and government assistance have been applied against the current expenditures or as a reduction of capital costs. The accounting principle used to account for these investment tax credits and government assistance are consistent with an acceptable method of accounting under U.S. GAAP (APB Opinion 4). Consequently, there are no significant differences to record.

(g)   Acquisitions

     As described in Note 21, the Company anticipates the completion of American Way Cellular ("American Way") by March 31, 2002. In accordance with Regulation S-X, the Company is required to disclose the pro-forma consolidated results of operations had this acquisition been completed as at the beginning of fiscal 2002 as follows:

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)



                                                                                         Commercial       American
                                                                                       Consolidators        Way
                                                                                        November 30,    November 30,
                                                                                            2001            2001
                                                                                         (9 months)      (9 months)        Total
                                                                                       -------------    ------------   ------------
   Revenue.........................................................................     $98,531,691     $18,955,466    $117,487,157
   Cost of goods sold..............................................................      78,099,091      15,387,107      93,486,198
   Gross profit....................................................................      20,432,600       3,568,359      24,000,959
   Expenses........................................................................      14,791,904       2,086,996      16,878,900
   Income (loss)--before foreign exchange..........................................       5,640,696       1,481,363       7,122,059
   Foreign exchange (loss) gain....................................................       1,092,805              --       1,092,805
   Income (loss)--before income taxes..............................................       6,733,501       1,481,363       8,214,864
   Provision for income taxes......................................................         593,041         504,000       1,097,041
   Net income (loss)--before amortization of goodwill..............................       6,140,460         977,363       7,117,823
   Pro-forma amortization of goodwill (i)..........................................                                        (898,877)
   Net pro-forma income under Canadian GAAP........................................                                       6,218,946
   Adjustments to reconcile net income under Canadian GAAP to net income under U.S.
    GAAP (ii)......................................................................                                     (1,354,297)
   Pro-forma net income under U.S. GAAP............................................                                    $  4,864,649
   Pro-forma earnings per common share
   Basic
   Weighted average common shares outstanding......................................                                      17,517,903
   Pro-forma basic earnings per share..............................................                                    $       0.28
   Diluted
   Weighted average common shares outstanding......................................                                      19,874,377
   Pro-forma diluted earnings per share............................................                                    $       0.25


     As described in Note 9, the Company acquired YAM International Communications Inc. ("YAM") effective April 1, 2000, La Societe Desig Inc. ("Desig") effective May 1, 2000, and Max Systems Group Inc. ("Max") effective December 1, 2000 under Canadian GAAP, but as of September 4, 2001 under U.S. GAAP. The Company, as described above, anticipates the completion of the acquisition of American Way by March 31, 2002. In accordance with disclosures required under U.S. GAAP (APB Opinion 16) with respect to YAM and Desig, and under Regulation S-X with respect to Max, and American Way, the Company is required to disclose the pro-forma consolidated results of operations had these acquisitions been completed as at the beginning of fiscal 2001. Accordingly, the results of consolidated pro-forma operations, based on U.S. GAAP, for the fiscal year are presented as follows:

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)



                                          Commercial                                                      American
                                        Consolidators        YAM            Desig            Max            Way
                                        -------------    ------------   ------------    ------------    ------------
                                         February 28,    February 28,   February 28,    February 28,    February 28,
                                             2001            2001           2001            2001            2001           Total
                                        -------------    ------------   ------------    ------------    ------------   ------------
   Revenue ..........................    $51,453,819     $66,781,275     $3,219,261      $39,681,148    $44,465,759    $161,135,503
   Cost of goods sold ...............     41,985,383      56,040,680        294,677       34,951,488     41,124,167     133,272,228
   Gross profit .....................      9,468,436      10,740,595      2,924,584        4,729,660      3,341,591      27,863,275
   Expenses .........................     10,211,219       7,262,424      1,731,839        5,390,790      2,106,974      20,506,676
   Income (loss)--before foreign
    exchange ........................       (742,783)      3,478,171      1,192,745         (661,130)     1,234,618       4,501,621
   Foreign exchange gain ............        162,089         265,353             --               --             --         427,442
   Income (loss)--before income
    taxes ...........................       (580,694)      3,743,524      1,192,745         (661,130)     1,234,618       4,929,063
   Provision (recovery) for income
    taxes ...........................       (217,407)        357,258        190,906          (28,922)                       301,835
   Net income (loss) before
    amortization of goodwill ........    $  (363,287)    $ 3,386,266     $1,001,839      $  (632,208)   $ 1,234,618    $  4,627,228
   Pro-forma amortization of
    goodwill (i) ....................                                                                                    (1,198,503)
   Net pro-forma income under
    Canadian GAAP ...................                                                                                     3,428,725
   Adjustments to reconcile net
    income under Canadian GAAP to
    net income under U.S. GAAP (ii) .                                                                                      (865,446)
   Pro-forma net income under U.S.
    GAAP ............................                                                                                  $  2,563,279
   Pro-forma earnings per common
    share ...........................
   Basic
    Weighted average common shares
      outstanding (iii)..............                                                                                    17,406,931
   Pro-forma basic earnings per
    share ...........................                                                                                  $       0.15
   Diluted
    Weighted average common shares
      outstanding (iii)..............                                                                                    19,309,850
    Pro-forma diluted earnings per
    share ...........................                                                                                  $       0.13


     In addition, in accordance with disclosures required under U.S. GAAP (APB Opinion 16) and Regulation S-X, the Company is required to disclose the pro-forma consolidated results of operations, had these acquisitions been completed as at the beginning of fiscal 2000. Accordingly, the results of consolidated pro-forma operations, based on U.S. GAAP, for the fiscal year 2000 are presented as follows:

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)



                                                   Commercial
                                                 Consolidators        YAM            Desig            Max
                                                 -------------    ------------   ------------    ------------
                                                  February 29,    February 29,   February 29,    February 29,
                                                      2000            2000           2000            2000           Total
                                                 -------------    ------------   ------------    ------------    ------------
   Revenue ...................................    $45,127,064     $35,538,078     $1,922,423      $45,241,573    $127,829,138
   Cost of goods sold ........................     36,071,650      31,765,237        419,264       40,574,838     108,830,989
   Gross profit ..............................      9,055,414       3,772,841      1,503,159        4,666,735      18,998,149
   Expenses ..................................      8,653,863       1,312,182        900,502        4,972,106      15,838,653
   Income (loss)--before foreign exchange ....        401,551       2,460,659        602,657         (305,371)      3,159,496
   Other income ..............................             --              --          1,333               --           1,333
   Foreign exchange loss .....................        (89,732)             --             --               --         (89,732)
   Income (loss)--before income taxes ........        311,819       2,460,659        603,990         (305,371)      3,071,097
   Provision (recovery) for income taxes .....         27,230              --        121,504          (21,561)        127,173
                                                  -----------     -----------     ----------      -----------    ------------
   Net income (loss) before amortization of
    goodwill .................................    $   284,589     $ 2,460,659     $  482,486      $  (283,810)   $  2,943,924
                                                  ===========     ===========     ==========      ===========    ------------
   Net income before amortization of goodwill                                                                    $  2,943,924
   Pro-forma amortization of goodwill (i) ....                                                                     (1,198,503)
                                                                                                                 ------------
   Net pro-forma income under Canadian GAAP ..                                                                      1,745,421
   Adjustments to reconcile net income under
    Canadian GAAP to net income under U.S.
    GAAP (ii) ................................                                                                       (419,409)
                                                                                                                 ------------

   Pro-forma net income under U.S. GAAP ......                                                                   $  1,326,012
                                                                                                                 ============
   Pro-forma earnings per common share .......
   Basic
    Weighted average common shares
    outstanding (iii) ........................                                                                     13,717,257
    Pro-forma basic earnings per share .......                                                                   $       0.10
   Diluted
    Weighted average common shares
    outstanding (iii) ........................                                                                     14,395,570
    Pro-forma diluted earnings per share .....                                                                   $       0.09


     (i) Goodwill arising on the acquisitions is amortized over a period of 20 years on a straight line basis as described in Note 3(e). The pro forma consolidated statement of operations includes the amortization of goodwill on acquisition as though the companies had combined as of the beginning of the period shown.

     (ii) Adjustments to reconcile net income under Canadian GAAP to net income under U.S. GAAP represents the net difference of various adjustments reported in the reconciliation of consolidated statements of operations and comprehensive income (Note 22).

     (iii) The weighted average number of common shares outstanding has been determined on the basis as though the companies had combined at the beginning of the year and the shares issued on the acquisition have been outstanding for the year.

     (iv) The pro-forma condensed statement of income of American Way for the year ended February 28, 2001 has been prepared by adding the unaudited results of operations for the 2 months ended February 28, 2001 to the audited from the results of the year ended December 31, 2001 and deducting the unaudited results of operations for the two months ended February 28, 2000 from those statements.

     (v) The pro-forma condensed statement of income of American Way for the nine months ended November 30, 2001 has been prepared by adjusting the audited financial statements for the year ended December 31, 2001 for the impact of eliminating the unaudited results of operations for the 2 months ended February 28, 2001 and for the month of December, 2001 from the results for the year ended December 31, 2001.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences --
(Continued)

     (vi) The pro-forma condensed statement of income of YAM for the year ended February 28, 2001 has been prepared by adding the unaudited internally prepared interim period results for the month of March 31, 2000 to the audited statement of income for the eleven month period ended February 28, 2001. The average exchange rate used for Canadian dollars exchanged for U.S. dollars, expressed in terms of Canadian dollars, was $1.50 per US$1.00.

           The pro-forma condensed statement of income of Desig for the year ended February 28, 2001 has been prepared by adding the unaudited internally prepared interim period results for the two months ended April 30, 2000 to the unaudited statement of income for the ten month period ended February 28, 2001.

           The pro-forma condensed statement of income for Max for the year ended February 28, 2001 has been prepared by adding the unaudited internally prepared interim period results for the five months ended July 31, 2000 to the audited statement of income for the seven month period ended February 28, 2001.

     (vii) The pro-forma condensed statement of income of YAM for the year ended February 29, 2000 has been prepared by adding the unaudited internally prepared subsequent interim period results for the two months ended February 29, 2000 to the audited statement of income for the fiscal year ended December 31, 1999 and deducting the unaudited internally prepared income statement for the two months period ended February 28, 1999. The average exchange rate used for Canadian dollars exchanged for U.S. dollars, expressed in terms of Canadian dollars, was $1.48 per US$1.00.

           The pro-forma condensed statement of income of Desig for the year ended February 29, 2000 has been prepared by adding the unaudited internally prepared interim period results for the four months ended February 29, 2000 to the audited statement of income for the fiscal year ended October 31, 1999 and deducting the unaudited internally prepared income statement for the four month period ended February 28, 1999.

           The pro-forma condensed statement of income of Max for the year ended February 29, 2000 has been prepared by adding the unaudited internally prepared interim period results for the seven months ended February 29, 2000 to the audited statement of income for the fiscal year ended July 31, 1999 and deducting the unaudited internally prepared income statement for the seven month period ended February 28, 1999.

     (viii)Max's expenses disclosed in the pro-forma financial statements prepared for the year ended February 28, 2001 include $990,000 unusual, non-recurring expenses for the period. These expenses represent the charges paid by MAX to one of its corporate shareholders (686545 Alberta Ltd.) as a one-time payment to fund certain activities of that company that are outside of the business activities of MAX and the Company. As the relationship with 686545 Alberta Ltd. no longer exists, these activities will not be repeated. As these expenses are infrequent and discretionary, the Company believes that these expenses will not be payable in future and pro-forma financial statements presented above should be revised to exclude these expenses in the pro-forma information as these expenses would not have been incurred as part of ongoing operations.

     (ix) America Way's expenses disclosed in the pro-forma financial statements prepared for the year ended February 28 2001 include $2,800,00 in unusual, discretionary expenses and $1,500,000 of similar charges for the nine months ended November 30, 2001. These expenses represent charges paid by American Way to its affiliated company, Wirelesslines Inc., on an agreed basis for

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

           marketing support, management assistance, commissions, bonuses and other discretionary payments to management.

           As the relationship between American Way and Wirelesslines Inc. will no longer exist after the completion of the acquisition by the Company and the activities paid for are outside the on-going business activities of American Way, these expenses will not be repeated. As these expenses are infrequent and discretionary, the Company believes that these expenses will not be payable in the future and the pro-forma financial results should be revised to exclude these as they were not incurred as part of on-going operations.

     (x) The effect of the non-recurring expenses in MAX and American Way would have the following effect on the pro-forma information presented:


                                                                          November 30,    February 28,
                                                                              2001            2001
                                                                          ------------    ------------
      Pro-forma net income under U.S. GAAP as presented above .........    $ 4,864,649    $ 2,563,279
      Add: Unusual and discretionary charges in Max ...................             --        900,000
      Add: Unusual and discretionary management in American Way .......      1,500,000      2,800,000
                                                                           -----------    -----------
      Supplemental pro-forma net income under U.S. GAAP ...............    $ 6,364,649    $ 6,353,279
                                                                           ===========    ===========
      Supplemental pro-forma earnings per share
      Basic
      Weighted average common shares outstanding ......................     17,517,903     17,406,931
      Supplemental pro-forma basic earnings per share .................    $      0.36    $      0.36
      Diluted
      Weighted average common shares outstanding ......................     19,874,377     19,309,850
      Supplemental pro-forma diluted earnings per share ...............    $      0.32    $      0.33


(h)   Earnings Per Share

     There are no significant differences in the calculations of basic and diluted earnings per share in accordance with Canadian GAAP and U.S. GAAP except for (i) the effect of reducing and the weighted average number of shares for basic and diluted earning for shares calculation for the year ended February 28, 2001 and for the nine month period ended November 30, 2001 by 58,018 and 160,000 thereby reflecting that, under U.S. GAAP, 235,294 shares issued in connection with the acquisition of Max on December 1, 2000 (Note 13) would, for U.S. GAAP, not be considered issued (Note 22(v)), and (ii) the additional disclosures required to conform to U.S. GAAP as follows:

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)



                                                                                                                       Earnings Per
                                                                                              Income        Shares        Shares
                                                                                            ----------    ----------   ------------
   November 30, 2001
   Basic Earnings per share
   Net Income available to common shareholders..........................................    $3,911,863    17,517,903      $ 0.22
                                                                                                                          ======
   Effect of dilutive securities
   Stock Options........................................................................                     936,299
   Share purchase warrants..............................................................                   1,420,175
   Diluted Earnings per share
                                                                                            ----------    ----------
   Income available to common shareholders..............................................    $3,911,863    19,874,377      $ 0.20
                                                                                            ==========    ==========      ======
   November 30, 2000
   Basic Earnings per share
   Net Income available to common shareholders..........................................    $2,152,169    15,399,799      $ 0.14
                                                                                                                          ======
   Effect of dilutive securities
   Stock Options........................................................................                   1,133,949
   Share purchase warrants..............................................................                     817,247
                                                                                            ----------    ----------
   Diluted Earnings per share
   Income available to common shareholders..............................................    $2,152,169    17,348,995      $ 0.12
                                                                                            ==========    ==========      ======
   February 28, 2001
   Basic Earnings per share
   Net income available to common shareholders..........................................    $2,679,055    16,543,643      $ 0.16
                                                                                                                          ======
   Effect of dilutive securities
   Stock Options........................................................................            --     1,095,250
   Share purchase warrants..............................................................            --       807,671
                                                                                            ----------    ----------
   Diluted Earnings per share
   Income available to common shareholders..............................................    $2,679,055    18,446,564      $ 0.15
                                                                                            ==========    ==========      ======
   February 29, 2000
   Basic Earnings per share
   Net income available to common shareholders..........................................    $ (134,820)    9,087,845      $(0.01)
                                                                                                                          ======
   Effect of dilutive securities
   Stock Options                                                                                    --       599,216
   Share purchase warrants..............................................................            --       423,097
                                                                                            ----------    ----------
   Dilute Earnings per share
   Loss available to common shareholders................................................    $ (134,820)   10,110,158      $(0.01)
                                                                                            ==========    ==========      ======

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)


   February 28, 1999
   Basic Earnings per share
   Net Income available to common shareholders..................................................    $1,007,555    7,000,000   $0.14
                                                                                                    ==========    =========   =====
   Effect of dilutive securities
   Stock Options................................................................................            --      438,700
                                                                                                    ----------    ---------
   Diluted Earnings per share
   Income available to common shareholders......................................................    $1,007,555    7,438,700   $0.14
                                                                                                    ==========    =========   =====


     Share purchase warrants to purchase 216,667 shares of common stock at $4.60 were outstanding as at February 28, 2001 and 463,333 warrants exerciseable for prices ranging from $4.00 per share to $4.18 per common share were outstanding as at November 30, 2001. These warrants were not included in the computation of diluted earnings per share because the effect would be antidilutive.

     3,335,000 share purchase warrants with two full warrants entitling the holder to acquire an additional common share at $2.00 were outstanding as at February 28, 1999. These warrants were not included in the computation of diluted earnings per share because the effect was antidilutive.

(i)   Stock Options

     U.S. GAAP (SFAS 123) requires certain disclosures regarding stock options granted to employees as compensation under stock option plans. The Company has applied Canadian GAAP, which is similar to the U.S. GAAP (APB
     25). There are no differences noted in respect of the options granted.

     However, in accordance with SFAS 123, the Company would be required, in any event, to disclose the following:

     "The Company is required to adopt SFAS 123, Accounting for Stock-Based Compensation. In accordance with the provisions of SFAS 123, therefore, the Company applied APB Opinion No. 25 and related interpretations in accounting for its employee stock option plans. In April 2000, the FASB issued FASB Interpretation No. 44 ("FIN No. 44"), "Accounting for Certain Transactions Involving Stock Compensation: An Interpretation of APB No. 25". The Company has adopted the provisions of FIN No. 44, and such adoption did not materially impact the Company's results of operations. In accordance with APB Opinion No. 25, the Company would not recognize compensation expense for its stock-based compensation plans as the Company has fixed stock compensation plan and the exercise price of options granted under the plan was not less then the than current fair market value of common shares."

     SFAS 123 requires entities that account for awards for stock-based compensation to employees in accordance with APB 25 to present pro-forma disclosures of net income and earnings per share as if compensation cost was measured at the date of grant based on fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions:

     Expected life of options ..................................   2 to 10 years
     Risk free interest rate ...................................              4%
     Expected volatility .......................................      42% to 53%
     Expected dividend yield ...................................            0.0%


     The Black Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

     require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

     Had the compensation costs for the Company's stock option plan been recognized based upon the fair value on the grant date under the methodology prescribed by SFAS 123, the Company's income from continuing operations and earnings per share for the years ended February 28, 2001, February 29, 2000 and February 28, 1999 would have been impacted as indicated in the following table. The pro-forma results which reflect only the impact of the options granted as follows:


                                                                                       November 30, 2001        November 30, 2000
                                                                                     ---------------------    ---------------------
                                                                                     Reported    Pro-forma    Reported    Pro-forma
                                                                                    ---------    ---------    ---------   ---------
   Net income (loss).............................................................   3,838,563    2,969,669    2,152,169   2,009,169
   Basic EPS.....................................................................        0.22         0.17         0.14        0.13
   Diluted EPS...................................................................        0.19         0.15         0.12        0.12



                                                           February 28, 2001         February 29, 2000         February 28, 1999
                                                        -----------------------    ---------------------    -----------------------
                                                        Reported     Pro-forma     Reported    Pro-forma     Reported     Pro-forma
                                                       ----------    ----------   ---------    ---------    ----------   ----------
   Net income (loss) ...............................   $2,679,055    $2,246,055   $(134,820)   $(134,820)   $1,007,555   $1,007,555
   Basic EPS .......................................         0.16          0.14       (0.01)       (0.01)         0.14         0.14
   Diluted EPS .....................................         0.15          0.12       (0.01)       (0.01)         0.14         0.14


     In accordance with U.S. GAAP (paragraph 47(b) of SFAS 123), the weighted-average grant-date fair value of options granted during the year is disclosed as under:


                                                                                                                          Weighted
                                                                                          Number of       Weighted        Average
   Period                                                                                  Options        Average        Grant-date
   ------                                                                                  Granted     Exercise Price   Fair Values
                                                                                          ---------    --------------   -----------
   Options granted with an exercise price equals the market price
   February 29, 2000..................................................................    1,107,000         1.11            1.11
   Options granted with an exercise price less than the market price
   February 29, 2000..................................................................      173,100         2.21            2.47
   February 28, 2001..................................................................    2,397,600         3.78            4.20
   November 30, 2001..................................................................      425,000         4.05            4.54

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

(j)   Warrants Issued with Debt

     In accordance with U.S. GAAP (APB Opinion 14), when the detachable share warrants are issued in conjunction with debt, the portion of the proceeds of the debt issued which is attributable to the detachable share warrants should be accounted for as paid-in capital. The remainder of the proceeds, being the fair value of debt securities without the warrants, are then accounted for as debt. Any resulting discount or premium on the debt securities, calculated as the difference between the fair value attributed to the debt and its face amount, should be amortized over the term of debt (APB 12). The fair value for these warrants was estimated at the date of issuance of the debt using a Black-Scholes pricing model with the following weighted average assumptions:

     Expected life of warrants .....................................   1-2 years
     Risk free interest rate .......................................          4%
     Expected volatility ...........................................      20-63%
     Expected dividend yield .......................................        0.0%


     Accordingly, the balance sheets under Canadian GAAP would have been restated under U.S. GAAP to record a portion of the proceeds of the debt issued as paid-in capital. In addition, the statements of operations under Canadian GAAP would also have been adjusted under U.S. GAAP to amortize the discount on the debt securities.

(k)   Accounting for Derivative Instruments and fledging Activities

     In June 1998, the Financial Accounting Standards Board ("FASB"), issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and for Hedging Activities". SFAS No. 133 establishes accounting and reporting standards requiring that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS No. 133 also requires that changes in the derivatives fair value be recognized currently in earnings unless specific hedge accounting criteria are met and that a company must formally document, designate, and assess the effectiveness of transactions that receive hedge accounting. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000 and cannot be applied retroactively. The Company has evaluated this statement, and has determined that it has not had a material impact on the Company's financial position or results of operations.

     Notwithstanding that the provisions of SFAS 133 did not yet apply to the Company for the year ended February 28, 2001 and cannot be applied retroactively, the Company did, in accordance with Canadian GAAP, and as disclosed in Note 3, mark to market a foreign exchange contract for US$2,000,000 during the year ending February 28, 2000. The Company did not renew the contract.

(l)   Long-Lived Assets

     U.S. GAAP requires that the Company specifically state that it will follow the provisions of SFAS 121, "Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of." Accordingly, under U.S. GAAP the Company would disclose, as part of its significant accounting policies that it assesses the recoverability of its long-lived assets by determining whether the asset balance can be recovered over the remaining depreciation or amortization period through projected undiscounted future cash flows.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

     Canadian GAAP does not require the Company to specifically state this principle, but any impairment in the value of the long-lived assets will be provided for in the year any long-lived asset is considered impaired.

(m)   Income Taxes

     Under U.S. GAAP, the amounts applicable to domestic and foreign income taxes would be disclosed separately as follows:


                                                                                    November 30, 2001          November 30, 2000
                                                                                 -----------------------    -----------------------
                                                                                 Component    Tax Effect    Component    Tax Effect
                                                                                ----------    ----------    ----------   ----------
   Domestic
   Income (loss) before taxes................................................    3,805,554      471,948      1,549,768     526,818
   Foreign
   Income before income taxes................................................      626,049      121,093      1,188,652      59,433
                                                                                ----------     --------     ----------    --------
                                                                                $4,431,603     $593,041     $2,738,420    $586,251
                                                                                ==========     ========     ==========    ========



                                                        February 28, 2001          February 29, 2000           February 28, 1999
                                                     -----------------------    ------------------------    -----------------------
                                                     Component    Tax Effect    Component     Tax Effect    Component    Tax Effect
                                                    ----------    ----------   -----------    ----------    ----------   ----------
   Domestic
   Income (loss) before taxes ...................   $1,627,292    $(295,284)   $(1,448,127)     $26,327     $    7,245    $140,930
   Foreign
   Income before income taxes ...................      736,549      (19,930)     1,313,307          903      1,165,240      24,000
                                                    ----------    ---------    -----------      -------     ----------    --------
                                                    $2,363,841    $(315,214)   $   107,590      $27,230     $1,172,485    $164,930
                                                    ==========    =========    ===========      =======     ==========    ========


     An income tax rate of 2.5% is applicable on the income earned by foreign operations which are mainly taxed in Barbados.

(n)   Shipping and Delivery Expenses

     U.S. GAAP (EITF 00-10) requires a disclosure of the treatment of shipping and delivery expenses. Accordingly the following disclosures would be required in the summary of significant accounting policies:

     The Company includes shipping and delivery expenses in cost of sales.

(o) Information as to Products. Geographic Markets, Significant Estimates and Concentrations

     United States GAAP requires information as to products, significant estimates and concentrations and geographic markets, to be disclosed in the notes to financial statements. This information is usually disclosed with the summary of significant accounting policies. Such information is provided in Notes 2, 3, and 18. There is no substantive difference between the information required by U.S. GAAP and that provided in the notes referred to above and supplemented herein.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

(p)   Segmented Information

     U.S. GAAP (SFAS 131) requires information as to products and geographic markets to be disclosed in the notes to financial statements. There are no material differences between Canadian and U.S. GAAP in relation to segment information disclosure to conform with U.S. GAAP. However U.S. GAAP requires the following additional segment information disclosures:
     Geographical information


                                                         November 30,   November 30,    February 28,    February 29,   February 28,
                                                             2001           2000            2001            2000           1999
                                                         ------------   ------------    ------------    ------------   ------------
   Capital Assets
   Canada............................................     $3,994,084     $2,301,951      $3,561,801       $538,451       $206,330
   United States.....................................      1,390,591        117,213         179,542             --             --
   Cuba..............................................      1,148,547        632,779         831,129        285,994        113,472
                                                          ----------     ----------      ----------       --------       --------
                                                          $6,533,222     $3,051,943      $4,572,472       $824,445       $319,802
                                                          ==========     ==========      ==========       ========       ========


(q)   Comprehensive Income

     U.S. GAAP (SFAS 130) requires information as to comprehensive income and components thereof. The only substantial component of comprehensive income, as defined in SFAS 130, relates to foreign currency translation matters. Accordingly, the information at Note 22(d) provides substantially all the disclosures required by SFAS 130.

(r)   Recent Accounting Pronouncements

     U.S. GAAP (Securities and Exchange Commission Staff Accounting Bulletin
     74) requires that recently enacted pronouncements that may have an impact on financial statements be discussed and the impact, if known, disclosed. Accordingly, under U.S. GAAP, the following disclosures are required:

     (i) In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101, as amended, summarizes certain of the SEC's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company has adopted the provisions of SAB 101 and such adoption did not materially impact the Company's operations or financial position.

     (ii) On June 29, 2001, SFAS No. 141, "Business Combinations" ("SFAS 141"), and SFAS No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"), were issued. SFAS 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. SFAS 141 also specifies the criteria that intangible assets in a business combination must meet to be recognized and reported apart from goodwill.

          SFAS 142 requires that goodwill and intangible assets with indefinite useful lives no longer be amortized, but instead be tested for impairment, at least annually, in accordance with the provisions of SFAS 142. SFAS 142 will also require that intangible assets with definite useful lives be amortized over their respective estimated useful lives to their estimated residual values, and be reviewed for impairment in accordance with SFAS 121, "Accounting for the Impairment of Long-lived Assets to be Disposed Of." The provisions of SFAS 141 are effective immediately, except with regard to business combinations initiated prior to July 1, 2001. SFAS 142 will be

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

          effective as of March 1, 2002 for the Company. Goodwill and other intangible assets acquired in business combinations completed before July 1, 2001 will continue to be amortized through the year ended February 28, 2002 at an annual rate of approximately $1,200,000 prior to the adoption of SFAS 142. The Company is currently evaluating the effect that the adoption of SFAS 141 and SFAS 142 will have on its results of operations and its financial position having determined to the date of these financial statements that, other than the identification and separate recognition of intangible assets separate from goodwill acquired in its business combinations as required under SFAS 141, there would have been no impact of SFAS 141 had its provisions been applied to the previously completed acquisition described in Note 9.

    (iii) As the principles stated in both of these pronouncements are substantially similar to those followed under Canadian Generally Accepted Accounting Principles, when these pronouncements have been reviewed and implemented by the Company, there will continue to be no differences between Canadian and U.S. GAAP in respect of revenue recognition or accounting for business combinations or goodwill and other intangible assets.

     (iv) Long-Lived Assets

          In October 2001, the Financial Accounting Standards Board (FASB) issued Statement No. 144, "Accounting for the Impairment of Long-Lived Assets and for long-lived assets to be disposed of." For fiscal years beginning after December 15, 2001, the statement requires that long-lived assets be measured at the lower of carrying amount on fair value less cost to sell, whether reported in continuing operations or in discontinued operations. At this time, management does not expect that the adoption of FAS 144 to have a material effect on the companyis operations or financial position.

(s)   Difference in Various Accounting Terms Used in Canadian GAAP and
      U.S. GAAP

     In Canadian GAAP some of the accounting terms used differ from U.S. GAAP. The following is a summary:


   Canadian GAAP                                 U.S. GAAP
   -------------                                 ---------
   Capital Assets          Property, plant and equipment
   Goodwill                Excess of cost over fair value of net assets acquired
   Amortization of
    capital assets         Depreciation of tangible capital assets
   Future income taxes     Deferred income tax


(t)   Share Issue Costs

     In accordance with Canadian GAAP, share issue costs are deferred and charged against the share capital raised by the Company.

     In accordance with U.S. GAAP, the share issue costs not associated with a specific offering are considered as a period cost. Accordingly, these costs should be expensed.

(u)   Amortization of Acquisition Goodwill

     In accordance with Canadian GAAP (CICA Handbook Section 1580), the amortization of acquisition goodwill has been presented as a separate line item in the consolidated statement of operations after income taxes.

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

     For U.S. GAAP purposes, amortization of acquisition goodwill is considered to be an operating expense. Accordingly, the amortization of acquisition goodwill should be expensed to arrive at operating income from operations under U.S. GAAP.

(v)   Acquisitions

     Canadian GAAP permits the commencement of consolidation of financial position and results of operations and, in effect, the recording of a purchase business combination as of the effective date of a written agreement, the effect of which provides that control of the acquired enterprise is effectively transferred to the acquirer on that date, subject only to those considerations required to protect the interests of the parties involved. In addition, Canadian GAAP (CICA Handbook 1590) also requires that consolidation commence when one company takes operational control over another company.

     (i)  Max

          The conditions of acquisition of control of Max have been agreed to be effective as of December 1, 2000, and the transfer of control effected at that date. Effective December 1, 2000, the Company and Max commenced extensive operational integration. Therefore, the purchase of Max is recorded as of that date under Canadian GAAP.

          U.S. GAAP (APB 16, paragraph 93 and SFAS 141, paragraph 48), however, specifically requires that an acquisition be recorded and consolidation commence only at the specific date that, based on the relevant contract, assets have been acquired, liabilities assumed or equity interests issued with the legal effect that control has been transferred.

          Therefore, the requirements of U.S. GAAP to commence consolidation of Max's financial position and results of operations were not completed until the finalization of all the terms and conditions described in Note 9 regarding the maximum and minimum price and the agreed effective date of transfer of control. These terms were not formalized in a final contract until September 4, 2001. Therefore, the purchase of MAX is considered, under U.S. GAAP, completed on September 4, 2001, and the related acquisition cost of $1,000,000 has been recorded during the period ended November 30, 2001 under US GAAP.

          Accordingly, the effect of the purchase, except for the recording of transaction costs, as well the financial position and results of operations as of February 28, 2001 and for the year then ended would not be included in the financial statements as at February 28, 2001. Also, the results of operations of Max would not be included in the consolidated statement of operations under U.S. GAAP for the nine months ended November 30, 2001 for activities from March 1, 2001 to September 3, 2001.

          The impact of this at November 30, 2001 and February 28, 2001, and for the Company's nine months and year then ended, is as follows:


                                                               February 28, 2001
                                                               -----------------
      (i) Reduction of total assets:
            Total Max Assets............................           $6,427,216
            Max goodwill, net of transaction costs......            2,452,022
                                                                   ----------
                                                                   $8,879,238
                                                                   ==========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)



                                                               February 28, 2001
                                                               -----------------
      (ii) Reduction of total liabilities
             Max liabilities.............................          $7,175,479
             Acquisition note payable (Note 9)...........             750,000
                                                                   ----------
                                                                   $7,925,479
                                                                   ==========



                                           November 30, 2001   February 28, 2001
                                           -----------------   -----------------
      (iii) Adjustment to net income
              Max loss included in
              consolidated net income ........$    24,108         $    10,541
              Max acquisition goodwill......       73,300              35,700
                                              -----------         -----------
              Increase in income............  $    97,408         $    46,241
                                              ===========         ===========




                                           November 30, 2001   February 28, 2001
                                           -----------------   -----------------
      (iv) Adjustment to share capital:
           Shares issued (Note 13).......      18,737,477          17,498,328
           Shares issued to acquire Max..              --             235,294
                                              -----------         -----------
           Adjusted total................     $18,737,477         $17,263,034
                                              ===========         ===========
           Reduction to weighted average
            number of shares used in
            Earnings per share
            calculations ................         160,000              58,018
                                              -----------         -----------



          Accordingly, the basic and fully diluted number of shares outstanding under U.S. GAAP, for the year ended February 28, 2001 would be 16,543,643 and 18,446,564, respectively and for the period ended November 30, 2001 would be 17,517,903 and 19,874,377 respectively.



                                           November 30, 2001   February 28, 2001
                                           -----------------   -----------------
      (v)  Adjustment to shareholders'
            equity:
           Reduction in share capital
            issued (Note 13) ..........       $1,000,000          $(1,000,000)
           Increase in income ((iii)
            above) ....................           24,108               46,241
                                              ----------          -----------
           Total adjustments ..........       $1,024,108          $  (953,759)
                                              ==========          ===========


          The amounts shown in the statements of cash flows for the year ended February 28, 2001 and the nine month period ended November 30, 2001 under Canadian GAAP would be adjusted [increase (decrease)] to reflect the exclusion of Max as follows:


                                           November 30, 2001   February 28, 2001
                                           -----------------   -----------------
      (vi) Cash flow information
           Cash flows provided by (used
            in) operating activities ....     $   460,786          $2,474,870
                                              -----------          ----------
           Cash flows provided by (used
            in) investing activities ....         363,116             (16,703)
                                              -----------          ----------
           Cash flow provided by (used
           in) financing activities .....     $(1,197,383)         $2,313,899
                                              -----------          ----------


   (ii)  Tri-Vu

          The conditions of acquisition of control of Tri-Vu have been agreed to be effective as of September 1, 2001 the transfer of control effected at that date. Effective September 1, 2001, the Company and

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

          Tri-Vu commenced extensive operational integration. Therefore, the purchase of Tri-Vu is recorded as of that date under Canadian GAAP.

          U.S. GAAP (APB 16, paragraph 93 and SFAS 141. paragraph 48), however, specifically requires that an acquisition be recorded and consolidation commence only at the specific date that, based on the relevant contract, assets have been acquired, liabilities assumed or equity interests issued with the legal effect that control has been transferred.

          The requirements of U.S. GAAP to commence consolidation of Tri-Vu financial position and results of operations will not be completed until the finalization of all the terms and conditions described in
          Note 9 regarding the maximum and minimum price and the agreed effective date of transfer of control. These terms will be finalized as of May 2002 based on the terms of the agreement.

          Therefore, the purchase of Tri-Vu is not considered, under U.S. GAAP, to be completed as of November 30, 2001. Accordingly, the effect of the purchase, except for the recording of transaction costs, as well as the financial position and results of operations as of November 30, 2001 and for period then ended, would not be included in the consolidated financial statements under U.S. GAAP.

          The impact of MAX and Tri-Vu acquisition are at November 30, 2001, and for the Company's nine month period then ended, is as follows:

      (i) Reduction of total assets:
              Tri-Vu Assets .......................................   $1,246,519
                                                                      ==========
      (ii) Reduction of total liabilities
              Tri-Vu liabilities ..................................   $1,410,337
                                                                      ==========
      (iii) Adjustment to net income
              Tri-Vu income included in consolidated income .......   $      853
                                                                      ----------
              Decrease in income ..................................   $      853
                                                                      ==========
      (iv) Adjustment to shareholders' equity:
              Decrease in income (iii) above ......................   $      853
                                                                      ==========

      (v)   Cash flow information:

            The amounts shown in the statements of cash flows under Canadian GAAP would be adjusted [increase (decrease)] to reflect the exclusion of Tri-Vu as follows:

            Cash flows provided by operating activities ...........  $   390,334
                                                                     -----------
            Cash flows provided by investing activities ...........  $   598,488
                                                                     -----------
            Cash flow provided by (used in) financing activities ..  $(1,059,314)
                                                                     ===========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences --
(Continued)

               In addition to matters noted above, the impact, under Canadian GAAP, on major financial statement components to reflect the exclusion of MAX and Tri-Vu are as follows:

         Consolidated Summary Information

         November 30, 2001


                                                                           Canadian GAAP
                                                                            November 30,                                 Adjusted,
                                                                                2001            Max          Tri-Vu         net
                                                                           -------------    -----------    ----------   -----------
         Balance Sheet
         Accounts receivable............................................    $28,387,423     $        --    $  269,389   $28,118,034
         Other current assets...........................................     16,180,255              --       543,313    15,636,942
         Software development costs.....................................        853,472              --       339,955       513,517
         Capital assets.................................................      6,533,222              --        93,862     6,439,360
         Accounts payable...............................................     19,453,828              --       351,023    19,102,805
         Advances from related parties..................................      3,850,390              --     1,059,314     2,791,076
         Statement of operations
         Sales..........................................................     98,531,691      18,920,652       212,719    79,398,320
         Cost of goods sold.............................................     78,099,091      16,152,521       127,769    61,818,801
         Gross profit...................................................     20,432,600       2,768,130        84,950    17,579,520
         Selling, general and administrative expenses...................     13,977,374       3,021,937        85,793    10,869,644
         Amortization of acquisition goodwill...........................    $   874,300     $   144,074    $       --   $   730,226
                                                                            ===========     ===========    ==========   ===========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

         February 28, 2001


                                                                                          Canadian GAAP
                                                                                           February 28,                  Adjusted,
                                                                                               2001           Max           net
                                                                                          -------------    ----------   -----------
         Balance Sheet
         Accounts receivable..........................................................     $ 21,615,125    $4,983,277   $16,631,848
         Other current assets.........................................................        9,310,809       666,874     8,643,935
         Capital assets...............................................................        4,572,472       777,065     3,795,407
         Borrowings under line of credit..............................................        9,272,485     2,810,474     6,462,011
         Accounts payable.............................................................       11,362,715     3,630,205     7,732,510
         Advances from related parties................................................          927,341       717,900       209,441
         Statement of operations
         Sales........................................................................      103,506,513     6,841,375    90,005,130
         Cost of goods sold...........................................................       83,114,778     5,596,426    77,518,352
         Gross profit.................................................................       20,391,735     1,244,949    19,146,786
         Selling, general and administrative expenses.................................       12,163,305       910,104     6,743,193
         Amortization of acquisition goodwill.........................................     $    962,960    $   35,700   $   927,260
                                                                                           ============    ==========   ===========


         (a) Sales information:

         Total sales in the consolidated
          financial statements .......................................................              $ 98,531,691   $103,506,513
         Max sales included therein...................................................               (18,920,652)    (6,841,375)
         Tri-Vu sales included........................................................                  (212,719)            --
                                                                                                    ------------   ------------
         Revised sales                                                                              $ 79,398,320   $ 96,665,138
                                                                                                    ============   ============


         Segmented information

               Under U.S. GAAP, segmented information for the year ended February 28, 2001 (Note 18) would contain the following adjusted information to reflect the exclusion of the sales represented by Max and Tri-Vu

         (a) Sales by geographic area:


                                                     November 30,   February 28,
                                                         2001           2001
                                                     ------------   ------------
         Domestic................................    $45,196,395     $34,006,827
         Cuba....................................     31,723,084      49,286,975
         Israel..................................      2,478,841      13,371,336
                                                     ===========     ===========
          Revised Sales (above) .................    $79,398,320     $96,665,138
                                                     ===========     ===========

                         COMMERCIAL CONSOLIDATORS CORP.

           February 28, 2001, February 29, 2000 and February 28, 1999
                   and November 30, 2001 and 2000 (unaudited)
                        (Expressed in Canadian Dollars)

22. Canadian and United States Accounting Principles Differences -- (Continued)

         (b) Accounts receivable:


                                                     November 30,   February 28,
                                                         2001           2001
                                                     ------------   ------------
         Domestic................................    $15,551,772     $ 3,981,659
         Cuba....................................     11,771,705       9,691,551
         Israel..................................        794,557       2,958,639
                                                     -----------     -----------
                                                     $28,118,034     $16,631,848
                                                     -----------     -----------


         (c) Summary totals of segmented information:

         Sales.....................................    $79,398,320   $96,665,138
                                                       -----------   -----------
         Interest..................................      1,059,295     2,673,327
                                                       -----------   -----------
         Amortization..............................      6,656,736     1,651,481
                                                       -----------   -----------
         Segment profit............................      6,439,360     9,029,024
                                                       -----------   -----------
         Capital assets............................      6,533,222     3,975,407
                                                       -----------   -----------
         Goodwill, net.............................     27,588,093    20,217,048
                                                       -----------   -----------
          Total Segment Assets ....................     82,650,524    55,173,698
                                                       -----------   -----------


         (d) Sales by largest customers

         Customer
         A..............................................        8.8%       14.2%
         B..............................................        6.0%       13.5%
         C..............................................        3.7%        7.5%
         D..............................................       12.9%        6.9%
         E..............................................        3.1%        7.8%


         (e) Capital assets by region (Note 22) (p))

         Canada......................................    $5,279,765   $2,784,375
         United States...............................       485,160      179,542
         Cuba........................................       674,435      831,126
                                                         ----------   ----------
                                                         $6,439,360   $3,795,407
                                                         ==========   ==========

                                AUDITORS' REPORT


To the Directors of
Yam International Communications, Inc.

   We have audited the balance sheet of Yam International Communications, Inc. as at December 31, 1999 and 1998 and the statements of operations, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these financial statements present fairly, in all material respects, the financial position of the corporation as at December 31, 1999 and 1998 and the results of operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.



                                   /s/ "MINTZ & PARTNERS LLP"
                                   --------------------------
                                   Chartered Accountants

Toronto, Ontario
February 14, 2001

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                                 BALANCE SHEET
                          (Expressed in U.S. dollars)



                                                           As at December 31,
                                                         -----------------------
                                                            1999         1998
                                                         ----------   ----------
                        ASSETS
Current
 Accounts receivable ................................    $1,870,529   $1,543,524
 Inventory ..........................................       900,165      562,933
 Prepaid expenses ...................................       125,000       --
                                                         ----------   ----------
                                                          2,895,694    2,106,457
Capital assets (Note 3) .............................        51,359        8,328
                                                         ----------   ----------
                                                         $2,947,053   $2,114,785
                                                         ==========   ==========
                     LIABILITIES
Current
Cheques issued in excess of funds on deposit ........    $  128,932   $  393,324
Accounts payable and accrued liabilities ............     1,224,928    1,139,388
                                                         ----------   ----------
                                                         $1,353,860   $1,532,712
                                                         ==========   ==========
                 SHAREHOLDERS' EQUITY
Capital stock (Note 5) ..............................    $   20,082   $   20,082
Retained earnings ...................................     1,573,111      561,991
                                                         ----------   ----------
                                                          1,593,193      582,073
                                                         ----------   ----------
                                                         $2,947,053   $2,114,785
                                                         ==========   ==========



Approved on behalf of the board:

/s/ Director

/s/ Director



                             See Accompanying Notes

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                         STATEMENT OF RETAINED EARNINGS



                                                            For the Year Ended
                                                               December 31,
                                                           ---------------------
                                                              1999        1998
                                                           ----------   --------
Balance--beginning of year ............................    $  561,991   $ 65,686
 Net income ...........................................     1,622,124    540,413
                                                           ----------   --------
                                                            2,184,115    606,099
 Distributions ........................................       611,004     44,108
                                                           ----------   --------
Balance--end of year ..................................    $1,573,111   $561,991
                                                           ==========   ========





                             See Accompanying Notes

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                            STATEMENT OF OPERATIONS
                          (Expressed in U.S. dollars)



                                                          For the Year Ended
                                                             December 31,
                                                       -------------------------
                                                          1999           1998
                                                       -----------   -----------
Sales .............................................    $23,308,534   $16,179,667
Cost of goods sold ................................     20,807,081    15,254,531
                                                       -----------   -----------
Gross profit ......................................      2,501,453       925,136
Selling, general and administrative expenses ......        879,329       384,723
                                                       -----------   -----------
   Net income (Note 1).............................    $ 1,622,124   $   540,413
                                                       ===========   ===========




                             See Accompanying Notes

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                            STATEMENT OF CASH FLOWS
                          (Expressed in U.S. dollars)



                                                            For the Year Ended
                                                               December 31,
                                                          ----------------------
                                                             1999         1998
                                                          ----------   ---------
Cash flows from operating activities
 Net income ..........................................    $1,622,124   $ 540,413
 Item not affecting cash Amortization ................        26,730          --
                                                          ----------   ---------
                                                           1,648,854     540,413
 Changes in non-cash balances related to operations
  (Note 6)............................................      (703,696)   (816,600)
                                                          ----------   ---------
Cash flows provided by (used in) operating activities        945,158    (276,187)
                                                          ----------   ---------
Cash flows from investing activities
 Purchase of capital assets ..........................       (69,762)     (8,328)
                                                          ----------   ---------
Cash flows used in investing activities ..............       (69,762)     (8,328)
                                                          ----------   ---------
Cash flows from financing activities
 (Repayment of) increase in bank indebtedness ........      (264,392)    328,624
 Distributions to shareholders .......................      (611,004)    (44,109)
                                                          ----------   ---------
Cash flows (used in) provided by financing activities       (875,396)    284,515
                                                          ----------   ---------
Change in cash .......................................            --          --
Cash--beginning of period ............................            --          --
                                                          ----------   ---------
Cash--end of period ..................................    $       --   $      --
                                                          ==========   =========




                             See Accompanying Notes

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                           December 31, 1999 and 1998
                          (Expressed in U.S. dollars)

1. Nature of Organization

   The Company is incorporated in the state of Florida as an "S" corporation and is intended for Federal income tax purposes to be treated as a partnership and its members will be treated as partners. Consequently, no income taxes have been provided for in these financial statements.

2. Significant Accounting Policies

   (a)   Basis of Presentation

          These financial statements are prepared in accordance with Canadian generally accepted accounting principles, the results of which are substantially the same had U.S. generally accepted accounting principles been applied.

   (b)   Use of Estimates

          The preparation of these financial statements in conformity with Canadian generally accepted accounting principles has required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as at December 31, 1999 and the revenues and expenses reported for the year then ended. Actual results will differ from those estimates.

   (c)   Inventories

          Inventories are valued at the lower of costs and net realizable value with cost being determined on a first-in, first-out basis.

   (d)   Capital Assets

          Capital assets are recorded at cost less accumulated amortization. Rates and basis of amortization applied by the Company to write-off the cost of the capital assets over their estimated useful lives are as follows:

               Computer equipment........................................... 5 years straight-line basis
               Furniture and fixtures....................................... 7 years straight-line basis
               Machinery and equipment...................................... 5-7 years straight-line basis
               Transportation equipment..................................... 5 years straight-line basis
               Leasehold improvements....................................... 5-7 Straight-line over the term of the lease



   (e)   Revenue Recognition

          Revenue is recognized when the rights of the ownership of the products are transferred to the purchaser upon the shipment or delivery based on the specific terms.

3. Capital Assets

                                                                                                     Net Carrying
                                                                                                        Amount
                                                                                    Accumulated    ----------------
                                                                          Cost     Amortization     1999      1998
                                                                        -------    ------------    -------   ------
               Computer equipment....................................   $10,000       $ 1,333      $ 8,667   $   --
               Furniture and fixtures................................     6,000           571        5,429       --
               Machinery and equipment...............................    13,837         1,200       12,637       --
               Transportation equipment..............................    21,000         2,800       18,200       --
               Leasehold improvements................................    27,252        20,826        6,426    8,328
                                                                        -------       -------      -------   ------
                                                                        $78,089       $26,730      $51,359   $8,328
                                                                        =======       =======      =======   ======

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                           December 31, 1999 and 1998
                          (Expressed in U.S. dollars)

4. Line of Credit


   The Company has an authorized line of credit of $150,000 that bears interest at prime plus 2.5% to a maximum of 17.75%. The line of credit is secured by a first security lien on all inventory, chattel paper, accounts receivable, equipment and intangibles.

5. Capital Stock

                                                                      1999      1998
                                                                    -------    -------
      Authorized
       Unlimited Common shares issued
       100 Common shares ........................................   $20,082    $20,082
                                                                    =======    =======


6. Statement of Cash Flows

   Changes in non-cash balances related to operations are as follows:

                                                                 1999         1998
                                                              ---------    -----------
      Increase in accounts receivable .....................   $(327,005)   $(1,459,680)
      Increase in inventory ...............................    (337,232)      (452,475)
      (Decrease) increase in accounts payable and accrued
       liabilities ........................................     (39,459)     1,095,555
                                                              ---------    -----------
                                                              $(703,696)   $  (816,600)
                                                              =========    ===========
      Interest received ...................................   $  14,366    $     4,980
                                                              =========    ===========
      Interest paid .......................................   $      --    $        --
                                                              =========    ===========


   As discussed in Note 1, the shareholders are personally subject to income tax on their share of the Company's earnings. As such, the Company pays no corporate income tax.

7. Subsequent Events

 Operating Lease

   On June 1, 2000, the Company entered into a rental agreement for its premises expiring on May 31, 2003. The minimum lease payments over the next four years are as follows:

    2000 .........................................................    $ 36,168
    2001 .........................................................      60,535
    2002 .........................................................      62,957
    2003 .........................................................      65,475
                                                                      --------
                                                                      $225,135
                                                                      ========

                                AUDITORS' REPORT


To the Shareholders of
Yam International Communications, Inc.

   We have audited the balance sheet of Yam International Communications, Inc. as at March 31, 2000 and the statements of operations and retained earnings and cash flows for the three months then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these financial statements present fairly, in all material respects, the financial position of the corporation as at March 31, 2000 and the results of operations and its cash flows for the three months then ended in accordance with Canadian generally accepted accounting principles.


                                 /s/ "MINTZ & PARTNERS LLP"
                                 ---------------------------------------------
                                 Chartered Accountants

Toronto, Ontario
June 15, 2000

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                                 BALANCE SHEET
                          (Expressed in U.S. Dollars)



                                                            As at March 31,
                                                        ------------------------
                                                           2000          1999
                                                        ----------   -----------
                                                                     (Unaudited)
                       ASSETS
Current
 Cash ..............................................    $  637,413    $       --
 Accounts receivable ...............................     2,365,570     2,067,479
 Inventory .........................................       751,359       484,015
 Supplier prepayments ..............................       174,600            --
 Sundry receivable .................................            --            --
                                                        ----------    ----------
                                                         3,928,942     2,551,494
Capital Assets (Note 3) ............................        47,324        28,108
                                                        ----------    ----------
                                                        $3,976,266    $2,579,602
                                                        ==========    ==========
                     LIABILITIES
Current
 Cheques issued in excess of funds on deposit ......    $       --    $   29,954
 Accounts payable and accrued liabilities ..........     1,753,618     1,794,102
 Customer deposits .................................       163,199            --
                                                        ----------    ----------
                                                         1,916,817     1,824,056
                                                        ----------    ----------
                SHAREHOLDERS' EQUITY
Capital Stock (Note 5) .............................        20,082        20,082
Retained Earnings ..................................     2,039,367       735,464
                                                        ----------    ----------
                                                         2,059,449       755,546
                                                        ----------    ----------
                                                        $3,976,266    $2,579,602
                                                        ==========    ==========


Approved on behalf of the board:


/s/ Director


/s/ Director



                             See Accompanying Notes

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                 STATEMENT OF OPERATIONS AND RETAINED EARNINGS
                          (Expressed in U.S. Dollars)



                                                          For the Three Months
                                                                 Ended
                                                               March 31,
                                                        ------------------------
                                                           2000          1999
                                                        ----------   -----------
                                                                     (Unaudited)
Sales ..............................................    $6,882,655    $6,563,852
Cost of goods sold .................................     6,185,646     6,262,393
                                                        ----------    ----------
Gross profit .......................................       697,009       301,459
Selling, general and administrative expenses .......       230,753       127,986
                                                        ----------    ----------
Net income (Note 1) ................................       466,256       173,473
Retained earnings--Beginning of period .............     1,573,111       561,991
                                                        ----------    ----------
Retained earnings--End of period ...................    $2,039,367    $  735,464
                                                        ==========    ==========




                             See Accompanying Notes

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                            STATEMENT OF CASH FLOWS
                          (Expressed in U.S. Dollars)



                                                                                    For the Three Months
                                                                                            Ended
                                                                                          March 31,
                                                                                   -----------------------
                                                                                     2000          1999
                                                                                   ---------   -----------
                                                                                               (Unaudited)
Cash flows from operating activities
 Net income ....................................................................    $ 466,256    $ 173,473
 Item not affecting cash amortization ..........................................        9,035         --
                                                                                    ---------    ---------
                                                                                      475,291      173,473
 Changes in non-cash balances related to operations (Note 6) ...................      296,054      209,677
                                                                                    ---------    ---------
 Cash flows from operating activities ..........................................      771,345       83,150
                                                                                    ---------    ---------
Cash flows from investing activities
 Purchase of capital assets ....................................................       (5,000)     (19,780)
                                                                                    ---------    ---------
 Cash flows used in investing activities .......................................       (5,000)     (19,780)
                                                                                    ---------    ---------
Cash flows from financing activities
 Repayment of bank indebtedness ................................................     (128,932)    (363,370)
                                                                                    ---------    ---------
Cash flows used in financing activities ........................................     (128,932)    (363,370)
                                                                                    ---------    ---------
Increase in cash ...............................................................      637,413         --
Cash--Beginning of period ......................................................         --           --
                                                                                    ---------    ---------
Cash--End of period ............................................................    $ 637,413    $    --
                                                                                    =========    =========




                             See Accompanying Notes

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                         NOTES TO FINANCIAL STATEMENTS
                 March 31, 2000 and March 31, 1999 (Unaudited)
                          (Expressed in U.S. dollars)

1. Nature of Organization

   As of March 31, 2000, the Company was incorporated in the state of Florida as an "S" corporation and is intended for Federal income tax purposes to be treated as a partnership and its members will be treated as partners. Consequently, no income taxes have been provided for in these financial statements.

2. Significant Accounting Policies

     (b)  Basis of Presentation

          These financial statements are prepared in accordance with Canadian generally accepted accounting principles, the results of which are substantially the same had U.S. generally accepted accounting principles been applied.

     (c)  Use of Estimates

          The preparation of these financial statements in conformity with Canadian generally accepted accounting principles has required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as at March 31, 2000 and the revenues and expenses reported for the three months then ended. Actual results will differ from those estimates.

     (d)  Inventories

          Inventories are valued at the lower of costs and net realizable value with cost being determined on a first-in, first-out basis.

     (e)  Capital Assets

          Capital assets are recorded at cost less accumulated amortization. Rates and basis of amortization applied by the Company to write-off the cost of the capital assets over their estimated useful lives are as follows:

               Computer equipment................................. 5 years straight-line basis
               Furniture and fixtures............................. 7 years straight-line basis
               Machinery and equipment............................ 5-7 years straight-line basis
               Transportation equipment........................... 5 years straight-line basis
               Leasehold improvements............................. straight-line over the term of the lease

     (f)  Revenue Recognition

          Revenue is recognized when the rights of the ownership of the products are transferred to the purchaser upon the shipment or delivery based on the specific terms.

3. Capital Assets

                                                                                                        Accumulated    Net Carrying
      March 31, 2000                                                                           Cost     Amortization      Amount
                                                                                             -------    ------------   ------------
      Computer equipment.................................................................    $10,000      $ 1,833         $ 8,167
      Furniture and fixtures.............................................................     11,000          964          10,036
      Machinery and equipment............................................................     13,837        1,866          11,971
      Transportation equipment...........................................................     21,000        3,850          17,150
      Leasehold improvements.............................................................     27,252       27,252              --
                                                                                             -------      -------         -------
                                                                                             $83,089      $35,765         $47,324
                                                                                             =======      =======         =======

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                 March 31, 2000 and March 31, 1999 (Unaudited)
                          (Expressed in U.S. dollars)

3. Capital Assets -- (Continued)


                                                                                                        Accumulated    Net Carrying
      March 31, 1999                                                                           Cost     Amortization      Amount
                                                                                             -------    ------------   ------------
      Leasehold improvements.............................................................    $28,108        $--           $28,108
                                                                                             -------        ---           -------
                                                                                             $28,108        $--           $28,108
                                                                                             =======        ===           =======


4. Line of Credit

   The Company has an authorized line of credit of $150,000 that bears interest at prime plus 2.5% to a maximum of 17.75%. The line of credit is secured by a first security lien on all inventory, chattel paper, accounts receivable, equipment and intangibles. As at March 31, 2000, there was no balance owing.

5. Capital Stock

                                                                      2000      1999
                                                                    -------    -------
      Authorized ................................................
       Unlimited Common shares ..................................
      Issued ....................................................
       100 Common shares ........................................   $20,082    $20,082
                                                                    =======    =======


6. Statement of Cash Flows

   Changes in non-cash balances related to operations are as follows:

                                                                  2000         1999
                                                               ----------    ---------
      Increase in accounts receivable ......................   $ (495,04l)   $(523,955)
      Decrease in inventory ................................      148,806       78,918
      Increase in supplier prepayments .....................      (49,600)          --
      Increase in accounts payable and accrued liabilities .      528,690      654,714
      Increase in customer deposits ........................      163,199           --
                                                               ----------    ---------
                                                               $  296,054    $ 209,677
                                                               ==========    =========
      Interest received ....................................   $   14,284    $   4,256
                                                               ==========    =========
      Interest paid ........................................   $       --    $      --
                                                               ==========    =========


   As discussed in Note 1, the shareholders are personally subject to income tax on their share of the Company's earnings. As such, the Company pays no corporate income tax.

7. Comparative Figures

   The financial statements as at March 31, 1999 and for the three months then ended have not been audited or reviewed and have been reclassified to conform with the current period's presentation.

                     YAM INTERNATIONAL COMMUNICATIONS, INC.

                 March 31, 2000 and March 31, 1999 (Unaudited)
                          (Expressed in U.S. dollars)

8. Subsequent Events


   (i)  Operating Lease

   On June 1, 2000, the Company entered into a rental agreement for its premises expiring on May 31, 2003. The minimum lease payments over the next three years are as follows:

        2001 ................................................................   $ 59,349
        2002 ................................................................     61,722
        2003 ................................................................     64,191
                                                                                --------
                                                                                $185,262
                                                                                ========


   (ii) Capital lease

   On May 31, 2000, the Company entered into a capital lease agreement for software. The monthly lease payments are $782 including principal and interest. The lease expires on May 31, 2004. The minimum lease payments over the next four years are as follows:

        2001 .................................................................   $ 7,822
        2002 .................................................................     9,387
        2003 .................................................................     9,387
        2004 .................................................................     1,564
                                                                                 -------
                                                                                 $28,160
                                                                                 =======


9. Major Customer

   Sales to the Company's major customer in Israel, accounts for approximately 27% of total sales for the period ended March 31, 2000 (15% for the period ending March 31, 1999).

                                AUDITORS' REPORT


To the Shareholders of
"LA SOCIETE DESIG INC."

   We have audited the balance sheet of "LA SOCIETE DESIG INC." as at April 30, 2000 and the statements of earnings, retained earnings and cash flows for the six month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with Canadian and U.S. generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at April 30, 2000 and the results of its operations and its cash flows for the six month period then ended in accordance with Canadian generally accepted accounting principles.



                                 /s/ "POIRIER & ASSOCIES"
                                 ---------------------------------------------
                                 Chartered Accountants

Vaudreuil-Dorion,
May 17, 2000

                                AUDITORS' REPORT


To the Shareholders of
"LA SOCIETE DESIG INC."

   We have audited the consolidated balance sheet of "LA SOCIETE DESIG INC." as at October 31, 1999 and 1998 and the consolidated statements of earnings, retained earnings and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at October 31, 1999 and 1998 and the results of its operations and its cash flows for the year then ended in accordance with Canadian generally accepted accounting principles.



                                 /s/ "POIRIER & ASSOCIES"
                                 ---------------------------------------------
                                 Chartered Accountants

Vaudreuil-Dorion,
March 13, 2000

                             LA SOCIETE DESIG INC.

                      CONSOLIDATED STATEMENT OF OPERATIONS
                        (Expressed in Canadian Dollars)



                                                                                                            For the Periods Ended
                                                                                                          -------------------------
                                                                                             April 30,    October 31,   October 31,
                                                                                               2000          1999           1998
                                                                                            ----------    -----------   -----------
                                                                                            (6 months)    (12 months)   (12 months)
Revenue
 License sales..........................................................................     $370,463     $  783,721     $  448,818
 Installation, training and conversion services.........................................      186,321        303,477        200,940
 After-sales maintenance and support services...........................................      375,250        864,402        620,676
                                                                                            ----------    -----------   -----------
                                                                                              932,034      1,951,600      1,270,434
Direct costs............................................................................      180,836        448,060        280,811
                                                                                            ----------    -----------   -----------
Earnings after direct costs.............................................................      751,198      1,503,540        989,623
                                                                                            ----------    -----------   -----------
Operating expenses:
 Selling expenses.......................................................................      209,534        448,092        410,887
 Administrative expenses................................................................      163,556        228,499        196,311
 Financial expenses.....................................................................        3,312          4,349          7,676
 Research and development costs.........................................................      102,333        191,078        216,576
                                                                                            ----------    -----------   -----------
                                                                                              478,735        872,018        831,450
                                                                                             --------     ----------     ----------
Other income............................................................................           --         (2,000)       (11,677)
                                                                                            ----------    -----------   -----------
                                                                                              478,735        870,018        819,773
                                                                                             --------     ----------     ----------
Earnings before income taxes............................................................      272,463        633,522        169,850
                                                                                            ----------    -----------   -----------
Income taxes:
 Current................................................................................      114,908         54,802         21,233
 Deferred...............................................................................      (52,579)        65,125             --
                                                                                            ----------    -----------   -----------
                                                                                               62,329        119,927         21,233
                                                                                            ----------    -----------   -----------
Net earnings............................................................................     $210,134     $  513,595     $  148,617
                                                                                             ========     ==========     ==========




    The accompanying notes are an integral part of the financial statements.

                             LA SOCIETE DESIG INC.

                  CONSOLIDATED STATEMENT OF RETAINED EARNINGS
                        (Expressed in Canadian Dollars)



                                                                                                     For the Periods Ended
                                                                                            ---------------------------------------
                                                                                             April 30,    October 31,   October 31,
                                                                                               2000          1999           1998
                                                                                            ----------    -----------   -----------
                                                                                            (6 months)    (12 months)   (12 months)
Balance--beginning of period............................................................     $691,622      $178,027       $ 29,410
 Net earnings...........................................................................      210,134       513,595        148,617
                                                                                            ----------    -----------   -----------
Balance--end of period..................................................................     $901,756      $691,622       $178,027
                                                                                             ========      ========       ========




    The accompanying notes are an integral part of the financial statements.

                             LA SOCIETE DESIG INC.

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                        (Expressed in Canadian Dollars)



                                                                                                     For the Periods Ended
                                                                                            ---------------------------------------
                                                                                             April 30,    October 31,   October 31,
                                                                                               2000          1999           1998
                                                                                            ----------    -----------   -----------
                                                                                            (6 months)    (12 months)   (12 months)
Operating activities:
 Net earnings...........................................................................     $ 210,134     $ 513,595      $148,617
 Adjustments:
   --Depreciation.......................................................................        19,126        37,554        24,328
   --Future income taxes................................................................       (52,579)       65,125            --
   --Start-up Costs.....................................................................      (179,020)      (26,868)           --
                                                                                            ----------    -----------   -----------
                                                                                                (2,339)      589,406       172,945
 Changes in non-cash balances related to operations
   (Note 10)............................................................................      (355,759)     (161,758)      (42,608)
                                                                                            ----------    -----------   -----------
 Cash flows from operating activities...................................................      (358,098)      427,648       130,337
                                                                                            ----------    -----------   -----------
Investment activities:
 Investment tax credits.................................................................            --        13,387        12,700
 Purchase of fixed assets...............................................................       (19,766)      (73,571)      (63,132)
 Proceeds of sale of fixed assets.......................................................         1,089            --            --
                                                                                            ----------    -----------   -----------
 Cash flows from investment activities..................................................       (18,677)      (60,184)      (50,432)
                                                                                            ----------    -----------   -----------
Financing activities:
 Bank indebtedness......................................................................            --      (246,398)      (69,720)
 Repayment of obligation under capital lease............................................        (1,186)       (2,786)           --
 Repayment of advances from affiliated Company..........................................            --       (88,068)      (14,933)
 Advances from directors................................................................       227,000       127,700         8,800
 Repayment of long-term debt............................................................            --            --        (4,052)
                                                                                            ----------    -----------   -----------
 Cash flows from financing activities...................................................       225,814      (209,551)      (79,905)
                                                                                            ----------    -----------   -----------
Net increase in cash and cash equivalents...............................................      (150,961)      157,912            --
Cash and cash equivalents, beginning of period..........................................       157,912            --            --
                                                                                            ----------    -----------   -----------
Cash and cash equivalents, end of period................................................     $   6,951     $ 157,912      $     --
                                                                                             =========     =========      ========



    The accompanying notes are an integral part of the financial statements.

                             LA SOCIETE DESIG INC.

                           CONSOLIDATED BALANCE SHEET
                        (Expressed in Canadian Dollars)



                                                                                                             As At
                                                                                            ---------------------------------------
                                                                                             April 30,    October 31,   October 31,
                                                                                               2000          1999           1998
                                                                                            ----------    -----------   -----------
                                                                                            (6 months)    (12 months)   (12 months)
                                         ASSETS
Current assets:
 Cash...................................................................................    $    6,951    $  157,912     $       --
 Accounts receivable (Note 3)...........................................................       697,084       480,592        338,449
 Income taxes (Note 12).................................................................       992,872       826,570        638,491
 Installation contracts in process......................................................            --       180,360             --
 Prepaid expenses.......................................................................        16,829         6,762          5,528
                                                                                            ----------    -----------   -----------
                                                                                             1,713,736     1,652,196        982,468
Start-up costs..........................................................................       205,888        26,868             --
Capital assets (Note 4).................................................................       114,738       112,562         86,181
Assets under capital lease (Note 5).....................................................        23,625        26,250             --
                                                                                            ----------    -----------   -----------
                                                                                            $2,057,987    $1,817,876     $1,068,649
                                                                                            ==========    ==========     ==========
                                       LIABILITIES
Current liabilities:
 Bank overdraft.........................................................................    $       --    $       --     $  246,398
 Payables and accrued liabilities.......................................................       299,681       322,476        230,256
 Customer deposits......................................................................            --       149,832         13,163
 Deferred income........................................................................       312,636       283,267        162,098
 Future income taxes....................................................................        12,546        65,125             --
 Current portion of obligation under capital lease......................................         4,171         3,207             --
                                                                                            ----------    -----------   -----------
                                                                                               629,034       823,907        651,915
Obligation under capital lease (Note 6).................................................        21,857        24,007             --
Advances from affiliated company (Note 8)...............................................            --            --         88,067
Advances from directors (Note 8)........................................................       454,000       227,000         99,300
                                                                                            ----------    -----------   -----------
                                                                                             1,104,891     1,074,914        839,282
                                                                                            ----------    -----------   -----------
                                  SHAREHOLDERS' EQUITY
Capital stock: (Note 7)
 Issued and fully paid:
   334 Class "A" common shares..........................................................         3,340         3,340          3,340
   4,800 Class "C" preferred shares.....................................................        48,000        48,000         48,000
                                                                                            ----------    -----------   -----------
                                                                                                51,340        51,340         51,340
Retained earnings.......................................................................       901,756       691,622        178,027
                                                                                            ----------    -----------   -----------
                                                                                               953,096       742,962        229,367
                                                                                            ----------    -----------   -----------
                                                                                            $2,057,987    $1,817,876     $1,068,649
                                                                                            ==========    ==========     ==========




    The accompanying notes are an integral part of the financial statements.

                             LA SOCIETE DESIG INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  For the Six Months Ended April 30, 2000 and the Years Ended October 31, 1999
                                    and 1998
                        (Expressed in Canadian Dollars)

1. Governing Statutes and Nature of Operations

   The Company, incorporated under Part lA of the Companies Act (Quebec), develops and sells computer software used for management.

2. Accounting Policies

     (a)  Basis of Presentation

          The financial statements present, on a consolidated basis, the accounts of La Societe Desig Inc. and its wholly-owned subsidiary, Central Point Technologies Inc. ("the Company"). All intercompany transactions have been eliminated.

     (b)  Revenue Recognition

          License fees are recognized when all significant obligations have been completed, the products and services to be provided are contained in a contractual agreement, delivery of the software has occurred, fees are fixed and determinable and collectibility is reasonably assured.

          For contracts in which values in respect of software are not separable from values in respect of installation and other services, revenues are recognized over the term of the provision of the installation and related services.

          After-sales maintenance and support services are recognized ratably over the term of the contract.

          Revenue from installation and other services, including customization, implementation and conversion, is recorded on the percentage-of-completion basis.

     (c)  Depreciation and Amortization

          Fixed assets are recorded at cost. Depreciation of fixed assets is provided using the diminishing balance method of the following rates:

        Office equipment .........................................................   20%
        Internal use computer software and
          computer equipment......................................................   30%
        Telephone system .........................................................   20%


          Leasehold improvements are amortized on a straight-line basis over 5 years.

     (d)  Foreign Currency Translation

          The results of foreign operations which are financially and operationally integrated with the Company are translated using the temperal method as described in the Handbook of the Canadian Institute of Chartered Accountants. Under this method, monetary assets and liabilities denominated in foreign currencies have been translated into Canadian dollars at the rate of exchange prevailing at year-end. Other assets and liabilities have been translated at the historical exchange rate. Any foreign currency denominated long-term debt would have been translated at the year-end rate with any resulting gain or loss thereon amortized over the remaining term of the debt. Revenue and expense items are translated at the average rate of exchange for the year.

          Amortization is translated at the rates prevailing when the related assets were acquired. Unrealized gains and losses on long-term monetary items with an ascertainable life are deferred and amortized over the life of the asset or liability.

                             LA SOCIETE DESIG INC.

  For the Six Months Ended April 30, 2000 and the Years Ended October 31, 1999
                                    and 1998
                        (Expressed in Canadian Dollars)

2. Accounting Policies -- (Continued)

     (e)  Software Development Costs

          Applications and systems software development costs are capitalized once technical feasibility has been established for the technology or application and the Company has identified a market and intends to market it. Any capitalized costs will be amortized over the lessor of the expected life of the related technology or application and three years. Expenditures for which there are no apparent future benefits that are considered technology or applications research, or which do not represent enhancements or improvements of core functionality or for which technical feasibility or useful life cannot be established with certainty are written off to income in the year incurred.

     (f)  Investment Tax Credits

          Investment tax credits are recorded, at the time cash is received, as a reduction of the expense or deferred software development costs to which the tax credit applies.

     (g)  Start-up Costs

          In accordance with Abstract 27 of the Emerging Issues Committee of the Canadian Institute of Charted Accountants ("EIC-27"), expenditures incurred for the Company's new sales and other business activities in the United States has been capitalized and will be charged to income when commercial operations commence. At that time, these costs will be amortized and charged to income on a straight-line basis over three years.

     (h)  Income Taxes

          The Company follows the asset and liability approach to accounting and reporting for income taxes.

          The income tax provision differs from that calculated by applying the statutory rates to the changes in current or future income tax assets or liabilities during the year.

          Current income taxes payable differ from the total tax provisions as a result of changes in taxable and deductible temporary differences between the tax basis of assets and liabilities and their carrying amounts in the balance sheet.

3. Accounts Receivable

                                                                          April 30, 2000   October 31, 1999    October 31, 1998
                                                                          --------------   ----------------    ----------------
    Trade accounts....................................................       $689,946          $480,592            $339,599
    Reserve for bad debts.............................................             --                --              (1,150)
    Others............................................................          7,138                --                  --
                                                                             --------          --------            --------
                                                                             $697,084          $480,592            $338,449
                                                                             ========          ========            ========

4. Capital Assets

                                                                                                        Accumulated    Net Book
                                                                                              Cost     Depreciation     Value
    April 30, 2000                                                                            ----     ------------     -----
    Office equipment....................................................................    $ 68,727     $ 26,974      $ 41,753
    Computer equipment..................................................................     253,517      198,737        54,780
    Leasehold improvements..............................................................      25,553        7,348        18,205
                                                                                            --------     --------      --------
                                                                                            $347,797     $233,059      $114,738
                                                                                            ========     ========      ========

                             LA SOCIETE DESIG INC.

  For the Six Months Ended April 30, 2000 and the Years Ended October 31, 1999
                                    and 1998
                        (Expressed in Canadian Dollars)

4. Capital Assets -- (Continued)

                                                                                                        Accumulated    Net Book
                                                                                              Cost     Depreciation     Value
    October 31, 1999                                                                          ----     ------------     -----
    Office equipment....................................................................    $ 50,049     $ 22,695      $ 27,354
    Computer equipment..................................................................     253,517      189,070        64,447
    Leasehold improvements..............................................................      25,553        4,792        20,761
                                                                                            --------     --------      --------
                                                                                            $329,119     $216,557      $112,562
                                                                                            ========     ========      ========

                                                                                                        Accumulated    Net Book
                                                                                              Cost     Depreciation     Value
    October 31, 1998                                                                          ----     ------------     -----
    Office equipment....................................................................    $ 30,634     $ 18,336      $12,298
    Computer equipment..................................................................     224,831      163,520       61,311
    Leasehold improvements..............................................................      13,470          898       12,572
                                                                                            --------     --------      -------
                                                                                            $268,935     $182,754      $86,181
                                                                                            ========     ========      =======

     Depreciation and amortization expense for the periods amounted to $16,501 (April 30, 2000), $37,147 (October 31, 1999) and $24,328 (October 31,
     1998). During the period, investment tax credits amounting to nil (April 30, 2001), $13,387 (October 31, 1999) and $12,700 (October 31, 1998) were accounted for in reduction of computer equipment.


5. Asset Under Capital Lease

                                                                                                        Accumulated    Net Book
                                                                                              Cost     Depreciation     Value
    April 30, 2000                                                                            ----     ------------     -----
    Telephone system.....................................................................    $30,000      $6,375       $23,625
                                                                                             =======      ======       =======

                                                                                                        Accumulated    Net Book
                                                                                              Cost     Depreciation     Value
    October 31, 1999                                                                          ----     ------------     -----
    Telephone system.....................................................................    $30,000      $3,750       $26,250
                                                                                             =======      ======       =======


6. Obligation Under Capital Lease

                                                                            April 30, 2000   October 31, 1999    October 31, 1998
                                                                            --------------   ----------------    ----------------
    Obligation related to leased telephone system, payable in monthly installments of $598, principal and interest, secured by telephone
      system described in Note 5 maturing in September 2004.............       $26,028            $27,214              $--
    Less: Installments due within one year..............................         4,171              3,207              $--
                                                                               -------            -------              ---
                                                                               $21,857            $24,007              $--
                                                                               =======            =======              ===

   Interest expense relating to obligation under capital lease amounted to $2,406 (April 30, 2000), $1,400 (October 31, 1999) and nil (October 31, 1998).

                             LA SOCIETE DESIG INC.

  For the Six Months Ended April 30, 2000 and the Years Ended October 31, 1999
                                    and 1998
                        (Expressed in Canadian Dollars)

6. Obligation Under Capital Lease -- (Continued)

   The installments on obligation under capital lease for the next five years are as follows:

        2001 ..................................................................   $4,171
        2002 ..................................................................   $4,721
        2003 ..................................................................   $5,342
        2004 ..................................................................   $6,046
        2005 ..................................................................   $5,748


7. Capital Stock

   Authorized:

      o Unlimited number of Class "A" common shares, voting, participating, without nominal value.

      o Unlimited number of Class "B" common shares, voting, participating, without nominal value.

      o Unlimited number of Class "C" preferred shares, non-voting, non-participating, non-cumulative dividend at the discretion of the directors, redeemable at the paid-up amount, without nominal value.

      o Unlimited number of Class "D" preferred shares, non-voting, non-participating, non-cumulative dividend at the discretion of the directors, redeemable at the paid-up amount, without nominal value.

      o Unlimited number of Class "E" preferred shares, non-voting, non-participating, non-cumulative dividend at the discretion of the directors, redeemable at the paid-up amount, without nominal value.

      o Unlimited number of Class "F" preferred shares, non-cumulative dividend at the prime rate of the Bank of Canada, prior to the Class "A", "B", "C", "D" and "E" shares, redeemable at the paid-up amount, without nominal value.

      o Unlimited number of Class "G" preferred shares, non-cumulative dividend at the prime rate of the Bank of Canada, prior to the Class "A", "B", "C", "D" and "E" shares, redeemable at the paid-up amount, without nominal value.

      o Unlimited number of Class "H" preferred shares, non-cumulative dividend at the prime rate of the Bank of Canada, prior to the Class "A", "B", "C", "D" and "E" shares, redeemable at the paid-up amount, without nominal value.

8. Related Party Transactions

     (i)  Rent

          During the period, the Company paid rent in the amount of $22,800 (April 30, 2000), $39,000 (October 31, 1999) and $12,000 (October
          31, 1998) to a related Company. This transaction was done at the exchange value, which is the value established and accepted by the related parties.

     (ii) Loans and Advances

          All loans from affiliates or directors bear no interest and have no specific terms of repayment. The lenders have agreed not to demand payment of their loans until after July 1, 2002.

                             LA SOCIETE DESIG INC.

  For the Six Months Ended April 30, 2000 and the Years Ended October 31, 1999
                                    and 1998
                        (Expressed in Canadian Dollars)

9. Commitment

   The Company has entered into a long-term lease agreement expiring in September 2004 which calls for lease payments amounting to $228,000 for office space.

   Minimum lease payments for the next five years are approximately as follows:

      2001.................................................................    $45,600
      2002.................................................................    $45,600
      2003.................................................................    $45,600
      2004.................................................................    $45,600
      2005.................................................................    $19,000


10. Cash Flows

   Changes in non-cash balances related to operations:

                                                                        April 30, 2000    October 31, 1999   October 31, 1998
                                                                        --------------    ----------------   ----------------
      Accounts receivable ...........................................      $(216,492)        $(142,143)          $(89,184)
      Income taxes ..................................................       (166,302)         (188,079)           (44,668)
      Installation contracts in process .............................        180,360          (180,360)                --
      Prepaid expenses ..............................................        (10,067)           (1,234)            (4,432)
      Deferred investment tax credits ...............................             --                --              8,375
      Payables and accrued liabilities ..............................        (22,795)           92,220             44,973
      Customer deposits .............................................       (149,832)          136,669             13,163
      Deferred income ...............................................         29,369           121,169             29,165
                                                                           ---------         ---------           --------
                                                                           $(355,759)        $(161,758)          $(42,608)
                                                                           =========         =========           ========
      Supplemental Information:
      Income taxes received .........................................      $      --         $ 301,331           $317,287
                                                                           =========         =========           ========


11. Tax Benefit

   The Company has accumulated research and development expenses for income tax purposes which may be used to reduce future years' taxable income. This tax benefit was not accounted for in the books and can be carried forward indefinitely.


                                                                      Provincial
                                                                      ----------
     Unused Research and Development Expenses .....................    $546,977
                                                                       ========


12. Research and Development/Income Taxes Recoverable

   During the year, the Company claimed investment tax credits for research and development in the amount of $281,212 (April 30, 2000), $530,825 (October 31,
1999) and $370,588 (October 31, 1998) for current expenses and in the amount of nil (April 31, 2000), $13,387 (October 31, 1999), and $12,700 (October 31,
1998) for capital expenditures. These investment tax credits were accounted for in reduction of current expenses and reduced the cost of capital expenditures.

                             LA SOCIETE DESIG INC.

  For the Six Months Ended April 30, 2000 and the Years Ended October 31, 1999
                                    and 1998
                        (Expressed in Canadian Dollars)

12. Research and Development/Income Taxes Recoverable -- (Continued)

   Income taxes recoverable are comprised as follows:

                                                                        April 30, 2000    October 31, 1999   October 31, 1998
                                                                        --------------    ----------------   ----------------
      Opening balance ...............................................      $ 826,570         $ 638,491           $ 593,823
      Investment tax credits for current expenses ...................        281,212           530,825             370,588
      Investment tax credits for capital expenditures ...............             --            13,387              12,700
      Current income taxes ..........................................       (114,910)          (54,802)            (21,333)
      Income taxes received .........................................             --          (301,331)           (317,287)
                                                                           ---------         ---------           ---------
                                                                           $ 992,872         $ 826,570           $ 638,491
                                                                           =========         =========           =========


13. Income Taxes

   The disparity between earnings before income taxes and the provision for income taxes is due to provincial tax credits for research and development which are not taxable in Quebec and from life insurance expense which is not deductible.

14. Comparative Figures

   Comparative figures have been reclassified in order to be consistent with the current periods presentation.

15. Canadian and United States Accounting Principles Differences

   The consolidated financial statements of the Company have been prepared in accordance with Canadian generally accepted accounting principles ("Canadian GAAP"). In certain respects, Canadian GAAP differs from United States generally accepted accounting principles ("U.S. GAAP"). The effects on the Company's financial statements resulting from these differences are summarized as follows:

                                                                          April 30, 2000   October 31, 1999    October 31, 1998
    Balance Sheet                                                         --------------   ----------------    ----------------
    Total Assets Under Canadian GAAP..................................      $2,057,987        $1,817,876          $1,068,649
    Adjustments in respect of:
      - Write-off of start up costs (Note 15(a))......................        (205,888)          (26,868)                 --
                                                                            ----------        ----------          ----------
       Total assets, under U.S. GAAP..................................      $1,852,099        $1,791,008          $1,068,649
                                                                            ==========        ==========          ==========
    Shareholders' Equity Under Canadian GAAP..........................      $  953,096        $  742,962          $  229,367
    Adjustments in respect of:
      - Write-off of start-up costs (Note 15(a))......................        (205,888)          (26,868)                 --
                                                                            ----------        ----------          ----------
       Shareholders' Equity, under U.S. GAAP..........................      $  747,208        $  716,094          $  229,367
                                                                            ==========        ==========          ==========
    Consolidated Statements of Operations
    Net income under Canadian GAAP....................................      $  210,134        $  513,595          $  148,617
    Adjustments in respect of:
      - Write-off of start-up costs (Note 15(a))......................        (179,020)          (26,868)                 --
                                                                            ----------        ----------          ----------
       Net income, under U.S. GAAP....................................      $   31,114        $  486,727          $  148,617
                                                                            ==========        ==========          ==========

                             LA SOCIETE DESIG INC.

  For the Six Months Ended April 30, 2000 and the Years Ended October 31, 1999
                                    and 1998
                        (Expressed in Canadian Dollars)

15. Canadian and United States Accounting Principles Differences --
(Continued)

     (a)  Start up Costs

          In accordance with Canadian GAAP (EIC-27), costs incurred for the Company's new business venture has capitalized and will be charged to income when commercial operations commence.

          Under U.S. GAAP, start up costs (SOP 98-5) should be expensed when incurred.

          Accordingly, the previously prepared and audited statements of operations would have been restated under U.S. GAAP to expense the new venture pre-operating costs incurred in those years.

          There would be no effect on cash flows from operating activities, only a decrease in net earnings and there would be no adjustment for start-up costs.

                                AUDITORS' REPORT


To the Shareholders of
Max Systems Group Inc.

   We have audited the consolidated balance sheet of Max Systems Group Inc. as at July 31, 2000, 1999 and 1998 and the consolidated statements of loss and deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

   We conducted our audits in accordance with Canadian and U.S. generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation.

   In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at July 31, 2000, 1999 and 1998 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.



                                   /s/ "MINTZ & PARTNERS LLP"
                                   -------------------------------------------
                                   Chartered Accountants


Toronto, Ontario
February 22, 2001, as to July 31, 2000 and 1999
 and for the years then ended, and August 31, 2001 as to July 31, 1998 and for the year then ended

                             MAX SYSTEMS GROUP INC.

    CONSOLIDATED STATEMENTS OF INCOME (LOSS) AND RETAINED EARNINGS (DEFICIT)
                        (Expressed in Canadian dollars)
                               Year Ended July 31



                                                                                               2000          1999           1998
                                                                                           -----------    -----------   -----------
Sales..................................................................................    $53,538,248    $33,626,228   $10,110,796
Cost of sales..........................................................................     47,913,520     30,300,682     8,733,811
                                                                                           -----------    -----------   -----------
Expenses...............................................................................      5,624,728      3,325,546     1,376,985
(Loss) Earnings from operations........................................................      6,263,414      3,153,692     1,329,550
                                                                                           -----------    -----------   -----------
                                                                                              (638,686)       171,854        47,435
                                                                                           -----------    -----------   -----------
Other income (charges)
 Interest income.......................................................................          1,456          1,870         1,519
 Loss on sale of investments...........................................................             --        (14,882)           --
 Loss on disposal of capital assets....................................................             --           (622)         (450)
 Foreign exchange gain.................................................................            724             --            --
                                                                                           -----------    -----------   -----------
                                                                                                 2,180        (13,634)        1,069
                                                                                           -----------    -----------   -----------
(Loss) Earnings before income taxes....................................................       (636,506)       158,220        48,504
                                                                                           -----------    -----------   -----------
Recovery of (provision for) income taxes
 Current...............................................................................             --        (46,634)       10,764
 Future................................................................................         69,413          1,201            --
                                                                                           -----------    -----------   -----------
                                                                                                69,413        (45,433)       10,764
                                                                                           -----------    -----------   -----------
Net (Loss) earnings....................................................................       (567,093)       112,787        37,740
Retained earnings, beginning of year...................................................        214,449        101,662        63,922
                                                                                           -----------    -----------   -----------
(Deficit) Retained earnings, end of year...............................................    $  (352,644)   $   214,449   $   101,662
                                                                                           ===========    ===========   ===========

                             MAX SYSTEMS GROUP INC.

                          CONSOLIDATED BALANCE SHEETS
                        (Expressed in Canadian dollars)
                                    July 31



                                                                                                 2000          1999         1998
                                                                                              ----------    ----------   ----------
                                          ASSETS
Current
 Cash.....................................................................................    $    1,044    $   24,358   $   41,034
 Accounts receivable......................................................................     3,823,556     2,481,420    2,205,513
 Income taxes recoverable.................................................................        43,763            --           --
 Inventory................................................................................       731,348     1,736,313      149,471
 Prepaid expenses.........................................................................        37,265        21,459       31,726
                                                                                              ----------    ----------   ----------
                                                                                               4,636,976     4,263,550    2,431,744
 Capital assets (Note 2)..................................................................       926,025       529,315      291,289
 Future income taxes......................................................................        70,619         1,201           --
                                                                                              ----------    ----------   ----------
                                                                                              $5,633,620    $4,794,066   $2,723,033
                                                                                              ==========    ==========   ==========
                                        LIABILITIES
Current
 Cheques issued in excess of funds on deposit.............................................    $  117,765    $   93,712   $   15,799
 Accounts payable and accrued liabilities (Note 5)........................................     5,323,199     3,988,137    2,286,112
 Bonus payable............................................................................            --       156,000           --
 Income taxes payable.....................................................................            --        39,721       10,764
 Current portion of obligation under capital lease........................................            --         1,747        6,649
                                                                                              ----------    ----------   ----------
                                                                                               5,440,964     4,279,317    2,319,324
Obligation under capital lease............................................................            --            --        1,747
Due to affiliates (Note 4)................................................................       545,000       300,000      300,000
                                                                                              ----------    ----------   ----------
                                                                                               5,985,964     4,579,317    2,621,071
                                                                                              ----------    ----------   ----------
                              SHAREHOLDERS' EQUITY (DEFICIT)
Share capital
 Authorized
   Unlimited number of Class A common voting shares.......................................
   Unlimited number of Class B common non-voting shares...................................
 Issued
   300 Class A common shares..............................................................           300           300          300
Deficit...................................................................................      (352,644)      214,449      101,662
                                                                                              ----------    ----------   ----------
                                                                                                (352,344)      214,749      101,962
                                                                                              ----------    ----------   ----------
                                                                                              $5,633,620    $4,794,066   $2,723,033
                                                                                              ==========    ==========   ==========


Approved by the board

Director

Director

                             MAX SYSTEMS GROUP INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        (Expressed in Canadian dollars)
                               Year Ended July 31



                                                                                                    2000        1999         1998
                                                                                                 ---------    ---------   ---------
Cash flows related to the following to the activities:
Operating
 Net (loss) earnings.........................................................................    $(567,093)   $ 112,787   $  37,740
 Adjustments for:
   Amortization..............................................................................      231,476      126,247      63,209
   Loss on disposal of capital assets........................................................           --          622         450
   Future income tax recovery................................................................      (69,413)      (1,201)         --
                                                                                                 ---------    ---------   ---------
                                                                                                  (405,030)     238,455     101,399
 Changes in non-cash balances related to operations (Note 7).................................      742,601       38,500      91,723
                                                                                                 ---------    ---------   ---------
                                                                                                   337,571      276,955     193,122
                                                                                                 ---------    ---------   ---------
Financing
 Cheques issued in excess of funds on deposit................................................       24,053       93,712       2,425
 Repayment of obligation under capital lease.................................................       (1,747)      (6,649)     (4,379)
 Advances from (to) affiliates...............................................................      245,000           --     (21,210)
                                                                                                 ---------    ---------   ---------
                                                                                                   267,306       87,063     (23,164)
                                                                                                 ---------    ---------   ---------
Investing
 Purchase of capital assets..................................................................     (628,191)    (365,105)   (170,045)
 Proceeds on disposal of capital assets......................................................           --          210         350
                                                                                                 ---------    ---------   ---------
                                                                                                  (628,191)    (364,895)   (169,695)
                                                                                                 ---------    ---------   ---------
Net decrease in cash and cash equivalents....................................................      (23,314)        (877)        263
Cash and cash equivalents, beginning of year.................................................       24,358       25,235      40,771
                                                                                                 ---------    ---------   ---------
Cash and cash equivalents, end of year.......................................................    $   1,044    $  24,358   $  41,034
                                                                                                 =========    =========   =========
Suplementary information
Interest paid................................................................................    $ 141,796    $  84,042   $  64,702
                                                                                                 =========    =========   =========
Income taxes paid............................................................................    $  83,488    $  17,843   $  16,116
                                                                                                 =========    =========   =========

                             MAX SYSTEMS GROUP INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                    Year Ended July 31, 2000, 1999 and 1998
                        (Expressed in Canadian dollars)

1. Significant Accounting Policies

 Basis of Presentation

   These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles, the results of which are substantially the same had U.S. generally accepted accounting principles been applied.

   These consolidated financial statements include the accounts of Max Systems Group Inc. (the "Company") and its wholly-owned subsidiary, Max Systems Group Inc. (USA) ("Max USA"). Max USA commenced operations on February 1, 2000.

 Inventory

   Inventory is valued at the lower of cost and net realizable value. Cost is determined on a weighted average basis.

 Capital Assets

   Capital assets are recorded at cost and are amortized on a declining-balance method at the following annual rates:

      Furniture and equipment..........................    20%
      Electronic office equipment......................    20%
      Computer hardware................................    30%
      Computer software................................    100%
      Leasehold improvements...........................    Straight-line term of lease


 Future Income Taxes

   The Company adopted the liability method of accounting for future income taxes in fiscal 2000 whereby future income tax assets and liabilities are determined by applying the tax rate at the end of the fiscal year to temporary differences between the accounting and tax bases of the assets and liabilities of the Company. Previously, Canadian generally accepted accounting principles required that the deferred income tax method be used. The future income tax asset results from differences between the tax base and carrying values of capital assets and differences in the accounting and tax treatment of certain costs.

 Revenue Recognition

   Revenue from product sales is recognized when the rights of ownership of the products are transferred to the purchaser upon shipment or delivery based on the specific terms.

   Revenue from on-site maintenance and support services are recorded as the services are provided.

 Foreign Currency Translation

   The Company's foreign subsidiary, Max USA, is considered financially and operationally dependent on the Company and as such is accounted for as an integrated operation whereby its accounts are translated into Canadian dollars using the temporal method.

   All monetary assets and liabilities denominated in U.S. currency are translated into Canadian dollars at the rate of exchange in effect at the balance sheet date. Other assets and liabilities are translated at historic exchange rates. Revenue and expense items, excluding amortization, are translated at the average rate of exchange for the year. Amortization is translated at the same rate as the related assets.

                             MAX SYSTEMS GROUP INC.

                    Year Ended July 31, 2000, 1999 and 1998
                        (Expressed in Canadian dollars)

2. Capital Assets



                                                                                                               2000
                                                                                              -------------------------------------
                                                                                                            Accumulated    Net Book
                                                                                                 Cost       Amortization     Value
                                                                                              ----------    ------------   --------
Furniture and equipment...................................................................    $  486,948      $134,461     $352,487
Electronic office equipment...............................................................       154,177        50,179      103,998
Computer hardware.........................................................................       517,106       191,583      325,523
Computer software.........................................................................       144,291        56,946       87,345
Leasehold improvements....................................................................        71,985        15,313       56,672
                                                                                              ----------      --------     --------
                                                                                              $1,374,507      $448,482     $926,025
                                                                                              ==========      ========     ========



                                                                                                                1999
                                                                                                -----------------------------------
                                                                                                            Accumulated    Net Book
                                                                                                  Cost      Amortization     Value
                                                                                                --------    ------------   --------
Furniture and equipment.....................................................................    $304,284      $ 71,398     $232,886
Electronic office equipment.................................................................     110,426        28,725       81,701
Computer hardware...........................................................................     279,244       102,219      177,025
Computer software...........................................................................      11,756         9,668        2,088
Leasehold improvements......................................................................      40,611         4,996       35,615
                                                                                                --------      --------     --------
                                                                                                $746,321      $217,006     $529,315
                                                                                                ========      ========     ========



                                                                                                                1998
                                                                                                -----------------------------------
                                                                                                            Accumulated    Net Book
                                                                                                  Cost      Amortization     Value
                                                                                                --------    ------------   --------
Furniture and equipment.....................................................................    $136,753      $26,429      $110,324
Electronic office equipment.................................................................      58,576       13,131        45,445
Computer hardware...........................................................................     180,393       46,220       134,173
Computer software...........................................................................       5,016        3,669         1,347
Leasehold improvements......................................................................       1,830        1,830            --
                                                                                                --------      -------      --------
                                                                                                $382,568      $91,279      $291,289
                                                                                                ========      =======      ========


3. Line of Credit

   The Company has established a line of credit with Transamerica Commercial Finance to a maximum of $5,000,000 (1999 - $3,000,000; 1998 - $750,000).
Included in accounts payable is $1,083,357 (1999 - $1,738,681; 1998 -
$525,186) payable under this facility. Interest of 10% is payable on amounts that are outstanding beyond 40 days. At July 31, 2000, the Company is in violation of certain covenants under this credit line.

4. Due To Affiliates


                                                                                                      2000        1999       1998
                                                                                                    --------    --------   --------
Computer Enhancement Corp.......................................................................    $300,000    $300,000   $300,000
686545 Alberta Ltd..............................................................................     245,000       --         --
                                                                                                    --------    --------   --------
                                                                                                    $545,000    $300,000   $300,000
                                                                                                    ========    ========   ========

                             MAX SYSTEMS GROUP INC.

                    Year Ended July 31, 2000, 1999 and 1998
                        (Expressed in Canadian dollars)

4. Due To Affiliates -- (Continued)

   Computer Enhancement Corp. ("CEC") is related to the Company in that, CEC is owned by an individual whose spouse is a shareholder of the Company. The loan bears interest at prime plus 3/4% and has no fixed terms of repayment. Interest of $18,203 (1999 - $22,707; 1998 - $21,180), which is included in bank charges and interest, was paid during the year.

   686545 Alberta Ltd. is a shareholder of the Company. The loan was advanced with no interest and no other specific terms of repayment.

   The lenders have agreed not to call for payment of these loans until after July 31, 2002.

5. Related Party Transactions

   Management services of $4,400,981 (1999 - $2,004,568; 1998 - $776,301), including management salaries, salaries and wages, auto allowances and travel expenses were provided by 686545 Alberta Inc. (Note 4).

   Included in accounts payable is $44,904 (1999 - $2,049; 1998 - $249,342) due to a company related by virtue of a common shareholder.

6. Commitments

   The Company is committed under various office and equipment lease agreements to annual payments plus occupancy costs as follows:

            2001................................................................    $207,356
            2002................................................................     182,624
            2003................................................................     144,864
            2004................................................................     104,210
            2005................................................................      85,512


7. Changes in Non-Cash Balances Related to Operations


                                                                                               2000          1999           1998
                                                                                           -----------    -----------   -----------
Accounts receivable....................................................................    $(1,342,136)   $  (327,912)  $(1,761,830)
Inventory..............................................................................      1,004,965     (1,586,842)      (23,558)
Prepaid expenses.......................................................................        (15,806)        10,267       (25,649)
Accounts payable and accrued liabilities...............................................      1,335,062      1,758,030     1,908,112
Bonus payable..........................................................................       (156,000)       156,000        --
Income taxes...........................................................................        (83,484)        28,957        (5,352)
                                                                                           -----------    -----------   -----------
                                                                                           $   742,601    $    38,500   $    91,723
                                                                                           ===========    ===========   ===========


8. Financial Instruments

   The carrying amounts of the Company's financial assets and liabilities approximate their fair value. The Company is exposed to credit risk to the extent that its customers may experience financial difficulty and would be unable to meet their obligations. However, the Company has a large number of diverse customers which minimizes concentration of credit risk. The Company is exposed to interest rate risk on debt instruments to the extent of changes in the prime interest rate.

                             MAX SYSTEMS GROUP INC.

                    Year Ended July 31, 2000, 1999 and 1998
                        (Expressed in Canadian dollars)

9. Comparative Figures


   Certain of the prior year's figures have been reclassified to conform with the current year's presentation.

10. Subsequent Events

     (a) On August 30, 2000, the Company repaid their line of credit with Transamerica Commercial Finance.

     (b) Effective December 1, 2000, all of the issued and outstanding shares of the Company were sold to Commercial Consolidators Corp., a publicly traded company. These consolidated financial statements have been prepared for inclusion in a 20-F Filing.

                                AUDITORS' REPORT


To the Shareholder of
Max Systems Group Inc.

   We have audited the consolidated balance sheet of Max Systems Group Inc. as at February 28, 2001 and the consolidated statements of operations and deficit and cash flows for the period then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with Canadian and U.S. generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these financial statements present fairly, in all material respects, the financial position of the corporation as at February 28, 2001 and the results of operations and its cash flows for the period then ended in accordance with Canadian generally accepted accounting principles.



                                   /s/ MINTZ & PARTNERS LLP
                                   ------------------------
                                   Chartered Accountants

Toronto, Ontario
April 16, 2001

                             MAX SYSTEMS GROUP INC.

                          CONSOLIDATED BALANCE SHEETS
                        (Expressed in Canadian Dollars)



                                                         As at February 28/29,
                                                        ------------------------
                                                           2001          2000
                                                        ----------   -----------
                                                                     (unaudited)
                       ASSETS
Current
 Cash ..............................................    $   41,213    $  171,239
 Accounts receivable ...............................     4,983,277     4,282,321
 Inventory .........................................       314,200       595,960
 Prepaid expenses and sundry assets ................       197,079       127,424
 Income taxes recoverable ..........................       114,382        23,020
                                                        ----------    ----------
                                                         5,650,151     5,199,964
Capital assets (Note 2) ............................       777,065       763,083
                                                        ----------    ----------
                                                        $6,427,216    $5,963,047
                                                        ==========    ==========
                     LIABILITIES
Current
 Line of credit ....................................    $2,810,474    $       --
 Accounts payable ..................................     3,630,205     4,852,009
 Accrued liabilities ...............................        16,920            --
                                                        ----------    ----------
                                                         6,457,579     4,852,009
Due to affiliates (Note 3) .........................       717,900       545,000
                                                        ----------    ----------
                                                         7,175,479     5,397,009
                                                        ----------    ----------
                SHAREHOLDERS' EQUITY
Capital stock ......................................           300           300
Retained earnings (Deficit) ........................      (748,563)      565,738
                                                        ----------    ----------
                                                          (748,263)      565,038
                                                        ----------    ----------
                                                        $6,427,216    $5,963,047
                                                        ==========    ==========

                             MAX SYSTEMS GROUP INC.

           INTERIM CONSOLIDATED STATEMENTS OF OPERATIONS AND DEFICIT
                        (Expressed in Canadian Dollars)



                                                     For the Seven Months Ended
                                                           February 28/29,
                                                     ---------------------------
                                                         2001           2000
                                                     ------------   ------------
Sales ...........................................    $ 17,373,545   $ 27,459,255
Cost of sales ...................................     (14,987,521)   (24,668,655)
                                                     ------------   ------------
Gross profit ....................................       2,386,024      2,790,600
                                                     ------------   ------------
Expenses
 General and administrative .....................       2,183,515      1,952,211
 Selling and marketing ..........................         172,916        290,856
 Interest and bank charges ......................         254,967         61,216
 Amortization ...................................         170,544        135,028
                                                     ------------   ------------
                                                        2,781,942      2,439,311
                                                     ------------   ------------
Net (Loss) income ...............................        (395,918)       351,289
(Deficit) Retained earnings--beginning of period         (352,645)       214,449
                                                     ------------   ------------
(Deficit) Retained earnings--end of period ......    $   (748,563)  $    565,738
                                                     ============   ============

                             MAX SYSTEMS GROUP INC.

                 INTERIM CONSOLIDATED STATEMENTS OF CASH FLOWS



                                                         For the Seven Months
                                                         Ended February 28/29,
                                                       -------------------------
                                                          2001           2000
                                                       -----------   -----------
                                                                     (unaudited)
Cash flows related to the following activities:
Operating
 Net (loss) earnings ..............................    $  (395,918)   $ 351,289
Adjustment for:
 Amortization .....................................        170,544      135,028
                                                       -----------    ---------
                                                          (225,374)     486,317
                                                       -----------    ---------
 Changes in non-cash balances related to
  operations (Note 6)..............................     (2,578,482)    (215,640)
                                                       -----------    ---------
                                                        (2,803,856)     270,677
                                                       -----------    ---------
Financing
 Increase in line of credit .......................      2,692,710           --
 Proceeds from affiliates .........................        172,900      245,000
                                                       -----------    ---------
                                                         2,865,610      245,000
                                                       -----------    ---------
Investing
 Purchase of capital assets .......................        (21,585)    (368,796)
                                                       -----------    ---------
                                                           (21,585)    (368,796)
                                                       -----------    ---------
Net increase in cash and cash equivalents .........        (40,169)     146,881
Cash and cash equivalents, beginning of period ....          1,044       24,358
                                                       -----------    ---------
Cash and cash equivalents, end of period ..........    $    41,213    $ 171,239
                                                       ===========    =========

                             MAX SYSTEMS GROUP INC.

             NOTES TO THE INTERIM CONSOLIDATED FINANCIAL STATEMENTS
              For the Periods Ended February 28/29, 2001 and 2000
                        (Expressed in Canadian Dollars)

1. Accounting Policies

 Basis of Presentation

   These consolidated financial statements are prepared in accordance with Canadian generally accepted accounting principles, the results of which are substantially the same had U.S. generally accepted accounting principles been applied.

   In the opinion of management, all adjustments necessary to a fair statement of results are presented. All such adjustments are normal and recurring.

   These consolidated financial statements include the accounts of Max Systems Group Inc. (the "Company") and its wholly-owned subsidiary, Max Systems Group Inc. (USA) ("Max USA"). Max USA commenced operations on February 1, 2000.

 Inventory

   Inventory is valued at the lower of cost and net realizable value. Cost is determined on a weighted average basis.

 Capital Assets

   Capital assets are recorded at cost and are amortized on a declining-balance method at the following annual rates:

        Furniture and equipment ..........................   20%
        Electronic office equipment ......................   20%
        Computer hardware ................................   30%
        Computer software ................................   100%
        Leasehold improvements ...........................   Straight-line term of lease


 Future Income Taxes

   The Company adopted the liability method of accounting for future income taxes in fiscal 2000 whereby future income tax assets and liabilities are determined by applying the tax rate at the end of the fiscal year to temporary differences between the accounting and tax bases of the assets and liabilities of the Company. Previously, Canadian generally accepted accounting principles required that the deferred income tax method be used. The future income tax asset results from differences between the tax base and carrying values of capital assets and differences in the accounting and tax treatment of certain costs.

 Revenue Recognition

   Revenue from product sales is recognized when the rights of ownership of the products are transferred to the purchaser upon shipment or delivery based on the specific terms.

   Revenue from on-site maintenance and support services are rendered as the services are provided.

 Foreign Currency Translation

   The Company's foreign subsidiary, Max USA, is considered financially and operationally dependent on the Company and as such is accounted for as an integrated operation whereby its accounts are translated into Canadian dollars using the temperal method.

                             MAX SYSTEMS GROUP INC.

              For the Periods Ended February 28/29, 2001 and 2000
                        (Expressed in Canadian Dollars)

1. Accounting Policies -- (Continued)

   All monetary assets and liabilities denominated in U.S. currency are translated into Canadian dollars at the rate of exchange in effect at the balance sheet date. Other assets and liabilities are translated at historic exchange rates. Revenue and expense items, excluding amortization, are translated at the average rate of exchange for the year. Amortization is translated at the same rate as the related assets.

2. Capital Assets

                                                                                                         2001
                                                                                        -------------------------------------
                                                                                                      Accumulated    Net Book
                                                                                           Cost       Amortization     Value
                                                                                        ----------    ------------   --------
      Furniture and equipment .......................................................   $  488,110      $175,714     $312,396
      Electronic office equipment ...................................................      154,202        62,377       91,825
      Computer hardware .............................................................      527,277       249,359      277,918
      Computer software .............................................................      144,755       109,757       34,998
      Leasehold improvements ........................................................       81,985        22,057       59,928
                                                                                        ----------      --------     --------
                                                                                        $1,396,329      $619,264     $777,065
                                                                                        ==========      ========     ========


                                                                                                         2000
                                                                                        -------------------------------------
                                                                                                      Accumulated    Net Book
                                                                                           Cost       Amortization     Value
                                                                                        ----------    ------------   --------
      Furniture and equipment .......................................................   $  344,637      $111,398     $233,239
      Electronic office equipment ...................................................      148,095        43,725      104,370
      Computer hardware .............................................................      497,185       162,219      344,966
      Computer software .............................................................       56,968        13,028       43,940
      Leasehold improvements ........................................................       58,563         6,995       51,568
                                                                                        ----------      --------     --------
                                                                                        $1,105,448      $337,365     $768,083
                                                                                        ==========      ========     ========


3. Due to Affiliates


                                                            2001         2000
                                                          --------   -----------
                                                                     (unaudited)
Computer Enhancement Corp. ...........................    $300,000     $300,000
686545 Alberta Ltd. ..................................     417,900      245,000
                                                          --------     --------
                                                          $717,900     $545,000
                                                          ========     ========


   Computer Enhancement Corp. ("CEC") is related to the Company in that, CEC is owned by an individual whose spouse is a shareholder of the Company. The loan bears interest at prime plus 3/4% and has no fixed terms of repayment.

   686545 Alberta Ltd. is a shareholder of the Company. The loan was advanced with no interest and no other specific terms of repayment.

   The lenders of these amounts have agreed not to demand payment of these loans until after December 2001.

4. Related Party Transactions

   Management services of $1,093,139 (2000 - $1,545,038), including management salaries, salaries and wages, auto allowances and travel expenses are provided by 686545 Alberta Inc.

                             MAX SYSTEMS GROUP INC.

              For the Periods Ended February 28/29, 2001 and 2000
                        (Expressed in Canadian Dollars)

5. Commitments

   The Company is committed under various office and equipment lease agreements to annual payments plus occupancy costs as follows:

        2001 ................................................................   $207,356
        2002 ................................................................    182,624
        2003 ................................................................    144,864
        2004 ................................................................    104,210
        2005 ................................................................     85,512


6. Changes in Non-Cash Balances Related to Operations

                                                                2001          2000
                                                            -----------    -----------
                                                                           (unaudited)
      Accounts receivable ...............................   $(1,159,721)   $(1,800,901)
      Inventory .........................................       417,149      1,139,807
      Prepaid expenses ..................................      (159,814)      (128,985)
      Accounts payable and accrued liabilities ..........    (1,676,096)       770,160
      Bonus payable .....................................            --       (156,000)
      Income taxes ......................................            --        (39,721)
                                                            -----------    -----------
                                                            $(2,578,482)   $  (215,640)
                                                            ===========    ===========


7. Financial Instruments

   The carrying amounts of the Company's financial assets and liabilities approximate their fair value. The Company is exposed to credit risk to the extent that its customers may experience financial difficulty and would be unable to meet their obligations. However, the Company has a large number of diverse customers which minimizes concentration of credit risk. The Company is exposed to interest rate risk on debt instruments to the extent of changes in the prime interest rate.

8. Subsequent Events

   Effective December 1, 2000 under Canadian GAAP and September 4, 2001 under U.S. GAAP, all of the issued and outstanding shares of the Company were sold to Commercial Consolidators Corp., a publicly traded Company. These consolidated financial statements have been prepared for inclusion in a 20-F Filing.

   On August 30, 2000, the Company repaid its line of credit with Transamerica Commercial Finance and subsequently replaced it with a line of credit from Congress Financial Corporation in February 2001.

                                AUDITORS' REPORT


To the Directors of
American Way Importing Corp.

   We have audited the balance sheets of American Way Importing Corp. as at December 31, 2001 and 2000 and the statements of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audits in accordance with Canadian and United States generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

   In our opinion, these financial statements present fairly, in all material respects, the financial position of the corporation as at December 31, 2001 and 2000 and the results of its operations and its cash flows for the years then ended in accordance with Canadian generally accepted accounting principles.


                                                     /s/ "MINTZ & PARTNERS, LLP"
                                                     ---------------------------
                                                     Chartered Accountants





Toronto, Ontario
February 15, 2002

                          AMERICAN WAY IMPORTING CORP.

                                 BALANCE SHEETS
                          (Expressed in U.S. dollars)
                               As At December 31



                                                            2001         2000
                                                         ----------   ----------
                        ASSETS
Current
 Accounts receivable, net of allowance for doubtful
   accounts of $100,000 (2000 - $101,613)............    $  660,400   $1,216,126
 Commissions and rebates receivable .................       270,003      506,635
 Inventory ..........................................       997,598    1,535,926
 Prepaid expenses and sundry assets .................        67,926       87,142
 Advances to related parties (Note 3) ...............     1,742,697      336,343
                                                         ----------   ----------
                                                          3,738,624    3,682,172
Capital Assets (Note 4) .............................       170,744      133,229
                                                         ----------   ----------
                                                         $3,909,368   $3,815,401
                                                         ==========   ==========
                     LIABILITIES
Current
 Bank indebtedness ..................................    $   63,749   $   63,169
 Accounts payable ...................................       670,496      986,503
 Accrued expenses (Note 12) .........................       974,473      925,308
 Commissions and rebates payable ....................       551,650      796,600
 Income taxes payable ...............................       233,000       82,673
 Current portion of term loans (Note 5) .............         9,487        9,487
                                                         ----------   ----------
                                                          2,502,855    2,863,740
Term Loans (Note 5) .................................        22,184       31,672
                                                         ----------   ----------
                                                          2,525,039    2,895,412
                                                         ----------   ----------
                 SHAREHOLDERS' EQUITY
Capital Stock (Note 6) ..............................        25,000       25,000
Retained Earnings ...................................     1,359,329      894,989
                                                         ----------   ----------
                                                          1,384,329      919,989
                                                         ----------   ----------
                                                         $3,909,368   $3,815,401
                                                         ==========   ==========






Approved on behalf of the board:

__________________________________ Director


                             See Accompanying Notes

                          AMERICAN WAY IMPORTING CORP.

                 STATEMENTS OF OPERATIONS AND RETAINED EARNINGS
                          (Expressed in U.S. dollars)
                        For the Years Ended December 31



                                                          2001           2000
                                                       -----------   -----------
Sales                                                  $17,107,974   $27,267,871
Cost of Sales (Note 12) ...........................     14,114,096    24,311,536
                                                       -----------   -----------
Gross Profit ......................................      2,993,878     2,956,335
                                                       -----------   -----------
Other Income (Expense)
 Activation commission income .....................      2,067,769     2,560,836
 Activation commission expense ....................     (1,593,281)   (2,220,021)
 Equipment rebates, net ...........................         11,636            --
                                                       -----------   -----------
                                                           486,124       340,815
                                                       -----------   -----------
                                                         3,480,002     3,297,150
                                                       -----------   -----------
Operating Expenses
 General and administrative .......................      1,680,398     1,108,746
 Selling and marketing ............................        110,156       151,236
 Amortization .....................................         42,108        13,260
                                                       -----------   -----------
                                                         1,832,662     1,273,242
                                                       -----------   -----------
Income--Before undernoted items ...................      1,647,340     2,023,908
Other Management and Related Fees (Note 9) ........        950,000     1,760,000
                                                       -----------   -----------
Income--Before income taxes .......................        697,340       263,908
Provision for Income Taxes ........................        233,000        82,673
                                                       -----------   -----------
Net Income ........................................        464,340       181,235
Retained Earnings--Beginning of year ..............        894,989       713,754
                                                       -----------   -----------
Retained Earnings--End of year ....................    $ 1,359,329   $   894,989
                                                       ===========   ===========



                             See Accompanying Notes

                          AMERICAN WAY IMPORTING CORP.

                            STATEMENTS OF CASH FLOWS
                          (Expressed in U.S. dollars)
                        For the Years Ended December 31



                                                            2001          2000
                                                         -----------   ---------
Cash Flows From Operating Activities
 Net income .........................................    $   464,340   $ 181,235
 Item not affecting cash Amortization ...............         42,108      13,260
                                                         -----------   ---------
                                                             506,448     194,495
 Changes in non-cash balances related to operations
   (Note 7)..........................................        988,437    (568,907)
                                                         -----------   ---------
Cash Flows Provided by (Used In) Operating
   Activities........................................      1,494,885    (374,412)
                                                         -----------   ---------
Cash Flows From Investing Activities
 Purchase of capital assets .........................        (79,623)   (134,265)
 (Increase) decrease in advances to related parties .     (1,406,354)    119,576
                                                         -----------   ---------
Cash Flows Used in Investing Activities .............     (1,485,977)    (14,689)
                                                         -----------   ---------
Cash Flows From Financing Activities
 (Repayment of) increase in term loans ..............         (9,488)     41,159
                                                         -----------   ---------
Cash Flows (Used In) Provided by Financing
   Activities........................................         (9,488)     41,159
                                                         -----------   ---------
Decrease in Cash ....................................           (580)   (347,942)
(Bank Indebtedness) Cash--Beginning of year .........        (63,169)    284,773
                                                         -----------   ---------
Bank Indebtedness--End of year ......................    $   (63,749)  $ (63,169)
                                                         ===========   =========
Bank Indebtedness Consists Of:
 Cash ...............................................    $       604   $  18,436
 Cheques issued in excess of funds on deposit .......        (64,353)    (81,605)
                                                         -----------   ---------
                                                         $   (63,749)  $ (63,169)
                                                         ===========   =========



                             See Accompanying Notes

                          AMERICAN WAY IMPORTING CORP.

                         NOTES TO FINANCIAL STATEMENTS
                          (Expressed in U.S. dollars)
                           December 31, 2001 and 2000

1. Nature of Organization

   The company was incorporated under the California General Corporation Law on March 17, 1983. The company wholesales cellular products and acts as an agent for cellular telephone activations.

2. Basis of Presentation and Significant Accounting Policies

 Basis of presentation

   These financial statements have been prepared in accordance with Canadian generally accepted accounting principles. There are no significant differences between Canadian generally accepted accounting principles and United States generally accepted accounting principles as they relate to these financial statements.

 Use of estimates

   The preparation of these financial statements in conformity with Canadian generally accepted accounting principles has required management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent liabilities as at December 31, 2001 and 2000 and the revenues and expenses reported for the years then ended. Actual results will differ from those estimates.

 Revenue recognition

        i)   Distribution

         Revenue is recognized when the rights of the ownership of the products are transferred to the purchaser upon the shipment or delivery based on the specific terms.

        ii)  Activations

         Commission income and expense on cellular telephone activations is recognized upon activation.

        iii) Equipment rebates

         Amounts earned as rebates from telephone equipment suppliers are recorded, net of rebates paid to re-sellers, when advice is received from the equipment supplier that the rebate has been earned.


 Inventories

   Inventories are valued at the lower of costs and net realizable value with cost being determined on an average basis.

 Capital assets

   Capital assets are recorded at cost less accumulated amortization. Rates and basis of amortization applied by the company to write-off the cost of the capital assets over their estimated useful lives are as follows:

         Machinery and equipment . . . . . .  5 years straight-line basis
         Furniture and fixtures. . . . . . .  3 years straight-line basis
         Leasehold improvements. . . . . .  5-7 years straight-line basis
         Vehicles. . . . . . . . . . . . . .  5 years straight-line basis

                          AMERICAN WAY IMPORTING CORP.

                          (Expressed in U.S. dollars)
                           December 31, 2001 and 2000

2. Basis of Presentation and Significant Accounting Policies -- (Continued)

 Income taxes

   The company follows the asset and liability approach to accounting for income taxes.

   Future income tax assets are recorded, net of valuation allowance, when it is believed that realization through future profitable operations is more likely than not. Future income tax liabilities are recognized when it is believed that it is more likely than not that there will be future liabilities arising because of the temporary difference between the tax basis and carrying value of assets and liabilities.

3. Advances to Related Parties
   Balance is comprised as follows:

                                                                  2001         2000
                                                               ----------    ---------
      Advances to related parties ..........................   $2,354,116    $ 947,762
      Note payable to related party ........................     (611,419)    (611,419)
                                                               ----------    ---------
                                                               $1,742,697    $ 336,343
                                                               ==========    =========


   The advances to related parties are non-interest bearing, unsecured and due on demand.

   The note payable owing to a related company bears interest at 12% per annum, is unsecured and due on demand.

4. Capital Assets

                                                                                              As at December 31, 2001
                                                                                      ---------------------------------------
                                                                                                  Accumulated    Net Carrying
                                                                                        Cost      Amortization      Amount
                                                                                      --------    ------------   ------------
      Machinery and equipment .....................................................   $ 71,759      $14,124        $ 57,635
      Furniture and fixtures ......................................................      4,434        3,004           1,430
      Leasehold improvements ......................................................     89,138       16,198          72,940
      Vehicles ....................................................................     58,252       19,513          38,739
                                                                                      --------      -------        --------
                                                                                      $223,583      $52,839        $170,744
                                                                                      ========      =======        ========


                                                                                              As at December 31, 2000
                                                                                      ---------------------------------------
                                                                                                  Accumulated    Net Carrying
                                                                                        Cost      Amortization      Amount
                                                                                      --------    ------------   ------------
      Machinery and equipment .....................................................   $ 15,004      $ 1,863        $ 13,141
      Furniture and fixtures ......................................................      3,020        1,011           2,009
      Leasehold improvements ......................................................     69,309        3,646          65,663
      Vehicles ....................................................................     61,792        9,376          52,416
                                                                                      --------      -------        --------
                                                                                      $149,125      $15,896        $133,229
                                                                                      ========      =======        ========

                          AMERICAN WAY IMPORTING CORP.

                          (Expressed in U.S. dollars)
                           December 31, 2001 and 2000

5. Term Loans



                                                                2001       2000
                                                               -------   -------
Term loan bearing interest at 4.9% per annum, repayable in
  60 equal monthly payments of principal and interest of
  $347, maturing September 28, 2004........................    $10,123   $13,804
Term loan bearing interest at 8.95% per annum, repayable
  in 60 equal monthly payments of principal and interest of
  $295, maturing July 25, 2005.............................     10,171    13,010
Term loan bearing interest at 8.95% per annum, repayable
  in 60 monthly payments of principal and interest of $308,
  maturing October 11, 2005................................     11,377    14,345
                                                               -------   -------
                                                                31,671    41,159
Less: current portion .....................................     (9,487)   (9,487)
                                                               -------   -------
                                                               $22,184   $31,672
                                                               =======   =======


   The term loans are secured by vehicles with a net carrying amount of approximately $39,000
(2000 - 52,000).

   Future payments of the term loans in each of the next four years are as follows:

             2002.................................................................    $ 9,487
             2003.................................................................      9,487
             2004.................................................................      8,568
             2005.................................................................      4,129
                                                                                      -------
                                                                                      $31,671
                                                                                      =======


6. Capital Stock

                                                                      2001      2000
                                                                    -------    -------
      Authorized
       1,000,000 Common shares
      Issued
       5,000 Common shares ......................................   $25,000    $25,000
                                                                    =======    =======


7. Statement of Cash Flows


                                                           2001          2000
                                                         ---------   -----------
Changes in non-cash balances related to operations
  are as follows:
  Accounts receivable................................    $ 555,726   $(1,030,550)
  Inventory..........................................      538,328      (374,018)
  Prepaid expenses and sundry assets.................       19,216        (6,621)
  Commissions and rebates receivable.................      236,632      (343,971)
  Accounts payable...................................     (316,007)     (453,303)
  Accrued liabilities................................       49,165       796,709
  Commissions and rebates payable....................     (244,950)      760,174
  Income taxes payable...............................      150,327        82,673
                                                         ---------   -----------
                                                         $ 988,437   $  (568,907)
                                                         =========   ===========
Interest received ...................................    $   3,207   $     2,951
                                                         =========   ===========
Interest paid .......................................    $  77,956   $    42,919
                                                         =========   ===========
Income taxes paid ...................................    $  82,673   $        --
                                                         =========   ===========

                          AMERICAN WAY IMPORTING CORP.

                          (Expressed in U.S. dollars)
                           December 31, 2001 and 2000

8. Commitment

 Operating leases
   The company is committed to lease agreements for vehicles and premises with various expiry dates. The minimum lease payments over the next five years are as follows:

          2002 ..............................................................   $  255,497
          2003 ..............................................................      252,207
          2004 ..............................................................      251,394
          2005 ..............................................................      236,249
          2006 & Thereafter .................................................    2,080,986
                                                                                ----------
                                                                                $3,076,333
                                                                                ==========


9. Related Party Transactions

   The following is a summary of the transactions and balances with companies under common control in the normal course of operations and are accounted for under normal conditions of trade or as agreed among the related parties:


                                                           2001          2000
                                                        ----------   -----------
Transactions during the year
  Sales.............................................    $  512,691   $   868,315
  Rental income.....................................        71,000        84,000
  Purchases.........................................     1,269,441    11,720,510
  Product marketing support, bonuses and other
   management fees..................................       950,000     1,760,000
  Management compensation...........................       360,367       375,000
  Interest expense..................................        77,956        42,919
Balances at end of year
  Accounts receivable...............................       177,592       244,207
  Accounts payable and accrued liabilities..........       550,047       683,332


   These balances are receivable and payable on demand and have arisen from the transactions referred to above.

10. Economic Dependence

   For the year ending December 31, 2000, sales to the company's three major customers represented approximately 45.4% of total sales. For the year ending December 31, 2001, no single customer represented a significant portion of total sales.

11. Guarantee

   The company has given to the banker of one of its affiliated companies an unlimited guarantee on its indebtedness, and to the banker of another affiliated company a guarantee of all present and future indebtedness to a maximum of $6,150,000. At December 31, 2001 the balance outstanding on the indebtedness was $6,150,000.

   As the above guarantees represents collateral that is secondary to the pledged assets of the above affiliated companies that are the direct borrowers, the company does not anticipate any loss arising from providing the above guarantees.

                          AMERICAN WAY IMPORTING CORP.

                          (Expressed in U.S. dollars)
                           December 31, 2001 and 2000

12. Contingent Charge

   Included in 2000 cost of sales and accrued expenses is $862,620 relating to a provision made in respect of a contingent liability arising from advice received during fiscal 2000 from a major telephone equipment supplier that the company was exposed to a charge-back in respect of purchases made during 2000. The maximum exposure of $862,620 was recorded as the Company determined that a reasonable risk of payment existed. During 2001, this matter was resolved with no cost to the company. The reversal of this charge is credited to cost of sales in 2001.

===============================================================================








                         COMMERCIAL CONSOLIDATORS CORP.




                             3,008,824 Common Shares




                                ----------------
                                   PROSPECTUS
                                ----------------



                                ----------------
                                        , 2002
                                ----------------







   We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current only as of its date.



===============================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.


   The expenses relating to the preparation and filing of the Registration Statement are as follows:

        Securities and Exchange Commission Registration Fee ............   US$    521.86
        Printing and Engraving Expenses ................................       75,000.00*
        Legal Fees and Expenses ........................................      125,000.00*
        Accounting Fees and Expenses ...................................      100,000.00*
        Miscellaneous ..................................................        4,978.14*
                                                                           -------------
        Total ..........................................................   US$305,500.00
                                                                           =============

------------
* Estimated

Item 14. Indemnification of Directors and Officers.

   Our by-laws contain provisions, subject to Section 119 of the Business Corporations Act (Alberta) ("ABCA"), whereby we shall indemnify a director or officer, a former director or officer, or a person who acts or acted at our request as a director or officer of a body corporate of which we are or were a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of the Corporation or body corporate, if he acted honestly and in good faith with a view to our best interests, and in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful. We shall also indemnify such persons in such other circumstances as the ABCA permits or requires.

   The ABCA permits a corporation to indemnify its officers and directors, former officers and directors, or persons who act or acted at the corporation's request as a director or officer of another company of which the corporation is or was a shareholder or creditor, and their heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of his being or having been a director or officer of such corporation and provided that the director or officer acted honestly and in good faith with a view to the best of the corporation, and, in the case of criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that his conduct was lawful. Such indemnification may be made in connection with a derivative action only with court approval. The ABCA entitles such persons to indemnification if the person seeking indemnity was substantially successful on the merits of his defense of a legal proceeding, acted honestly and in good faith with a view to the best interests of the company, had reasonable grounds that his conduct was lawful and is fairly and reasonably entitled to indemnity.

   Reference is made to Item 17 for the undertakings of the Registrant with respect to indemnification of liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

Item 15. Recent Sales of Unregistered Securities.

   Within the past three years we have sold and issued the following securities without registering those securities under the Securities Act. Each of the foregoing securities were sold pursuant to exemptions from registration under
Section 4(2) of or Rule 701 under the Securities Act or offered and sold outside the United States in accordance with Regulation S under the Securities Act. No underwriter or underwriting discount or commission was involved in any of such sales. All dollar amounts indicated in this Item 15 are in Canadian dollars, unless otherwise indicated.

                                                                                # of
        Security                 Date               Issued to                 Securities               Price
       ---------                 ----               ---------                 ----------               -----
Common Shares
  Effect of share        Oct 14/99             Shareholders of
   split                                        1058199 Ontario Inc.          7,000,000
  Private placement      Oct 14/99             Sophisticated investors        3,335,000
  Issued on reverse      Oct 14/99             Shareholders of
    takeover                                    Balmoral Capital Corp.        2,033,333
  Exercise of options    Nov 30/99             Directors of the Registrant
                                                and Sophisticated investors     233,333
  Exercise of warrants   Mar 5/00              Sophisticated investors           12,500                $2.00
                         Mar 9/00              Sophisticated investors           20,000                $2.00
                         Mar 10/00             Sophisticated investors           35,000                $2.00
                         Mar 10/00             Sophisticated investors           45,000                $2.00
                         Mar 10/00             Sophisticated investors           10,000                $2.00
                         Apr 4/00              Sophisticated investors            5,000                $2.00
                         May 6/00              Sophisticated investors            1,500                $2.00
                         Apr 11/00             Sophisticated investors            5,000                $2.00
                         Apr 5/00              Sophisticated investors            6,000                $2.00
                         Apr 19/00             Sophisticated investors           21,750                $2.00
                         Apr 19/00             Sophisticated investors            2,000                $2.00
                         Apr 3/00              Sophisticated investors            5,000                $2.00
                         Sept 7/00             Sophisticated investors            3,500                $2.00
                         Sept 7/00             Sophisticated investors            5,000                $2.00
                         Sept 7/00             Sophisticated investors            5,000                $2.00
                         Oct 24/00             Sophisticated investors            5,000                $2.00
                         Feb 1/01              Sophisticated investors           25,000                $2.00
                         Feb 1/01              Sophisticated investors            5,000                $2.00
  Exercise of options    Jan 19/01             Director of the Registrant        50,000                $1.00
  Acquisition of Max     Nov 30/00             Shareholders of Max              235,294                $4.25
  Acquisition of Yam     Mar 31/00             Shareholders of Yam            1,294,118                $3.71
  Acquisition of Desig   Apr 30/00             Shareholders of Desig          3,100,000                $3.75
  Exercise of warrants   Apr 11/01             Sophisticated investors           10,000                $2.00
                         May 10/01             Sophisticated investors           10,000                $2.00
                         May 30/01             Sophisticated investors           20,000                $2.00
                         June 7/01             Sophisticated investors           22,500                $2.00
                         June 25/01            Sophisticated investors           11,000                $2.00
                         June 25/01            Sophisticated investors            2,000                $2.00
                         June 25/01            Sophisticated investors            3,000                $2.00
                         July 23/01            Sophisticated investors            1,500                $2.00
                         July 23/01            Sophisticated investors            2,000                $2.00
                         July 23/01            Sophisticated investors           10,000                $2.00
                         Oct 1/01              Sophisticated investors        1,157,750                $2.00
                         Oct 8/01              Sophisticated investors          144,000                $2.00
                         Oct 11/01             Sophisticated investors           24,500                $2.00
                         Nov 8/01              Sophisticated investors           25,000                $2.00
  Issued on debt         Aug 1/01              Lender                            15,000                $4.25
   settlement
  Lenders fee            Aug 1/01              Lender                            15,000                $4.25
  Warrants               Nov 1/01              Sophisticated investors            7,000                $2.00

                                                                                # of
        Security                 Date               Issued to                 Securities               Price
       ---------                 ----               ---------                 ----------               -----
Warrants
  Private Placement      Oct 14/99             Sophisticated investors        3,335,000                $2.00
  Term loans                                   Lenders                          216,667                $4.60
  Term loans                                   Lender                            50,000                $4.25
  Term loans                                   Lender                            33,333                $4.25
  Term loans                                   Lender                            50,000                $4.00
  Term loans                                   Lender                            50,000                $4.00
  Term loans                                   Lender                            66,666                $4.00
  Term loans                                   Lender                            50,000                $4.00
  Term loans                                   Lender                            50,000                $4.00
  Term loans                                   Lender                            55,000                $4.00
  Term loans                                   Lender                            83,334                $4.00
  Term loans                                   Lender                            33,333                $4.00
  Term loans                                   Lender                            25,000                $4.18
                                               Chairman of the Registrant        50,000                $3.48

Stock Options
                         Oct 14/99             Sophisticated investors          900,000                $1.00
                         Nov 16/99             Sophisticated investors           40,000                $2.18
                         Oct 26/99             Sophisticated investors          100,000                $2.07
                         Jan 12/00             Sophisticated investors           30,000                $2.25
                                               Directors and Employees
                                               of the Registrant
                         Mar 1/00              Sophisticated investor           150,000                $3.53
                         Mar 15/00             Sophisticated investor            40,000                $3.53
                         Aug 3/00              Employee of the Registrant       500,000                $3.90
                         Aug 3/00              Employee of the Registrant       150,000                $3.90
                         Aug 3/00              Employee of the Registrant       100,000                $3.90
                         Aug 18/00             Director of the Registrant        20,000                $3.90
                         Aug 18/00             Employees of the Registrant    1,257,600                $3.75
                         Nov 20/00             Employees of the Registrant       90,000                $3.75
                         June 6/01             Consultants                       60,000                $4.55
                         May 17/01             Employee of the Registrant        90,000                $4.00
                         May 17/01             Employee of the Registrant       250,000                $4.00
                         Nov 19/01             Director of the Registrant        25,000                $3.54

Item 16. Exhibits and Financial Statements Schedules.

   (a) Financial Statements

See pages F-1 through F-105

   (b) Exhibits


Exhibit No.                                                           Description
-----------                                                           -----------
      *2.1      --    Agreement and Plan of Merger, dated March 28, 2000, among Commercial Consolidators Corp., CCC Acquisition
                      Inc., a Florida company, and YAM International Communication Inc.
      *2.2      --    Share Purchase Agreement, dated June 17, 2000, among Commercial Consolidators Corp., La Societe Desig
                      Inc., Groupe de Gestion Marcoux Inc. and Gestion Clauvic Inc. et al.
      *2.3      --    Share Purchase Agreement, dated November 28, 2000, between Commercial Consolidators Corp. and Max Systems
                      Group Inc.
      *2.4      --    Share Purchase Agreement, dated February 20, 2001, between Commercial Consolidators Corp. and Tri-Vu
                      Interactive Corporation.
      *3.1      --    Articles of Incorporation, as amended.
      *3.2      --    By-laws.
      *4.1      --    Promissory Note, dated May 15, 2000, between Frederick McLean, a Director of the Company, and Commercial
                      Consolidators Corp.
      *4.2      --    Promissory Note, dated May 15, 2000, between JCI Timely Services Inc. and Commercial Consolidators Corp.
     **4.3      --    Promissory Note, dated May 15, 2000, from Michael Weingarten to Scottish Holdings Ltd. for Cdn$1.0 million.
     **4.4      --    Promissory Note, dated June 28, 2001, from YAM Wireless Inc. to Ronald M. Goldberg for US$400,000.
      +4.5      --    Secured Convertible Note, dated as of January 24, 2002, of Commercial Consolidators Corp. issued to Alpha
                      Capital Aktiengesellschaft in principal amount of US$1.0 million due March 15, 2003.
      +4.6      --    Common Stock Purchase Warrant, dated as of January 24, 2002, of Commercial Consolidators Corp. issued to
                      Alpha Capital Aktiengesellschaft to purchase up to 200,000 common shares.
      +4.7      --    Common Stock Purchase Warrant, dated February 26, 2002, of Commercial Consolidators Corp. issued to The
                      Shaar Fund Ltd. to purchase up to 50,000 common shares.
      +4.8      --    8% Secured Convertible Note, dated February 26, 2002, of Commercial Consolidators Corp. issued to The
                      Shaar Fund Ltd. in principal amount of US$250,000 due March 15, 2003.
     ++5.1      --    Opinion of Greenberg Traurig, LLP.
     ++5.2      --    Opinion of Clark, Wilson.
     *10.1      --    Memorandum of Agreement, dated July 31, 2000, among MFI Export Finance Inc., Commercial Consolidators
                      Corp., Business Supplies Are Us Inc., ACC Corp. and Mirage Trading Corp. for a revolving credit facility of US$3.3 million.
     *10.2      --    General Security Agreement, dated July 31, 2000, in favor of MFI Export Finance Inc.

Exhibit No.                                                           Description
-----------                                                           -----------

     *10.3      --    Agreement, dated April 29, 1999, between ACC Corporation (the name under which Mirage Trading Corp.
                      conducts business in Cuba) and Uimtex/Tecnotex.

     *10.4      --    Employment contracts, dated July 31, 2000, with Messrs. Vanon and Sasson.

     *10.5      --    Employment contracts, dated July 5, 2000, with Messrs. Noce, Marcoux, Bolduc and key employees of La
                      Societe Desig Inc.

     *10.6      --    Bridge Loan With Warrants Agreement, dated May 1, 2000, between Dr. Abraham Gotman and Commercial
                      Consolidators Corp.

     *10.7      --    Bridge Loan With Warrants Agreement, dated September 11, 2000, among Forum Interamerican Corp., a
                      Panamanian company, Mirage Impex Inc. (name was subsequently changed to Commercial Consolidators Corp., a
                      Panamanian company) and Commercial Consolidators Corp.

     *10.8      --    Bridge Loan With Warrants Agreement, dated September 20, 2000, among Grupo Carrera SA, Commercial
                      Consolidators Corp. (Panama) and Commercial Consolidators Corp.

     *10.9      --    Bridge Loan With Warrants Agreement, dated December 15, 2000, among Trident Plus Inc., a company incorporated under the laws of Belize, Commercial Consolidators Corp. (Panama) and Commercial
                      Consolidators Corp.

    *10.10      --    Bridge Loan With Warrants Agreement, dated January 15, 2001, between 1220356 Ontario Limited and
                      Commercial Consolidators Corp.

    *10.11      --    Lease Agreement, dated August 1, 1999, between Control Holdings Corporation and The Great West Life
                      Assurance Company.

    *10.12      --    Lease Agreement, dated January 15, 2001, among Jolex Holdings Ltd., Business Supplies Are Us Inc. and
                      Commercial Consolidators Corp.

    *10.13      --    Lease Agreement, dated May 26, 2000, between O&B Properties, Inc. and YAM International Communications,
                      Inc.

    *10.14      --    Lease Agreement, dated October 1, 1999, between Complexe Pitfield Inc. and La Societe Desig Inc.

    *10.15      --    Service Agreement, entered into as of November 29, 2000, between Parkway Properties LP, a Delaware limited partnership and Central Point Technologies, Inc.

    *10.16      --    Employment Contract, dated December 28, 2000, with Mr. Joe Franklin.

    *10.17      --    Employment Contract, dated August 1, 2000, with Mr. Guy Jarvis.

    *10.18      --    Employment Contract, dated February 19, 2001, with Mr. Peter Cook.

    *10.19      --    Loan Agreement, dated January 31, 2001, between Congress Financial Corporation (Canada) and Max Systems
                      Group Inc. for a revolving credit facility of Cdn$5.0 million.

    *10.20      --    Loan Agreement, dated October 7, 1999, between The Business Development Bank of Canada and Commercial
                      Consolidators Corp. for Cdn$600,000.

Exhibit No.                                                           Description
-----------                                                           -----------

    *10.21      --    Offering Circular, dated August 30, 1999, for the purchase of all of the issued and outstanding securities of 1058199 Ontario Inc.

    *10.22      --    Employment and Non-Competition Agreement, dated May 25, 2001, among Commercial Consolidators Corp., Tri-Vu
                      Interactive Corporation and William Krahule.

    *10.23      --    Amendment to Bridge Loan Warrants Agreement, dated March 13, 2001, between Forum Interamerica Corp. and
                      Commercial Consolidators Corp.

    *10.24      --    Bridge Loan With Warrants Agreement, dated March 20, 2000, between Dr. Abraham Gotman and Commercial
                      Consolidators Corp. for Cdn$1.54 million (US$1.0 million).

    *10.25      --    Bridge Loan With Warrants Agreement, dated April 5, 2001, between Dr. Abraham Gotman and Commercial
                      Consolidators Corp. for Cdn$1.54 million (US$1.0 million).

    *10.26      --    Amendment to Bridge Loan With Warrants Agreement, dated April 27, 2001, between Frederick McLean and
                      Commercial Consolidators Corp.

    *10.27      --    Amendment to Bridge Loan With Warrants Agreement, dated April 27, 2001, between JCI Timely Services Inc.
                      and Commercial Consolidators Corp.

    *10.28      --    Bridge Loan With Warrants Agreement, dated April 20, 2001, between Dunross Capital Ltd. and Commercial
                      Consolidators Corp. for Cdn$1.7 million (US$1.1 million).

    *10.29      --    Amending Agreement, dated June 18, 2001, among 686545 Alberta Inc., 1187247 Ontario Inc. and 1188273
                      Ontario Inc.; Joe Franklin, Russell Roberts and Frank Del Cogliano; and Commercial Consolidators Corp.

    *10.30      --    Amending Agreement No. 2, dated for reference September 4, 2001, among 686545 Alberta Inc., 1187247
                      Ontario Inc. and 1188273 Ontario Inc.; Joe Franklin, Russell Roberts and Frank Del Cogliano; and
                      Commercial Consolidators Corp.

   **10.31      --    Bridge Loan Agreement, dated August 15, 2001, among Forum Interamerican Corp., Commercial Consolidators
                      Corp. (Panama) and Commercial Consolidators Corp. for
                      US$400,000.

   **10.32      --    Bridge Loan Agreement, dated May 15, 2000, between Scottish Holdings Ltd. and Commercial Consolidators
                      Corp. for Cdn$1.0 million.

   **10.33      --    Amending Agreement, dated as of September 10, 2001, among Ronald M. Goldberg, YAM Wireless Inc. and
                      Commercial Consolidators Corp.

   **10.34      --    Loan Agreement, dated December 22, 2000, between La Societe Desig Inc. and The Bank of Nova Scotia, establishing an operating credit line of Cdn$350,000.

   **10.35      --    Financial Advisory Services Agreement, dated June 8, 2001, between Ravenna Technologies Inc. and
                      Commercial Consolidators Corp.

    +10.36      --    Subscription Agreement, dated as of January 24, 2002, between Commercial Consolidators Corp. and Alpha
                      Capital Aktiengesellschaft for purchase of US$1.0 million principal amount of 8% Secured Convertible Notes and common stock purchase warrants to purchase up to 200,000 shares of Common Stock.

    +10.37      --    General Security Agreement, dated for reference January 24, 2002, between Commercial Consolidators Corp.
                      and Alpha Capital Aktiengesellschaft.

    +10.38      --    Stock Pledge Agreement, dated January 24, 2002, among Leonard S. Black, Commercial Consolidators Corp. and
                      Alpha Capital Aktiengesellschaft.

    +10.39      --    Limited Recourse Guaranty, dated as of January 24, 2002, by Leonard Black in favor of Alpha Capital
                      Aktiengesellschaft.

Exhibit No.                                                           Description
-----------                                                           -----------

    +10.40      --    Funds Escrow Agreement, dated as of January 24, 2002, among Commercial Consolidators Corp., Alpha Capital
                      Aktiengesellschaft and Grushko & Mittman, P.C.

    +10.41      --    Security Agreement, dated December 31, 2001 between Commercial Consolidators Corp. and Barbara R. Mittman.

    +10.42      --    Collateral Agent Agreement, dated as of January 24, 2002, between Barbara R. Mittman and the Lenders attached thereto, and acknowledged by Commercial Consolidators Corp.

    +10.43      --    Subscription Agreement, dated February 26, 2002, between Commercial Consolidators Corp. and The Shaar Fund
                      Ltd., for purchase of US$250,000 principal amount of 8% Secured Convertible Notes and common stock purchase warrants to purchase up to 50,000 common shares.

    +10.44      --    Stock Pledge Agreement, dated February 26, 2002, among Leonard S. Black, Commercial Consolidators Corp.
                      and The Shaar Fund Ltd.

    +10.45      --    Funds Escrow Agreement, dated as of February 26, 2002 among Commercial Consolidators Corp., The Shaar Fund and Grushko & Mittman, P.C.

    +10.46      --    General Security Agreement, dated for reference February 26, 2002, between Commercial Consolidators Corp.
                      and The Shaar Fund Ltd.

    +10.47      --    Stock Purchase Agreement, dated as of January 20, 2002, among Commercial Consolidators Corp., Steven
                      Javidzad, Shawn Javidzad, Jeff Javidzad, Bobby Melamed, Baze Melamed, Other Stockholders and American Way
                      Importing, Inc.

    +10.48      --    Consulting Agreement, dated as of January 5, 2002, between Commercial Consolidators Corp. and Investor
                      Relations Services, Inc.

    +10.49      --    Agreement, dated as of January 5, 2002, between Commercial Consolidators Corp. and Summit Trading Limited.

   ++10.50      --    Consulting Agreement, dated as of March 1, 2002, between Commercial Consolidators Corp. and Investor
                      Relations Services, Inc.

     *21.1      --    List of material subsidiaries.

    ++23.1      --    Consent of Mintz & Partners LLP, Chartered Accountants.

    ++23.2      --    Consent of Poirier & Associes, Chartered Accountants.

    ++23.3      --    Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).

    ++23.4      --    Consent of Clark, Wilson (included in Exhibit 5.2).

     +24.1      --    Power of attorney.

---------------
* Incorporated by reference to Commercial Consolidators Corp.'s Registration Statement on Form 20-F, File No. 0-31110, effective May 16, 2001.
** Incorporated by reference to Commercial Consolidators Corp.'s Report on Form 6-K, File No. 0-31110, filed November 2, 2001.
+ Previously filed with the initial filing of this Registration Statement on February 28, 2002.
++  Filed herewith.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


     (4) As long as the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering.


   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



   Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, Canada, on the 8th day of March, 2002.


                                   COMMERCIAL CONSOLIDATORS CORP.


                                   By: /s/ MICHAEL S. WEINGARTEN
                                       -------------------------------------
                                       Michael S. Weingarten,
                                       Chairman of the Board

                                   By: /s/ RICARDO JOSE ALVAREZ SAN PEDRO
                                       -------------------------------------
                                       Ricardo Jose Alvarez San Pedro,
                                       Chief Financial Officer





   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form F-1 was signed by the following persons in the capacities and on the dates stated.

                   Signature                                             Title(s)                                   Date
                   ---------                                             --------                                   ----


           /s/ MICHAEL S. WEINGARTEN               Chairman of the Board                                          March 8, 2002
 -----------------------------------------------   (Principal Executive Officer)
             Michael S. Weingarten,




       /s/ RICARDO JOSE ALVAREZ SAN PEDRO          Chief Financial Officer                                        March 8, 2002
 -----------------------------------------------   (Principal Financial and Accounting Officer)
         Ricardo Jose Alvarez San Pedro


                /s/ GUY P. JARVIS                  Chief Executive Officer and Director                           March 8, 2002
 -----------------------------------------------
                 Guy P. Jarvis


              /s/ LEONARD S. BLACK                 President and Director                                         March 8, 2002
 -----------------------------------------------
                Leonard S. Black

                   Signature                                             Title(s)                                   Date
                   ---------                                             --------                                   ----

                       *                           Director and Secretary                                         March 8, 2002
 -----------------------------------------------
               Gregory C. Burnett

                       *                           Director                                                       March 8, 2002
 -----------------------------------------------
                Frederick McLean

                 /s/ VICTOR NOCE                   Director                                                       March 8, 2002
 -----------------------------------------------
                  Victor Noce

                       *                           Director                                                       March 8, 2002
 -----------------------------------------------
                  Kevin Hanson



* By: /s/ Michael S. Weingarten
      -------------------------
      Michael S. Weingarten
      As Attorney-In-Fact

                                 EXHIBIT INDEX



Exhibit No.                                                       Description
-----------                                                       -----------
     *2.1      Agreement and Plan of Merger, dated March 28, 2000, among Commercial Consolidators Corp., CCC Acquisition
               Inc., a Florida company, and YAM International Communication Inc.
     *2.2      Share Purchase Agreement, dated June 17, 2000, among Commercial Consolidators Corp., La Societe Desig Inc., Groupe de
               Gestion Marcoux Inc. and Gestion Clauvic Inc. et al.
     *2.3      Share Purchase Agreement, dated November 28, 2000, between Commercial Consolidators Corp. and Max Systems Group Inc.
     *2.4      Share Purchase Agreement, dated February 20, 2001, between Commercial Consolidators Corp. and Tri-Vu Interactive
               Corporation.
     *3.1      Articles Incorporation, as amended.
     *3.2      By-laws.
     *4.1      Promissory Note, dated May 15, 2000, between Frederick McLean, a Director of the Company, and Commercial
               Consolidators Corp.
     *4.2      Promissory Note, dated May 15, 2000, between JCI Timely Services Inc. and Commercial Consolidators Corp.
    **4.3      Promissory Note, dated May 15, 2000, from Michael Weingarten to Scottish Holdings Ltd. for Cdn$1.0 million.
    **4.4      Promissory Note, dated June 28, 2001, from YAM Wireless Inc. to Ronald M. Goldberg for US$400,000.
     +4.5      Secured Convertible Note, dated as of January 24, 2002, of Commercial Consolidators Corp. issued to Alpha Capital
               Aktiengesellschaft in principal amount of US$1.0 million due March 15, 2003.
     +4.6      Common Stock Purchase Warrant, dated as of January 24, 2002, of Commercial Consolidators Corp. issued to Alpha
               Capital Aktiengesellschaft to purchase up to 200,000 common shares.
     +4.7      Common Stock Purchase Warrant, dated February 26, 2002, of Commercial Consolidators Corp. issued to The Shaar
               Fund Ltd. to purchase up to 50,000 common shares.
     +4.8      8% Secured Convertible Note, dated February 26, 2002, of Commercial Consolidators Corp. issued to The Shaar Fund
               Ltd. in principal amount of US$250,000 due March 15, 2003.
    ++5.1      Opinion of Greenberg Traurig, LLP.
    ++5.2      Opinion of Clark, Wilson.
    *10.1      Memorandum of Agreement, dated July 31, 2000, among MFI Export Finance Inc., Commercial Consolidators Corp.,
               Business Supplies Are Us Inc., ACC Corp. and Mirage Trading Corp. for a revolving credit facility of
               US$3.3 million.
    *10.2      General Security Agreement, dated July 31, 2000, in favor of MFI Export Finance Inc.

Exhibit No.                                                       Description
-----------                                                       -----------

        *10.3      Agreement, dated April 29, 1999, between ACC Corporation (the name under which Mirage Trading Corp. conducts business in Cuba) and Uimtex/Tecnotex.
        *10.4      Employment contracts, dated July 31, 2000, with Messrs. Vanon and Sasson.
        *10.5      Employment contracts, dated July 5, 2000, with Messrs. Noce, Marcoux, Bolduc and key employees of La Societe
                   Desig Inc.
        *10.6      Bridge Loan With Warrants Agreement, dated May 1, 2000, between Dr. Abraham Gotman and Commercial Consolidators
                   Corp.
        *10.7      Bridge Loan With Warrants Agreement, dated September 11, 2000, among Forum Interamerican Corp., a Panamanian company, Mirage Impex Inc. (name was subsequently changed to Commercial Consolidators Corp., a Panamanian company) and Commercial Consolidators Corp.
        *10.8      Bridge Loan With Warrants Agreement, dated September 20, 2000, among Grupo Carrera SA, Commercial Consolidators
                   Corp. (Panama) and Commercial Consolidators Corp.
        *10.9      Bridge Loan With Warrants Agreement, dated December 15, 2000, among Trident Plus Inc., a company incorporated under the laws of Belize, Commercial Consolidators Corp. (Panama) and Commercial Consolidators Corp.
       *10.10      Bridge Loan With Warrants Agreement, dated January 15, 2001, between 1220356 Ontario Limited and Commercial
                   Consolidators Corp.
       *10.11      Lease Agreement, dated August 1, 1999, between Control Holdings Corporation and The Great West Life Assurance
                   Company.
       *10.12      Lease Agreement, dated January 15, 2001, among Jolex Holdings Ltd., Business Supplies Are Us Inc. and Commercial
                   Consolidators Corp.
       *10.13      Lease Agreement, dated May 26, 2000, between O&B Properties, Inc. and YAM International Communications, Inc.
       *10.14      Lease Agreement, dated October 1, 1999, between Complexe Pitfield Inc. and La Societe Desig Inc.
       *10.15      Service Agreement, entered into as of November 29, 2000, between Parkway Properties LP, a Delaware limited partnership and Central Point Technologies, Inc.
       *10.16      Employment Contract, dated December 28, 2000, with Mr. Joe Franklin.
       *10.17      Employment Contract, dated August 1, 2000, with Mr. Guy Jarvis.
       *10.18      Employment Contract, dated February 19, 2001, with Mr. Peter Cook.
       *10.19      Loan Agreement, dated January 31, 2001, between Congress Financial Corporation (Canada) and Max Systems Group
                   Inc. for a revolving credit facility of Cdn$5.0 million.
       *10.20      Loan Agreement, dated October 7, 1999, between The Business Development Bank of Canada and Commercial
                   Consolidators Corp. for Cdn$600,000.

Exhibit No.                                                       Description
-----------                                                       -----------

       *10.21      Offering Circular, dated August 30, 1999, for the purchase of all of the issued and outstanding securities of
                   1058199 Ontario Inc.

       *10.22      Employment and Non-Competition Agreement, dated May 25, 2001, among Commercial Consolidators Corp., Tri-Vu
                   Interactive Corporation and William Krahule.

       *10.23      Amendment to Bridge Loan Warrants Agreement, dated March 13, 2001, between Forum Interamerica Corp. and
                   Commercial Consolidators Corp.

       *10.24      Bridge Loan With Warrants Agreement, dated March 20, 2000, between Dr. Abraham Gotman and Commercial
                   Consolidators Corp. for Cdn$1.54 million (US$1.0 million).
       *10.25      Bridge Loan With Warrants Agreement, dated April 5, 2001, between Dr. Abraham Gotman and Commercial Consolidators
                   Corp. for Cdn$1.54 million (US$1.0 million).
       *10.26      Amendment to Bridge Loan With Warrants Agreement, dated April 27, 2001, between Frederick McLean and
                   Commercial Consolidators Corp.
       *10.27      Amendment to Bridge Loan With Warrants Agreement, dated April 27, 2001, between JCI Timely Services Inc. and
                   Commercial Consolidators Corp.
       *10.28      Bridge Loan With Warrants Agreement, dated April 20, 2001, between Dunross Capital Ltd. and Commercial
                   Consolidators Corp. for Cdn$1.7 million (US$1.1 million).
       *10.29      Amending Agreement, dated June 18, 2001, among 686545 Alberta Inc., 1187247 Ontario Inc. and 1188273 Ontario
                   Inc.; Joe Franklin, Russell Roberts and Frank Del Cogliano; and Commercial Consolidators Corp.
       *10.30      Amending Agreement No. 2, dated for reference September 4, 2001, among 686545 Alberta Inc., 1187247 Ontario Inc.
                   and 1188273 Ontario Inc.; Joe Franklin, Russell Roberts and Frank Del Cogliano; and Commercial Consolidators
                   Corp.
      **10.31      Bridge Loan Agreement, dated August 15, 2001, among Forum Interamerican Corp., Commercial Consolidators Corp.
                   (Panama) and Commercial Consolidators Corp. for US$400,000.
      **10.32      Bridge Loan Agreement, dated May 15, 2000, between Scottish Holdings Ltd. and Commercial Consolidators Corp. for
                   Cdn$1.0 million.
      **10.33      Amending Agreement, dated as of September 10, 2001, among Ronald M. Goldberg, YAM Wireless Inc. and Commercial
                   Consolidators Corp.
      **10.34      Loan Agreement, dated December 22, 2000, between La Societe Desig Inc. and The Bank of Nova Scotia, establishing an operating credit line of Cdn$350,000.
      **10.35      Financial Advisory Services Agreement, dated June 8, 2001, between Ravenna Technologies Inc. and Commercial
                   Consolidators Corp.
       +10.36      Subscription Agreement, dated as of January 24, 2002, between Commercial Consolidators Corp. and Alpha
                   Capital Aktiengesellschaft for purchase of US$1.0 million principal amount of 8% Secured Convertible Notes and common stock purchase warrants to purchase up to 200,000 shares of Common Stock.
       +10.37      General Security Agreement, dated for reference January 24, 2002, between Commercial Consolidators Corp. and
                   Alpha Capital Aktiengesellschaft.
       +10.38      Stock Pledge Agreement, dated January 24, 2002, among Leonard S. Black, Commercial Consolidators Corp. and Alpha
                   Capital Aktiengesellschaft.
       +10.39      Limited Recourse Guaranty, dated as of January 24, 2002, by Leonard Black in favor of Alpha Capital
                   Aktiengesellschaft.

Exhibit No.                                                       Description
-----------                                                       -----------
       +10.40      Funds Escrow Agreement, dated as of January 24, 2002, among Commercial Consolidators Corp., Alpha Capital
                   Aktiengesellschaft and Grushko & Mittman, P.C.
       +10.41      Security Agreement, dated December 31, 2001 between Commercial Consolidators Corp. and Barbara R. Mittman.
       +10.42      Collateral Agent Agreement, dated as of January 24, 2002, between Barbara R. Mittman and the Lenders attached thereto, and acknowledged by Commercial Consolidators Corp.
       +10.43      Subscription Agreement, dated February 26, 2002, between Commercial Consolidators Corp. and The Shaar Fund
                   Ltd., for purchase of US$250,000 principal amount of 8% Secured Convertible Notes and common stock purchase warrants to purchase up to 50,000 common shares.
       +10.44      Stock Pledge Agreement, dated February 26, 2002, among Leonard S. Black, Commercial Consolidators Corp. and The
                   Shaar Fund Ltd.
       +10.45      Funds Escrow Agreement, dated as of February 26, 2002 among Commercial Consolidators Corp., The Shaar Fund and
                   Grushko & Mittman, P.C.
       +10.46      General Security Agreement, dated for reference February 26, 2002, between Commercial Consolidators Corp. and The
                   Shaar Fund Ltd.
       +10.47      Stock Purchase Agreement, dated as of January 20, 2002, among Commercial Consolidators Corp., Steven Javidzad,
                   Shawn Javidzad, Jeff Javidzad, Bobby Melamed, Baze Melamed, Other Stockholders and American Way Importing, Inc.
       +10.48      Consulting Agreement, dated as of January 5, 2002, between Commercial Consolidators Corp. and Investor
                   Relations Services, Inc.
       +10.49      Agreement, dated as of January 5, 2002, between Commercial Consolidators Corp. and Summit Trading Limited.
      ++10.50      Consulting Agreement, dated as of March 1, 2002, between Commercial Consolidators Corp. and
                   Investor Relations Services, Inc.
        *21.1      List of material subsidiaries.
       ++23.1      Consent of Mintz & Partners LLP, Chartered Accountants.
       ++23.2      Consent of Poirier & Associes, Chartered Accountants.
       ++23.3      Consent of Greenberg Traurig, LLP (included in Exhibit 5.1).
       ++23.4      Consent of Clark, Wilson (included in Exhibit 5.2).
        +24.1      Power of attorney.

---------------
* Incorporated by reference to Commercial Consolidators Corp.'s Registration Statement on Form 20-F, File No. 0-31110, effective May 16, 2001.
** Incorporated by reference to Commercial Consolidators Corp.'s Report on Form 6-K, File No. 0-31110, filed November 2, 2001.
+ Previously filed with the initial filing of this Registration Statement on February 28, 2002.
++  Filed herewith.